                                  SCHEDULE 14A

                                 (Rule 14a-101)

                            SCHEDULE 14A INFORMATION

                   PROXY STATEMENT PURSUANT TO SECTION 14(A)
          OF THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.      )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14A-6(E)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                               SCANA CORPORATION
             PUBLIC SERVICE COMPANY OF NORTH CAROLINA, INCORPORATED
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/ /  No fee required.
/X/  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         Common Stock, no par value, of SCANA Corporation ("SCANA Common
         Stock").
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         110,202,217 shares of SCANA Common Stock.
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         The filing fee has been calculated in accrdance with Rule 0-11(c)(1) under the Exchange Act and is equal to 1/50th of 1% of $2,884,755,846 (the sum of (i) the market value of the SCANA Common Stock to be converted in the First Merger, determined by the average of the high and low prices of the SCANA Common Stock on the New York Stock Exchange Consolidated Tape on March 31, 1999, multiplied by 103,600,000, which equals the estimated number of shares of SCANA Common Stock to be so converted, plus (ii) the market value of the the common stock of PSNC to be converted in the Second Merger, determined by the average of the high and low prices of the common stock of PSNC on the New York Stock Exchange Consolidated Tape on March 31, 1999, multiplied by 21,059,000, which equals the estimated number of PSNC shares to be so converted).
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         $2,884,755,846.
         -----------------------------------------------------------------------
     (5) Total fee paid:
         $576,951.
         -----------------------------------------------------------------------

/X/  Fee paid previously with preliminary materials:

/X/ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount Previously Paid:
    $576,951.

--------------------------------------------------------------------------------

(2) Form, Schedule or Registration Statement No.:
    Preliminary Proxy Statement (No. 001-08809).

--------------------------------------------------------------------------------

(3) Filing Party:
    SCANA Corporation and Public Service Company of North Carolina,
    Incorporated.

--------------------------------------------------------------------------------

(4) Date Filed:
    April 6, 1999.

--------------------------------------------------------------------------------

                     [LOGO]

                                                               [LOGO]

                    PROPOSED MERGER--YOUR VOTE IS IMPORTANT

    The boards of directors of SCANA Corporation and Public Service Company of North Carolina, Incorporated have agreed to a two-step merger transaction. In the first step, a wholly owned subsidiary of SCANA formed solely for purposes of this first step merger will be merged with and into SCANA and SCANA will survive. This first step merger is referred to as the First Merger. In the second step, PSNC will be merged with and into another wholly owned subsidiary of SCANA and the SCANA subsidiary will survive. Depending on the outcome of certain regulatory proceedings, PSNC may be merged into a special purpose subsidiary of SCANA formed for purposes of the second step merger or into South Carolina Electric & Gas Company, SCANA's existing gas and electric utility subsidiary. This second step merger is referred to as the Second Merger. As a result of these Mergers, PSNC will become either a direct subsidiary of SCANA or a division of South Carolina Electric & Gas Company.

    In exchange for each share of PSNC common stock, PSNC shareholders will be given the option to receive either (i) $33.00 in cash, subject to the limitation that a maximum of 50% of the aggregate consideration to be paid to PSNC shareholders may be paid in cash, or (ii) shares of SCANA common stock based on an exchange ratio designed to give PSNC shareholders SCANA common stock with a market value of approximately $33.00 for each share of PSNC common stock, subject to certain restrictions. PSNC shareholders may choose to exchange some of their shares for cash and some for stock. Because only 50% of the aggregate consideration paid to PSNC shareholders may be paid in cash, if too many PSNC shareholders elect cash and their cash limitation is exceeded, the amount of cash received by each PSNC shareholder will be less than the amount actually elected. The number of shares of SCANA common stock to be exchanged for each share of PSNC common stock converted in the Mergers will vary between 1.02 and 1.45, depending on an average market price of SCANA common stock around the time of the Mergers.

    In exchange for each share of SCANA common stock, SCANA shareholders will be given the option to receive either (i) $30.00 in cash or (ii) one share of SCANA common stock, subject, in either case, to certain limitations. SCANA shareholders may choose to exchange some of their shares for cash and some for stock. The Mergers are structured so that SCANA will pay an aggregate amount of $700 million in cash as consideration to the combination of PSNC shareholders and SCANA shareholders if both Mergers are approved. The amount of cash available for payment to SCANA shareholders will be determined after PSNC shareholders make their choice with respect to the form of consideration they receive. For example, if no PSNC shareholders elect to receive cash, SCANA shareholders will be paid an aggregate of $700 million in cash. However, if PSNC shareholders elect to receive an aggregate of $300 million in cash, SCANA shareholders will be paid an aggregate of $400 million in cash. As a result of this structure, SCANA may have to allocate stock or cash consideration among its shareholders in place of a portion of the consideration they elect to receive.

    PLEASE SEE THE SECTION ENTITLED "RISK FACTORS AND OTHER CONSIDERATIONS" FOR A DISCUSSION OF POTENTIAL RISKS INVOLVED IN THE MERGERS AND RELATED TRANSACTIONS.

    This joint proxy statement/prospectus contains answers to frequently asked questions and a summary description of the proposed Mergers (beginning on page
1), followed by a more detailed discussion of the Mergers. Because these answers and summary are not, by their nature, complete, you are urged to read this joint proxy statement/prospectus in its entirety.

    The First Merger cannot be completed unless SCANA shareholders approve the merger agreement with respect to the First Merger. The Second Merger cannot be completed unless PSNC shareholders approve the merger agreement and SCANA shareholders approve SCANA's issuance of common stock in connection with the Second Merger. We have scheduled special meetings for our shareholders to vote on these matters.

    YOUR VOTE IS VERY IMPORTANT. Whether or not you plan to attend the meeting, please take the time to vote by completing the enclosed proxy card and mailing it to us. If you sign, date and mail your proxy card without indicating how you want to vote, your proxy will be counted in favor of the merger agreement if you are a PSNC shareholder and in favor of the merger agreement with respect to the First Merger and the issuance of shares of SCANA common stock with respect to the Second Merger if you are a SCANA shareholder.

    Only shareholders of record of SCANA on May 12, 1999 and shareholders of record of PSNC on May 10, 1999 are entitled to attend and vote at the special meetings. The dates, times and places of the special meetings are as follows:

For SCANA shareholders:                        For PSNC shareholders:

July 1, 1999 at 9:30 a.m.                      July 1, 1999 at 9:30 a.m.
The Ballroom of the Adam's Mark Hotel          The Corporate Office of PSNC
1200 Hampton Street                            400 Cox Road
Columbia, South Carolina                       Gastonia, North Carolina

    This document provides you with detailed information about the proposed Mergers. We encourage you to read the entire document carefully. In addition, you may obtain information about our companies from documents we have filed with the Securities and Exchange Commission.

SCANA CORPORATION                               PUBLIC SERVICE COMPANY OF NORTH
                                                CAROLINA, INCORPORATED
/s/ William B. Timmerman
                                                /s/ Charles E. Zeigler, Jr.
William B. Timmerman                            Charles E. Zeigler, Jr.
Chairman, President & Chief Executive Officer   Chairman, President & Chief Executive Officer

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES REGULATORS HAVE APPROVED THE MERGERS OR THE ISSUANCE OF SHARES OF SCANA COMMON STOCK IN CONNECTION THEREWITH, OR DETERMINED WHETHER THE INFORMATION CONTAINED IN THIS DOCUMENT IS ACCURATE OR ADEQUATE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

    All information contained in this joint proxy statement/prospectus concerning SCANA has been furnished by SCANA, and all information concerning PSNC has been furnished by PSNC.

    Joint proxy statement/prospectus dated May 11, 1999 and first mailed to shareholders on or about May 14, 1999.

             PUBLIC SERVICE COMPANY OF NORTH CAROLINA, INCORPORATED
                                  400 COX ROAD
                         GASTONIA, NORTH CAROLINA 28054
                           NOTICE OF SPECIAL MEETING
                           TO BE HELD ON JULY 1, 1999

To the Shareholders of Public Service Company of North Carolina, Incorporated:

    You are cordially invited to attend a special meeting of shareholders of Public Service Company of North Carolina, Incorporated at 9:30 a.m., local time, on July 1, 1999, at the Corporate Office of PSNC, 400 Cox Road, Gastonia, North Carolina, to vote on a proposal recommended by the board of directors of PSNC to approve the agreement and plan of merger, dated as of February 16, 1999, as amended and restated as of May 10, 1999, among PSNC, SCANA Corporation, New Sub I, Inc. and New Sub II, Inc.

    Only shareholders of record at the close of business on May 10, 1999 are entitled to notice of and to vote at the special meeting or at any adjournments or postponements of the special meeting.

    To ensure your representation at the special meeting, please sign, date and promptly return your proxy in the enclosed envelope whether or not you plan to attend the special meeting. If you do attend the special meeting, you may vote in person if you wish, whether or not you have already executed and returned your proxy card. You may revoke your proxy at any time before it is voted. Please review the document accompanying this notice for more complete information regarding the matter proposed for your consideration at the special meeting.

                                          By Order of the Board of Directors,

                                          /s/ Charles E. Zeigler, Jr.

                                          Charles E. Zeigler, Jr.
                                          Chairman, President and Chief
                                          Executive Officer

May 11, 1999

THE BOARD OF DIRECTORS OF PSNC UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" APPROVAL OF THE MERGER AGREEMENT. YOUR SUPPORT IS APPRECIATED.

IT IS IMPORTANT THAT THE ENCLOSED PROXY CARD BE SIGNED, DATED AND PROMPTLY RETURNED IN THE ENCLOSED ENVELOPE SO THAT YOUR SHARES WILL BE REPRESENTED WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING. FAILURE TO SECURE A QUORUM ON THE DATE SET FOR THE SPECIAL MEETING WOULD REQUIRE AN ADJOURNMENT THAT WOULD CAUSE PSNC CONSIDERABLE ADDITIONAL EXPENSE.

          PLEASE DO NOT SEND STOCK CERTIFICATES WITH YOUR PROXY CARD.

      REGARDLESS OF THE NUMBER OF SHARES YOU HOLD, YOUR VOTE IS IMPORTANT.

                      WHERE YOU CAN FIND MORE INFORMATION

    SCANA and PSNC file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). Any reports, statements or other information that the companies file may be read and copied at the SEC's public reference rooms at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the SEC's Regional Offices located at 7 World Trade Center, Suite 1300, New York, New York 10048 and at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Please call the SEC at 1-800-732-0330 for further information on the public reference rooms. SCANA's and PSNC's SEC filings should also be available to the public from commercial document retrieval services and at the Internet web site maintained by the SEC at http://www.sec.gov.

    In addition, materials and information concerning SCANA and PSNC can be inspected at the New York Stock Exchange, Inc., 20 Broad Street, 7th Floor, New York, New York 10005, where SCANA common stock and PSNC common stock are listed.

    The SEC allows SCANA and PSNC to "incorporate by reference" information into this joint proxy statement/prospectus, which means that SCANA and PSNC can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this joint proxy statement/prospectus, except for any information superseded by information contained directly in this joint proxy statement/prospectus. This joint proxy statement/prospectus incorporates by reference the documents set forth below that were previously filed with the SEC by SCANA (SEC File No. 1-08809) and PSNC (SEC File No. 1-11429). These documents contain important information about SCANA and PSNC and their financial condition.

REGARDING SCANA

    - SCANA's Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 1998.

    - SCANA's Current Report on Form 8-K dated February 16, 1999.

REGARDING PSNC

    - PSNC's Annual Report on Form 10-K for the year ended September 30, 1998.

    - PSNC's Quarterly Report on Form 10-Q for the quarter ended December 31, 1998.

    - PSNC's Current Report on Form 8-K dated February 16, 1999.

    SCANA and PSNC may be required by the SEC to file other documents pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, between the time this joint proxy statement/prospectus is sent and the date the special meetings are held. These other documents will be deemed to be incorporated by reference in this joint proxy statement/prospectus and to be a part of it from the date they are filed with the SEC.

    If you are a shareholder, SCANA or PSNC may have sent you some of the documents incorporated by reference, but you can obtain any of them through SCANA and PSNC, the SEC or the SEC's Internet web site as previously described. Documents incorporated by reference as exhibits to this joint proxy statement/ prospectus are available from SCANA and PSNC without charge. Shareholders may obtain documents incorporated by reference in this joint proxy statement/prospectus by requesting them in writing or by telephone from the appropriate company at the following addresses:

            SCANA                                     PSNC
      SCANA Corporation                        Freida R. Pendleton
  Shareholder Services 054              Coordinator, Shareholder Services
  Columbia, South Carolina          Public Service Company of North Carolina,
            29218                                 Incorporated
 (877) 258-8689 (toll-free)                       P.O. Box 1398
                                       Gastonia, North Carolina 28053-1398
                                                 (800) 784-6443

    If you would like to request documents from SCANA or PSNC, please do so promptly in order to receive them before the special meetings.

    All information contained in or incorporated by reference in this joint proxy statement/prospectus with respect to SCANA has been provided by SCANA. All information contained in or incorporated by reference in this joint proxy statement/prospectus with respect to PSNC has been provided by PSNC. Neither SCANA nor PSNC assumes any responsibility for the accuracy or completeness of the information provided by the other party.

    YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS JOINT PROXY STATEMENT/PROSPECTUS TO VOTE ON THE MERGER AGREEMENT AND THE ISSUANCE OF SHARES OF SCANA COMMON STOCK. NEITHER SCANA NOR PSNC HAS AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS JOINT PROXY STATEMENT/PROSPECTUS. THIS JOINT PROXY STATEMENT/PROSPECTUS IS DATED MAY 11, 1999. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS JOINT PROXY STATEMENT/ PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND NEITHER THE MAILING OF THIS JOINT PROXY STATEMENT/PROSPECTUS TO SHAREHOLDERS NOR THE COMPLETION OF THE MERGERS SHALL CREATE ANY IMPLICATION TO THE CONTRARY.

                            ------------------------

                               TABLE OF CONTENTS

QUESTIONS AND ANSWERS ABOUT THE SCANA/PSNC MERGERS.....................................          1

SUMMARY................................................................................          5

FORWARD-LOOKING STATEMENTS MAY PROVE INACCURATE........................................         13

SELECTED HISTORICAL FINANCIAL INFORMATION..............................................         13

SCANA CORPORATION SELECTED HISTORICAL CONSOLIDATED FINANCIAL INFORMATION...............         14

PSNC SELECTED HISTORICAL CONSOLIDATED FINANCIAL INFORMATION............................         15

SCANA PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION...............................         16

COMPARATIVE DIVIDENDS AND MARKET PRICES................................................         18

  SCANA................................................................................         18

  PSNC.................................................................................         18

HISTORICAL AND EQUIVALENT PER SHARE MARKET VALUES......................................         19

RECENT DEVELOPMENTS....................................................................         19

  SCANA................................................................................         19

  PSNC.................................................................................         19

RISK FACTORS AND OTHER CONSIDERATIONS..................................................         21

THE SPECIAL MEETINGS...................................................................         23
  Purpose, Time and Place..............................................................         23
  Record Date; Voting Power; Vote Required.............................................         23
  Share Ownership of Management........................................................         24
  Voting of Proxies....................................................................         24
  Revocability of Proxies..............................................................         25
  Solicitation of Proxies..............................................................         25

THE MERGERS............................................................................         26
  Overview.............................................................................         26
  Background of the Mergers............................................................         27
  SCANA Reasons for the Mergers........................................................         30
  Recommendation of the SCANA Board of Directors.......................................         30
  PSNC Reasons for the Mergers.........................................................         31
  Recommendation of the PSNC Board of Directors........................................         32
  Opinion of SCANA's Financial Advisor.................................................         34
  Opinion of PSNC's Financial Advisor..................................................         40
  Potential Conflicts of Interests of Certain Persons in the Mergers...................         44
  Federal Income Tax Consequences of the Mergers.......................................         46
  Regulatory Matters...................................................................         49
  Accounting Treatment.................................................................         51
  Listing of SCANA Common Stock........................................................         52
  Federal Securities Law Consequences..................................................         52
  Absence of Appraisal Rights..........................................................         52

THE MERGER AGREEMENT...................................................................         53
  Effective Time.......................................................................         53
  Effects of the Mergers...............................................................         53
  Election.............................................................................         54
  Limits on Cash and Stock Consideration...............................................         54
  Allocation...........................................................................         55
  Exchange of Stock Certificates.......................................................         56
  Representations and Warranties.......................................................         57
  Conduct of Business Prior to the Effective Time......................................         58
  No Solicitation of Transactions......................................................         60
  Indemnification......................................................................         61
  Corporate Governance Matters.........................................................         62
  Workforce and Employee Benefit Matters...............................................         62
  Conditions to Consummation of the Mergers............................................         63
  Termination..........................................................................         64
  Amendment and Waiver.................................................................         66

PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS......................................         67

PRO FORMA COMBINED CONDENSED BALANCE SHEET.............................................         68

PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME.......................................         69

NOTES TO PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS.............................         70

THE COMPANIES..........................................................................         72

MERGER RELATED FINANCING...............................................................         74

SHARE OWNERSHIP OF MANAGEMENT AND CERTAIN
  BENEFICIAL OWNERS OF SCANA...........................................................         75

SHARE OWNERSHIP OF MANAGEMENT AND CERTAIN
  BENEFICIAL OWNERS OF PSNC............................................................         76

DESCRIPTION OF SCANA CAPITAL STOCK.....................................................         78

COMPARISON OF SCANA AND PSNC SHAREHOLDER RIGHTS........................................         79

LEGAL MATTERS..........................................................................         83

EXPERTS................................................................................         83

OTHER MATTERS..........................................................................         83

ANNEX A
  Amended and Restated Agreement and Plan of Merger

ANNEX B
  Opinion of PaineWebber Incorporated

ANNEX C
  Opinion of Morgan Stanley & Co. Incorporated

ANNEX D
  SCANA Historical Balance Sheets

               QUESTIONS AND ANSWERS ABOUT THE SCANA/PSNC MERGERS

Q.  WHY HAVE THESE TWO COMPANIES DECIDED TO MERGE?

The boards of directors and managements of SCANA and PSNC believe that the Mergers will help position their combined companies to become one of the premier distribution companies for energy and other services in the southeastern region by increasing financial flexibility and providing strategic growth opportunities that will benefit both companies and their shareholders, customers and employees in a manner that neither company could achieve on its own.

Q.  HOW WILL THE MERGERS AFFECT MY FUTURE DIVIDENDS?

On February 17, 1999, SCANA announced a new common dividend policy, under which the quarterly dividend will be reduced from $.385 to $.275, which it expects to be in effect starting with the October 1999 dividend. We expect that this policy will continue following the Mergers. Thus, the anticipated initial annualized dividend rate after the Mergers will be $1.10 per share of SCANA common stock. The expected dividend policy after the Mergers would result in a dividend increase between 16.9% and 66.1% for current PSNC shareholders (depending on the actual exchange ratio used), on an as-converted basis, from a current annualized dividend rate of $.96 per share.

However, we cannot assure you that the anticipated dividend rate will always be in effect or will remain unchanged. SCANA reserves the right to increase or decrease its common stock dividend as required by law or contract or as its board of directors may decide.

The combined company following the Mergers expects (but is not obligated) to pay dividends on its common stock on a quarterly basis.

Q: WILL A VOTE AGAINST THE MERGERS RESULT IN A CHANGE TO THE NEW SCANA DIVIDEND
   POLICY?

No. We expect that the new SCANA dividend policy will be put into place whether or not the Mergers are completed.

Q.  WHAT WILL THE SHAREHOLDERS OF SCANA AND PSNC RECEIVE?

Shareholders of both SCANA and PSNC will have the option to elect either cash or SCANA common stock or a combination of both in return for their shares, subject to certain limitations.

PSNC

In the Second Merger, a shareholder of PSNC will have the option of electing either $33.00 in cash or a number of shares of SCANA common stock equal to the PSNC exchange ratio for each share of PSNC common stock held. This election is subject to the limitation that no more than 50% of the aggregate consideration paid to all PSNC shareholders may be in cash. The value of SCANA shares delivered to PSNC shareholders will equal $33.00 if the average market price of SCANA common stock over a 20 trading-day period preceding the election deadline date is between $22.75 and $32.40. However, if the average market price of SCANA common stock over such period is more than $32.40 or less than $22.75, the value of the SCANA common stock delivered to holders of PSNC common stock would be more than or less than $33.00.

SCANA

A shareholder of SCANA will have the option of electing either $30.00 in cash or
1.0 share of SCANA common stock for each share of SCANA common stock held, subject to the requirement that SCANA pay $700 million in cash in the aggregate as consideration if both Mergers are approved.

Please read the more detailed description of the consideration to be issued in the Mergers on pages 26 to 27.

Q. IF THE MERGERS ARE NOT APPROVED BY SHAREHOLDERS, WILL I HAVE A CASH ELECTION OPTION?

As noted below, both the First Merger and the Second Merger require shareholder approvals before they can take place. SCANA shareholders will not have a cash election option unless the Mergers occur, and PSNC shareholders will not have a cash election option unless the Second Merger occurs.

Q. WILL I ALWAYS RECEIVE THE SPECIFIC AMOUNTS OF CASH AND STOCK THAT I HAVE ELECTED?

If you are a PSNC shareholder and you elect stock consideration, you will receive the amount of stock you elected. However, if you elect cash, the amount of cash you receive as consideration in the Second Merger may be less than the amount you actually elected because too many other PSNC shareholders elected cash. If the PSNC shareholders exceed their cash limitation, the amount of cash paid to each shareholder electing cash will be reduced proportionately.

If you are a SCANA shareholder, due to the requirement that a pre-determined amount of cash be distributed in the Mergers ($700 million in the aggregate), SCANA may have to allocate stock or cash consideration to you in place of the type of consideration you elected if stock or cash is over-subscribed or under-subscribed by other shareholders. Consequently, the amount of cash and stock that you receive as consideration in the First Merger in exchange for your shares may differ from your actual elections. At SCANA's option, shareholders who hold less than 100 shares of SCANA common stock or elect stock with respect to fewer than 100 shares may be deemed to have elected cash consideration with respect to those shares, regardless of their election. In addition, shareholders of SCANA who hold less than 100 shares of SCANA common stock or elect stock with respect to fewer than 100 shares will be allocated cash prior to any other shareholders in the event that shareholders of SCANA elect more cash than is available for distribution to them.

SCANA will not issue any fractional shares of its common stock in the Mergers. Instead, you will get cash for any fractional shares that you would otherwise receive.

Please read the more detailed description of the allocation procedures on pages 55 to 56.

Q.  WHAT DO I NEED TO DO NOW?

After you have carefully read this joint proxy statement/prospectus, complete, sign, date and mail your proxy card in the enclosed return envelope as soon as possible. That way, your shares can be represented at the SCANA special meeting or the PSNC special meeting, as appropriate.

If you participate in the SCANA Investor Plus Plan or the PSNC Stock Purchase and Automatic Dividend Reinvestment Plan, your proxy card covers both plan's shares and certificated shares unless the registrations are different. If you have registrations in different names, you will receive a separate proxy card for each name registration. If you own SCANA shares as a participant in the SCANA Stock Purchase Savings Plan (a SCANA employees' stock plan), you will receive a proxy card that covers only your plan shares. Proxies executed by plan participants will serve as voting instructions to First Union National Bank, as the trustee for the plan. If your shares are held by a broker as nominee, you will receive a voter information form from your broker. Any cash received by participants in the SCANA Stock Purchase Savings Plan or the PSNC Stock Purchase and Automatic Dividend Reinvestment Plan in the Mergers will be reinvested in accordance with the relevant plan.

The First Merger cannot be completed unless two-thirds of the outstanding shares of SCANA approve the merger agreement with respect to the First Merger. The Second Merger requires that a majority of the outstanding shares of PSNC common stock are voted in favor of the merger agreement. In addition, the affirmative vote of a majority of the shares of SCANA common stock present and voting at the SCANA special meeting is required to approve the issuance of shares of SCANA common stock in connection with the Second Merger, provided that a majority of all outstanding shares of SCANA common stock is voted at the meeting. Your vote is very important.

The boards of directors of both SCANA and PSNC recommend voting "FOR" approval of the merger agreement and related transactions including, in the case of SCANA, the issuance of shares of SCANA common stock.

Q: SHOULD I SEND IN MY STOCK CERTIFICATES NOW?

No. You should continue to hold your stock certificates until you receive a form of election (which we will mail to you 30 to 90 days prior to the expected effective date of the Mergers) that you can use to indicate your preference as to the type of payment you would like to receive in the Mergers. At that time, you will be given instructions with respect to sending in your certificates. If your shares of common stock are currently held in uncertificated form, for example, through the SCANA Investor Plus Plan or the PSNC Stock Purchase and Automatic Dividend Reinvestment Plan, or if your shares are held by a broker as nominee, you do not need to request that certificates be issued. You will receive a form of election with respect to the exchange of such uncertificated shares.

Q.  WHAT ARE THE FEDERAL INCOME TAX CONSEQUENCES OF THE MERGERS?

Neither SCANA nor PSNC will recognize gain or loss as a result of the Mergers. Additionally, neither SCANA shareholders nor PSNC shareholders will recognize gain or loss on their receipt of shares of SCANA common stock in the Mergers. In general, however, SCANA shareholders and PSNC shareholders will recognize taxable gain or loss to the extent they receive cash in the Mergers.

THE TAX CONSEQUENCES OF THE MERGERS TO YOU WILL DEPEND ON YOUR OWN SITUATION. YOU SHOULD CONSULT YOUR TAX ADVISORS FOR A FULL UNDERSTANDING OF THE TAX CONSEQUENCES OF THE MERGERS TO YOU.

Q.  DO I HAVE APPRAISAL RIGHTS FOR MY SHARES IF THE MERGERS ARE COMPLETED?

No. An appraisal right permits shareholders to receive cash in the amount of the fair market value of their shares rather than the consideration which they otherwise would receive in the transaction. Under state law, neither SCANA shareholders nor PSNC shareholders have appraisal rights in the Mergers. Therefore, if you vote against the Mergers but the Mergers are eventually approved, you will still receive the consideration payable in the Mergers and not a cash payment representing the fair market value of the shares you currently hold.

Q.  WHO MUST APPROVE THE MERGERS?

In addition to the approvals by the SCANA and PSNC boards of directors, both of which have already been obtained, the First Merger must be approved by the holders of two-thirds of the shares of SCANA common stock and the Second Merger must be approved by holders of a majority of the shares of PSNC common stock. In addition, the affirmative vote of a majority of the shares of SCANA common stock present and voting at the SCANA special meeting is required to approve the issuance of SCANA common stock in connection with the Second Merger, provided that a majority of all outstanding shares of SCANA common stock is voted at the meeting. If SCANA shareholders fail to approve the merger agreement with respect to the First Merger but do approve the issuance of SCANA common stock in connection with the Second Merger and all other conditions to the Second Merger are capable of being completed, then the parties will proceed with the Second Merger. If this occurs, any excess cash from the $700 million to be distributed in the Mergers that is not distributed to PSNC shareholders may be used to purchase shares of SCANA common stock in the open market and SCANA shareholders will not have a cash election option. We must also obtain certain regulatory approvals for the Mergers.

Q.  WHEN ARE THE MERGERS EXPECTED TO BE COMPLETED?

We are working to complete all aspects of the Mergers as quickly as possible. We currently expect to complete the Mergers during the second half of 1999.

Q. WHAT HAPPENS IF I DO NOT INSTRUCT A BROKER HANDLING MY SHARES HOW TO VOTE ON THE MERGERS OR IF I ABSTAIN FROM VOTING ON THE PROPOSALS?

If your shares are held by a broker as nominee, your broker will not be able to vote your shares without instructions from you.

If you are a SCANA shareholder and you mark your proxy "Abstain" or do not instruct your broker on how to vote, your shares will have the effect of a vote against the merger agreement with respect to the First Merger, but will have no impact on whether the issuance of SCANA common stock in connection with the Second Merger is approved (provided that a majority of outstanding shares is voted). If you are a PSNC shareholder and you mark your proxy "Abstain" or do not instruct your broker on how to vote, your shares will have the effect of a vote against the merger agreement.

Q.  CAN I CHANGE MY VOTE AFTER I HAVE MAILED IN MY SIGNED AND DATED PROXY CARD?

SCANA

If you are a SCANA shareholder and you would like to revoke your proxy in writing, you must deliver to the Secretary of SCANA, at any time before the vote has been taken, a written revocation or a proxy bearing a later date. These should be sent to: SCANA Corporation, 1426 Main Street, Columbia, South Carolina 29201, Attention: Lynn M. Williams, Corporate Secretary.

Or, you may orally revoke your proxy before the vote takes place in person at the special meeting. Only the most recently dated proxy will be counted at the special meeting.

PSNC

If you are a PSNC shareholder and you would like to revoke your proxy in writing, you must deliver to the Secretary of PSNC, at any time before the vote has been taken, a written revocation or a proxy bearing a later date. These should be sent to: Public Service Company of North Carolina, Incorporated, 400 Cox Road, Gastonia, North Carolina 28054, Attention: Secretary.

Or, you may orally revoke your proxy before the vote takes place in person at the special meeting. Only the most recently dated proxy will be counted at the special meeting.

Q.  WHO SHOULD I CALL IF I HAVE ANY ADDITIONAL QUESTIONS?

SCANA shareholders may call Shareholder Services at (877) 258-8689 (toll-free) or, with respect to questions regarding voting, Beacon Hill Partners, Inc., SCANA's proxy solicitor, at (800) 457-3574.

Participants in the SCANA Corporation Stock Purchase Savings Plan may call the Employee Stock/Pension Plans Department at (803) 217-9012.
PSNC shareholders may call PSNC Shareholder Services at (800) 784-6443 or, with respect to questions regarding voting, Innisfree M&A Incorporated, PSNC's proxy solicitor, at (888) 750-5834.

                                    SUMMARY

    THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS JOINT PROXY STATEMENT/PROSPECTUS AND MAY NOT CONTAIN ALL OF THE INFORMATION THAT IS IMPORTANT TO YOU. TO UNDERSTAND THE MERGERS FULLY AND FOR A MORE COMPLETE DESCRIPTION OF THE LEGAL TERMS OF THE MERGERS, YOU SHOULD READ CAREFULLY THIS ENTIRE DOCUMENT AND THE OTHER DOCUMENTS TO WHICH WE HAVE REFERRED YOU. SEE "WHERE YOU CAN FIND MORE INFORMATION" ON PAGE VI. ("We" and "our" as used in this document refers to SCANA Corporation and Public Service Company of North Carolina, Incorporated.)

THE COMPANIES (PAGES 72-74)

SCANA
1426 Main Street
Columbia, South Carolina 29201
(803) 217-9000

    SCANA is an energy-based holding company whose businesses include regulated electric and natural gas utility operations, telecommunications and other unregulated energy-related businesses. SCANA's subsidiaries serve approximately 517,000 electric customers in South Carolina and more than 420,000 natural gas customers in South Carolina and Georgia. SCANA also has significant investments in telecommunications companies that have more than 350,000 customers throughout the southeast.

PSNC
400 Cox Road
Gastonia, North Carolina 28054
(704) 864-6731

    PSNC is a public utility engaged primarily in transporting, distributing and selling natural gas to approximately 340,000 customers in North Carolina. In connection with its natural gas distribution business, PSNC promotes, sells and installs both new and replacement cooking, water heating, laundry, space heating, cooling and humidity control natural gas appliances and equipment. PSNC, through a nonregulated subsidiary, provides conversion and maintenance services for natural gas-fueled vehicles in selected cities in and beyond its franchised territory. Through a subsidiary and a multi-state joint venture, PSNC also participates in nonregulated businesses such as natural gas brokering and supply services.

NEW SUB I

    New Sub I is a wholly owned special purpose subsidiary of SCANA, formed under the laws of the State of South Carolina solely for the purpose of the First Merger.

NEW SUB II

    New Sub II is a wholly owned special purpose subsidiary of SCANA, formed under the laws of the State of South Carolina solely for the purposes of being the surviving corporation in the Second Merger.

THE MEETINGS (PAGE 23)

DATE, TIME, PLACE

    The special meeting of shareholders of SCANA will be held on July 1, 1999, at 9:30 a.m., local time, at the Ballroom of the Adam's Mark Hotel, 1200 Hampton Street, Columbia, South Carolina.

    The special meeting of shareholders of PSNC will be held on July 1, 1999, at 9:30 a.m., local time, at the Corporate Office of PSNC, 400 Cox Road, Gastonia, North Carolina.

MATTERS TO BE CONSIDERED AT THE MEETINGS

    The SCANA shareholders are being asked to vote on the following matters:

    - to approve the merger agreement with respect to the First Merger, and

    - to approve the issuance of shares of common stock in connection with the Second Merger.

    The PSNC shareholders are being asked to vote on the following matters:

    - to approve the merger agreement and related transactions.

RECORD DATE

    Holders of shares of SCANA common stock on May 12, 1999 are entitled to vote at the SCANA special meeting.

    Holders of shares of PSNC common stock on May 10, 1999 are entitled to vote at the PSNC special meeting.

VOTE REQUIRED

    The Mergers cannot be completed unless two-thirds of the outstanding shares of SCANA common stock are voted in favor of the merger agreement with respect to the First Merger and a majority of the outstanding shares of PSNC common stock are voted in favor of the merger agreement. In addition, the affirmative vote of a majority of the shares of SCANA common stock present and voting at the SCANA special meeting is required to approve the issuance of SCANA common stock in connection with the Second Merger, provided that a majority of all outstanding shares of SCANA common stock is voted at the meeting. If SCANA shareholders fail to approve the merger agreement with respect to the First Merger but do approve the issuance of SCANA common stock in connection with the Second Merger, and all other conditions to the Second Merger are capable of being completed, then the parties will proceed with the Second Merger. If this occurs, any excess cash from the $700 million to be distributed in the Mergers that is not distributed to PSNC shareholders may be used to purchase shares of SCANA common stock in the open market. If your shares are held by a broker as nominee, your broker will not be able to vote your shares without instructions from you. If you are a SCANA shareholder and you mark your proxy "Abstain" or do not instruct your broker how to vote, your shares will have the effect of a vote against the merger agreement with respect to the First Merger, but will have no impact on whether the issuance of SCANA common stock in connection with the Second Merger is approved (provided that a majority of outstanding shares is voted). If you are a PSNC shareholder and you mark your proxy "Abstain" or do not instruct your broker on how to vote, your shares will have the effect of a vote against the merger agreement.

SHARE OWNERSHIP OF MANAGEMENT

    On the SCANA record date, directors and executive officers of SCANA and their affiliates beneficially owned 236,680 shares of SCANA common stock, or approximately .2% of the voting power of the SCANA common stock outstanding on the SCANA record date. It is expected that all current directors and executive officers of SCANA will vote the shares of SCANA common stock beneficially owned by them FOR the proposal to approve the merger agreement with respect to the First Merger and FOR the issuance of shares of SCANA common stock in connection with the Second Merger.

    On the PSNC record date, directors and executive officers of PSNC and their affiliates beneficially owned 107,984 shares, or approximately .5% of the voting power of PSNC common stock outstanding on the PSNC record date. It is expected that all current directors and executive officers of PSNC will vote the shares of PSNC common stock beneficially owned by them FOR the proposal to approve the merger agreement and related transactions.

THE MERGERS (PAGE 26)

    The merger agreement provides for the First Merger, which is the merger of New Sub I, a wholly owned subsidiary of SCANA, with and into SCANA, with SCANA as the surviving corporation, and for the Second Merger, the preferred structure of which is the merger of PSNC with and into New Sub II, a wholly owned subsidiary of SCANA, with New Sub II as the surviving corporation. This preferred structure of the Second Merger is referred to as the Preferred Second Merger. In the event the SCANA shareholders fail to approve the First Merger but do approve the issuance of SCANA common stock in the Second Merger and all other conditions to the Second Merger are capable of being completed, the merger agreement provides that the parties will proceed with the Second Merger and all conditions in the merger agreement relating to the First Merger shall be waived. SCANA is under no obligation to proceed with the First Merger if the conditions to the Second Merger cannot be satisfied.

    The merger agreement also provides that, depending on the outcome of certain regulatory proceedings, an alternative structure of the Second Merger may be used whereby PSNC will merge with and into South Carolina Electric and Gas Company ("SCE&G"), a wholly owned subsidiary of SCANA, with SCE&G as the surviving corporation. This alternative structure of the Second Merger is referred to as the Alternative Second Merger. The merger agreement provides that in the event of the Alternative Second Merger, appropriate technical amendments will be made to the merger agreement and SCANA will take all necessary actions to ensure that the Alternative Second Merger constitutes a tax-free reorganization for U.S. federal income tax purposes. No such amendment, however, would reduce the value of the consideration to be paid to SCANA and PSNC shareholders, which will remain the same whether the Alternative Second Merger or the Preferred Second Merger is effected. The transaction as a whole by which our two companies will enter into the First Merger and the Second Merger is referred to as the "Mergers."

WHAT YOU WILL RECEIVE IN THE MERGERS (PAGES 26 AND 55)

    In the Mergers, shareholders of both SCANA and PSNC will have the option to elect either cash or SCANA common stock in return for each of their shares, subject to certain limitations. Shareholders may elect to exchange some of their shares for cash and some for stock.

PSNC

    A shareholder of PSNC will have the option of electing $33.00 in cash or a number of shares of SCANA common stock equal to the PSNC exchange ratio for each share of PSNC common stock held, subject to the limitation that no more than 50% of the aggregate consideration paid to PSNC shareholders will be in cash. The PSNC exchange ratio will vary depending on the average market price of SCANA common stock over a 20 trading day period, but is subject to the limitation that PSNC shareholders will receive no more than 1.45 and no less than 1.02 shares of SCANA common stock for each share of PSNC common stock.

SCANA

    A shareholder of SCANA will have the option of electing $30.00 in cash or
1.0 share of SCANA common stock for each share of SCANA common stock held, subject to the requirement that SCANA pay $700 million in total cash as consideration in the Mergers if both Mergers occur.

    Please read the more detailed description of the consideration to be issued in the Mergers on pages 26 to 27.

BACKGROUND OF THE MERGERS (PAGES 27 TO 30)

    You should review the factors considered by each company's board of directors when deciding whether to approve the Mergers. See pages 30 and 31 for the factors the SCANA board of directors considered and pages 32 and 33 for the factors the PSNC board of directors considered.

RECOMMENDATIONS OF THE BOARDS OF DIRECTORS (PAGES 30 AND 32)

    The board of directors of SCANA has determined that the Mergers contemplated by the merger agreement are in the best interests of the SCANA shareholders and recommends that shareholders vote to approve the merger agreement with respect to the First Merger and the issuance of SCANA common stock in connection with the Second Merger at the SCANA special meeting.

    The board of directors of PSNC has determined that the Mergers contemplated by the merger agreement are in the best interests of the PSNC shareholders and recommends that shareholders vote to approve the merger agreement at the PSNC special meeting.

OPINIONS OF FINANCIAL ADVISORS (PAGES 34 AND 40)

    In deciding to approve the Mergers, our boards of directors considered fairness opinions from our financial advisors relating to the Mergers. SCANA received an opinion from PaineWebber Incorporated, dated February 16, 1999, that the financial terms of the Mergers, taken as a whole, are fair, from a financial point of view, to the shareholders of SCANA common stock. PSNC received an opinion from Morgan Stanley & Co. Incorporated, dated February 16, 1999, that based upon and subject to the considerations described in its opinion the merger consideration to be received by the shareholders of PSNC common stock is fair, from a financial point of view, to the shareholders of PSNC common stock. PaineWebber and Morgan Stanley updated their opinions as of May 11, 1999. These opinions are attached as Annexes B and C to this joint proxy statement/prospectus and are also discussed on pages 34 to 44. We encourage you to read these opinions.

POTENTIAL CONFLICTS OF INTERESTS OF CERTAIN PERSONS IN THE MERGER (PAGE 44)

    In considering the recommendation of the PSNC board of directors in favor of the Mergers, shareholders of PSNC and SCANA should be aware that members of the PSNC board of directors and PSNC management will receive benefits as a result of the Mergers that will be in addition to or different from benefits received by PSNC shareholders generally. For example, Charles E. Zeigler, Jr., current Chairman, President and Chief Executive Officer of PSNC, will become President and Chief Operating Officer of the surviving corporation in the Preferred Second Merger and any other future business activities of SCANA that are located in North Carolina. In the event of the Alternative Second Merger, separate arrangements will be made for Mr. Zeigler to manage the North Carolina operations of SCANA.

CONDITIONS TO THE MERGERS (PAGE 63)

    Completion of the Mergers depends on the satisfaction of certain conditions, including but not limited to:

    - approval of the shareholders of SCANA and PSNC and

    - receipt of all required approvals of regulatory and governmental agencies.

REGULATORY FILINGS & APPROVALS (PAGE 49)

    We must obtain regulatory approval for the Second Merger from the North Carolina Utilities Commission. If PSNC becomes a separate subsidiary of SCANA in the Preferred Second Merger, we will also need to obtain approval for the Preferred Second Merger from the Securities and Exchange

Commission. If the Alternative Second Merger is undertaken instead of the Preferred Second Merger, the approval of the SEC will no longer be needed; however, the South Carolina Public Service Commission will have to approve the Alternative Second Merger and additional approvals from the Nuclear Regulatory Commission and Federal Energy Regulatory Commission may be needed. In addition, we must file certain notification forms with the Antitrust Division of the Department of Justice and the Federal Trade Commission. SCANA and PSNC will also file any necessary applications in connection with the transfer of any PSNC licenses issued by the Federal Communications Commission to SCANA.

TERMINATION OF THE MERGER AGREEMENT (PAGE 64)

    We can jointly agree to terminate the merger agreement at any time before completing the Mergers. Subject to certain conditions, either SCANA or PSNC may also terminate the merger agreement if:

    - we do not complete the Mergers by May 16, 2000, subject to an extension of 6 months if the Mergers are delayed solely because the required regulatory approvals have not yet been obtained;

    - the shareholders of SCANA or PSNC do not approve the merger agreement with respect to the Second Merger at their special meetings, including any adjournment of those meetings;

    - legal restraints or prohibitions prevent the consummation of the Mergers;

    - the other party commits a material breach of any of the representations, warranties or covenants it made or obligations it has under the merger agreement and the breaching party has not remedied the breach within 20 business days of written notice from the party seeking termination;

    - the other party's board of directors withdraws or modifies in any manner adverse to the terminating party its approval of the merger agreement or recommendation to its shareholders; or

    - PSNC's board of directors determines in good faith, based upon the advice of outside counsel with respect to such board's fiduciary duties under applicable law, that, among other things, its fiduciary obligations make it necessary to accept a third-party acquisition proposal, and PSNC and its legal and financial advisors have given SCANA a reasonable opportunity to adjust the terms of the merger agreement so that the parties can proceed with the Mergers and have negotiated in good faith with SCANA with respect to any such adjustments; and concurrently with the termination, PSNC must pay certain termination fees required by the merger agreement.

    Expense reimbursements of up to $5 million may be payable if the merger agreement is terminated for certain reasons, such as in the case of a party's material breach of a covenant, representation or warranty in the merger agreement. In addition, a termination fee of $28 million (minus any expenses or fees already paid to SCANA) may be due and payable to SCANA if the merger agreement is terminated for certain reasons involving PSNC's acceptance of an alternative acquisition proposal under certain circumstances. See pages 65 to 66 for further discussion.

ACCOUNTING TREATMENT (PAGE 51)

    The Second Merger will be accounted for under the purchase method of accounting, in accordance with generally accepted accounting principles ("GAAP"). Under the purchase method of accounting, and in accordance with the accounting for regulated public utilities, the difference between the purchase price of PSNC, including direct costs of the acquisition, and the recorded amounts of the assets and liabilities of PSNC, will be recorded as an acquisition adjustment. The First Merger will be treated as a reorganization with no change in the recorded amount of SCANA's assets and liabilities and no acquisition adjustment being recorded.

U.S. FEDERAL INCOME TAX CONSEQUENCES (PAGE 46)

    Neither SCANA nor PSNC will recognize gain or loss as a result of the Mergers. Additionally, neither SCANA shareholders nor PSNC shareholders will recognize gain or loss on their receipt of shares of SCANA common stock in the Mergers. In general, however, SCANA shareholders and PSNC shareholders will recognize taxable gain or loss to the extent they receive cash in the Mergers.

    The tax consequences of the Mergers to you will depend on your own situation. You should consult your tax advisors for a full understanding of the tax consequences of the Mergers to you.

COMPARISON OF SHAREHOLDER RIGHTS (PAGES 79 TO 83)

    When the Second Merger is completed, holders of PSNC common stock receiving stock consideration will become shareholders of SCANA common stock, and their rights will be governed by South Carolina law and SCANA's articles of incorporation and by-laws (instead of North Carolina law and PSNC's articles of incorporation and by-laws). Certain differences between the rights of shareholders of SCANA common stock and those of shareholders of PSNC common stock are summarized on pages 79 to 83.

    The diagrams that follow show the organizational structure of SCANA and its material subsidiaries and PSNC and its material subsidiaries as of the date hereof and as anticipated immediately after the Mergers as well as the mechanics of the Mergers, with separate diagrams showing the structure for the Preferred Second Merger and the Alternative Second Merger as well as the mechanics of the Mergers.

                                PRE-MERGER SCANA

                                     [LOGO]

                                PRE-MERGER PSNC

                                     [LOGO]

                       MERGER MECHANICS--PREFERRED SECOND
                          MERGER (MERGER PARTIES ONLY)

                                     [LOGO]

                      MERGER MECHANICS--ALTERNATIVE SECOND
                          MERGER (MERGER PARTIES ONLY)

                                     [LOGO]

                     POST-PREFERRED SECOND MERGER STRUCTURE

                                  [LOGO]

                    POST-ALTERNATIVE SECOND MERGER STRUCTURE

                                 [LOGO]

                FORWARD-LOOKING STATEMENTS MAY PROVE INACCURATE

    We have each made forward-looking statements in this document (and in documents that are incorporated by reference) that are subject to risks and uncertainties. Forward-looking statements include the information concerning possible or assumed future results of operations of SCANA or PSNC. Also, when we use words such as "believes," "expects," "anticipates" or similar expressions, we are making forward-looking statements. Shareholders should note that many factors, some of which are discussed elsewhere in this document and in the documents that we incorporate by reference, could affect the future financial results of SCANA or PSNC and could cause those results to differ materially from those expressed in our forward-looking statements contained or incorporated by reference in this document. The factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, but are not limited to, the following: the information is of a preliminary nature and may be subject to further and/or continuing review and adjustment; regulatory issues, including the pace of deregulation of retail natural gas and electricity markets in the United States; changes in the economy; the impact of competition from other energy suppliers; the management of the companies' operations; variations in prices of natural gas and fuels used for electric generation; growth opportunities for the companies' regulated and nonregulated businesses; conditions of the capital and equity markets; changes in the companies' accounting policies; abnormal weather conditions; performance of the telecommunications companies in which SCANA has made significant investments; inflation; exposure to environmental issues and liabilities; changes in environmental regulations; unsuccessful correction of any material Year 2000 problem or, alternatively, unsuccessful implementation of a contingency plan by the companies and any critical third party suppliers; and the other risks and uncertainties described from time to time in the companies' periodic reports filed with the SEC. The companies disclaim any obligation to update any forward-looking statements.

                   SELECTED HISTORICAL FINANCIAL INFORMATION

    The summary below sets forth selected historical financial and market data and selected unaudited pro forma financial data. The financial data should be read in conjunction with the historical financial statements and related notes thereto of SCANA and PSNC, incorporated herein by reference, and in conjunction with the unaudited pro forma combined condensed financial statements and related notes thereto of SCANA included under "Pro Forma Combined Condensed Financial Statements." The following data should be read in conjunction with the documents incorporated by reference herein.

HISTORICAL DATA

    The selected historical financial data of SCANA as of December 31, 1998, 1997, 1996, 1995 and 1994 and for the five years ended December 31, 1998, set forth below, has been derived from audited financial statements. The selected historical financial data of PSNC as of September 30, 1998, 1997, 1996, 1995 and 1994 and for the five years ended September 30, 1998, set forth below, has been derived from audited financial statements. The selected historical financial data of PSNC as of and for the three months ended December 31, 1998 and 1997, set forth below, has been derived from unaudited financial statements and, in the opinion of management of PSNC, includes all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of such periods. Due to the effect of seasonal fluctuations and other factors on the operations of PSNC, financial results for the three-months ended December 31, 1998 are not necessarily indicative of results for the year ending September 30, 1999.

                               SCANA CORPORATION
             SELECTED HISTORICAL CONSOLIDATED FINANCIAL INFORMATION

                                                                          YEAR ENDED DECEMBER 31,
                                                           -----------------------------------------------------
                                                             1998       1997       1996       1995       1994
                                                           ---------  ---------  ---------  ---------  ---------
                                                              (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
INCOME STATEMENT DATA
Operating Revenues.......................................  $   1,632  $   1,523  $   1,513  $   1,353  $   1,322
                                                           ---------  ---------  ---------  ---------  ---------
Operating Expenses:
  Operating Expenses.....................................      1,151      1,104      1,081        955        968
  Income Taxes...........................................        136        105        118        110         94
                                                           ---------  ---------  ---------  ---------  ---------
  Total Operating Expenses...............................      1,287      1,209      1,199      1,065      1,062
                                                           ---------  ---------  ---------  ---------  ---------
Operating Income.........................................        345        314        314        288        260
Other Income.............................................         13         38         29          8        (30)
                                                           ---------  ---------  ---------  ---------  ---------
Income Before Interest Charges and Preferred Stock
  Dividends..............................................        358        352        343        296        230
Interest Charges, Net of AFC.............................        123        121        122        122        108
                                                           ---------  ---------  ---------  ---------  ---------
Income Before Preferred Dividend Requirements on
  Mandatorily Redeemable Preferred Securities............        235        231        221        174        122
Preferred Dividend Requirement of SCE&G-Obligated
  Mandatorily Redeemable Preferred Securities............          4          1         --         --         --
                                                           ---------  ---------  ---------  ---------  ---------
Income Before Preferred Stock Cash Dividends of
  Subsidiary.............................................        231        230        221        174        122
Preferred Stock Cash Dividends of Subsidiary (At Stated
  Rates).................................................          8          9          6          6          6
                                                           ---------  ---------  ---------  ---------  ---------
Net Income...............................................  $     223  $     221  $     215  $     168  $     116
                                                           ---------  ---------  ---------  ---------  ---------
                                                           ---------  ---------  ---------  ---------  ---------
Average Common Shares Outstanding (millions).............      105.3      107.1      105.1       99.0       94.8
Basic Earnings per Share.................................  $    2.12  $    2.06  $    2.05  $    1.70  $    1.22
Diluted Earnings per Share...............................  $    2.12  $    2.06  $    2.05  $    1.70  $    1.22
Dividends Declared per Common Share......................  $    1.54  $    1.51  $    1.47  $    1.44  $    1.41

                                                                            AS OF DECEMBER 31,
                                                           -----------------------------------------------------
                                                             1998       1997       1996       1995       1994
                                                           ---------  ---------  ---------  ---------  ---------
                                                              (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
BALANCE SHEET DATA
Total Assets.............................................  $   5,281  $   4,932  $   4,759  $   4,534  $   4,316
                                                           ---------  ---------  ---------  ---------  ---------
                                                           ---------  ---------  ---------  ---------  ---------
Capitalization
Stockholders' Investment:
  Common Equity..........................................      1,746      1,788      1,684      1,555      1,359
  Preferred Stock (Not subject to Purchase or Sinking
    Funds................................................        106        106         26         26         26
                                                           ---------  ---------  ---------  ---------  ---------
  Total Stockholders' Investment.........................      1,852      1,894      1,710      1,581      1,385
  Preferred Stock, Net (Subject to Purchase or Sinking
    Funds)...............................................         11         12         43         46         50
SCE&G-Obligated Mandatorily Redeemable Preferred
  Securities of SCE&G's Subsidiary Trust, SCE&G Trust I,
  holding solely $50 million principal amount of the
  7.55% Junior Subordinated Debentures of SCE&G, due
  2027...................................................         50         50         --         --         --
Long-Term Debt, Net......................................      1,623      1,566      1,581      1,589      1,549
                                                           ---------  ---------  ---------  ---------  ---------
Total Capitalization (Excluding Short-Term Debt).........  $   3,536  $   3,522  $   3,334  $   3,216  $   2,984
                                                           ---------  ---------  ---------  ---------  ---------
                                                           ---------  ---------  ---------  ---------  ---------
Book Value per Common Share..............................  $   16.86  $   16.66  $   15.86  $   15.00  $   14.15
MARKET DATA--COMMON STOCK
  Aggregate Market Capitalization........................  $ 3,340.2  $ 3,212.9  $ 2,840.2  $ 2,966.2  $ 2,016.7
  Closing Market Price per Share.........................  $   32.25  $ 29.9375  $   26.75  $  28.625  $   21.00
  Ratio of Market Value to Book Value....................       1.91       1.80       1.69       1.91       1.48

          PSNC SELECTED HISTORICAL CONSOLIDATED FINANCIAL INFORMATION

                                                      THREE MONTHS ENDED
                                                         DECEMBER 31,                           YEAR ENDED
                                                         (UNAUDITED)                           SEPTEMBER 30,
                                                     --------------------  -----------------------------------------------------
                                                       1998       1997       1998       1997       1996       1995       1994
                                                     ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                                                   (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
INCOME STATEMENT DATA
Operating Revenues.................................  $      73  $     104  $     331  $     338  $     309  $     248  $     274
Cost of Gas........................................         33         63        175        182        168        117        156
                                                     ---------  ---------  ---------  ---------  ---------  ---------  ---------
Gross Margin.......................................         40         41        156        156        141        131        118
                                                     ---------  ---------  ---------  ---------  ---------  ---------  ---------
Operating Expenses:
  Operating Expenses...............................         30         26        102        101         90         83         79
  Income Taxes.....................................          2          4         15         16         15         14         10
                                                     ---------  ---------  ---------  ---------  ---------  ---------  ---------
  Total Operating Expenses.........................         32         30        117        117        105         97         89
                                                     ---------  ---------  ---------  ---------  ---------  ---------  ---------
Other Income.......................................          1          1          4          4          3         --          4
                                                     ---------  ---------  ---------  ---------  ---------  ---------  ---------
Gross Income.......................................          9         12         43         43         39         34         33
Interest Deductions................................          5          5         18         17         15         13         13
                                                     ---------  ---------  ---------  ---------  ---------  ---------  ---------
Net Income.........................................  $       4  $       7  $      25  $      26  $      24  $      21  $      20
                                                     ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                                     ---------  ---------  ---------  ---------  ---------  ---------  ---------
Average Common Shares Outstanding (thousands)......     20,359     19,893     20,103     19,550     18,995     18,509     17,012
Basic Earnings per Share...........................  $     .18(a) $     .36 $    1.24 $    1.35  $    1.26  $    1.16  $    1.17(b)
Diluted Common Shares Outstanding (thousands)......     20,553     20,011     20,221     19,650     19,065     18,627     17,074
Diluted Earnings per Share.........................  $     .18(a) $     .36 $    1.23 $    1.34  $    1.25  $    1.15  $    1.17(b)
Dividends Declared per Common Share................  $     .24  $     .23  $     .94  $     .90  $    .865  $    .835  $    .805

------------------------

Notes:

(a) Includes impact of one-time net restructuring charges of $.12

(b) Includes net gain from sale of propane assets of $.09

                                                      AS OF DECEMBER 31,
                                                         (UNAUDITED)                        AS OF SEPTEMBER 30,
                                                     --------------------  -----------------------------------------------------
                                                       1998       1997       1998       1997       1996       1995       1994
                                                     ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                                             (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
BALANCE SHEET DATA
Total Assets.......................................  $     656  $     634  $     619  $     585  $     525  $     457  $     428
                                                     ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                                     ---------  ---------  ---------  ---------  ---------  ---------  ---------
Capitalization:
  Common Equity....................................        224        212        223        207        189        173        160
  Long-Term Debt...................................        165        174        171        181        140        101        114
                                                     ---------  ---------  ---------  ---------  ---------  ---------  ---------
  Total Capitalization.............................  $     389  $     386  $     394  $     388  $     329  $     274  $     274
                                                     ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                                     ---------  ---------  ---------  ---------  ---------  ---------  ---------

Book Value per Common Share........................  $   10.98  $   10.67  $   10.99  $   10.49  $    9.82  $    9.28  $    8.82

MARKET DATA--COMMON STOCK
  Aggregate Market Capitalization..................  $   529.8  $   455.6  $   468.8  $   396.7  $   352.9  $   301.4  $   264.1
  Closing Market Price Per Share...................  $   26.00  $   22.88  $   23.13  $   20.06  $   18.38  $   16.13  $   14.50
  Ratio of Market Value to Book Value..............       2.37       2.14       2.10       1.91       1.87       1.74       1.64

            SCANA PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION
                                  (UNAUDITED)

    The following unaudited pro forma financial information gives effect to the Mergers. The following information is not necessarily indicative of the financial position or operating results that would have occurred had the Mergers been consummated on the dates as of which, or at the beginning of the period for which, the Mergers are being given effect nor is it necessarily indicative of future operating results or financial position. See "Pro Forma Combined Condensed Financial Statements."

                                                                                             TWELVE MONTHS ENDED
                                                                                              DECEMBER 31, 1998
                                                                                          -------------------------
                                                                                            (DOLLARS IN MILLIONS,
                                                                                          EXCEPT PER SHARE AMOUNTS)
INCOME STATEMENT DATA
Operating Revenues......................................................................          $   1,932
                                                                                                     ------
Operating Expenses:
  Operating Expenses....................................................................              1,416
  Income Taxes..........................................................................                131
                                                                                                     ------
Total Operating Expenses................................................................              1,547
                                                                                                     ------
Operating Income........................................................................                385
Other Income............................................................................                 16
                                                                                                     ------
Income Before Interest Charges and Preferred Stock Dividends............................                401
Interest Charges, Net of AFUDC..........................................................                187
                                                                                                     ------
Income Before Preferred Dividend
  Requirements on SCE&G-Obligated Mandatorily Redeemable Preferred Securities...........                214
Preferred Dividend Requirement of SCE&G-Obligated Mandatorily Redeemable Preferred
  Securities............................................................................                  4
                                                                                                     ------
Income Before Preferred Stock Cash Dividends of Subsidiary..............................                210
Preferred Stock Cash Dividends of Subsidiary (At Stated Rates)..........................                  8
                                                                                                     ------
Net Income..............................................................................          $     202
                                                                                                     ------
                                                                                                     ------
Basic Earnings per Share................................................................          $    1.91
Diluted Earnings per Share..............................................................          $    1.91
Dividends Declared per Common Share.....................................................          $    1.54

                                                                                                    AS OF
                                                                                              DECEMBER 31, 1998
                                                                                          -------------------------
                                                                                            (DOLLARS IN MILLIONS,
                                                                                          EXCEPT PER SHARE AMOUNTS)
                                                                                          -------------------------
BALANCE SHEET DATA
Total Assets............................................................................          $   6,409
                                                                                                     ------
                                                                                                     ------
Capitalization and Liabilities
Stockholders' Investment:
  Common Equity.........................................................................          $   1,742
  Preferred Stock (Not subject to purchase or sinking funds)............................                106
                                                                                                     ------
  Total Stockholders' Investment........................................................              1,848
Preferred Stock (Subject to purchase or sinking funds)..................................                 11
SCE&G-Obligated Mandatorily Redeemable Preferred Securities of SCE&G's Subsidiary Trust
  1, holding solely $50 million Principal amount of the 7.55% Junior Subordinated
  Debentures of SCE&G, due 2027.........................................................                 50
Long-term Debt, Net.....................................................................              2,488
                                                                                                     ------
Total Capitalization (Excluding short-term debt)........................................              4,397
Current Liabilities and Deferred Credits................................................              2,012
                                                                                                     ------
Total Capitalization and Liabilities....................................................          $   6,409
                                                                                                     ------
                                                                                                     ------
  Book Value per Common Share...........................................................          $   16.62
PRO FORMA PER SHARE DATA
SCANA Corporation
  Basic earnings per Common Share.......................................................          $    1.91
  Cash Dividends Declared per Common Share..............................................          $    1.54
  Book Value per Common Share...........................................................          $   16.62
SCANA CORPORATION PRO FORMA EQUIVALENT PER SHARE DATA IMPUTED TO EXISTING SHAREHOLDERS
PSNC Shareholders
  Basic Earnings per Common Share.......................................................          $    2.35
  Diluted Earnings per Common Share.....................................................          $    2.33
  Cash Dividends Declared per Common Share..............................................          $    1.89
  Book Value per Common Share...........................................................          $   20.44
SCANA Corporation Shareholders
  Basic Earnings per Common Share.......................................................          $    1.91
  Cash Dividends Declared per Common Share..............................................          $    1.54
  Book Value per Common Share...........................................................          $   16.62

                    COMPARATIVE DIVIDENDS AND MARKET PRICES
                                     SCANA

    SCANA common stock is listed and principally traded on the New York Stock Exchange under the symbol "SCG." The table below sets forth the dividends declared and the high and low sales prices of SCANA common stock for the calendar periods indicated as reported in THE WALL STREET JOURNAL as New York Stock Exchange Composite Transactions.

                                                                                                         PRICE RANGE
                                                                                         DIVIDENDS    ------------------
                                                                                         DECLARED      HIGH        LOW
                                                                                        -----------   -------    -------
1997
First Quarter.........................................................................   $   .3775    $26 7/8    $24 7/8
Second Quarter........................................................................       .3775     25 5/8     23 3/8
Third Quarter.........................................................................       .3775     25 5/8     23 7/8
Fourth Quarter........................................................................       .3775     29 15/16   24

1998
First Quarter.........................................................................   $   .385     $31        $27 7/8
Second Quarter........................................................................       .385      31 3/8     28
Third Quarter.........................................................................       .385      33 7/8     28 1/2
Fourth Quarter........................................................................       .385      37 1/4     31 5/16

1999
First Quarter.........................................................................   $   .385     $32 1/8    $21 11/16
Second Quarter (through May 7, 1999)..................................................   $   .385     $26        $21 5/16

                                      PSNC

    PSNC common stock is listed and principally traded on the New York Stock Exchange under the symbol "PGS." The table below sets forth the dividends declared and the high and low sales price of PSNC common stock for the calendar periods indicated as reported in THE WALL STREET JOURNAL as New York Stock Exchange Composite Transactions.

                                                                                                            PRICE RANGE
                                                                                           DIVIDENDS     ------------------
                                                                                           DECLARED       HIGH        LOW
                                                                                         -------------   -------    -------
1997
First Quarter..........................................................................    $     .22     $19        $17 3/8
Second Quarter.........................................................................          .23      20         16 3/4
Third Quarter..........................................................................          .23      21 7/8     18 3/4
Fourth Quarter.........................................................................          .23      24 3/8     19 7/16

1998
First Quarter..........................................................................    $     .23     $22 7/8    $19 1/8
Second Quarter.........................................................................          .24      22 3/16    19 7/8
Third Quarter..........................................................................          .24      24 1/2     19 1/8
Fourth Quarter.........................................................................          .24      26 1/16    21 9/16

1999
First Quarter..........................................................................    $     .24     $29 15/16  $22 5/16
Second Quarter (through May 7, 1999)...................................................           --     $29 3/16   $28 3/16

               HISTORICAL AND EQUIVALENT PER SHARE MARKET VALUES

The following table sets forth the market value of shares of SCANA and PSNC common stock (on a historical equivalent per share basis) as of February 12, 1999, the last business day before the day when SCANA and PSNC entered into the merger agreement.

                                                                                  SCANA                            PSNC
                                                                      -----------------------------    -----------------------------
DATE                                                                   HIGH        LOW       CLOSE      HIGH        LOW       CLOSE
--------------------------------------------------------------------- -------    -------    -------    -------    -------    -------
February 12, 1999.................................................... $27 7/8    $26 1/4    $26 3/8    $22 15/16  $22 5/16   $22 5/8

    - SCANA shareholders who elect stock will receive one share of SCANA common stock in exchange for each share of SCANA common stock that they hold. Consequently, the pro forma equivalent market value for SCANA common stock is identical to the amounts set forth above.

    - The number of shares of SCANA common stock to be exchanged for each share of PSNC common stock converted in the Mergers will vary depending on the calculation of the PSNC Exchange Ratio (as defined on page 27 of this document). If the PSNC Exchange Ratio is 1.02, the pro forma equivalent market value will be $26.90. If the PSNC Exchange Ratio is 1.45, the pro forma equivalent market value will be $38.24. The pro forma equivalent market value may fall at any point within this range.

SCANA shareholders and PSNC shareholders are encouraged to obtain current market quotations for shares of SCANA common stock and PSNC common stock.

                              RECENT DEVELOPMENTS

SCANA

    SCANA reported earnings for the first quarter of 1999 of $37 million, or 36 cents per share, compared to $64 million, or 60 cents per share, in the same period last year. Earnings in the first quarter of 1998 were increased 5 cents per share due to a non-recurring adjustment related to a retroactive change in electric depreciation rates.

    First quarter results were impacted by milder weather, a reduction in retail electric rates that was implemented in January of this year, and start-up costs associated with entering Georgia's newly deregulated retail natural gas market. The impact of milder weather on sales of electricity reduced earnings by 4 cents per share while the lower electric rates reduced earnings by 3 cents per share compared to the first quarter of last year.

    As a result of mostly non-recurring advertising and promotional costs, a loss of 12 cents per share (net of taxes) in the Georgia natural gas operations was recorded in the first quarter. SCANA has achieved a 40% market share with more than 260,000 customers in only six months, far exceeding expectations and resulting in significantly higher start-up costs to-date than projected. A substantial portion of those costs came from a $50 per customer promotional sign-up offer, which expired April 15.

PSNC

    PSNC reported for the second quarter of fiscal 1999 diluted earnings per share of $1.11, exclusive of merger-related expenses, as compared to diluted earnings per share of $1.11 for the quarter ended March 31, 1998. Reported diluted earnings per share for the first six months of fiscal 1999 were $1.42, exclusive of merger-related expenses and one-time restructuring charges, as compared to diluted earnings per share of $1.48 for the first six months of fiscal 1998. Reported diluted earnings per share of $1.25 for the first six months of fiscal 1999 includes $0.05 per share of merger-related expenses and 12 cents per share of one-time net restructuring costs related to the implementation of Plan 2001, PSNC's previously announced restructuring plan.

    Gross margin for the six months ended March 31, 1999 was $110,400,000, up 1% from the same period in fiscal 1998. The number of customers served increased more than 16,300 compared to the same period last year. The number of residential and small commercial customers increased 5% and 2%, respectively, while the number of industrial and large commercial customers remained constant, as compared to March 31, 1998.

    The quantity of natural gas sold to higher margin residential and small commercial customers decreased 9%, in both cases, mostly due to weather that was 10% warmer as compared to the same period last year. Although PSNC collected $7,316,000 through the weather normalization adjustment mechanism ("WNA"), the impact that warm weather had on usage per customer more than offset the impact of WNA on margin during the six months ended March 31, 1999. Throughput for lower-margin industrial and large commercial customers decreased 10% as compared to the same period in fiscal 1998 as a result of the warmer weather during the period and lower prices on alternate fuels.

                     RISK FACTORS AND OTHER CONSIDERATIONS

    YOU SHOULD CONSIDER CAREFULLY ALL THE INFORMATION CONTAINED IN THIS JOINT PROXY STATEMENT/PROSPECTUS, INCLUDING THE FOLLOWING MATTERS:

    THE AMOUNT OF CONSIDERATION SHAREHOLDERS RECEIVE MAY VARY AS A RESULT OF STOCK PRICE FLUCTUATIONS PRIOR TO THE COMPLETION OF THE MERGERS. Although shareholders of both companies will have an election to exchange their common stock for EITHER cash OR stock (or a combination of cash and stock) assuming both Mergers are approved, the opportunity to make that election will not occur at the time of the shareholder vote on the Mergers, but only shortly before the Effective Time of the Mergers (as defined further in this document), after all necessary regulatory approvals have been obtained. The cash price per share to be paid for shares is fixed at $30.00 for shares of SCANA common stock and $33.00 for shares of PSNC common stock. These prices will not be adjusted based on changes in market prices or any other factor. In the case of SCANA shareholders, the exchange ratio for shareholders who elect stock is also fixed. Each share of SCANA common stock will be exchanged for 1.0 share of common stock of the surviving corporation, and this exchange ratio will not be adjusted based on changes in market prices or any other factor. In the case of PSNC shareholders, the value of SCANA shares delivered to them will equal $33.00 if the average market price of SCANA common stock over a 20 trading-day period preceding the election deadline date is between $22.75 and $32.40. However, if the average market price of SCANA common stock over such period is more than $32.40 or less than $22.75, the value of the SCANA common stock delivered to holders of PSNC common stock would be more than or less than $33.00.

    There may be a significant time delay between the date when shareholders vote on the proposed Mergers at the special meetings and the date when shareholders make their elections just prior to completion of the Mergers, and the market values of SCANA common stock and PSNC common stock may fluctuate during that period. As a result, the relative prices of shares of SCANA common stock and PSNC common stock may vary significantly between the date of this joint proxy statement/prospectus, the date of the special meetings and the Effective Time of the Mergers. These variances may be caused by changes in the businesses, operations, results and prospects of our companies, market expectations of the likelihood that the Mergers will be completed and the timing of completion, the effect of any conditions or restrictions imposed on or proposed with respect to the combined company by regulatory agencies, general market and economic conditions, and other factors.

    For example, between February 12, 1998 and February 12, 1999, the closing sales price of SCANA common stock has ranged from a high of $37 1/4 to a low of $26 3/8 and the closing sales price of PSNC common stock during the same period has ranged from a high of $27 3/4 to a low of $19 1/4. On May 7, 1999, the most recent date for which it was practicable to obtain market price data, (i) the high, low and closing sales prices per share of SCANA common stock were $26 1/8, $25 1/2 and $26, respectively, and (ii) the high, low and closing sales prices per share of PSNC common stock were $28 3/4, $28 5/8 and $28 3/4, respectively, as reported in THE WALL STREET JOURNAL as New York Stock Exchange Composite Transactions. You are urged to obtain current market quotations for SCANA common stock and PSNC common stock. In addition, the stock market generally has experienced significant price and volume fluctuations. These market fluctuations could have a material adverse effect on the market or liquidity of SCANA common stock and PSNC common stock.

    It is impossible to accurately predict the market price of SCANA common stock immediately after the Effective Time of the Mergers and therefore impossible to accurately predict the values of the SCANA stock consideration or the PSNC stock consideration. The value of the stock consideration may be significantly higher or lower than the value of the SCANA cash consideration or the PSNC cash consideration. See "Unaudited Comparative Per Share Data" and "Comparative Dividends and Market Prices."

    INCREASED LEVERAGE. We currently anticipate that the full amount of $700 million necessary to fund the total cash consideration to be paid to SCANA shareholders and PSNC shareholders will be financed at the SCANA holding company level through external sources. Sources of financing we are considering include commercial and investment banks, institutional lenders and the public securities markets. The management of SCANA believes that SCANA will have access to many sources and types of short-term and long-term capital financing at reasonable rates. The terms of such financings may contain covenants that adversely affect the financial condition and flexibility of the combined company. We do not anticipate that any debt will be retired by our companies in connection with the Mergers. As a result of the proposed financing and as shown in the Pro Forma Combined Condensed Financial Statements, the consolidated capitalization of SCANA after the Mergers will consist of approximately 39.6% common equity and 60.4% long-term debt and preferred stock. After the proposed financing is completed, total long-term debt will amount to approximately $2.488 billion or 56.6% of total capitalization. See "Merger Related Financing."

    UNCERTAINTIES IN INTEGRATING THE COMPANIES. SCANA and PSNC have entered into the merger agreement with the expectation that the Mergers will result in certain benefits and operating efficiencies. See "The Mergers--SCANA Reasons for the Mergers," "--PSNC Reasons for the Mergers," "--Recommendation of the SCANA Board of Directors" and "--Recommendation of the PSNC Board of Directors." Achieving the benefits of the Mergers will largely depend upon the receipt of timely and favorable regulatory approvals and the successful integration of the businesses of PSNC and SCANA in an efficient manner and we cannot assure you that this will occur. The management will have to dedicate substantial time and efforts to the consolidation of operations. A substantial diversion of management's attention and any unexpected difficulties encountered in the transition and integration process could have a material adverse effect on the revenues, levels of expenses and operating results of the combined company. We cannot assure you that the combined company will realize any of the benefits sought in the Mergers. For a discussion of other factors that you will need to consider, see "The Mergers--SCANA Reasons for the Mergers," "--PSNC Reasons for the Mergers," "--Recommendation of the SCANA Board of Directors" and "--Recommendation of the PSNC Board of Directors."

    COMPETITIVE AND REGULATORY CONDITIONS. The Mergers will combine two companies that to a large extent share a common regulatory environment and are currently affected by a number of similar factors, including deregulation and increased competition. The utility industry has been undergoing dramatic structural change for several years, resulting in increasing competitive pressures faced by electric and natural gas utility companies. Increased competition may create greater risks to the stability of utility earnings generally, and may in the future reduce SCANA's earnings from retail electric and natural gas sales. In a deregulated environment, formerly regulated utility companies that are not responsive to a competitive energy marketplace suffer erosion in market share, revenues and profits as competitors gain access to their service territories. In order to succeed in the changing market, the combined company will need to become an efficient, low cost supplier of energy and related services with a diverse customer base. Presently, both PSNC and SCANA are experiencing rapid growth in customers and demand which will require the construction and financing of additional facilities. As a result of the Mergers, these factors may affect the combined company to a greater degree than would be the case for either PSNC or SCANA on a stand-alone basis.

    ENVIRONMENTAL MATTERS. SCANA's utility subsidiaries and PSNC are subject to regulation by federal, state and local authorities with regard to air and water-quality control and other environmental matters. While we cannot estimate precisely the future liabilities of the combined company, we do not believe that combining the operations of our two companies will materially increase their exposure to environmental liabilities.

                              THE SPECIAL MEETINGS

PURPOSE, TIME AND PLACE

    The boards of directors of SCANA and PSNC are soliciting proxies in the accompanying form for use at the special meetings of their shareholders (and any adjournments or postponements of the special meetings). The SCANA special meeting will be held on July 1, 1999 at 9:30 a.m., local time, at the Ballroom of the Adam's Mark Hotel, 1200 Hampton Street, Columbia, South Carolina. The PSNC special meeting will be held on July 1, 1999 at 9:30 a.m., local time, at the Corporate Offices of PSNC, 400 Cox Road, Gastonia, North Carolina. Except as otherwise noted, when we refer in this joint proxy statement/ prospectus to the special meeting of either company, we are including any adjournments of that meeting.

    At the SCANA special meeting, shareholders of SCANA common stock will be asked to vote on a proposal to consider and approve the merger agreement with respect to the First Merger as well as a proposal to approve the issuance of shares of SCANA common stock in connection with the Second Merger.

    At the PSNC special meeting, holders of shares of PSNC common stock will be asked to consider and vote on a proposal to approve the merger agreement and related transactions.

RECORD DATE; VOTING POWER; VOTE REQUIRED

    SCANA. The SCANA board of directors has fixed the close of business (5:00 p.m.) on May 12, 1999 as the record date for determining the shareholders of SCANA common stock entitled to notice of, and to vote at, the SCANA special meeting. Only shareholders of record of SCANA common stock at the close of business on the SCANA record date will be entitled to notice of, and to vote at, the SCANA special meeting.

    On the SCANA record date, 103,572,623 shares of SCANA common stock were issued and outstanding and entitled to vote at the SCANA special meeting. Shareholders of record of SCANA common stock are entitled to one vote per share on any matter that may properly come before the SCANA special meeting. Votes may be cast at the SCANA special meeting in person or by proxy. See "--Voting of Proxies."

    The presence at the SCANA special meeting, either in person or by proxy, of the holders of a majority of the outstanding shares of SCANA common stock entitled to vote is necessary to constitute a quorum. If a quorum is not present at the SCANA special meeting, management will adjourn or postpone it in order to solicit additional proxies.

    The affirmative vote of at least two-thirds of the outstanding shares of SCANA common stock is required to approve the merger agreement with respect to the First Merger and the affirmative vote of at least a majority of the shares of SCANA common stock present and voting at the special meeting is required to approve the issuance of shares of SCANA common stock in connection with the Second Merger, provided that a majority of all outstanding shares of SCANA common stock is voted at the meeting. If SCANA shareholders fail to approve the merger agreement with respect to the First Merger but do approve the issuance of SCANA common stock to be issued in the Second Merger, and all other conditions to the Second Merger are capable of being completed, then the parties will proceed with the Second Merger. If this occurs, any excess cash from the $700 million to be distributed in the Mergers that is not distributed to PSNC shareholders may be used to purchase shares of SCANA common stock in the open market.

    Abstentions and broker non-votes on a particular proposal (shares held by brokers or nominees as to which instructions have not been received from the beneficial owners and the broker or nominee does not have discretionary voting power on that proposal) will be counted as present for purposes of establishing a quorum and will have the effect of a vote against the merger agreement with respect to the First Merger, but will have no effect on the approval of the issuance of shares of SCANA common stock in connection with the Second Merger (provided that a majority of outstanding shares are voted).

    PSNC. The PSNC board of directors has fixed the close of business (5:00 p.m.) on May 10, 1999 as the record date for determining the holders of PSNC common stock entitled to notice of, and to vote at, the PSNC special meeting. Only holders of record of shares of PSNC common stock at the close of business on the PSNC record date will be entitled to notice of, and to vote at, the PSNC special meeting.

    At the close of business on the PSNC record date, 20,577,967 shares of PSNC common stock were issued and outstanding and entitled to vote at the PSNC special meeting. There were no shares of PSNC preferred stock issued and outstanding on the record date. Holders of record of PSNC common stock are entitled to one vote per share on any matter that may properly come before the PSNC special meeting. Votes may be cast at the PSNC special meeting in person or by proxy. See "--Voting of Proxies."

    The presence at the PSNC special meeting, either in person or by proxy, of the holders of a majority of the outstanding PSNC common stock entitled to vote is necessary to constitute a quorum. If a quorum is not present at the PSNC special meeting, management will adjourn or postpone it in order to solicit additional proxies.

    The affirmative vote of the holders of a majority of the outstanding shares of PSNC common stock is required to approve the merger agreement and related transactions.

    Abstentions and broker non-votes on a particular proposal (shares held by brokers as nominees as to which instructions have not been received from the beneficial owners and the broker or nominee does not have discretionary voting power on that proposal) will be counted as present for purposes of establishing a quorum and will not be counted for the purposes of determining whether the merger agreement has been approved (I.E., they will have the effect of a vote against the merger agreement).

SHARE OWNERSHIP OF MANAGEMENT

    SCANA. As of the close of business on the SCANA record date, SCANA's directors and executive officers and their affiliates beneficially owned 236,680 shares of SCANA common stock (collectively representing approximately .2% of the voting power of the SCANA common stock outstanding on the SCANA record date). It is expected that all directors and executive officers of SCANA will vote the shares of SCANA common stock beneficially owned by them for approval of the merger agreement with respect to the First Merger and the issuance of SCANA common stock in connection with the Second Merger.

    PSNC. As of the close of business on the PSNC record date, PSNC's directors and executive officers and their affiliates beneficially owned 107,984 shares of PSNC common stock (collectively representing approximately .5% of the voting power of the PSNC common stock outstanding on the PSNC record date). It is currently expected that all directors and executive officers of PSNC will vote the shares of PSNC common stock beneficially owned by them for approval of the merger agreement and related transactions.

VOTING OF PROXIES

    Shares represented by properly signed and dated proxies received in time for the SCANA special meeting or the PSNC special meeting will be voted at the special meetings in the manner specified by the proxies. SCANA and PSNC shareholders should be aware that, if your proxy is properly signed and dated but does not contain voting instructions, your proxy will be voted FOR the approval of the merger agreement with respect to the particular Merger on which you are voting, and for SCANA shareholders, in favor of the issuance of shares of SCANA common stock in the Second Merger. SCANA and PSNC do not expect that any matter other than those described in this document will be brought before the special meetings. If a shareholder of either company properly presents other matters before the special meetings, the persons named in the proxy will have authority to vote in accordance with their judgment on any such matter, including any proposal to adjourn or postpone the meeting.

    If a shareholder is participating in the SCANA Investor Plus Plan or the PSNC Stock Purchase and Automatic Dividend Reinvestment Plan, his or her proxy card represents both the number of shares certificated in his or her name and the number of full shares credited to his or her account, unless the registrations are different. Shareholders having shares registered in different names will receive a separate proxy card for each registration. All such shares will be voted in accordance with the instructions on the proxy card. If you own shares of SCANA common stock as a participant in the SCANA Stock Purchase Savings Plan, you will receive a proxy card that covers only your plan shares. Proxies executed by plan participants will serve as voting instructions to First Union National Bank, as the trustee for the plan. If your shares are held by a broker as nominee, you will receive a voter information form from your broker.

REVOCABILITY OF PROXIES

    The grant of a proxy on the enclosed SCANA or PSNC proxy card does not preclude a shareholder from voting in person.

    A SCANA shareholder may revoke a proxy at any time before its exercise by
(1) notifying in writing the Secretary of SCANA at SCANA Corporation, 1426 Main Street, Columbia, South Carolina 29201, Attention: Lynn M. Williams, Corporate Secretary, (2) completing a later dated proxy and returning it to the Secretary of SCANA, or (3) appearing in person and voting at the special meeting. Additional proxy cards are available from SCANA's Secretary.

    A PSNC shareholder may revoke a proxy at any time before its exercise by (1) notifying in writing the Secretary of PSNC at Public Service Company of North Carolina, Incorporated, 400 Cox Road, Gastonia, North Carolina 28054, Attention:
Secretary, (2) completing a later dated proxy and returning it to the Secretary of PSNC, or (3) appearing in person and voting at the special meeting. Additional proxy cards are available from PSNC's Secretary.

    Attendance at the special meeting will not by itself constitute revocation of a proxy. Neither SCANA nor PSNC expects to adjourn its special meeting for a period of time long enough to require the setting of a new record date for the meeting. If an adjournment occurs, it will have no effect on the ability of either the SCANA or PSNC shareholders of record as of the record date to exercise their voting rights or to revoke any previously delivered proxies.

SOLICITATION OF PROXIES

    Each of SCANA and PSNC will bear the costs of soliciting proxies from its own shareholders except that SCANA and PSNC intend to share equally the costs associated with this joint proxy statement/ prospectus, including related filing fees. In addition to solicitation by mail, the directors, officers and employees of SCANA and PSNC and their subsidiaries may solicit proxies from shareholders of such company by telephone or in person. These directors, officers and employees will not receive additional compensation, but may be reimbursed for out-of-pocket expenses incurred in connection with solicitation of proxies. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons, and SCANA and PSNC each will reimburse its custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses.

    SCANA has retained Beacon Hill Partners, Inc. to help it solicit proxies. Beacon Hill Partners, Inc. will receive a fee that SCANA expects will not exceed $10,000 as compensation for its services plus reimbursement of its out-of-pocket expenses. SCANA has agreed to indemnify Beacon Hill Partners, Inc. against certain liabilities arising out of or in connection with its engagement.

    PSNC has retained Innisfree M&A Incorporated to help it solicit proxies. Innisfree M&A Incorporated will receive a fee that PSNC expects will not exceed $15,000 as compensation for its services plus reimbursement of its out-of-pocket expenses. PSNC has agreed to indemnify Innisfree M&A Incorporated against certain liabilities arising out of or in connection with its engagement.

    SCANA AND PSNC SHAREHOLDERS SHOULD NOT SEND STOCK CERTIFICATES WITH THEIR PROXY CARDS.

                                  THE MERGERS

    THIS SECTION OF THE JOINT PROXY STATEMENT/PROSPECTUS, AS WELL AS THE NEXT SECTION ENTITLED "THE MERGER AGREEMENT," DESCRIBE CERTAIN ASPECTS OF THE PROPOSED MERGERS. THESE SECTIONS HIGHLIGHT KEY INFORMATION ABOUT THE MERGERS AND THE MERGER AGREEMENT BUT THEY MAY NOT INCLUDE ALL THE INFORMATION THAT A SHAREHOLDER WOULD LIKE TO KNOW. THE MERGER AGREEMENT IS ATTACHED AS ANNEX A TO THIS JOINT PROXY STATEMENT/PROSPECTUS. WE URGE SHAREHOLDERS TO READ THE MERGER AGREEMENT IN ITS ENTIRETY.

OVERVIEW

    The merger agreement provides for a two-step merger. As a result of the first step, SCANA will engage in a merger transaction with New Sub I, its wholly owned subsidiary, in which transaction New Sub I will merge with and into SCANA, and SCANA will be the surviving corporation and will retain its existing structure. The second step involves either the Preferred Second Merger, in which PSNC will merge with and into New Sub II, a wholly owned South Carolina subsidiary of SCANA, in which New Sub II will be the surviving company or the Alternative Second Merger, described below. As the surviving company in the Preferred Second Merger, New Sub II would continue to conduct PSNC's gas utility operations as a direct wholly owned subsidiary of SCANA. In the event the SCANA shareholders fail to approve the First Merger but do approve the issuance of SCANA common stock in the Second Merger and all other conditions to the Second Merger are capable of being completed, the merger agreement provides that the parties will proceed with the Second Merger and all conditions in the merger agreement relating to the First Merger shall be waived. SCANA is under no obligation to proceed with the First Merger if the conditions to the Second Merger cannot be satisfied.

    If SEC approval of the Preferred Second Merger under the Public Utility Holding Company Act of 1935, as amended (the "1935 Act"), is not secured in a timely manner and remains uncertain as of April 30, 2000, SCANA and PSNC have agreed to pursue an alternative form of transaction. In the Alternative Second Merger, which would not be subject to SEC approval under the 1935 Act, PSNC would be merged into SCE&G, a wholly owned subsidiary of SCANA, with SCE&G as the surviving corporation. The merger agreement provides that in the event of the Alternative Second Merger, appropriate technical amendments to the merger agreement will be made and SCANA will take all necessary actions to ensure that the Alternative Second Merger constitutes a tax-free reorganization for U.S. federal income tax purposes. No such amendment, however, would reduce the value of the consideration to be paid to SCANA and PSNC shareholders, which will remain the same whether the Alternative Second Merger or the Preferred Second Merger is effected. The Alternative Second Merger may require additional regulatory approvals. See "The Mergers--Regulatory Matters."

    In this document, we refer to the time when the First Merger is completed as the "Effective Time of the First Merger", and to the time when the Second Merger is completed as the "Effective Time of the Second Merger". The time when both Mergers are completed is referred to as the "Effective Time."

    At the Effective Time of the First Merger, each issued and outstanding share of SCANA common stock, without par value, will be converted as the shareholder has elected or is deemed to have elected, as specified in the merger agreement, into:

    (i) $30.00 in cash, subject to proration if SCANA and PSNC shareholders collectively elect to receive more or less than $700 million, the aggregate amount to be paid in cash to both groups of shareholders (the "SCANA Cash Consideration"); or

    (ii) 1.0 fully paid and non-assessable share of SCANA common stock (the "SCANA Stock Consideration").

    At the Effective Time of the Second Merger, each issued and outstanding share of PSNC common stock, par value $1.00 per share, will be converted, at the shareholder's election, into:

    (i) $33.00 in cash, subject to proration in the event PSNC shareholders elect to receive more than 50% of their total consideration in cash (the "PSNC Cash Consideration"); or

    (ii) a number of fully paid and non-assessable shares of SCANA common stock equal to the PSNC Exchange Ratio, as defined below (the "PSNC Stock Consideration" and, together with the PSNC Cash Consideration, the "PSNC Merger Consideration").

    The "PSNC Exchange Ratio" is equal to $33.00 divided by either (i) the Average Price of SCANA common stock if such Average Price is no greater than $32.40 and no less than $22.75, (ii) $32.40 if the Average Price of SCANA common stock is greater than $32.40, in which case the PSNC Exchange Ratio will equal
1.02 or (iii) $22.75 if the Average Price of SCANA common stock is less than $22.75, in which case the PSNC Exchange Ratio will equal 1.45.

    "Average Price" means the average of the closing prices of SCANA common stock as reported in THE WALL STREET JOURNAL's New York Stock Exchange Composite Transactions Reports for each of the 20 consecutive Trading Days in the period ending on the election deadline (i.e., the Trading Day immediately preceding the day of the closing of the Mergers).

    "Trading Day" means a day on which the New York Stock Exchange, Inc. (the "NYSE") is open for trading.

BACKGROUND OF THE MERGERS

    Over the past several years SCANA has carefully monitored developments in the electric and natural gas utility industries, with particular emphasis on the growth of competition in the southeastern region of the country, and analyzed how to best position itself to remain successful in this changing environment. As a result of these efforts, SCANA decided to pursue a regionally-based, customer service oriented growth strategy, which involves both expanding its service options for its customers to include such services as appliance repair, home security and telecommunications, and increasing its customer base through marketing efforts in areas with open access as well as potentially through acquisitions.

    PSNC has also carefully followed recent developments in the electric and natural gas utility industries that have substantially increased competition in such industries, particularly the pressures on small and medium-sized utility companies, making it difficult for them to compete as effectively as larger utilities. As a result, PSNC began to develop strategic plans to respond to such evolving competitive environment as it affected PSNC, and engaged and authorized Morgan Stanley & Co. Incorporated, its financial advisor, to explore strategic alternatives, including possible business combinations. PSNC's management concluded that PSNC's competitive position and growth prospects in this new environment would be significantly enhanced by, among other things, increasing the scale of its operations and the size of its customer base.

    During 1997 and early 1998, PSNC's management continually studied certain other utility companies in light of possible business combination transactions. On May 2, 1998, Mr. Zeigler approached the chief executive officer of a large utility company ("Company One") concerning a potential business combination between PSNC and such company. Similarly, during May and June 1998, Mr. Zeigler had preliminary discussions with three additional utility companies, but Mr. Zeigler subsequently informed such companies that PSNC was not prepared to continue discussions with them at that time.

    During June and July 1998, Mr. Zeigler and Morgan Stanley had several additional meetings with Company One to discuss a possible business combination and exchange certain corporate information. The PSNC board was briefed on the progress of these discussions at a meeting held on September 22, 1998. At such meeting, the PSNC board authorized management and Morgan Stanley to continue to evaluate the prospects of a strategic alliance with Company One. During October and November 1998, PSNC and its representatives met with Company One and its representatives on several occasions to continue their discussions regarding certain financial and legal issues. On November 18, 1998, the PSNC board again authorized management and Morgan Stanley to continue to explore a possible business combination with Company One, as well as with certain other companies, including SCANA.

    On December 13, 1998, Mr. Zeigler met with Mr. William B. Timmerman, Chairman, President and Chief Executive Officer of SCANA, and on December 17, 1998, Mr. Zeigler met with the chief executive officer and chief financial officer of another utility company with whom he had had preliminary discussions in May 1998 ("Company Two"). At a meeting on December 22, 1998, the PSNC board was advised of the outcome of these meetings, as well as its duties and responsibilities for the process going forward.

    During the last two weeks of December, SCANA contacted PaineWebber Incorporated to assist in its financial analysis of the potential transaction with PSNC and LeBoeuf, Lamb, Greene & MacRae, L.L.P. to provide legal advice for the potential transaction.

    During the course of its discussions, PSNC entered into confidentiality and standstill agreements with SCANA and Company Two in order to facilitate the due diligence process and commence the exchange of financial, operating, legal and regulatory information with these companies. On January 5 and 6, 1999, PSNC's senior management and representatives of Morgan Stanley met separately with each of Company Two and its representatives and SCANA and its representatives to conduct due diligence examinations on various financial and operational aspects of each other's businesses. Additional due diligence meetings were held on January 14 and 15, 1999 with Company Two and SCANA. At such meetings, Morgan Stanley discussed the process pursuant to which SCANA and Company Two would provide initial indications of interest with respect to a potential business combination with PSNC by February 3, 1999. On January 22, 1999, Morgan Stanley distributed a letter to SCANA and Company Two which explained the process (the "Process Letter"), and Skadden, Arps, Slate, Meagher & Flom LLP, the legal counsel of PSNC, distributed a draft of the merger agreement to each party with the instruction that any comments to the draft should be provided by February 3, 1999 with the initial indications of interest.

    On January 25, 1999, an outside director of PSNC received an unsolicited written indication of interest from an outside director of another utility company with whom Mr. Zeigler previously had preliminary discussions in June 1997 ("Company Three"). A copy of such indication of interest letter was immediately sent to Mr. Zeigler and PSNC's financial and legal representatives. After discussions with Mr. Zeigler and PSNC's advisors, the outside director instructed the outside director from Company Three to conduct all further inquiries through Mr. Zeigler and/or Morgan Stanley. The PSNC board was advised of this new development on January 26, 1999. On January 26, 1999, PSNC and Company Three entered into a confidentiality and standstill agreement with similar terms to those entered into with SCANA and Company Two.

    On January 26, 1999, representatives of Morgan Stanley discussed the terms of the Process Letter with representatives of Company Three, and on January 27, 1999, PSNC's senior management and representatives of Morgan Stanley met with Company Three and its financial and legal advisors to conduct due diligence. Company Three was provided with a copy of the Process Letter and a draft of the merger agreement.

    On January 29, 1999, PSNC conducted its Annual Meeting of Shareholders and held its Annual Board of Directors Meeting. During the board meeting, the PSNC board was updated by Mr. Zeigler and representatives of Morgan Stanley and Skadden, Arps regarding the investigative process with respect to a potential business combination involving PSNC.

    On February 1, 1999, the executive committee of the board of directors of SCANA met to review the potential transaction. Mr. Timmerman, Kevin Marsh, Senior Vice President and Chief Financial Officer and H. Thomas Arthur, Senior Vice President and General Counsel, together with representatives from PaineWebber and LeBoeuf, Lamb reported to the executive committee on the status of the due diligence review of PSNC's operations and the process established by PSNC. The executive committee discussed the terms of a potential indication of interest to be submitted by SCANA to PSNC and authorized management to proceed with the indication of interest, with the understanding that any final offer would be subject to satisfactory completion of due diligence, negotiation of a definitive merger agreement and approval of the board of directors of SCANA.

    On February 3, 1999, PSNC received initial indications of interest letters regarding a strategic business combination with PSNC from SCANA, Company Two and Company Three, along with the companies' revisions to the draft merger agreement. On February 4, 1999, at a meeting of the PSNC board, representatives of Morgan Stanley reviewed the proposals from these three companies and made certain recommendations with respect thereto. Representatives from Skadden, Arps summarized each of these three companies' proposed revisions to the merger agreement. Based on the presentations, at the conclusion of the meeting, the PSNC board gave management authorization to continue to explore a possible combination with SCANA. Accordingly, on February 8, 1999, PSNC and SCANA and their legal and financial advisors met to negotiate certain terms of the merger agreement, which negotiations continued throughout the following week.

    On February 12, 1999, at a meeting of the PSNC board, Mr. Zeigler and representatives of Morgan Stanley and Skadden, Arps updated the PSNC board as to the status of negotiations with SCANA. Representatives of Morgan Stanley made a detailed presentation with regard to the proposed business combination with SCANA which included discussions about the financial structure of the transaction, the exchange ratio, and financial and strategic benefits and risks of the transaction to PSNC. In addition, Mr. Zeigler and representatives of Skadden, Arps summarized the terms and conditions of the merger agreement and reported the preliminary discussions concerning governance issues such as board size, headquarters location and senior management composition.

    On February 16, 1999, the PSNC board met and received updates from Mr. Zeigler, Morgan Stanley and Skadden, Arps on certain previously open issues and described certain changes to the merger agreement since the last draft reviewed by the PSNC board at its previous meeting. In addition, Morgan Stanley orally delivered its fairness opinion to the PSNC board, which it subsequently confirmed in writing, that, as of the date of its opinion and subject to the considerations described therein, the PSNC Merger Consideration to be received by the holders of shares of PSNC common stock pursuant to the merger agreement was fair from a financial point of view to the holders of shares of PSNC common stock. After considering and discussing the various presentations at such meeting and at prior meetings, as well as the recommendation of PSNC's senior management, the PSNC board approved, by a unanimous vote, the merger agreement and the transactions contemplated thereby and authorized the execution of the merger agreement.

    On February 16, 1999, the SCANA board of directors held its regular bimonthly meeting. At this meeting, following the conclusion of the board's regularly scheduled business, representatives of PaineWebber made a detailed presentation with regard to the proposed acquisition of PSNC. PaineWebber's presentation contained a discussion of the history and operations of PSNC, the financial structure of the Mergers and analysis of the exchange ratios and the financial and strategic benefits of the Mergers as well as the related risks to SCANA. PaineWebber orally delivered to the SCANA board, and later confirmed in writing, its opinion that as of February 16, 1999, based on PaineWebber's review and assumptions and subject to the limitations summarized in the opinion letter, the financial terms of the Mergers, taken as a whole, were fair from a financial point of view to the shareholders of SCANA common stock. In addition, Messrs. Timmerman and Marsh discussed the financial and strategic benefits and risks of the PSNC transaction in the context of SCANA's business plans. Mr. Arthur reported to the board of directors on the outcome of SCANA's due diligence investigation. Finally, representatives of LeBoeuf, Lamb provided a detailed description of the terms of the merger agreement. After considering and discussing the various presentations as well as the recommendation of SCANA's management, the SCANA board of directors, by the affirmative vote of twelve directors with one dissent, approved the merger agreement and the transactions contemplated thereby and authorized the execution of the merger agreement. At the same meeting, Messrs. Timmerman and Marsh discussed the rationale behind the proposed common stock dividend policy revision that was approved by the SCANA board at that meeting.

    Following the meetings of their boards of directors, PSNC and SCANA executed the merger agreement on February 16, 1999 and publicly announced the proposed Mergers on February 17, 1999.

SCANA REASONS FOR THE MERGERS

    The board of directors and management of SCANA believe that the Mergers will help position SCANA to become one of the premier distribution companies for energy and other services in the southeastern region by increasing its financial flexibility and providing strategic growth opportunities that will benefit SCANA, its shareholders, customers and employees, including:

    - EXPANSION POTENTIAL AND BROADER CUSTOMER BASE. PSNC brings to the combined companies approximately 340,000 additional natural gas retail distribution customers. The acquisition of PSNC will increase SCANA's domestic retail customer base to approximately 1.3 million customers in the southeastern region, including fast growing areas of North Carolina. SCANA and its shareholders and employees will be able to participate in these growing markets through PSNC, a company with which customers in North Carolina are familiar. In addition, following the Second Merger, SCANA's natural gas customer base will be more diverse, expanding from its traditional majority industrial gas customer base by adding PSNC's customer base which is 50% residential.

    - INCREASED CUSTOMER PRODUCTS AND SERVICES. The combination with PSNC will enable the combined companies to offer their customers access to more comprehensive products and services than either company alone could offer. The retail natural gas experience and expertise of PSNC will complement the electricity, natural gas and telecommunications assets, experience and expertise of SCANA, giving the combined companies improved capabilities in the delivery of a more complete range of products and services for all of their customers.

    - FINANCIAL STRENGTH AND BENEFITS. The Mergers should enhance SCANA's ability to compete in the utility market as a growth-oriented company. Following the Mergers, SCANA will have increased its revenues to approximately $2 billion annually and its customer base to approximate 1.3 million. As a result, SCANA should enjoy an increased cash flow for reinvestment or growth in the competitive energy and services delivery businesses. SCANA should also benefit from the long-term financial stability of a larger company.

    - OPERATING EFFICIENCIES. As a result of the Second Merger, SCANA should benefit from operating efficiencies obtained from economies of scale and should be able to make more efficient use of advanced information systems.

RECOMMENDATION OF THE SCANA BOARD OF DIRECTORS

    On February 16, 1999 by a vote of twelve in favor, and one opposed, the SCANA board of directors approved the merger agreement and related transactions. Accordingly, the SCANA board of directors recommends that the shareholders vote FOR the approval of the merger agreement with respect to the First Merger and the issuance of shares of SCANA common stock in connection with the Second Merger. In determining to approve and recommend that SCANA shareholders approve the merger agreement with respect to the First Merger, as well as the issuance of shares of SCANA common stock in connection with the Second Merger, and in reaching its determination that the Mergers are in the best interest of SCANA, its shareholders, customers and employees, the SCANA board of directors consulted with and relied upon information and reports prepared or presented by SCANA's management and SCANA's legal and financial advisors. The following are the material factors considered by the board of directors, some of which contained both positive and negative elements:

    - current industry deregulation and economic, market and regulatory conditions which encourage growth to create new business strategies and earnings potential;

    - growth opportunities in the southeastern region, including the areas where PSNC's customers are located;

    - the fact that the SCANA Cash Consideration provides liquidity to current SCANA shareholders who do not wish to participate in a more growth-oriented company and represents an approximately 9% premium per share on the market price of SCANA common stock on the NYSE on the last trading day before announcement of the Mergers. The SCANA board of directors considered that the market price of SCANA common stock would fluctuate between the time the First Merger was approved and the time it is consummated and that, as a result of the proration provisions, some shareholders may not receive as much cash consideration as they elect and some shareholders may receive cash consideration on a prorated basis although they did not elect to receive any cash;

    - the fact that the SCANA Stock Consideration will offer SCANA shareholders an opportunity to participate in the potential growth opportunities of the combined companies. The SCANA board of directors also considered that, as a result of the proration provisions, some SCANA shareholders may not receive as much stock consideration as they elect and some shareholders may receive stock consideration on a prorated basis although they did not elect to receive any stock;

    - the terms of the merger agreement described under "The Merger Agreement";

    - the regulatory treatment to be requested in connection with the Second Merger and the likelihood of receipt of timely and satisfactory regulatory approvals for the Second Merger, including the potential that the Preferred Second Merger may have to be restructured as a result of regulatory constraints;

    - the risk of fluctuations in the price of SCANA common stock prior to consummation of the Mergers, including the potential effects of the public announcement of the Mergers on the trading price of SCANA common stock;

    - the risk that one or both of the Mergers would not be consummated;

    - the substantial management time and effort that will be required to consummate the Mergers and integrate the operations of the two companies and the risks inherent with such integration;

    - other matters described under "Risk Factors and Other Considerations" and "Forward Looking Statements May Prove Inaccurate";

    - the favorable results of the due diligence review of PSNC and its subsidiaries conducted by SCANA; and

    - the opinion of PaineWebber, SCANA's financial advisor, that as of the date of the opinion and subject to the considerations described therein, the financial terms of the Mergers, taken as a whole, are fair, from a financial point of view, to the shareholders of SCANA common stock.

    The foregoing discussion of the information and factors considered by the SCANA board of directors is not intended to be all-inclusive. In view of the wide variety of factors considered in connection with its evaluation of the proposed Mergers, the SCANA board of directors did not find it practicable to, and did not, quantify or otherwise attempt to assign relative weights to the foregoing factors. Rather, the SCANA board of directors based its recommendation on the totality of the information presented to and considered by it.

PSNC REASONS FOR THE MERGERS

    The PSNC board believes that the Mergers will join two companies with complementary operations as well as a common vision of the future of the retail and wholesale energy markets in the southeastern region of the United States. As a result of utility deregulation and the increasing competitive pressures faced by electric and natural gas utility companies, the PSNC board believes that in order to succeed in such a market, PSNC must be an efficient, low cost supplier of energy and allied services with a diverse customer base. The Mergers are expected to allow PSNC to achieve these goals and to provide substantial strategic and financial benefits to the shareholders of PSNC, as well as to its employees and the customers which it serves. The PSNC board believes that such benefits include:

    - STRATEGIC POSITION. The combination of the companies' complementary expertise and infrastructure, including PSNC's competitive natural gas distribution franchise in North Carolina and SCANA's diversified electric, natural gas and telecommunications businesses throughout the southeast will provide the combined company with the size and scope to be an effective participant in the emerging and increasingly competitive electric and natural gas utility markets.

    - COST COMPETITIVE. Both PSNC and SCANA are amongst the most efficient providers of their respective services within the states in which they operate. The Mergers will enable the combined company to create efficiencies through which the new company will be able to provide even more cost-effective services to customers.

    - NEW PRODUCTS AND SERVICES. The combined company will use its distribution channels to market a portfolio of energy-related services throughout the southeast region. The Mergers will create a company with the ability to develop and market competitive new products and services and to provide integrated energy solutions for its customers.

    - INCREASED FINANCIAL STRENGTH AND CUSTOMER BASE. The combined company will be financially stronger and will have a broader customer base than PSNC or SCANA as independent entities. Based on the 1998 results for PSNC and SCANA, the total annual revenues for the combined company will be approximately $2 billion. In addition, the combined company will serve approximately 517,000 electric customers in South Carolina and more than 750,000 natural gas customers in South Carolina, North Carolina and Georgia.

RECOMMENDATION OF THE PSNC BOARD OF DIRECTORS

    At a special meeting held on February 16, 1999, the PSNC board of directors unanimously approved and adopted the merger agreement and related transactions (including the Mergers), after determining that such transactions were fair to and in the best interests of PSNC and its shareholders. Accordingly, the PSNC board of directors recommends that the shareholders vote FOR the approval of the merger agreement.

    In approving the merger agreement and the related transactions and in reaching its recommendation, the PSNC board of directors consulted with and relied upon information and reports prepared or presented by PSNC's management and PSNC's legal and financial advisors. The following are the material factors considered by the board of directors, some of which contained both positive and negative elements:

    - the board of directors' understanding of the present and anticipated environment in the utilities industry, and how possible consolidation within the utilities industry could affect PSNC's competitive position on a stand-alone basis;

    - the board of directors' consideration of information concerning the financial condition, results of operations, prospects and businesses of PSNC and SCANA, including the revenues of the companies, their complementary businesses, and the recent stock price performance of PSNC common stock and SCANA common stock, and the percentage of the combined company to be owned by PSNC shareholders following the Mergers;

    - current industry, economic and market conditions;

    - other strategic options potentially available to PSNC and the combined company;

    - the financial and business prospects for the combined business, including general information relating to possible synergies, cost reductions, and operating efficiencies and consolidations;

    - the per share PSNC Stock Consideration of $33.00 which represents an approximate 45% premium to the closing price of PSNC's common stock on February 16, 1999;

    - the merger agreement provides PSNC shareholders an opportunity to receive cash for their shares (prorated if PSNC shareholders elect to receive more than 50% of their total consideration in cash). The PSNC board of directors recognized that the cash election would be financed through borrowing and would thus increase the leverage of the combined company. SCANA's initial consolidated debt to total capitalization ratio will be approximately 58%;

    - the anticipated level of the SCANA common stock dividend following consummation of the Mergers is $1.10 per share reflecting a dividend payout ratio of 52% of net income based on 1998 earnings of $2.12 per share. PSNC currently pays an annual dividend of $.96 per share and the SCANA dividend will thus represent an increase between 16.9% and 66.1% over PSNC's current dividend (depending on the actual exchange ratio used);

    - the corporate governance aspects of the Mergers, including the fact that
      (1) the combined company will have three new directors appointed to its board of directors, one of whom will be Mr. Zeigler, the current Chairman, President and Chief Executive Officer of PSNC and the other two of whom will be appointed from the current board of directors of PSNC with one appointment being nominated by PSNC and one by SCANA and (2) SCANA will create a three-person Office of the Chairman whose members will be Mr. Zeigler, the current Chairman, President and Chief Executive Officer of SCANA and the President and Chief Operating Officer of SCE&G.

    - the opinion of counsel that the Mergers will be tax-free transactions under the Internal Revenue Code of 1986, as amended (the "Code") and that PSNC, SCANA and the shareholders of PSNC and SCANA who exchange their shares solely for SCANA common stock will recognize no gain or loss for U.S. federal income tax purposes as a result of the consummation of the Mergers, and the expected treatment of the PSNC Cash Consideration as being eligible for capital gains treatment;

    - the interests of certain persons in the Mergers, including Mr. Zeigler;

    - the opinion of Morgan Stanley that, as of February 16, 1999 and subject to the considerations described therein, the consideration to be received by the holders of PSNC common stock pursuant to the merger agreement is fair from a financial point of view to the shareholders of PSNC common stock;

    - the other advice from management and the board of directors' financial and legal advisors over an extended period, and the discussions of the board of directors, concerning the proposed merger agreement and the transactions contemplated thereby; and

    - the ability to obtain regulatory approvals for the Mergers in the current environment.

    The PSNC board of directors has also considered (1) the risk that the benefits sought in the Mergers would not be obtained, (2) the risk that the Mergers would not be consummated, (3) the effect of the public announcement of the Mergers on PSNC's sales, customer and supplier relationships, operating results and ability to retain employees, and on the trading price of PSNC common stock, (4) the substantial management time and effort that will be required to consummate the Mergers and integrate the operations of the two companies, (5) the impact of the Mergers on PSNC employees, (6) the possibility that certain provisions of the merger agreement might have the effect of discouraging other persons potentially interested in a combination with PSNC from pursuing such an opportunity and (7) other matters described under "Risk Factors and Other Considerations" and "Forward Looking Statements May Prove Inaccurate". In the judgment of the PSNC board of directors, the potential benefits of the Mergers outweigh these considerations.

    The foregoing discussion of the information and factors considered by the PSNC board of directors is not intended to be exhaustive. In view of the wide variety of factors considered, the PSNC board of directors did not assign relative weights to the factors discussed above or determine that any factor was of particular importance. Rather, the PSNC board of directors based its recommendation upon the totality of the information presented.

OPINION OF SCANA'S FINANCIAL ADVISOR

    THE FULL TEXT OF THE PAINEWEBBER OPINION, DATED AS OF THE DATE OF THIS JOINT PROXY STATEMENT/PROSPECTUS, WHICH SETS FORTH THE ASSUMPTIONS MADE, PROCEDURES FOLLOWED, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN, IS ATTACHED AS ANNEX B TO THIS JOINT PROXY STATEMENT/PROSPECTUS. THE OPINION OF PAINEWEBBER WILL NOT BE UPDATED PRIOR TO OR AT THE EFFECTIVE TIME OF THE MERGERS. SHAREHOLDERS OF SCANA COMMON STOCK ARE URGED TO READ THE OPINION CAREFULLY AND IN ITS ENTIRETY. THE SUMMARY OF THE PAINEWEBBER OPINION SET FORTH IN THIS JOINT PROXY STATEMENT/PROSPECTUS IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION. THE PAINEWEBBER OPINION DOES NOT CONSTITUTE A RECOMMENDATION TO ANY SHAREHOLDER AS TO HOW TO VOTE WITH RESPECT TO THE MERGERS.

    SCANA retained PaineWebber as its financial advisor in connection with the Mergers. In connection with such engagement, SCANA requested PaineWebber to render an opinion as to whether or not the financial terms of the Mergers, taken as a whole, are fair, from a financial point of view, to the shareholders of SCANA common stock.

    In connection with the SCANA board of directors' consideration of the Mergers, PaineWebber delivered the PaineWebber opinion, to the effect that, as of February 16, 1999, and based on its review and assumptions and subject to the limitations summarized below, the financial terms of the Mergers, taken as a whole, are fair, from a financial point of view, to the shareholders of SCANA common stock. SCANA subsequently asked PaineWebber to update its opinion, and such updated opinion was delivered as of the date of this joint proxy statement/prospectus. In connection with the updating of the PaineWebber opinion, PaineWebber performed certain procedures to update certain of its analyses and reviewed the assumptions on which such analyses were based and the factors considered therewith. The PaineWebber opinion was prepared at the request and for the information of the board of directors of SCANA and does not constitute a recommendation to any shareholder of SCANA common stock or PSNC common stock as to how any such shareholder should vote with respect to the Mergers. The PaineWebber opinion does not address the relative merits of the Mergers and any other transactions or business strategies that may have been discussed by the board of directors of SCANA as alternatives to the Mergers or the decision of the board of directors of SCANA to proceed with the Mergers. SCANA did not place any limitations upon PaineWebber with respect to the procedures followed or factors considered in rendering the PaineWebber opinion.

    In arriving at its opinion, PaineWebber, among other things:

    - reviewed among other public information, SCANA's Annual Reports, Forms 10-K and related financial information for the five fiscal years ended December 31, 1998;

    - reviewed among other public information, PSNC's Annual Reports, Forms 10-K and related financial information for the four fiscal years ended September 30, 1998 and PSNC's Form 10-Q and the related unaudited financial information for the three months ended December 31, 1998;

    - reviewed certain information, including financial forecasts, relating to the business, earnings, cash flow, assets and prospects of SCANA and PSNC, furnished to PaineWebber by SCANA and PSNC;

    - conducted discussions with members of senior management of SCANA and PSNC concerning their businesses and prospects;

    - compared the historical market prices and trading activity for SCANA common stock and PSNC common stock with those of certain publicly traded companies which PaineWebber deemed to be relevant;

    - compared the financial position and results of operations of SCANA and PSNC with those of certain publicly traded companies which PaineWebber deemed to be relevant;

    - compared the proposed financial terms of the Second Merger with the financial terms of certain other mergers and acquisitions which PaineWebber deemed to be relevant;

    - considered the potential pro forma effects of the Mergers;

    - reviewed the amended and restated merger agreement; and

    - reviewed such other financial studies and analyses and performed such other investigations and took into account such other matters as PaineWebber deemed necessary including PaineWebber's assessment of regulatory, general economic, market and monetary conditions.

    In preparing the PaineWebber opinion, PaineWebber relied on the accuracy and completeness of all information that was publicly available, supplied or otherwise communicated to PaineWebber by or on behalf of SCANA and PSNC and PaineWebber has not assumed any responsibility to independently verify such information. With respect to the financial forecasts examined by PaineWebber, SCANA and PSNC have represented to it and PaineWebber has assumed, with SCANA's consent, that they were reasonably prepared and reflect the best currently available estimates and good faith judgments of the managements of SCANA and PSNC as to the future performance of SCANA and PSNC. PaineWebber has also relied upon assurances of the managements of SCANA and PSNC that they were unaware of any facts that would make the information or financial forecasts provided to PaineWebber incomplete or misleading. PaineWebber did not make an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of SCANA or PSNC, nor was PaineWebber furnished with any such evaluations or appraisals. PaineWebber has also assumed, based on SCANA and PSNC's representations and with SCANA's consent, that any material liabilities (contingent or otherwise, known or unknown) of SCANA or PSNC are as set forth in the consolidated financial statements of SCANA and PSNC. The PaineWebber opinion is based upon regulatory, general economic, market and monetary conditions existing on the date thereof. PaineWebber expressed no opinion as to the price at which SCANA common stock or PSNC common stock may trade at any time after the date of the PaineWebber opinion. It should be understood that, although subsequent developments may affect the PaineWebber opinion, PaineWebber does not have any obligation to update, revise or reaffirm its opinion.

    The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant quantitative methods of financial analyses and the application of those methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to partial analysis or summary description. Accordingly, PaineWebber believes that its analysis must be considered as a whole and that considering any portion of such analysis and of the factors considered, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying the PaineWebber opinion. In its analyses, PaineWebber made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of SCANA and PSNC. Any estimates contained in these analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth therein. In addition, analyses relating to the value of businesses do not purport to be appraisals or to reflect the prices at which businesses may be sold. Accordingly, such analyses and estimates are inherently subject to substantial uncertainty and neither SCANA nor PaineWebber assume responsibility for the accuracy of such analyses and estimates.

    The following paragraphs summarize the significant analyses performed by PaineWebber in arriving at the PaineWebber opinion.

    STOCK TRADING HISTORY: PaineWebber reviewed the history of the trading prices for SCANA common stock and PSNC common stock, both separately and in relation to a market index and to comparable companies. The comparable companies were selected based on several criteria, including relative size, profitability, total revenue, growth characteristics, business position and credit rating. The market index used was the Standard & Poor's 40 Utilities Index. The SCANA comparable companies consisted of:

Baltimore Gas and Electric Company           New Century Energies, Inc.
Carolina Power & Light Company               TECO Energy, Inc.
Conectiv, Inc.                               Puget Sound Energy, Inc.
Florida Progress Corporation                 Wisconsin Energy Corporation

The PSNC comparable companies consisted of:

AGL Resources Inc.                     Northwest Natural Gas Company
Connecticut Energy Corporation         NUI Corporation
CTG Resources, Inc.                    Piedmont Natural Gas Company, Inc.
Energen Corporation                    South Jersey Industries, Inc.
Indiana Energy, Inc.                   Washington Gas Light Company
Laclede Gas Company                    Yankee Energy System, Inc.
New Jersey Resources Corporation

    SELECTED COMPARABLE PUBLIC COMPANY ANALYSIS: Using publicly available information, PaineWebber compared selected historical and projected financial, operating and stock market performance data of SCANA and PSNC to the corresponding data of the above-mentioned comparable companies.

    With respect to SCANA and its comparable companies, PaineWebber calculated multiples of total enterprise value (market value, as hereinafter defined, plus preferred stock and debt less cash and cash equivalents) to (1) latest twelve months ("LTM") earnings before interest, taxes and depreciation and amortization ("EBITDA") and (2) LTM earnings before interest and taxes ("EBIT"). PaineWebber also calculated multiples of market value (share price multiplied by shares outstanding including "in-the-money" options and warrants) to (1) LTM net income, (2) projected 1999 earnings per share ("EPS"), (3) projected 2000 EPS,
(4) LTM cash flow from operations (net income plus depreciation and amortization) and (5) book value of equity. The comparable companies' projected 1999 and 2000 EPS results were based on publicly available estimates from First Call Research. The SCANA comparable companies analysis resulted in the following ranges of multiples as of February 12, 1999:

ANALYSIS                                                                     MULTIPLE RANGES
---------------------------------------------------------------------------  -----------------
LTM EBITDA.................................................................  5.7x to 8.4x
LTM EBIT...................................................................  9.0x to 14.0x
LTM net income.............................................................  11.0x to 18.5x
Projected 1999 EPS.........................................................  11.0x to 13.3x
Projected 2000 EPS.........................................................  10.9x to 12.7x
LTM cash flow from operations..............................................  5.1x to 7.8x
Book value of equity.......................................................  1.19x to 2.06x

    As of February 12, 1999, SCANA's implied multiples, calculated on the same basis as the SCANA comparable companies, were as follows:

ANALYSIS                                                               SCANA IMPLIED MULTIPLES
--------------------------------------------------------------------  -------------------------
LTM EBITDA..........................................................               7.1x
LTM EBIT............................................................               9.8x
LTM net income......................................................              12.0x
Projected 1999 EPS..................................................              12.7x
Projected 2000 EPS..................................................              12.0x
LTM cash flow from operations.......................................               6.7x
Book value of equity................................................              1.46x

    Projected 1999 and 2000 EPS results for SCANA were based on estimates provided by First Call Research.

    With respect to PSNC and its comparable companies, PaineWebber calculated multiples of total enterprise value to (1) LTM EBITDA and (2) LTM EBIT. PaineWebber also calculated multiples of market value to (1) LTM net income, (2) projected 1999 EPS, (3) projected 2000 EPS, (4) LTM cash flow from operations and (5) book value of equity. The comparable companies' projected 1999 and 2000 EPS results were based on publicly available estimates from First Call Research. The PSNC comparable companies analysis resulted in the following ranges of multiples as of February 12, 1999:

ANALYSIS                                                                       MULTIPLE RANGES
-----------------------------------------------------------------------------  ---------------
LTM EBITDA...................................................................  5.8x to 8.7x
LTM EBIT.....................................................................  9.6x to 12.6x
LTM net income...............................................................  10.6x to 20.1x
Projected 1999 EPS...........................................................  11.5x to 16.2x
Projected 2000 EPS...........................................................  10.5x to 13.9x
LTM cash flow from operations................................................  3.6x to 8.5x
Book value of equity.........................................................  1.18x to 2.08x

    To calculate PSNC's implied multiples as of February 12, 1999, PaineWebber analyzed PSNC's (1) LTM results ended September 30, 1998, (2) LTM results ended September 30, 1998 normalized for a change in customer gas consumption patterns in the twelve month period, as estimated by PSNC management, and (3) selected projected data for the twelve months ended September 30, 1999 and 2000, as estimated by PSNC management. PSNC's implied multiples, calculated on the same basis as the PSNC comparable companies, were as follows:

                                                                         PSNC IMPLIED MULTIPLES            PROJECTED
                                                                    --------------------------------  --------------------
ANALYSIS                                                             ACTUAL LTM     NORMALIZED LTM      1999       2000
------------------------------------------------------------------  -------------  -----------------  ---------  ---------
LTM EBITDA........................................................         8.2x             8.0x           7.2x         NA
LTM EBIT..........................................................        12.1x            11.0x          10.7x         NA
LTM net income....................................................        18.6x            16.3x          15.7x      10.8x
LTM cash flow from operations.....................................         8.8x             8.7x           7.7x         NA
Book value of equity..............................................        2.08x            2.05x          1.92x         NA

    SELECTED COMPARABLE MERGERS AND ACQUISITIONS ANALYSIS: PaineWebber reviewed publicly available financial information for selected completed and pending mergers and acquisitions involving companies in the gas distribution business. The selected mergers and acquisitions PaineWebber analyzed included (acquiror/target):

    ONEOK, Inc. / Southwest Gas Corporation
    Carolina Power & Light Company / North Carolina Natural Gas Corporation

Eastern Enterprises / Colonial Gas Company
CMS Energy Corporation/ Continental Natural Gas, Inc.
    Eastern Enterprises / Essex County Gas Company
    NIPSCO Industries, Inc. / Bay State Gas Company
    ONEOK, Inc. / Western Resources, Inc.
    Duke Energy Corporation / PanEnergy Corp
    TECO Energy, Inc. / Lykes Energy, Inc.
    ENOVA Corporation / Pacific Enterprises
    Houston Industries Incorporated / NorAm Energy Corp.
    Atmos Energy Corporation / United Cities Gas Company
    Texas Utilities Company / ENSERCH Corporation
    Puget Sound Energy, Inc. / Washington Energy Company

    PaineWebber reviewed the consideration paid, or market value (for stock deals, based on acquiror stock prices on the day prior to the announcement of the transaction), in the comparable transactions and calculated multiples of total enterprise value to the targets' (1) LTM (latest twelve months prior to the announcement of the transaction) EBITDA, (2) LTM EBIT and (3) total customers. PaineWebber also calculated multiples of the consideration paid to the targets' (1) LTM net income, (2) LTM cash flow from operations and (3) book value of equity. The comparable transactions analysis resulted in the following ranges:

ANALYSIS                                                                           RANGES
----------------------------------------------------------------------------  ----------------
LTM EBITDA..................................................................  6.0x to 11.3x
LTM EBIT....................................................................  9.3x to 17.5x
Total customers.............................................................  $875 to $3,155
LTM net income..............................................................  16.2x to 23.9x
LTM cash flow from operations...............................................  6.3x to 12.2x
Book value of equity........................................................  1.06x to 3.18x

    To calculate the PSNC multiples implied by the Second Merger, PaineWebber analyzed PSNC's (1) LTM results ended September 30, 1998, (2) LTM results ended September 30, 1998 normalized for a change in customer gas consumption patterns in the twelve month period, as estimated by PSNC management, and (3) the projected twelve months results ended September 30, 1999, as estimated by PSNC management. PSNC's multiples implied by the Second Merger, calculated on the same basis as the comparable transactions, were as follows:

                                                             PSNC IMPLIED MULTIPLES
                                                 -----------------------------------------------
ANALYSIS                                         ACTUAL LTM    NORMALIZED LTM    PROJECTED 1999
-----------------------------------------------  -----------  -----------------  ---------------
LTM EBITDA.....................................       11.2x           10.4x              9.5x
LTM EBIT.......................................       16.0x           14.5x             14.0x
Total customers................................   $   2,733              NA                NA
LTM net income.................................       27.6x           24.0x             23.1x
LTM cash flow from operations..................       13.8x           12.8x             11.3x
Book value of equity...........................       3.08x           3.03x             2.83x

    DISCOUNTED CASH FLOW ANALYSIS: PaineWebber analyzed PSNC based on an unleveraged discounted cash flow analysis of the projected financial performance of PSNC. Such projected financial performance was based upon a five-year forecast for PSNC provided by PSNC management. The discounted cash flow analysis determined the discounted present value of the unleveraged after-tax cash flows generated over the five-year period and then added a terminal value based upon a range of EBITDA multiples of 7.5x to 9.5x and EBIT multiples from 11.0x to 13.0x. The unleveraged after-tax cash flows and terminal value were discounted using a range of discount rates that represented an estimate of the weighted average cost of capital of PSNC.

    PREMIUMS PAID ANALYSIS: PaineWebber analyzed purchase price per share premiums paid in 174 publicly disclosed domestic transactions, in non-financial industries, with transaction values between $500 million and $1.5 billion, announced since January 1, 1996. This analysis indicated the following mean and median premiums to the targets' closing stock price (1) one day, (2) one week and (3) four weeks prior to the announcement of the transaction:

PERIOD PRIOR TO ANNOUNCEMENT                                                      MEAN        MEDIAN
-----------------------------------------------------------------------------     -----     -----------
One day......................................................................        28.9%        22.3%
One week.....................................................................        34.9%        28.9%
Four weeks...................................................................        40.6%        34.9%

The premiums paid to PSNC implied by the Second Merger were as follows:

PERIOD PRIOR TO ANNOUNCEMENT                                              PSNC IMPLIED PREMIUM
----------------------------------------------------------------------  -------------------------
One day...............................................................               45.9%
One week..............................................................               43.5%
Four weeks............................................................               35.4%

    PaineWebber noted that the premium paid to PSNC based on the average PSNC closing stock price in December 1998 (when transaction discussions between SCANA and PSNC were initiated) was 31.1%.

    PRO FORMA MERGER ANALYSIS: PaineWebber performed an analysis of the potential pro forma effect of the Mergers on SCANA's EPS for the fiscal years 2000 through 2004. PaineWebber combined the projected operating results of SCANA (provided by SCANA management) with the corresponding projected operating results of PSNC (provided by PSNC management) to arrive at the combined company projected net income. PaineWebber divided the combined company projected net income by the pro forma shares outstanding to arrive at the combined company projected EPS. PaineWebber then compared the combined company projected EPS to SCANA's projected stand-alone EPS (provided by SCANA management) to determine the projected pro forma impact on SCANA's EPS. This analysis suggested that the Mergers should result in accretion to SCANA's EPS in fiscal year 2001 and thereafter.

    SCANA selected PaineWebber to be its financial advisor in connection with the Mergers because PaineWebber is a prominent investment banking and financial advisory firm with experience in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of securities, private placements and valuations for corporate purposes.

    Pursuant to an engagement letter between SCANA and PaineWebber dated January 5, 1999, PaineWebber has earned a retention fee of $250,000 and a fee of $750,000 for the rendering of the PaineWebber opinion. In addition, PaineWebber will receive a fee of $500,000, payable upon PSNC shareholder approval, and a fee of $2,000,000, payable upon completion of the Mergers, and will be reimbursed for certain of its related expenses. PaineWebber will not be entitled to any additional fees or compensation in the event the Mergers are not approved or otherwise consummated. SCANA also agreed, under separate agreement, to indemnify PaineWebber, its affiliates and each of its directors, officers, agents and employees and each person, if any, controlling PaineWebber or any of its affiliates against certain liabilities, including liabilities under federal securities laws.

    In the past, PaineWebber and its affiliates have provided investment banking services to SCANA and have received fees for the rendering of these services. PaineWebber may provide financial advisory services to, and may act as underwriter or placement agent for, the combined company in the future. In addition, PaineWebber may act as an underwriter in connection with the financing of the Mergers and would receive fees for underwriting services provided. In the ordinary course of PaineWebber's business, PaineWebber may actively trade the securities of SCANA and PSNC for its own account and for the accounts of its customers and, accordingly, may at any time hold long or short positions in such securities.

OPINION OF PSNC'S FINANCIAL ADVISOR

    Pursuant to a letter agreement dated as of July 3, 1997, PSNC retained Morgan Stanley to provide financial advisory services and a financial fairness opinion with respect to the PSNC Merger Consideration to be received by the holders of shares of PSNC common stock. PSNC's board of directors selected Morgan Stanley to act as PSNC's financial advisor based on Morgan Stanley's qualifications, expertise and reputation and its knowledge of the business and affairs of PSNC. At a meeting of PSNC's board of directors on February 16, 1999, Morgan Stanley rendered its oral opinion, subsequently confirmed in writing by opinions dated February 16, 1999 and the date of this joint proxy statement/prospectus, that as of the dates of such opinions, based upon and subject to the various considerations noted in the opinions, the PSNC Merger Consideration to be received by the holders of shares of PSNC common stock pursuant to the merger agreement was fair from a financial point of view to the holders of shares of PSNC common stock.

    THE OPINION OF MORGAN STANLEY DATED AS OF THE DATE OF THIS JOINT PROXY STATEMENT/PROSPECTUS IS ATTACHED AS ANNEX C TO THIS JOINT PROXY STATEMENT/PROSPECTUS. PSNC SHAREHOLDERS ARE URGED TO, AND SHOULD, READ THE OPINION CAREFULLY AND IN ITS ENTIRETY. MORGAN STANLEY'S OPINION IS DIRECTED TO PSNC'S BOARD OF DIRECTORS AND ADDRESSES ONLY THE FAIRNESS FROM A FINANCIAL POINT OF VIEW OF THE CONSIDERATION TO BE RECEIVED BY THE HOLDERS OF SHARES OF PSNC COMMON STOCK PURSUANT TO THE MERGER AGREEMENT, AS OF THE DATE OF THE OPINION. MORGAN STANLEY'S OPINION DOES NOT ADDRESS ANY OTHER ASPECT OF THE MERGERS AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY HOLDER OF PSNC COMMON STOCK AS TO HOW TO VOTE AT THE PSNC SPECIAL MEETING. THE SUMMARY OF THE OPINION OF MORGAN STANLEY SET FORTH IN THIS JOINT PROXY STATEMENT/PROSPECTUS, ALTHOUGH MATERIALLY COMPLETE, SHOULD NOT BE VIEWED AS A SUBSTITUTE FOR THE FULL TEXT OF SUCH OPINION.

    In connection with rendering its opinions, Morgan Stanley:

    - reviewed certain publicly available financial statements and other information of PSNC and SCANA;

    - reviewed certain internal financial statements and other financial and operating data concerning PSNC and SCANA prepared by the managements of PSNC and SCANA, respectively;

    - analyzed certain financial projections prepared by the managements of PSNC and SCANA;

    - discussed the past and current operations and financial condition and the prospects of PSNC and SCANA with senior executives of PSNC and SCANA, respectively;

    - reviewed the pro forma impact of the Mergers on SCANA's earnings per share, consolidated capitalization and financial ratios;

    - reviewed the reported prices and trading activity for the common stock of PSNC and SCANA;

    - compared the financial performance of PSNC and SCANA and the prices and trading activity of their respective common stock with that of certain other comparable publicly-traded companies and their securities;

    - reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;

    - participated in discussions and negotiations among representatives of PSNC, SCANA and certain other parties and their financial and legal advisors;

    - reviewed the merger agreement, and certain related documents; and

    - performed such other analyses and considered such other factors as Morgan Stanley deemed appropriate.

    Morgan Stanley assumed and relied upon without independent verification the accuracy and completeness of the information reviewed by Morgan Stanley for the purposes of its opinions. With respect to the financial projections, Morgan Stanley assumed that they were reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial performance of PSNC and SCANA. In addition, Morgan Stanley assumed that the Second Merger will be consummated in accordance with the terms set forth in the merger agreement and that the Second Merger will be treated as a tax-free reorganization and/or exchange, pursuant to the Code. Morgan Stanley assumed that in connection with the receipt of all necessary regulatory approvals for the proposed Mergers, no restrictions would be imposed that would have a material adverse effect on the contemplated benefits expected to be derived in the Mergers. Morgan Stanley has not made any independent appraisals of PSNC or SCANA, nor has Morgan Stanley been furnished with any such appraisals. Morgan Stanley's opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to it as of the date of each of its opinions.

    The following is a brief summary of the material analyses performed by Morgan Stanley in connection with its oral opinion and the preparation of its opinion letter dated February 16, 1999. Certain of these summaries of financial analyses include information presented in a tabular format. In order fully to understand the financial analyses used by Morgan Stanley, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses.

    COMPARATIVE STOCK PRICE PERFORMANCE. Morgan Stanley reviewed the recent stock price performance of PSNC and SCANA and compared such performance with that of the following indices:

    - Natural gas local distribution company index which included 48 companies

    - Standard & Poor's Electric Company Index which included 27 companies

    - Standard & Poor's 500 Index

    The following table presents the change in the stock prices for these groups, as compared to the change in the stock prices of PSNC common stock and SCANA common stock, over the period from February 11, 1998 to February 11, 1999.

                                                                              PERCENTAGE CHANGE
                                                                             -------------------
Natural gas local distribution index.......................................            -7.6%
Standard & Poor's Electric Company Index...................................            +4.0%
Standard & Poor's 500 Index................................................           +22.9%
PSNC.......................................................................            +6.6%
SCANA......................................................................            -2.9%

    Comparable Public Company Analysis. As part of its analysis, Morgan Stanley compared certain financial information of PSNC with that of a group of publicly-traded natural gas local distribution companies and also compared certain financial information of SCANA with that of a group of publicly-traded utility companies. The comparable companies selected for PSNC and SCANA were as follows:

                     PSNC                                           SCANA
             COMPARABLE COMPANIES                            COMPARABLE COMPANIES
----------------------------------------------  ----------------------------------------------
AGL Resources Inc.                              Baltimore Gas and Electric Company
Indiana Energy, Inc.                            Carolina Power & Light Company
Laclede Gas Company                             Dominion Resources, Inc.
Piedmont Natural Gas Company, Inc.              Florida Progress Corporation
Washington Gas Light Company                    The Southern Company
WICOR, Inc.                                     TECO Energy, Inc.

    The table below presents, as of February 11, 1999, the representative range for each of the ratios of price to forecasted fiscal 1999 and forecasted fiscal 2000 earnings multiples, price to book value multiple as of December 31, 1998, and price to LTM operating cash flow multiple, and the aggregate value to LTM EBITDA multiple and the aggregate value to LTM EBIT multiple. The earnings projections are based on earnings projections as reported by I/B/E/S as of February 11, 1999.

                                                           PRICE TO    PRICE TO                         AGGREGATE
                                                          FORECASTED  FORECASTED  PRICE TO   PRICE TO   VALUE TO   AGGREGATE
                                                             1999        2000       BOOK     OPERATING     LTM      VALUE TO
                                                           EARNINGS    EARNINGS     VALUE    CASH FLOW   EBITDA     LTM EBIT
                                                          ----------  ----------  ---------  ---------  ---------  ----------
PSNC Comparable Companies...............................  14.0-15.0   12.5-13.5    1.8-2.2    7.0-9.0    7.0-9.0   11.0-12.0
SCANA Comparable Companies..............................  13.0-14.5   12.0-13.5    1.6-2.2    6.0-7.0    6.5-7.5   10.0-11.0
PSNC....................................................     18.1        17.2        2.1        7.6        8.8        12.5
SCANA...................................................     12.7        12.2        1.6        6.6        7.2        9.3

    No company utilized in the comparable public company analysis as a comparison is identical to PSNC or SCANA. In evaluating the companies, Morgan Stanley made judgements and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of PSNC or SCANA, such as the impact of competition on the business of PSNC or SCANA and the industry generally, industry growth and the absence of any material adverse change in the financial condition and prospects of PSNC or SCANA or the industry or in the financial markets in general. Mathematical analysis (such as determining an average or a median) is not in itself a meaningful method of using a peer group.

    DISCOUNTED CASH FLOW ANALYSIS. Morgan Stanley performed a discounted cash flow analysis of PSNC and SCANA based on certain financial projections provided by their managements for each company for the period 1999 through 2008 and 1999 through 2003. Unlevered free cash flow of each company was calculated as net income available to common stockholders plus the aggregate of preferred stock dividends, depreciation and amortization, deferred taxes, and other noncash expenses and after-tax net interest expense less the sum of capital expenditures and investment in noncash working capital. Morgan Stanley calculated terminal values by applying a range of perpetual growth rates to the unlevered free cash flow in fiscal 2008 for PSNC and 2003 for SCANA, and the cash-flow streams and terminal values were then discounted to the present using a range of discount rates representing an estimated range of the weighted average cost of capital for each of PSNC and SCANA.

    ANALYSIS OF SELECTED PRECEDENT TRANSACTIONS. Using publicly available information, Morgan Stanley considered five announced or completed transactions in the natural gas local distribution industry, which were deemed to be comparable to the Second Merger. These transactions included:

    - ONEOK, Inc.'s acquisition of Southwest Gas Corporation

    - Carolina Power & Light Company's acquisition of North Carolina Natural Gas Corporation

    - Eastern Enterprises' acquisition of Colonial Gas Company

    - Eastern Enterprises' acquisition of Essex County Gas Company

    - NIPSCO Industries, Inc.'s acquisition of Bay State Gas Company

    Morgan Stanley compared certain financial and market statistics of the precedent transactions to the Second Merger. The table below presents the representative range for each of the ratios of price to LTM earnings multiple, price to book value multiple as of December 31, 1998, price to LTM operating cash flow, aggregate value to LTM EBITDA and the aggregate value to LTM EBIT multiples.

                                                                                 PRICE TO   AGGREGATE
                                                          PRICE TO   PRICE TO      LTM      VALUE TO   AGGREGATE
                                                            LTM        BOOK     OPERATING      LTM      VALUE TO
                                                          EARNINGS     VALUE    CASH FLOW    EBITDA     LTM EBIT
                                                         ----------  ---------  ----------  ---------  ----------
Precedent Transactions                                   20.0-24.0    2.1-2.9   10.0-11.0   9.5-11.0   14.0-16.0

    No transaction utilized as a comparison in the analysis of selected Precedent Transactions is identical to the Second Merger in both timing and size. Accordingly, an analysis of the results of the foregoing necessarily involves complex considerations and judgments concerning differences in financial and operating characteristics of PSNC and other factors that would affect the acquisition value of the companies to which it is being compared. In evaluating the Precedent Transactions, Morgan Stanley made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of PSNC, such as the impact of competition on PSNC and the industry generally, industry growth and the absence of any adverse material change in the financial conditions and prospects of PSNC or the industry or in the financial markets in general. Mathematical analysis (such as determining the mean or median) is not, in itself, a meaningful method of using Precedent Transactions data.

    PRO FORMA ANALYSIS OF THE SECOND MERGER. Morgan Stanley reviewed the pro forma impact of the Second Merger on SCANA's earnings per share for the fiscal years ended 2000 through 2003. The analysis was performed assuming completion of the Mergers, at the beginning of this period, utilizing stand-alone earnings estimated for the fiscal years ended 2000 through 2003 for PSNC and SCANA based on certain financial projections, prior to the inclusion of any synergies, prepared by the managements of each company. Based on this analysis, the Second Merger would be mildly dilutive to SCANA's earnings per share in 2000 and accretive thereafter through 2003.

    In connection with its written opinion dated as of the date of this joint proxy statement/prospectus, Morgan Stanley reviewed the analyses used to render its February 16, 1999 opinion by performing procedures to update certain such analyses and by reviewing the assumptions upon which such analyses were based and the factors considered in connection therewith.

    The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. In connection with the review of the Second Merger by PSNC's board of directors, Morgan Stanley performed a variety of financial and comparative analyses for purposes of delivering its opinion. In arriving at its opinions, Morgan Stanley considered the results of all of its analyses as a whole and did not attribute any particular weight to any analysis or factor considered by it. Furthermore, Morgan Stanley believes that selecting any portion of its analyses, without considering all of its analyses would create an incomplete view of the process underlying its opinions. In addition, Morgan Stanley may have given various analyses and factors more or less weight than other analyses and factors, and may have deemed various assumptions more or less probable than other assumptions.

    In performing its analyses, Morgan Stanley made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of PSNC or SCANA. Any estimates contained in Morgan Stanley's analyses are not necessarily indicative of future results or actual values, which may be significantly more or less favorable than those suggested by such estimates. The analyses performed were performed solely as part of Morgan Stanley's analysis of the fairness from a financial point of view of the consideration to be received by the holders of shares of PSNC common stock pursuant to the merger agreement and were conducted in connection with the delivery of the Morgan Stanley opinions to PSNC's board of directors. The analyses do not purport to be appraisals or to reflect the prices at which PSNC common stock or SCANA common stock might actually trade. The consideration to be received by the shareholders of PSNC common stock pursuant to the merger agreement and other terms of the merger agreement were determined through arm's length negotiations between PSNC and SCANA and were approved by PSNC's board of directors. Morgan Stanley provided advice to PSNC during such negotiations. Morgan Stanley's opinion dated February 16, 1999 was one of many factors taken into consideration by PSNC's board of directors in making its decision to approve the merger agreement and the transactions contemplated by the merger agreement. Consequently, the Morgan Stanley analyses described above should not be viewed as determinative of the opinion of PSNC's board of directors with respect to the value of PSNC.

    PSNC's board of directors retained Morgan Stanley based upon Morgan Stanley's qualifications, experience and expertise. Morgan Stanley is an internationally recognized investment banking and advisory firm. Morgan Stanley, as part of its investment banking and financial advisory business, is continuously involved in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. In the ordinary course of Morgan Stanley's trading and brokerage activities, Morgan Stanley or its affiliates may at any time hold long or short positions, may trade or otherwise effect transactions, for its own account or for the account of customers in the equity or debt securities of PSNC or SCANA.

    Morgan Stanley has been retained by PSNC to act as financial advisor to PSNC with respect to the Mergers. Pursuant to a letter agreement dated July 3, 1997 between PSNC and Morgan Stanley, Morgan Stanley is entitled to (i) an advisory fee estimated to be between $150,000 and $250,000 and which is payable in the event the transaction is not consummated and (ii) a transaction fee equal to approximately $4,400,000, which is payable as follows: one-third upon the execution of the definitive transaction agreement, one-third upon approval of the transaction by PSNC's shareholders and one-third upon closing of the transaction. Any amounts paid or payable to Morgan Stanley as advisory or announcement fees will be credited against the transaction fee. PSNC has also agreed to reimburse Morgan Stanley for its out-of-pocket expenses incurred by Morgan Stanley in performing its services. In addition, PSNC has agreed to indemnify Morgan Stanley and its affiliates, their directors, officers, agents and each person, if any, controlling Morgan Stanley or any of its affiliates against certain liabilities and expenses, including certain liabilities under the federal securities laws, related to or arising out of Morgan Stanley's engagement and any related transactions. In the past, Morgan Stanley and its affiliates have provided financial advisory and financing services for PSNC and SCANA and have received fees for the rendering of these services.

POTENTIAL CONFLICTS OF INTERESTS OF CERTAIN PERSONS IN THE MERGERS

    In considering the recommendation of the PSNC board of directors with respect to the merger agreement, shareholders should be aware that certain officers and directors of PSNC have interests in the Mergers that are in addition to, or different from, the interests of shareholders of PSNC generally. The PSNC board of directors was aware of these interests and considered them along with other matters in recommending that PSNC shareholders vote to approve the merger agreement.

    SCANA BOARD OF DIRECTORS. As provided in the merger agreement, SCANA will cause the number of directors comprising the SCANA board of directors at the Effective Time of the Mergers to be sufficient to permit the appointment of Mr. Zeigler and two additional persons presently serving as members of the PSNC board of directors, one of whom will be designated by SCANA and one of whom will be designated by PSNC. In addition, at the effective time of the Mergers, Mr. Zeigler will become one of the three members of SCANA's Office of the Chairman, along with SCANA's current Chairman, President and Chief Executive Officer and SCE&G's President and Chief Operating Officer. See "The Merger Agreement-- Corporate Governance Matters."

    PSNC OFFICER. The merger agreement provides that at the Effective Time of the Mergers, Mr. Zeigler will become President and Chief Operating Officer of the surviving corporation in the Preferred Second Merger and each other subsidiary of SCANA whose primary operations are located in North Carolina. In the event of the Alternative Second Merger, separate arrangements will be made for Mr. Zeigler to manage the North Carolina operations of SCANA. See "The Merger Agreement-- Corporate Governance Matters."

    SEVERANCE AGREEMENTS. Messrs. J. Paul Douglas, Robert W. Giesler, Jack G. Mason and Boyce C. Morrow, Jr., Ms. Lauris A. Nance, and Messrs. Jerry W. Richardson, Fred L. Schmidt, Robert D. Voigt, Franklin H. Yoho and Mr. Zeigler, currently have severance agreements with PSNC. Under these severance agreements, $4,223,286 in the aggregate may become payable to them in connection with the Mergers.

    Pursuant to the merger agreement and a letter agreement between the parties, dated February 16, 1999, the surviving corporation in the Second Merger will, for one year following the Effective Time of the Second Merger, provide severance benefits which are equivalent to those currently provided by the PSNC Severance Pay Plan. See "The Merger Agreement--Workforce and Employee Benefit Matters."

    DIRECTOR DEFERRED COMPENSATION PLAN. Pursuant to a deferred compensation plan maintained by PSNC, each outside director of PSNC is required to defer receipt of one-half ( 1/2) of the director's annual retainer, and may elect to defer all or a portion of the remainder of such director's annual retainer and all of such director's meeting fees. All amounts so deferred are converted into PSNC stock units. A director who elects to defer all of his or her annual retainer and meeting fees is credited with additional stock units equal to 15% of the amount that would otherwise be credited. Upon the occurrence of a change in control, all amounts deferred are paid out to the directors. See "Share Ownership of Management and Certain Beneficial Owners of PSNC--Deferred Compensation Plan for Outside Directors."

    INDEMNIFICATION. Pursuant to the merger agreement, from and after the Effective Time of the Second Merger, the surviving corporation will, to the fullest extent permitted by applicable law, indemnify, defend and hold harmless each person who, prior to the Effective Time of the Second Merger, was an officer, director or employee of PSNC or any of its subsidiaries against all losses, expenses (including reasonable attorneys' fees), claims, damages or liabilities or, subject to certain restrictions, amounts paid in settlement, (1) arising out of actions or omissions occurring at or prior to the Effective Time of the Second Merger that are, in whole or in part, based on or arising out of the fact that such person is or was a director, officer or employee of such party and (2) based on, arising out of or pertaining to the transactions contemplated by the merger agreement.

    In addition, SCANA has agreed that for a period of six years it will, at its election, either (1) cause to be maintained an extended reporting period for current policies of directors' and officers' liability insurance for the benefit of those persons who are currently covered by such policies of PSNC on terms no less favorable than the terms of the current insurance coverage or (2) provide tail coverage for such persons which provides coverage for a period of six years for acts prior to the Effective Time of the Second Merger on terms no less favorable than the terms of such current insurance coverage. See "The Merger Agreement--Indemnification."

FEDERAL INCOME TAX CONSEQUENCES OF THE MERGERS

    The following discussion is a description of the material U.S. federal income tax consequences of the Mergers. This discussion is for general information only and does not purport to consider all aspects of U.S. federal income taxation that may be relevant to a shareholder of PSNC common stock and SCANA common stock. This discussion is based upon the provisions of the Code, existing regulations promulgated thereunder and administrative and judicial interpretations thereof, all as in effect as of the date hereof and all of which are subject to change (possibly with retroactive effect). This discussion applies only to shareholders for whom the PSNC common stock or the SCANA common stock are capital assets within the meaning of Code Section 1221, and does not apply to PSNC common stock or SCANA common stock received pursuant to the exercise of options or similar securities or otherwise as compensation, PSNC common stock or SCANA common stock held as part of a "straddle," "hedge," "conversion transaction," "synthetic security," or other integrated investment, or to certain types of shareholders (including without limitation, financial institutions, insurance companies, tax-exempt organizations and broker dealers) who may be subject to special rules. This discussion does not discuss the U.S. federal income tax consequences to a shareholder who, for U.S. federal income tax purposes, is a non-resident alien individual, a foreign corporation, a foreign partnership, or a foreign estate or trust, nor does it consider the effect of any foreign, state, local or other tax laws.

    BECAUSE INDIVIDUAL CIRCUMSTANCES MAY DIFFER, SHAREHOLDERS OF PSNC COMMON STOCK AND SCANA COMMON STOCK SHOULD CONSULT THEIR TAX ADVISORS TO DETERMINE THE TAX EFFECT TO SUCH SHAREHOLDERS OF THE MERGERS, INCLUDING THE APPLICATION AND EFFECT OF FOREIGN, STATE, LOCAL OR OTHER TAX LAWS.

THE MERGERS

    The consummation of the Mergers is conditioned upon the receipt by (A) SCANA of an opinion from LeBoeuf, Lamb substantially to the effect that (i) the First Merger will be a tax-free transaction under the Code and SCANA, New Sub I and the shareholders of SCANA who exchange their SCANA common stock solely for shares of SCANA common stock will not recognize gain or loss for U.S. federal income tax purposes as a result of the consummation of the First Merger, (ii) the Second Merger will be a tax-free reorganization for U.S. federal income tax purposes within the meaning of Code section 368, (iii) PSNC and SCANA will each be a party to the reorganization within the meaning of Code section 368 and (iv) no gain or loss will be recognized by PSNC pursuant to the Second Merger and (B) PSNC of an opinion of Skadden, Arps substantially to the effect that (I) the Second Merger will constitute a reorganization for U.S. federal income tax purposes within the meaning of Code section 368, (II) PSNC and SCANA will each be a party to the reorganization within the meaning of Code section 368, (III) no gain or loss will be recognized by PSNC or SCANA pursuant to the Second Merger and (IV) no gain or loss will be recognized by the shareholders of PSNC who receive solely shares of SCANA common stock pursuant to the Second Merger. The opinions will be based upon certain customary assumptions and representations of fact, including representations of fact contained in certificates of officers of SCANA, PSNC and others, all of which must be true, correct and complete in all material respects as of the Effective Time of the Second Merger. No ruling has been sought from the Internal Revenue Service as to the U.S. federal income tax consequences of the Mergers, and the opinions of counsel are not binding upon the Internal Revenue Service or any court. Accordingly, there can be no assurances that the Internal Revenue Service will not contest the conclusions expressed therein or that a court will not sustain such contest. Any condition relating to the First Merger described above will be waived in the event that the parties proceed with the Second Merger independently of the First Merger in accordance with the terms of the merger agreement.

FIRST MERGER

    SCANA SHAREHOLDERS WHO RECEIVE SOLELY SCANA COMMON STOCK.

    A shareholder of SCANA common stock who exchanges his stock solely for shares of SCANA common stock pursuant to the First Merger will not recognize any gain or loss. The aggregate adjusted tax basis of SCANA common stock received in the exchange will equal such shareholder's aggregate adjusted tax basis in the SCANA common stock surrendered. The holding period for shares of SCANA common stock received solely in exchange for shares of SCANA common stock surrendered pursuant to the First Merger will include the holding period of the shares of SCANA common stock surrendered.

    SCANA SHAREHOLDERS WHO RECEIVE SOLELY CASH OR CASH AND SCANA COMMON STOCK.

    The exchange by a shareholder of some or all of his SCANA common stock for cash (including any cash received in lieu of a fractional share of SCANA common stock) will generally be treated as a taxable transaction for U.S. federal income tax purposes. As a consequence of the exchange, such shareholder will, depending on such shareholder's particular circumstances, be treated either as having sold some or all of his SCANA common stock for the cash consideration received or as having received a dividend distribution from SCANA.

    A shareholder who exchanges SCANA common stock for cash pursuant to the First Merger will be treated as having sold the SCANA common stock surrendered in exchange for the cash consideration, and will recognize capital gain or loss in the exchange, if the exchange (a) results in a "complete termination" of such shareholder's stock interest in SCANA, (b) results in a "substantially disproportionate" reduction in such shareholder's stock interest or (c) is not "essentially equivalent to a dividend" with respect to such shareholder. In applying these tests, a shareholder will be treated as owning shares actually or "constructively" owned by certain related individuals and entities and shares which the shareholder has the right to acquire by exercise of an option.

    SUBSTANTIALLY DISPROPORTIONATE DISTRIBUTIONS. An exchange of SCANA common stock for cash will be "substantially disproportionate" with respect to a shareholder if the percentage of the outstanding shares of SCANA common stock actually and constructively owned by such shareholder immediately after the transaction is less than 80% of the percentage of the shares of SCANA common stock actually and constructively owned by such shareholder immediately before the transaction.

    DISTRIBUTIONS NOT ESSENTIALLY EQUIVALENT TO A DIVIDEND. A shareholder will satisfy the "not essentially equivalent to a dividend" test if the reduction in such shareholder's proportionate stock interest in SCANA as a result of the transaction constitutes a "meaningful reduction" in his stock interest given such shareholder's particular facts and circumstances. The Internal Revenue Service has indicated in published rulings that any reduction in the percentage interest of a shareholder whose relative stock interest in a publicly held corporation is minimal (an interest of less than 1% should satisfy this requirement) and who exercises no control over corporate affairs should constitute such a "meaningful reduction." Shareholders who own 1% or more of the SCANA common stock, either directly or through attribution, or who exercise control over corporate affairs should consult their tax advisors with respect to whether or not any cash they receive in the First Merger is "not essentially equivalent to a dividend."

    APPLICATION OF THE "SUBSTANTIALLY DISPROPORTIONATE" AND THE "NOT ESSENTIALLY EQUIVALENT TO A DIVIDEND" TESTS. While the matter is not free from doubt and there is no authoritative precedent for the transactions contemplated by the Mergers, both the First and Second Mergers should be considered a single integrated transaction for purposes of applying the preceding tests to the First Merger. Thus, it is likely the preceding tests will be applied by comparing a shareholder's proportionate stock interest in SCANA before the Mergers with his stock interest in SCANA after both of the Mergers, giving full effect to any dilution resulting from the issuance of SCANA common stock to former PSNC shareholders in the Second Merger. Moreover, other sales and dispositions effected by a shareholder as part of an overall plan to reduce or terminate such shareholder's proportionate stock interest in SCANA may, for U.S. federal income tax purposes, be integrated with the shareholder's exchange of SCANA common stock pursuant to the First Merger and, if integrated, should be taken into account in determining whether the shareholder satisfies any of the three tests described above.

    SALE OR EXCHANGE TREATMENT. If a shareholder is treated as having sold all or a portion of his shares of SCANA common stock under the tests described above, he or she will recognize gain or loss equal to the difference between the amount of cash received and his tax basis in the SCANA common stock exchanged therefor. Any such gain or loss will be capital gain or loss and will be long-term capital gain or loss if the holding period of such shares of SCANA common stock exceeds one year as of the date of the exchange. Long-term capital gain recognized by certain non-corporate shareholders will be eligible for a maximum U.S. federal income tax rate of 20%.

    No gain or loss will be recognized with respect to the portion, if any, of a shareholder's SCANA common stock that is exchanged solely for SCANA common stock. The aggregate adjusted tax basis of SCANA common stock received in the exchange will equal such shareholder's aggregate adjusted tax basis in the SCANA common stock surrendered. The holding period for shares of SCANA common stock received solely in exchange for shares of SCANA common stock surrendered pursuant to the First Merger will include the holding period of the shares of SCANA common stock surrendered.

    DIVIDEND TREATMENT. If a shareholder who exchanges SCANA common stock pursuant to the First Merger is not treated under the foregoing tests as having sold his SCANA common stock for cash, the entire amount of cash received will be treated as a dividend distribution to the extent of SCANA's current and accumulated earnings and profits (which SCANA anticipates will be sufficient to cover the amount of any such distribution) and will be includible in the shareholder's gross income as ordinary income in its entirety, without reduction for the tax basis of the shares exchanged. To the extent that the cash received in exchange for shares of SCANA common stock is treated as a dividend to a corporate shareholder, such shareholder will be (i) eligible for a dividends-received deduction (subject to applicable limitations) and (ii) subject to the "extraordinary dividend" provisions of the Code.

    To the extent, if any, that the cash received by a shareholder exceeds SCANA's current and accumulated earnings and profits, it will be treated first as a tax-free reduction of such shareholder's tax basis in the SCANA common stock and thereafter as capital gain. Any such gain or loss will be capital gain or loss and will be long-term capital gain or loss if the holding period of such shares of SCANA common stock exceeds one year as of the date of the exchange. Long-term capital gain recognized by certain non-corporate shareholders will be eligible for a maximum U.S. federal income tax rate of 20%.

    No gain or loss will be recognized with respect to the portion, if any, of a shareholder's SCANA common stock that is exchanged solely for SCANA common stock. The shareholder's aggregated adjusted tax basis in the shares of SCANA common stock received in the exchange will equal such shareholder's aggregated adjusted tax basis in all of the shares of SCANA common stock surrendered, including the portion of the shares exchanged for cash.

SECOND MERGER

    PSNC SHAREHOLDERS WHO RECEIVE SOLELY SCANA COMMON STOCK.

    A shareholder of PSNC common stock who exchanges that stock solely for shares of SCANA common stock pursuant to the Second Merger will not recognize any gain or loss on that exchange, except to the extent such shareholder receives cash in lieu of fractional shares of SCANA common stock (as discussed below). The aggregate adjusted tax basis of SCANA common stock received will equal the shareholder's aggregate adjusted tax basis in the PSNC common stock surrendered. The holding period of the SCANA common stock received pursuant to the Second Merger will include the holding period of the PSNC common stock surrendered therefor.

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
    PSNC SHAREHOLDERS WHO RECEIVE SOLELY CASH.

    A shareholder of PSNC common stock who exchanges that stock solely for cash consideration pursuant to the Second Merger will generally recognize capital gain or loss in an amount equal to the difference between the amount of cash consideration received and the shareholder's adjusted tax basis in the PSNC common stock surrendered therefor. The capital gain or loss recognized will be long-term capital gain or loss if the shareholder's holding period for the PSNC common stock so surrendered exceeds one year, and, with respect to certain non-corporate shareholders, will be eligible for a maximum U.S. federal income tax rate of 20%.

    PSNC SHAREHOLDERS WHO RECEIVE CASH AND SCANA COMMON STOCK.

    A shareholder of PSNC common stock who exchanges that stock for both cash consideration (including any cash received in lieu of a fractional share of SCANA common stock) and SCANA common stock pursuant to the Second Merger will generally realize gain or loss in an amount equal to the difference between the sum of the cash and the fair market value of the SCANA common stock received and the shareholder's adjusted tax basis in the PSNC common stock surrendered. The shareholder's gain, if any, will be recognized, however, only to the extent of the amount of cash consideration received by the shareholder. Any loss will not be recognized. Complicated rules apply for purposes of determining the character of any gain recognized. However, any gain recognized by a shareholder who receives both cash consideration and SCANA common stock will, under most circumstances, be treated as capital gain.

    Gain recognized by a shareholder that receives cash in the Second Merger who would have owned 1% or more of the SCANA common stock if they had exchanged all of their PSNC common stock for SCANA common stock (after taking into account the Mergers) or who exercise control over SCANA corporate affairs should consult their tax advisors regarding the character of any gain recognized in the Second Merger.

    The aggregate adjusted tax basis of the SCANA common stock received will equal the shareholder's adjusted tax basis in the PSNC common stock surrendered, decreased by the amount of cash consideration received by the shareholder and increased by the amount of gain, if any, recognized by the shareholder. The holding period of the SCANA common stock received pursuant to the Second Merger will include the holding period of the PSNC common stock surrendered therefor.

BACKUP WITHHOLDING

    Payments in connection with the merger may be subject to "backup withholding" at a rate of 31%, unless a shareholder of SCANA common stock or PSNC common stock (1) provides a correct taxpayer identification number ("TIN") (which, for an individual shareholder, is the shareholder's social security number) and any other required information to the paying agent, or (2) is a corporation or comes within certain exempt categories and, when required, demonstrates this fact, and otherwise complies with applicable requirements of the backup withholding rules. A shareholder who does not provide a correct TIN may be subject to penalties imposed by the Internal Revenue Service. Any amount paid as backup withholding does not constitute an additional tax and will be creditable against the holder's U.S. federal income tax liability. Each shareholder should consult with its own tax advisor as to such shareholder's qualification for exemption from backup withholding and the procedure for obtaining such exemption. SHAREHOLDERS MAY PREVENT BACKUP WITHHOLDING BY COMPLETING A SUBSTITUTE FORM W-9 AND SUBMITTING IT TO THE PAYING AGENT FOR THE MERGERS WHEN THEY SUBMIT THEIR SHARE CERTIFICATE(S) IN CONNECTION WITH THE MERGERS.

REGULATORY MATTERS

    Certain federal and state regulatory requirements must be complied with before the Second Merger can be consummated. While there can be no guarantee as to if and when any of the consents or approvals

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required for the Second Merger will be obtained or the conditions that may be contained therein, we currently believe that the necessary approvals can be obtained during the second half of 1999.

    ANTITRUST. Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and the rules promulgated thereunder by the Federal Trade Commission (the "FTC"), the Second Merger may not be consummated until SCANA and PSNC file notifications and provide certain information to the FTC and the Antitrust Division of the Department of Justice (the "Antitrust Division") and specified waiting period requirements are satisfied. SCANA and PSNC will file notification and report forms under the HSR Act with the FTC and the Antitrust Division within the next few months.

    THE 1935 ACT. SCANA is currently a holding company exempt from all provisions under the 1935 Act except Section 9(a)(2) under Section 3(a)(1) pursuant to Rule 2 of the 1935 Act. SCANA is required to obtain SEC approval under Sections 9(a)(2) and 10 of the 1935 Act in connection with the Preferred Second Merger. Section 9(a)(2) of the 1935 Act requires an entity owning, directly or indirectly, 5% or more of the outstanding voting securities of a public utility company (as defined in the 1935 Act) to obtain the approval of the SEC under Section 10 of the 1935 Act prior to acquiring a direct or indirect interest in 5% or more of the voting securities of any additional public utility company. SCANA currently holds in excess of 5% of the voting securities of two public utility companies and, in the Preferred Second Merger, will be acquiring 5% or more of the voting securities of PSNC, a public utility company within the meaning of the 1935 Act.

    Under the applicable standards of the 1935 Act, the SEC is directed to approve the Preferred Second Merger unless it finds that (i) the Preferred Second Merger would tend towards detrimental interlocking relations or a detrimental concentration of control, (ii) the consideration to be paid in connection with the Preferred Second Merger is not reasonable, (iii) the Preferred Second Merger would unduly complicate the capital structure of SCANA's holding company system or would be detrimental to the proper functioning of SCANA's holding company system or (iv) the Preferred Second Merger would violate applicable state law. To approve the Preferred Second Merger, the SEC must also find that the Preferred Second Merger would tend towards the development of an integrated public utility. Although SCANA believes that SEC approval of the Preferred Second Merger under the 1935 Act will be obtained on acceptable terms, it is not possible to predict with certainty the timing of such approval and whether the approval will be on acceptable terms.

    Based on the most recent information available, following consummation of the Preferred Second Merger, SCANA believes it would no longer qualify for an exemption from registration under the 1935 Act and would be required to register under Section 5 of the 1935 Act. In such event, SCANA will become subject to the restrictions that the 1935 Act imposes on registered holding company systems. Among these are requirements that certain securities issuances as well as sales and acquisitions of utility assets or of securities of utility companies and acquisitions of interests of any other business be approved by the SEC. The 1935 Act also limits the ability of registered holding companies to engage in nonutility ventures and regulates any holding company system service company and the rendering of services by holding company affiliates to the system's utilities. Although under the 1935 Act the SEC may require the divestiture of any business of the combined companies that is not energy-related as a condition to approval of the Preferred Second Merger, SCANA believes that all of its non-utility activities after completion of the acquisition will meet the requirements for retention by a registered holding company. In conjunction with the registration of SCANA as a holding company under the 1935 Act, the SEC may review the question of whether the system can retain both gas and electric utility operations. Based on recent orders issued by the SEC under the 1935 Act, SCANA believes it will be permitted to retain all of its utility operations.

    Under the Alternative Second Merger, SCANA does not need to obtain the approval of the SEC under the 1935 Act because, following the Alternative Second Merger, PSNC will be combined into SCE&G and SCANA already holds the voting securities of SCE&G. Under this structure, SCANA intends to continue to claim an exemption as an intrastate holding company under Section 3(a)(1) of the 1935 Act pursuant to Rule 2 as SCANA and its material utility subsidiaries will be incorporated in the same state (South Carolina), will be intrastate in character and will conduct their utility operations predominantly in that state. SCANA's claim of exemption under Section 3(a)(1) could be questioned or challenged by the SEC.

    SOUTH CAROLINA. SCANA is a South Carolina corporation and is the parent corporation of SCE&G, a South Carolina public utility. The South Carolina Public Service Commission does not have any statutory jurisdiction over merger transactions involving SCANA or issuances of SCANA securities. Thus neither the First Merger nor the Preferred Second Merger need any approvals from the South Carolina Public Service Commission. However, the South Carolina Public Service Commission is granted general authority to supervise and regulate public utility operations in the state of South Carolina. Therefore, the Alternative Second Merger, which directly involves SCE&G would require South Carolina Public Service Commission approval. In the event the parties decide to pursue the Alternative Second Merger, SCE&G will file an application with the South Carolina Public Service Commission as soon as reasonably practicable.

    NORTH CAROLINA. The operations of PSNC as a public utility in North Carolina are regulated by the North Carolina Utilities Commission pursuant to Chapter 62 of the North Carolina General Statutes. N.C. Gen. Stat. Section62-111(a) states that "any merger or combination affecting any public utility" shall require application to and written approval by the North Carolina Utilities Commission. The standard for evaluating a public utility merger under this North Carolina statute is whether the transaction is "justified by the public convenience and necessity." On May 3, 1999, PSNC filed an application for approval of the Second Merger with the North Carolina Utilities Commission. PSNC believes that the proposed Second Merger satisfies these standards.

    OTHER. SCANA and PSNC will file any necessary applications in connection with the transfer of any PSNC licenses issued by the Federal Communications Commission to SCANA. SCE&G holds various Nuclear Regulatory Commission (the "NRC") licenses in connection with the Summer nuclear facility. Although the NRC must approve any direct or indirect transfer of these licenses, SCE&G does not believe that either the First Merger or the Preferred Second Merger involve a transfer of any of these licenses. SCE&G also owns electric utility facilities subject to the jurisdiction of the Federal Energy Regulatory Commission (the "FERC") under the Federal Power Act. The Federal Power Act provides that the FERC must authorize in advance the sale, disposition, merger or consolidation of jurisdictional facilities, including any direct or indirect change of control over such facilities. However, SCE&G does not believe that the Mergers involve a sale, disposition, merger or consolidation, or any other change of control, of its jurisdictional facilities under the terms of the Federal Power Act. In the event the parties pursue the Alternative Second Merger, NRC and/or FERC approval may be required and SCE&G will file any necessary applications with these agencies. We are not aware of any material governmental consents or approvals that are required prior to the parties' consummation of the Mergers other that those described above. Under the terms of the merger agreement, SCANA and PSNC have agreed to use commercially reasonable efforts to obtain all regulatory approvals and consents required for the Mergers.

ACCOUNTING TREATMENT

    The Pro Forma Combined Condensed Financial Statements appearing elsewhere in this joint proxy statement/prospectus are based upon certain assumptions, as described in the pro forma statements, and are included for informational purposes only. The Second Merger will be accounted for under the purchase method of accounting, in accordance with GAAP. As a regulated utility, the assets and liabilities of the acquired company, PSNC, are not revalued to estimates of fair value, but are maintained at their recorded amounts. The difference between the purchase price, representing fair value, and the recorded amounts is shown in an acquisition adjustment in the pro forma statements. If the Mergers are consummated, SCANA's financial statements will reflect effects of transaction adjustments only from the Effective

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
Time of the Second Merger. The actual amounts of assets, liabilities and acquisition adjustment may differ significantly from the amounts reflected in the Pro Forma Combined Condensed Financial Statements.

    The First Merger will be treated as a reorganization with no change in the recorded amount of SCANA's assets and liabilities. The financial statements of SCANA will become the financial statements of the surviving corporation in the First Merger, and the results of the surviving corporation's operations will include the results of operations of PSNC commencing at the Effective Time of the Second Merger.

LISTING OF SCANA COMMON STOCK

    It is a condition to the completion of the Mergers that the shares of SCANA common stock to be issued in the Mergers be approved for listing on the NYSE at or prior to the Effective Time.

FEDERAL SECURITIES LAW CONSEQUENCES

    All shares of SCANA common stock received by PSNC shareholders and SCANA shareholders in the Mergers will be freely transferable, except that shares of SCANA common stock received by persons who are deemed to be "affiliates" (as such term is defined under the Securities Act) of PSNC or SCANA prior to the Mergers may be resold by them only in transactions permitted by the resale provisions of Rule 145 promulgated under the Securities Act (or Rule 144, in the case of such persons who become affiliates of SCANA) or as otherwise permitted under the Securities Act. Persons who may be deemed to be affiliates of PSNC generally include individuals or entities that control, are controlled by, or are under common control with, PSNC and may include certain officers and directors of PSNC as well as principal shareholders of PSNC. The merger agreement requires each of PSNC and SCANA to identify in letters to each other, to be sent within 30 days after the execution of the merger agreement, all persons who are or will be on the day of the closing of the Mergers, "affiliates" of PSNC and SCANA, and to use all reasonable efforts to cause each of its affiliates to execute a written agreement providing that such affiliate will not offer or sell or otherwise dispose of any of the shares of the SCANA common stock issued to such affiliate in or pursuant to the Mergers in violation of the Securities Act or the rules and regulations promulgated by the SEC thereunder.

    This joint proxy statement/prospectus does not cover resales of SCANA common stock received by any person who may be deemed to be an affiliate of PSNC or SCANA.

ABSENCE OF APPRAISAL RIGHTS

    The shareholders of PSNC or SCANA are not entitled to appraisal rights in connection with the Mergers (i.e., the right to dissent from the Mergers and obtain payment for the appraised value of their shares) under the South Carolina Business Corporation Act or the North Carolina Business Corporation Act.

                              THE MERGER AGREEMENT

    The description of the merger agreement set forth below highlights certain important terms of the merger agreement, a copy of which is attached to this joint proxy statement/prospectus as Annex A. This description does not purport to be complete and it may not include all the information that interests you. We urge you to read the merger agreement carefully and in its entirety.

EFFECTIVE TIME

    Promptly after the satisfaction or waiver of the conditions to the Mergers as set forth in the merger agreement, the parties will file articles of merger with the Secretary of State of the State of South Carolina with respect to the First Merger, as prescribed by South Carolina law, and articles of merger with the Secretaries of State of South Carolina and North Carolina, with respect to the Second Merger, as prescribed by North Carolina and South Carolina law. The Mergers will become effective upon the filing of the articles of merger or on a later date agreed to by the parties and specified in the articles of merger, PROVIDED that if both Mergers take place the Second Merger will become effective immediately after the First Merger.

    In the event the SCANA shareholders fail to approve the First Merger but do approve the issuance of SCANA common stock in the Second Merger and all other conditions to the Second Merger are capable of being completed, the merger agreement provides that the parties will proceed with the Second Merger and all conditions in the merger agreement relating to the First Merger shall be waived. SCANA is under no obligation to proceed with the First Merger if the conditions to the Second Merger cannot be satisfied.

EFFECTS OF THE MERGERS

    At the Effective Time of the First Merger, New Sub I will be merged with and into SCANA and SCANA will continue its corporate existence with the same charter and bylaws as in effect immediately prior to the Effective Time of the First Merger. The additional effects of the First Merger will be as set forth in the applicable provisions of South Carolina law. In the First Merger, each share of SCANA common stock outstanding immediately prior to the Effective Time of the First Merger will be converted into the right to receive either (i) $30.00 in cash or (ii) one share of SCANA common stock, subject to the allocation procedures described below.

    At the Effective Time of the Second Merger, PSNC will be merged with and into New Sub II, unless the Alternative Second Merger occurs, in which event PSNC will be merged with and into SCE&G, and either New Sub II or SCE&G will survive, as the case may be. In any event, the separate corporate existence of PSNC will cease and the surviving entity in the Second Merger will conduct PSNC's natural gas utility operations. The additional effects of the Second Merger will be as set forth in the applicable provisions of South Carolina and North Carolina law. In the Second Merger, each share of PSNC common stock outstanding immediately prior to the Effective Time of the Second Merger will be converted into the right to receive (i) $33.00 in cash, subject to the proration provisions described below, (ii) such number of shares of SCANA common stock as determined in accordance with the PSNC exchange ratio (which will be between 1.02 shares and 1.45 shares depending on the average market value of SCANA common stock over the 20 days preceding the election deadline date) or (iii) a combination of cash and shares of SCANA common stock.

    In addition, pursuant to the merger agreement, PSNC will use its best efforts to take all actions necessary and appropriate to provide that upon the Effective Time of the Second Merger, each outstanding option or other right to purchase or receive PSNC common stock granted under any of PSNC's stock option plans or under any other plan or arrangement, whether or not then exercisable or vested, shall be canceled and, in exchange therefor, each holder of such PSNC option shall receive an amount in cash in respect thereof equal to the product of (i) any excess of the PSNC Cash Consideration over its per share exercise price and (ii) the number of shares of PSNC common stock subject to the option (the payment will

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
be net of applicable withholding taxes). Prior to the Effective Time, PSNC will take all actions necessary and appropriate so that the PSNC option plans terminate as of the Effective Time of the Second Merger.

    No fractional shares of SCANA common stock will be issued in the Mergers. Shareholders will receive a cash payment in lieu of fractional shares.

ELECTION

    Holders of shares of SCANA and PSNC common stock (other than shares held by SCANA, PSNC or their wholly owned subsidiaries, which will be canceled in the Mergers) issued and outstanding immediately prior to the election deadline will be entitled to choose one of the consideration options listed below on their form of election:

    -  with respect to the First Merger, SCANA shareholders:

       (i) to receive cash consideration for each share;

       (ii) to receive stock consideration for each share;

       (iii) to exchange some of their shares for cash and some for stock; or

       (iv) to indicate no preference as to type of consideration;

           in each case, subject to SCANA's option to decide that any shareholder holding 100 shares or less of SCANA common stock may be deemed to have elected to receive cash consideration or SCANA stock in respect of less than 100 shares of SCANA common stock.

    SCANA shareholders who indicate no preference as to the type of consideration or who fail to make an election will be deemed to have elected cash or stock, or a combination of cash and stock, as determined by SCANA.

    -  with respect to the Second Merger, PSNC shareholders:

       (i) to receive cash consideration for each share;

       (ii) to receive stock consideration for each share (shareholders who fail to make a proper cash election will receive stock consideration); or

       (iii) to exchange some of their shares for cash and some for stock.

A FORM OF ELECTION (AS DESCRIBED HEREIN) AND COMPLETE INSTRUCTIONS FOR PROPERLY MAKING AN ELECTION TO RECEIVE CASH, SCANA COMMON STOCK OR A COMBINATION OF CASH AND STOCK WILL BE MAILED TO SHAREHOLDERS UNDER SEPARATE COVER NOT MORE THAN 90 DAYS NOR LESS THAN 30 DAYS BEFORE THE ANTICIPATED DAY OF THE CLOSING OF THE MERGERS, WHICH IS CURRENTLY EXPECTED TO BE IN THE SECOND HALF OF 1999.

LIMITS ON CASH AND STOCK CONSIDERATION

    Under the merger agreement, a fixed amount of cash consideration, the "SCANA Cash Amount," must be paid to shareholders of SCANA common stock in the First Merger. The SCANA Cash Amount is equal to $700 million less the amount of total cash consideration to be paid to holders of PSNC common stock in the Second Merger. The number of common shares of SCANA to be converted into the right to receive cash consideration under the merger agreement (the "SCANA Cash Number") will be equal to the SCANA Cash Amount divided by $30.00. The number of SCANA common shares to be converted into the right to receive SCANA common stock (the "SCANA Stock Number") shall equal the number of SCANA common shares eligible to receive consideration in the Mergers at the Effective Time less the SCANA Cash Number. Before its shareholders are required to elect the type of consideration they wish to receive, SCANA may decide that all shareholders who hold less than 100 shares of SCANA common stock or who elect to receive SCANA stock consideration in respect of less than 100 shares of SCANA common stock (the "SCANA Deminimis Shares") will be deemed to have elected to receive cash consideration with respect to those shares.

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
    In order to ensure that the Second Merger constitutes a tax-free organization for U.S. federal income tax purposes, the total amount of cash consideration ("PSNC Cash Amount") that may be paid to holders of PSNC common stock in the Second Merger is limited to 50% of the total consideration to be received by PSNC shareholders. The number of PSNC common shares that may be converted into the right to receive cash consideration ("PSNC Cash Number") will be equal to the PSNC Cash Amount divided by $33.00. There is no minimum amount of cash that must be paid in the Second Merger to PSNC shareholders. If PSNC shareholders elect to receive any portion of the PSNC Cash Amount, shareholders of SCANA common stock will be required to take the remaining portion of $700 million of cash consideration not taken by holders of PSNC common stock. There is no limit on the number of shares of PSNC common stock that may be converted into the right to receive shares of SCANA common stock as consideration.

ALLOCATION

    If the number of shares of SCANA common stock or PSNC common stock for which cash is elected exceeds the SCANA Cash Number or the PSNC Cash Number, as the case may be, then:

    (i) those shares with respect to which stock elections or no elections were made will be exchanged for SCANA common stock;

    (ii) the SCANA Deminimis Shares will be converted into the right to receive cash consideration; and

    (iii) the remaining cash of the SCANA Cash Amount or the PSNC Cash Amount, as the case may be, will be prorated among the other shares of such party for which cash elections were made first to the PSNC shareholders and then to the SCANA shareholders; provided that those SCANA shareholders who, as a result of the proration, would receive less than 100 shares of SCANA common stock will receive cash first and the remaining cash shall be allocated pro rata.

    All shares not converted into cash under subparagraph (ii) or (iii) above will be converted into SCANA common stock, except that cash (without interest) will be paid in place of fractional shares of SCANA common stock.

    If the number of shares of SCANA common stock for which stock consideration was elected exceeds the SCANA Stock Number, then:

    (i) all shares with respect to which a cash election or no election was made will be exchanged for cash;

    (ii) the remaining portion of the SCANA Cash Amount which was not distributed pursuant to subparagraph (i) above shall be prorated among the other shares of SCANA common stock for which stock elections were made; and

    (iii) all shares for which stock was elected which are not exchanged for cash pursuant to subparagraph (ii) shall be converted into the right to receive the stock consideration corresponding to the SCANA Stock Number, except that cash will be paid in place of fractional shares of SCANA common stock.

    If the number of shares of SCANA common stock or PSNC common stock for which cash was elected does not exceed the SCANA Cash Number or PSNC Cash Number, and the number of shares of SCANA common stock or for which stock consideration was elected does not exceed the SCANA Stock Number, then:

    (i) all shares for which a cash election was made will be exchanged for cash;

    (ii) all shares for which a stock election was made will be exchanged for SCANA common stock;

    (iii) all SCANA common stock for which no election was made will receive cash or SCANA common stock, as determined by SCANA;

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
    (iv) all PSNC common shares for which no election was made will receive SCANA common stock; and

    (v) cash will be paid in lieu of fractional shares of SCANA common stock.

    As a result of the above-described proration, the amount of cash and stock received by shareholders may differ from their actual elections. If SCANA common stock is over-subscribed by the shareholders of SCANA, a shareholder of SCANA who elected SCANA common stock may receive all or part of his consideration in the form of cash. If cash is over-subscribed by the shareholders of either party, a shareholder of such party who elected cash may receive all or part of his consideration in the form of SCANA common stock.

EXCHANGE OF STOCK CERTIFICATES

    EXCHANGE AGENT. SCANA shall deposit with an exchange agent certificates evidencing the shares of SCANA common stock issuable and cash payable in exchange for outstanding SCANA and PSNC common stock.

    EXCHANGE PROCEDURES. At least 30 and no more than 90 days before the anticipated day of the closing of the Mergers, the exchange agent will mail a form of election to each record shareholder (as of a record date to be determined by SCANA and PSNC) of SCANA and PSNC common stock. The exchange agent will use its best efforts to make a form of election available to all persons who become shareholders of SCANA or PSNC after the record date. To be effective, a form of election must be:

    -  properly completed and signed by the shareholder of record;

    - accompanied by the certificates for the SCANA or PSNC common stock for which the election is being made (duly endorsed in blank or otherwise acceptable for transfer on the books of SCANA or PSNC) or by an appropriate guarantee of delivery; and

    - delivered to the exchange agent by no later than 5:00 pm on the Trading Day that is immediately prior to the day of the closing of the Mergers.

    Holders may revoke their elections by filing a written revocation with the exchange agent before the deadline for submitting elections. Elections with respect to either Merger will be automatically revoked if the exchange agent receives written notice from SCANA and PSNC that the relevant Merger has been abandoned. Upon any such revocation, the certificates (or delivery guarantees) covered by the election shall be promptly returned. SCANA (and, at SCANA's option, the exchange agent) will have the discretion to determine whether forms of election have been properly completed, signed and submitted or revoked, and to disregard defects in the forms of election.

    Promptly after the Effective Time of the First Merger or the Second Merger, as applicable, the exchange agent will mail the following materials to each shareholder of record of SCANA or PSNC shares as of the Effective Time of the respective Merger who did not return a properly completed form of election:

    - a letter of transmittal for use in submitting such shares to the exchange agent for exchange; and

    - instructions explaining what the shareholder must do to effect the surrender of SCANA or PSNC certificates in exchange for consideration to be issued in the Mergers.

    If the shareholder has not already submitted all of his certificates accompanied by a form of election, such shareholder should complete and sign the letter of transmittal and return it to the exchange agent together with such certificates in accordance with the instructions. Shareholders who hold non-certificated shares (for example if they hold common stock through the SCANA Investor Plus Plan, the PSNC Stock Purchase and Automatic Dividend Reinvestment Plan, or if their shares are held by a broker as nominee) will not need to request that certificates be issued. Those shareholders will need to make their elections in the same time period and will receive separate instructions at that time.

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    LOST, STOLEN OR DESTROYED CERTIFICATES.  If certificates for any SCANA or
PSNC common stock have been lost, stolen or destroyed, the shareholder must submit an affidavit to that effect to the exchange agent. SCANA or the surviving corporation in the Preferred Second Merger may also require the shareholder to deliver a bond to the exchange agent in an amount reasonably required to indemnify the exchange agent against claims with respect to lost certificates.

    TRANSFER OF OWNERSHIP. The exchange agent will issue a certificate for shares of SCANA common stock in a name other than that in which the SCANA or PSNC certificate surrendered in exchange therefor was registered only if the certificate surrendered is properly endorsed and otherwise in proper form for transfer. The person requesting the exchange must also have paid any required transfer or other taxes or established to the satisfaction of SCANA and PSNC that no tax is payable.

    PAYMENTS FOLLOWING SURRENDER. Until they have surrendered their certificates, holders of certificates entitled to receive SCANA common stock will not receive:

    - dividends and other distributions with respect to SCANA common stock that they are entitled to pursuant to the Mergers and that are declared or made with a record date after the Effective Time; or

    -  cash payment in place of fractional shares of SCANA common stock.

    At the time of surrender, shareholders will receive the cash payable in place of fractional shares of SCANA common stock to which such shareholder is entitled under the merger agreement and/or the amount of dividends or any distributions theretofore paid with respect to whole SCANA shares represented by the newly surrendered certificates if such distributions had a record date after the Effective Time. Such shareholders will also be paid on the appropriate payment date the amount of dividends or other distributions with a record date after the Effective Time (but prior to surrender) and a payment date subsequent to surrender.

    SHAREHOLDERS SHOULD NOT FORWARD CERTIFICATES TO THE EXCHANGE AGENT, SCANA OR PSNC UNTIL THEY HAVE RECEIVED A FORM OF ELECTION. SHAREHOLDERS SHOULD NOT RETURN CERTIFICATES WITH THE ENCLOSED PROXY. A FORM OF ELECTION AND COMPLETE INSTRUCTIONS FOR PROPERLY MAKING AN ELECTION TO RECEIVE CASH, SCANA COMMON STOCK OR A COMBINATION OF CASH AND STOCK WILL BE MAILED TO SHAREHOLDERS UNDER SEPARATE COVER NOT MORE THAN 90 DAYS NOR LESS THAN 30 DAYS BEFORE THE ANTICIPATED DAY OF THE CLOSING OF THE MERGERS, WHICH IS CURRENTLY ANTICIPATED TO BE IN THE SECOND HALF OF 1999.

REPRESENTATIONS AND WARRANTIES

    In the merger agreement, each of PSNC, SCANA, New Sub I and New Sub II makes representations and warranties about itself and its business in favor of the other parties. These representations and warranties relate to such matters as:

- the organization of the parties and their subsidiaries and similar corporate matters;

-  the parties' capital structures;

- authorization, execution, delivery, performance and enforceability of the merger agreement and related matters;

- absence of breach or conflict and compliance with applicable laws, regulations, organizational documents, agreements and other existing obligations;

-  regulatory approvals, licenses and permits;

- reports and financial statements filed with the SEC, FERC or appropriate state public utilities commissions, and accuracy of the information contained therein;

-  absence of material adverse changes and the non-occurrence of certain events;

-  litigation;

- the accuracy of information supplied by each of SCANA and PSNC for use in the registration statement, of which this joint proxy statement/prospectus forms a part, filed by SCANA in connection with the issuance of SCANA common stock;

-  tax matters;

- retirement and other employee benefit plans and matters relating to the Employee Retirement Income Security Act of 1974, as amended;

-  environmental compliance and liability;

-  regulation as a utility;

-  the SCANA and PSNC shareholder votes required in connection with the Mergers;

-  opinions of PaineWebber and Morgan Stanley;

- beneficial ownership by either SCANA or PSNC of common shares issued by the other party;

-  brokers' and finders' fees incurred in connection with the Mergers;

-  non-applicability of certain takeover provisions to the Mergers;

-  insurance;

-  with respect to PSNC, assets necessary to conduct business;

-  with respect to PSNC, labor and employee relations;

-  with respect to PSNC, intellectual property;

-  with respect to PSNC, credit and commodity derivatives exposure;

- with respect to PSNC, knowledge of "Year 2000" defects in assets and property; and

- with respect to SCANA, compliance by it with laws applicable to SCANA's nuclear facility.

CONDUCT OF BUSINESS PRIOR TO THE EFFECTIVE TIME

    Under the merger agreement, PSNC has agreed, as to itself and its subsidiaries, that, during the period from the date of the merger agreement until the Effective Time of the Mergers, except as otherwise permitted in the merger agreement or by written consent of the parties, PSNC (and each of its subsidiaries) will, among other things:

-  carry on its business in the ordinary course consistent with past practice;

- share information upon SCANA's reasonable request and cooperate in the preparation of a registration statement;

- confer, provide copies of filings and cooperate with SCANA, notify and forewarn SCANA of any significant changes;

- use all commercially reasonable efforts to obtain third-party consents required in the Mergers;

- maintain insurance coverage customary for natural gas utility industries with similar methods of generation and/or distribution (or for other relevant industries, in the case of the subsidiaries);

-  maintain all existing governmental permits; and

- consult with SCANA prior to implementing any changes in rates or services or any filing or agreement with respect to such changes and deliver to SCANA for comment copies of such filings and agreements at least five days before their filing or execution;

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
and will not:

- declare or pay any dividends on or make other distributions in respect of any of its capital shares, other than dividends paid by a wholly owned subsidiary of PSNC to PSNC or to another wholly owned subsidiary of PSNC as regular quarterly dividends to be paid on PSNC common shares not in excess of 104% of the dividend for the same period in the prior year, or make any reclassifications, redemptions or repurchases of its capital shares, other than redemptions or repurchases of stock for the purpose of funding employee stock option, employee stock purchase and dividend reinvestment plans;

- amend its articles of incorporation or by-laws, except as contemplated by the merger agreement;

- make any changes in its accounting methods other than as required by law, rule, regulation or GAAP;

- take any action that would, or is reasonably likely to, result in a material breach of any provision of the merger agreement or any representation or warranty of such party;

- engage in material acquisitions or alterations of the corporate structure or ownership of such party or its subsidiaries other than acquisitions totaling less than $1 million for any one acquisition or $5 million in the aggregate;

- issue capital stock, rights, warrants, options, convertibles or similar securities, other than intercompany issuances of capital stock;

- make any capital expenditure in excess of 125% of the amount budgeted for each fiscal year, other than in circumstances set forth in the merger agreement;

- sell, lease, license, encumber or otherwise dispose of its assets except in the ordinary course of business consistent with past practice, except as disclosed in the schedules to the merger agreement;

- incur or guarantee indebtedness for borrowed money or guarantee or enter into a keep-well agreement with respect to indebtedness other than (i) short-term indebtedness or keep-well arrangements in the ordinary course consistent with past practice or (ii) in connection with the refunding of certain existing indebtedness as scheduled in the schedules to the merger agreement;

-  subject to certain exceptions:

    (i) enter into, adopt, amend or increase the amount or accelerate the payment or vesting of benefits or payments under any employee benefit plan, or other contract, plan, policy or other arrangement benefitting employees or directors;

    (ii) enter into or amend any employment, severance or special pay arrangement with respect to termination except in the ordinary course of business consistent with past practice and without causing a material increase in benefits or compensation expense; or

    (iii) adopt, establish, enter into, implement or amend any plan, policy, employment agreement, severance agreement, or other contract, agreement or other arrangement providing for any form of benefits or other compensation to any former, present or future director, officer or employee.

- engage in any activity which would cause a change in its status under the 1935 Act;

- take any action that would adversely affect the status of the Mergers as a tax-free transaction, or jeopardize the tax exempt qualification of certain bond issues, or make any material tax election inconsistent with past practice or settle or extend the statute of limitations of any tax liability;

-  with certain exceptions, discharge any material liabilities;

- with certain exceptions, modify, amend, terminate, renew or fail to renew any material contract or waive, release or assign material rights or claims;

- enter into any material agreements with affiliates on terms materially less favorable than those that could be obtained in arm's-length bargaining;

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
- commence construction of or acquire any additional gas transmission, gas delivery or gas storage capacity, or sell or otherwise dispose of, any such facilities owned by it;

- make any additional material investments, loans or contributions to any joint venture or partnership, or undertake any guaranties or other obligations with respect to any joint venture or partnership; or

- terminate, amend, modify or waive any confidentiality or standstill agreement to which it is a party and take all steps necessary to enforce the provisions of any such agreement.

    Pursuant to the merger agreement, SCANA has agreed, as to itself and its subsidiaries, that, during the period from the date of the merger agreement until the Effective Time of the Mergers, except as otherwise permitted in the merger agreement or by written consent of the parties, SCANA (and each of its subsidiaries) will, among other things:

-  carry on its business in the ordinary course consistent with past practice;

- confer, provide copies of filings and cooperate with PSNC, notify and forewarn PSNC of any significant changes;

- use all commercially reasonable efforts to obtain third-party consents required in the Mergers; and

- cause New Sub I and New Sub II to perform their obligations under the merger agreement and not to engage in any business or activity inconsistent with the merger agreement;

and will not:

- declare or pay any dividends on or make other distributions in respect of any of its capital shares, other than dividends paid by a wholly owned subsidiary of SCANA to its parent or to another wholly owned subsidiary of the parent, dividends required to be paid on any series of SCE&G preferred stock, and regular quarterly dividends to be paid on SCANA common shares;

- amend its articles of incorporation or by-laws, except as contemplated by the merger agreement; take any action that would result in a change of its status under the 1935 Act; make any changes in its accounting methods other than as required by law, rule, regulation or GAAP; or take any other actions that would reasonably be expected to prevent or materially interfere with the Mergers;

- take any action that would, or is reasonably likely to, result in a material breach of any provision of the merger agreement or any representation or warranty of such party;

- engage in material acquisitions or alterations of the corporate structure or ownership of such party or its subsidiaries other than acquisitions that could not be reasonably expected to result in a material delay in obtaining governmental approvals, significantly increase the risk of a governmental order prohibiting the Mergers or the risk of not being able to remove such order or otherwise materially delay consummation of the Mergers.

NO SOLICITATION OF TRANSACTIONS

    Under the merger agreement, PSNC has agreed that neither it nor any of its subsidiaries or representatives will initiate or encourage any inquiry or proposal about other mergers, sales of substantial assets, sales of 10% or more of its capital stock or other business combinations, or negotiate, discuss, approve or recommend any such alternative acquisition proposal. The merger agreement requires PSNC to terminate any existing discussions or negotiations with any third party about such mergers, sales or similar transactions.

    Prior to the time the PSNC shareholders approve the merger agreement and related transactions, PSNC's board of directors is not prevented from considering, approving and recommending an unsolicited alternative acquisition proposal from a third party or providing information to its offeror, if the board of directors:

    - determines in good faith, based on the advice of outside counsel with respect to the board's fiduciary duties under applicable law with respect to the alternative acquisition proposal, that it is necessary to do so in order to act consistently with the fiduciary duties of its members;

    - concludes in good faith (after consultation with its financial advisors) that the person or group making the alternative acquisition proposal will have adequate sources of financing to consummate it and that such proposal would be more favorable to PSNC shareholders than the Mergers; and

    - engages in discussions or negotiations regarding the alternative acquisition proposal and provides information to the offeror of the proposal pursuant to a confidentiality agreement no more favorable to the offeror than the confidentiality agreement between SCANA and PSNC.

    PSNC must promptly notify SCANA of the receipt of any alternative acquisition proposal, the material terms and conditions of any such proposal, the identity of the person making the proposal, and the status and details of any such request or proposal. If PSNC decides to accept the acquisition proposal, it must give SCANA five business days' written notice of its intent to accept. In addition, PSNC and its financial and legal advisors must give SCANA a reasonable opportunity to adjust the terms of the merger agreement so that the parties can proceed with the Mergers and negotiate in good faith with SCANA with respect to any such adjustments. Concurrently with the termination of the merger agreement, PSNC must also pay required termination fees (see "--Termination").

INDEMNIFICATION

    For a period of six years following the Effective Time:

    - SCANA and the surviving corporation in the Second Merger shall, at SCANA's election, either maintain the current directors' and officers' liability insurance policies of PSNC, obtain new policies on terms no less favorable than the terms of the current insurance coverage, or provide tail coverage for persons currently covered by such policies on terms no less favorable than the terms of the current insurance coverage.

    - To the fullest extent permitted by law, the indemnification provisions in the charters, by-laws and other organizational documents of PSNC and its subsidiaries, will survive the Mergers and remain in effect with respect to activities of the officers, directors, employees and agents of the companies prior to the Effective Time.

    In addition, to the extent such persons are not otherwise indemnified, the surviving corporation in the Second Merger shall, to the fullest extent permitted under applicable law and its governing documents, indemnify, defend and hold harmless each present and former director, officer and employee of PSNC (or any of its subsidiaries) against (i) all losses, expenses, claims, damages or liabilities or amounts paid in settlements arising out of actions or omissions occurring at or prior to the Effective Time that arise in whole or in part out of the fact that such person was a director, officer or employee of PSNC (or any of its subsidiaries); and (ii) any losses to the extent they are based on or relate to the transactions contemplated by the merger agreement. Subject to certain conditions, the surviving corporation will pay for counsel for the indemnified parties and shall cooperate in the indemnified party's defense, but it will not be liable for any settlement effected without its written consent.

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
CORPORATE GOVERNANCE MATTERS

    SCANA BOARD OF DIRECTORS. The SCANA and PSNC boards of directors will take all actions that may be necessary to cause the number of directors comprising the full SCANA board of directors at the Effective Time of the Second Merger to be sufficient to permit the appointment of Mr. Zeigler, currently Chairman, President and Chief Executive Officer of PSNC, and two additional persons presently serving as members of the PSNC board of directors, one of whom will be designated by SCANA and one of whom will be designated by PSNC. At the Effective Time of the Second Merger, Mr. Zeigler will be President and Chief Operating Officer of the surviving corporation in the Preferred Second Merger and each other subsidiary of SCANA whose primary operations are located in North Carolina, and will be one of the three members of SCANA's Office of the Chairman (the other two members will be (i) the Chairman, President and Chief Executive Officer of SCANA and (ii) the President and Chief Operating Officer of SCE&G). In the event of the Alternative Second Merger, separate arrangements will be made for Mr. Zeigler to manage the North Carolina operations of SCANA.

    CORPORATE OFFICES. At the Effective Time of the Second Merger, the corporate headquarters of the surviving corporation in the Second Merger will be located in Columbia, South Carolina.

WORKFORCE AND EMPLOYEE BENEFIT MATTERS

    The surviving corporation in the Second Merger will honor all collective bargaining agreements and contracts and commitments applicable to the current and former employees and directors of PSNC. These contracts may, however, be modified, suspended or terminated in accordance with their terms.

    Subject to compliance with applicable laws and terms of existing collective bargaining agreements, for a period of three years following the Effective Time:

    - employees of PSNC or any of its subsidiaries whose employment is terminated or jobs are eliminated will have a right to participate on a fair and equitable basis in the job opportunity and placement programs offered by the surviving corporation in the Second Merger or any of its subsidiaries; and

    - any workforce reductions carried out by the surviving corporation in the Second Merger will be done in accordance with all applicable collective bargaining agreements, and all laws governing the employment relationship and its termination, including the Worker Adjustment and Retraining Notification Act and regulations thereunder, and any similar state or local law.

    Under the merger agreement, employee benefit plans will be treated in the following manner:

    - participants in the PSNC plans will receive credit for all service with PSNC or its subsidiaries, to the same extent as their service was credited by PSNC or its subsidiaries, for purposes of eligibility and vesting (but not accrual of benefits) in any benefit plan of the surviving corporation or its subsidiaries and for the purposes of calculating any severance benefits under severance plans;

    - the surviving corporation in the Second Merger will either (i) maintain, for at least one year after the day of the closing of the Second Merger, employee compensation, welfare and benefit plans, programs, policies and fringe benefits that would provide benefits that are no less favorable than those provided by the PSNC plans, or (ii) provide benefits that are no less favorable than those provided by SCANA to similarly situated employees of SCANA and its subsidiaries from time to time;

    - the surviving corporation in the Second Merger will for one year following the day of the closing of the Second Merger provide severance benefits that are equivalent to those provided to employees of PSNC and its subsidiaries on the date of the merger agreement; and

    - after the day of the closing of the Second Merger, the surviving corporation in the Second Merger will honor and be solely responsible for the existing employment, severance, consulting and retention agreements of PSNC and have the right to enforce the agreements in accordance with their terms, including the right to modify or terminate them.

CONDITIONS TO CONSUMMATION OF THE MERGERS

    CONDITIONS TO EACH PARTY'S OBLIGATIONS TO EFFECT THE MERGERS. Unless waived in writing, the obligations of the parties to consummate the Mergers are subject to satisfaction of the following conditions:

    - the shareholders of SCANA and PSNC must have approved the merger agreement, but the parties will proceed with the Second Merger and any condition relating to the First Merger will be waived if SCANA shareholders fail to approve the merger agreement with respect to the First Merger but do approve the issuance of SCANA common stock in connection with the Second Merger and all other conditions in the Second Merger are capable of being completed;

    - no temporary restraining order or injunction preventing or seeking to prevent the completion of the Mergers may be in effect or threatened, no governmental agency has brought any proceeding which seeks to prevent the Mergers, and no statute, rule, regulation or order has been enacted, enforced or deemed applicable to the Mergers that would make completion of the Mergers illegal;

    - the joint proxy/registration statement has been declared effective and the SEC has not taken or threatened any prohibitory action;

    - the shares of SCANA common stock to be issued in the Mergers must have been approved for listing, upon official notice of issuance, on the NYSE;

    - the parties must have obtained the required statutory approvals from agencies (see "The Mergers--Regulatory Matters" above) which have become final orders as required in the merger agreement; and

    - the applicable waiting periods under the HSR Act must have expired or have been terminated.

    CONDITIONS TO THE OBLIGATIONS OF SCANA. The obligations of SCANA are also subject to satisfaction of the following conditions:

    - PSNC must have performed, in all material respects, those agreements and covenants in the merger agreement required to be performed by PSNC at or prior to the Effective Time;

    - the representations and warranties of PSNC contained in the merger agreement must be true and correct as of the date of the merger agreement and, subject to certain exceptions, as of the day of the closing of the Mergers, unless any inaccuracy of representations and warranties could not be reasonably expected to result in a material adverse effect on the business of PSNC;

    - PSNC must have obtained certain consents as required in the merger agreement;

    - PSNC must have obtained certain agreements executed by its "affiliates" (as the term is defined under the Securities Act) as provided in the merger agreement;

    - SCANA must have received a satisfactory written opinion from LeBoeuf, Lamb, Greene & MacRae, L.L.P. opining, among other things, that the Mergers will constitute tax-free reorganizations under the Code;

    - SCANA must have received all necessary licenses, permits and other governmental approvals necessary to be transferred or issued to SCANA in order for it to continue business operations of PSNC and its subsidiaries;

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
    - SCANA must have received a certificate from the chief financial officer of PSNC stating that certain conditions set forth in the merger agreement have been satisfied; and

    - no material adverse effect on the business of PSNC may have occurred and no fact or circumstance may exist that could reasonably be expected to have a material adverse effect.

    CONDITIONS TO OBLIGATIONS OF PSNC. The obligations of PSNC are also subject to satisfaction of the following conditions:

    - SCANA must have performed, in all material respects, those agreements and covenants in the merger agreement required to be performed by SCANA at or prior to the Effective Time;

    - the representations and warranties of SCANA contained in the merger agreement must be true and correct as of the date of the merger agreement and, subject to certain exceptions, as of the day of the closing of the Mergers, unless any inaccuracy of the representations and warranties could not be reasonably expected to result in a material adverse effect on the business of SCANA;

    - SCANA must have obtained certain consents as required in the merger agreement unless the failure to obtain such consents could not reasonably be expected to have a material adverse effect on SCANA or PSNC;

    - SCANA must have obtained certain agreements executed by its affiliates as provided in the merger agreement;

    - PSNC must have received a satisfactory written opinion from Skadden, Arps, Slate, Meagher & Flom LLP opining, among other things, that the Second Merger will constitute a tax-free reorganization under the Code;

    - PSNC must have received a certificate from the chief financial officer of SCANA stating that certain conditions set forth in the merger agreement have been satisfied; and

    - no material adverse effect on the business of SCANA may have occurred and no fact or circumstance may exist that could reasonably be expected to have a material adverse effect.

TERMINATION

    CONDITIONS TO TERMINATION. Both of SCANA and PSNC have the right to terminate the merger agreement prior to the day of the closing of the Mergers, whether before or after the shareholders have approved the transaction, by mutual written consent of the boards of directors or under the following circumstances:

    - if any state or federal law, order, rule or regulation prohibits the Mergers (such determination must be supported by an opinion of outside counsel) or if any court or government authority issues a nonappealable final order or other permanent action restraining, enjoining or otherwise prohibiting the Mergers;

    - upon written notice to the other party, if the Mergers have not been completed by May 16, 2000, so long as the delay has not been caused by a failure of the party seeking termination to fulfill its obligations under the merger agreement. If all closing conditions other than receipt of the required statutory approvals are satisfied or able to be satisfied on May 16, 2000, however, and the outstanding approvals are being diligently pursued, the relevant date for termination will be extended to November 16, 2000;

    - upon written notice to the other party, if the shareholders of such party do not approve the Second Merger and related transactions at its duly held special meeting;

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    -  by PSNC, prior to its shareholders' approval of the merger agreement and related transactions, if PSNC receives a third-party proposal about another merger, sale of substantial assets, sale of 10% or more of PSNC's capital stock or other business combination, in response to which PSNC's board of directors determines, based on the advice of outside counsel, that it is necessary to accept such proposal in order to act consistently with the fiduciary duties of its members, and concludes in good faith (after consultation with its financial advisors) that the person or group making the alternative proposal will have adequate sources of financing to consummate it and that such proposal would be more favorable to PSNC shareholders than the Mergers; provided that before PSNC may terminate the merger agreement:

       (i) PSNC must give SCANA five business days' written notice of its intent to accept the alternative acquisition proposal (notice must also specify its terms and identify the person making the proposal);

       (ii) PSNC and its financial and legal advisors must give SCANA a reasonable opportunity during this 5-day period to make any adjustments in the terms of the merger agreement that would allow PSNC to proceed with the Mergers, and must negotiate in good faith with SCANA towards adjusting the merger agreement so as to enable the Mergers to proceed; and

       (iii) PSNC must pay to SCANA the termination fee of $28 million minus previously paid expenses due if it enters into a transaction with the offeror of the alternative acquisition proposal; or

    -  upon written notice to the other party if:

       (i) the other party has materially breached a covenant, representation or warranty, and the breach remains uncured 20 days after written notice was given; or

       (ii) the other party's board of directors withdraws or modifies, in a manner adverse to the terminating party, its approval or recommendation to its shareholders regarding approval of the merger agreement and the Mergers.

    EFFECT OF TERMINATION. If the merger agreement is terminated, there will be no liability on the part of SCANA, PSNC or any of their affiliates, directors, officers or shareholders, except as otherwise provided in the merger agreement and as set forth below under "--Termination Fees." Nothing, however, will relieve any party from liability for a breach of the merger agreement.

    TERMINATION FEES.

    - If a party terminates the merger agreement because the other party materially breaches a representation, warranty, covenant or agreement under the merger agreement, the breaching party will pay in cash to the terminating party all documented out-of-pocket expenses and fees incurred by the terminating party, up to $5 million. In addition, the non-breaching, terminating party may recover additional amounts at law or in equity, and if the non-breaching party terminates on the basis of a willful breach, the amount to be recovered by it must be at least $28 million.

    - If PSNC terminates the merger agreement because its board of directors determines that their fiduciary duties make it necessary to accept an alternative acquisition proposal (as described above), PSNC will pay in cash to SCANA a termination fee equal to $28 million minus any amounts that have already been paid to SCANA in respect of out-of-pocket expenses and fees.

    - Additionally, in certain other circumstances PSNC may be required to pay to SCANA the termination fee of $28 million (minus any amounts paid to SCANA in respect of out-of-pocket expenses and fees). Specifically, the termination fee will be payable if the merger agreement is terminated while an alternative acquisition proposal is outstanding, on the basis of a material breach by PSNC of any representation, warranty, covenant or agreement under the merger agreement, or a failure to seek or obtain the requisite shareholder approval, and if PSNC enters into a transaction with the offeror of the alternative acquisition proposal within two years after termination of the merger agreement.

AMENDMENT AND WAIVER

    AMENDMENT. SCANA and PSNC may amend the merger agreement by action taken by their boards of directors at any time before the Effective Time. After the shareholders of either party have approved the Mergers, however, no amendment may be made that legally requires further shareholder approval without obtaining such approval.

    WAIVER.  At any time prior to the Effective Time, the parties may:

    - extend the time for performance of acts or obligations of the other parties;

    - waive inaccuracies in the representations and warranties of the other parties; and

    - waive compliance with agreements or conditions contained in the merger agreement, to the extent permitted by applicable law.

               PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

    The following unaudited pro forma financial statements give effect to the Mergers. In the First Merger, New Sub I will be merged with and into SCANA, with SCANA as the surviving corporation. In the Second Merger, either (i) PSNC will be merged with and into New Sub II with New Sub II as the surviving corporation or (ii) PSNC will be merged with and into SCE&G, with SCE&G as the surviving corporation. As a result of the Mergers, SCE&G will remain a wholly owned subsidiary of SCANA and PSNC will either become a wholly owned subsidiary of SCANA or a division of a wholly-owned subsidiary of SCANA, SCE&G. The pro forma adjustments reflect an estimated acquisition adjustment based on the excess of consideration paid over the net equity of PSNC, plus estimated acquisition costs. Management does not expect the final acquisition adjustment to differ materially from this estimate.

    The following unaudited pro forma financial statements have been prepared from, and should be read in conjunction with, the historical financial statements and related notes thereto of SCANA and PSNC, incorporated herein by reference. The following unaudited pro forma financial statements are not necessarily indicative of the financial position or operating results that would have occurred had the Mergers been consummated on the dates as of which, or at the beginning of the periods for which, the Mergers are being given effect nor is it necessarily indicative of future operating results or financial position.

                               SCANA CORPORATION

                   PRO FORMA COMBINED CONDENSED BALANCE SHEET

                            AS OF DECEMBER 31, 1998

                                  (UNAUDITED)

                (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                                                                            PRO FORMA        PRO FORMA
                                                                   SCANA      PSNC         ADJUSTMENTS       COMBINED
                                                                 ---------  ---------  -------------------  -----------
                                                                                       INCREASE (DECREASE)
ASSETS
Utility Plant, Net.............................................  $   3,787  $     523       $     495(5)     $   4,805
                                                                 ---------  ---------           -----       -----------
Nonutility Property and Investments (net of accumulated
  depreciation)................................................        493          7(2)                           500
                                                                 ---------  ---------                       -----------
Current Assets:
  Cash and temporary cash investments..........................         62         18             695(3)
                                                                                                 (348)(5)
                                                                                                 (352)(4)
                                                                                                  (23)(5)           52
  Other current assets.........................................        439         99                              538
                                                                 ---------  ---------           -----       -----------
Total Current Assets...........................................        501        117             (28)             590
                                                                 ---------  ---------           -----       -----------
Deferred Debits................................................        500          9(2)              5(3)         514
                                                                 ---------  ---------           -----       -----------
Total..........................................................  $   5,281  $     656       $     472        $   6,409
                                                                 ---------  ---------           -----       -----------
                                                                 ---------  ---------           -----       -----------

CAPITALIZATION AND LIABILITIES
Stockholders' Investment:
  Common stock, shares issued and outstanding;
  SCANA Corp--103.6 million, PSNC--20.4 million................  $   1,068  $     155       $     348(5)
                                                                                                 (352)(4)
                                                                                                 (224)(5)    $     995
  Retained Earnings............................................        678         69                              747
  Preferred Stock (Not subject to sinking fund requirements)...        106                                         106
                                                                 ---------  ---------           -----       -----------
  Total Stockholders' Investment...............................      1,852        224            (228)           1,848
                                                                 ---------  ---------           -----       -----------

  Preferred Stock (Subject to sinking fund requirements).......         11                                          11
  SCE&G--Obligated Manditorily Redeemable Preferred Securities
    of SCE&G's Subsidiary Trust, SCE&G Trust I, holding solely
    $50 million principal amount of the 7.55% Junior
    Subordinated Debentures of SCE&G, due 2027.................         50                                          50
Long-Term Debt, net............................................      1,623        165             700(3)         2,488
                                                                 ---------  ---------           -----       -----------
Total Capitalization...........................................      3,536        389             472            4,397
                                                                 ---------  ---------           -----       -----------
Current Liabilities............................................        694        169                              863
                                                                 ---------  ---------           -----       -----------
Deferred Credits...............................................      1,051         98                            1,149
                                                                 ---------  ---------           -----       -----------
  Total........................................................  $   5,281  $     656       $     472        $   6,409
                                                                 ---------  ---------           -----       -----------
                                                                 ---------  ---------           -----       -----------

                               SCANA CORPORATION

                PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME

                     TWELVE MONTHS ENDED DECEMBER 31, 1998

                                  (UNAUDITED)

                (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                                                                            PRO FORMA         PRO FORMA
                                                                 SCANA       PSNC          ADJUSTMENTS        COMBINED
                                                              -----------  ---------  ---------------------  -----------
                                                                                       INCREASE (DECREASE)
Operating Revenues..........................................   $   1,632   $     300        $                 $   1,932
                                                              -----------  ---------            -----        -----------
Operating Expenses:
  Operating Expenses........................................       1,006         225                              1,231
  Depreciation and amortization.............................         145          26               14(7)            185
  Income taxes..............................................         136          13              (18)(8)           131
                                                              -----------  ---------            -----        -----------
Total Operating Expenses....................................       1,287         264               (4)            1,547
                                                              -----------  ---------            -----        -----------
Operating Income............................................         345          36                4               385
Other Income................................................          13           3                                 16
                                                              -----------  ---------            -----        -----------
Income Before Interest Charges and Preferred Stock
  Dividends.................................................         358          39                4               401
Interest Charges, Net.......................................         123          18               46(6)            187
                                                              -----------  ---------            -----        -----------
Income Before Preferred Dividend Requirements on Mandatorily
  Redeemable Preferred Securities...........................         235          21              (42)              214
Preferred Dividend Requirement of SCE&G-- Obligated
  Mandatorily Redeemable Preferred Securities...............           4                                              4
                                                              -----------  ---------            -----        -----------
Income Before Preferred Stock Cash Dividends of
  Subsidiary................................................         231          21              (42)              210
Preferred Stock Cash Dividends of Subsidiary (At Stated
  Rates)....................................................           8                                              8
                                                              -----------  ---------            -----        -----------
Net Income..................................................   $     223   $      21        $     (42)        $     202
                                                              -----------  ---------            -----        -----------
                                                              -----------  ---------            -----        -----------
Weighted Average Common Shares Outstanding (millions).......       105.3        20.2                              105.5(9)
Basic Earnings Per Share....................................   $    2.12   $    1.06                          $    1.91
Diluted Common Shares Outstanding (millions)................       105.3        20.3                              105.5
Diluted Earnings Per Share..................................   $    2.12   $    1.05                          $    1.91
Dividends Per Share.........................................   $    1.54   $     .95                          $    1.54

                     NOTES TO PRO FORMA COMBINED CONDENSED
                              FINANCIAL STATEMENTS

1. The adjustments assume no change in accounting policies for SCANA or PSNC and no intercompany eliminations because transactions between the companies are not material.

2. In order to conform PSNC's financial statements with SCANA's financial statement presentation, $7 million was reclassified from Deferred Debits--Other to Nonutility Property and Investments, net.

3. Reflects the incurrence of $700 million (assuming an underwriting discount of $5 million) of long-term debt, the proceeds of which are to be applied to pay the SCANA Cash Consideration and the PSNC Cash Consideration.

4. Pursuant to the merger agreement, this adjustment reflects the SCANA Cash Consideration paid to SCANA shareholders who will elect to receive cash instead of common stock. The adjustment assumes that the cash pool of $700 million available for payment is reduced by the amount of the cash paid to PSNC shareholders assumed in adjustment (5) below. The amount of adjustment assumes a total payment of $352 million at a cash price of $30 per share.

5. Pursuant to the merger agreement, cash consideration will be paid to the PSNC shareholders who elect to receive cash instead of common stock. The amount of the cash consideration assumes that elections for cash are made at the maximum amount of the cash available for PSNC shareholders at a total payment of $348 million at a cash price of $33 per share.

    This adjustment reflects the SCANA and PSNC Cash and Stock Consideration as described in the merger agreement. The adjustment recognizes the conversion of the remaining shares of SCANA common stock and PSNC common stock net of the shares which were converted to cash. The adjustment is based on the number of shares outstanding as of December 31, 1998 and assumes PSNC total shares outstanding (after the exercise of options) of 21,059,000. The conversion represents the exchange of each share of PSNC common stock into
    1.23 shares of SCANA common stock. The total shares exchanged and stock consideration is based on the following (share amounts in millions):

                                                                        AS OF DECEMBER 31, 1998
                                                                  -----------------------------------
                                                                    PSNC        SCANA      PRO FORMA
                                                                  ---------  -----------  -----------
Shares Outstanding End of Period................................       21.0       103.6
Shares Redeemed for Cash........................................      (10.5)      (11.7)
                                                                  ---------       -----
Remaining Shares to be Exchanged................................       10.5        91.9
PSNC Exchange Ratio.............................................       1.23         1.0
                                                                  ---------       -----
Stock Consideration.............................................       12.9        91.9        104.8
                                                                  ---------       -----        -----

    This adjustment also reflects the recognition of an acquisition adjustment equal to the excess of the purchase price over the net book value of assets and liabilities of PSNC acquired. The adjustment assumes total purchase consideration equal to cash of $348 million and 12.9 million shares of SCANA common stock. The calculation of the acquisition adjustment for the balance sheet presented is based on the following (amounts in millions, except PSNC Exchange Ratio and the Estimated Price per Share):

                                                                             DECEMBER 31, 1998
                                                                             -----------------
Cash Consideration.........................................................      $     348
                                                                                    ------
Common Stock Consideration:
PSNC Stock Converted.......................................................           10.5
PSNC Exchange Ratio........................................................           1.23
                                                                                    ------
New Shares Issued..........................................................          12.95
Estimated Price per Share..................................................      $   26.81
                                                                                    ------
Total Stock Consideration..................................................      $     348
Estimated Acquisition Costs................................................             23
                                                                                    ------
Total Cost.................................................................      $     719
Less Net Book Value of PSNC................................................            224
                                                                                    ------
Total Acquisition Adjustment...............................................      $     495
                                                                                    ------

6. Reflects the recognition of interest expense related to the incurrence of debt ($700 million) at an assumed annual rate of 6.50%.

7. To record amortization expense for the acquisition adjustment of $495 million assuming a 35-year amortization period.

8. To record the effect on income taxes of the additional interest expense, using the effective statutory rate of 38.25%.

9. Calculation of Weighted Average Shares Outstanding (in millions, except PSNC Exchange Ratio and Redemption Price per Share):

                                                                    FOR THE TWELVE MONTHS ENDED
                                                                         DECEMBER 31, 1998
                                                                 ---------------------------------
                                                                   PSNC       SCANA     PROFORMA
                                                                 ---------  ---------  -----------
Weighted Average Shares Outstanding............................       20.2      105.3
Shares Redeemed for Cash(*)....................................      (10.5)     (11.7)
Net Shares.....................................................        9.7       93.6
                                                                 ---------  ---------
PSNC Exchange Ratio............................................     X 1.23      X 1.0
                                                                 ---------  ---------
SCANA Weighted Average Shares Outstanding......................       11.9       93.6       105.5
                                                                 ---------  ---------       -----

        (*) Shares redeemed based on the following calculation (see notes 4 and 5):

Allocated Cash for Redemption................................  $     348  $     352
Redemption Price per Share...................................   DIVIDED BY 33  DIVIDED BY 30
                                                               ---------  ---------
Shares Redeemed..............................................       10.5       11.7
                                                               ---------  ---------

                                 THE COMPANIES

SCANA

1426 Main Street
Columbia, South Carolina 29201
(803) 748-3000

    SCANA, a South Carolina corporation having general business powers, was incorporated on October 10, 1984 and is a public utility holding company. SCANA holds, directly or indirectly, all of the capital stock of each of its subsidiaries except for the preferred stock of SCE&G, the preferred securities of SCE&G Trust I and 30% of the common stock of an indirect subsidiary. SCANA's operating revenues totaled approximately $1.632 billion for the 12 months ended December 31, 1998. SCANA and its subsidiaries had 4,697 full-time, permanent employees as of December 31, 1998 as compared to 4,545 full-time, permanent employees as of December 31, 1997.

    SCANA neither owns nor operates any physical properties. It has fifteen direct, wholly owned subsidiaries engaged in the functionally distinct operations described below. It also has investments in a limited liability company that is building and will operate a cogeneration facility in Charleston, South Carolina and in a limited liability company that is constructing and will operate a lime production facility.

    DIVIDEND POLICY. Following the Mergers, SCANA expects to continue the common stock dividend policy it announced on February 17, 1999. Thus, we expect the initial annualized dividend rate after the Mergers to be $1.10 per share of SCANA common stock, the same rate as immediately prior to the Mergers. The expected dividend policy after the Mergers would result in a dividend increase between 16.9% and 66.1% for current PSNC shareholders (depending on the actual exchange ratio used), on an as-converted basis, from a current annualized dividend rate of $.96 per share.

    However, we cannot assure you that the anticipated dividend rate will always be in effect or will remain unchanged. SCANA reserves the right to increase or decrease its common stock dividend as required by law or contract or as its board of directors may decide.

    Following the Mergers, SCANA expects (but is not obligated) to pay dividends on its common stock on a quarterly basis.

SCANA'S SUBSIDIARIES

SOUTH CAROLINA ELECTRIC & GAS COMPANY

Generates and sells electricity to wholesale and retail customers, purchases, sells and transports natural gas at retail and provides public transit service in Columbia, South Carolina.

SOUTH CAROLINA GENERATING COMPANY, INC.

Owns and operates Williams Station and sells electricity to SCE&G.

SOUTH CAROLINA FUEL COMPANY, INC.

Acquires, owns and provides financing for SCE&G's nuclear fuel, fossil fuel and sulfur dioxide emission allowances.

SOUTH CAROLINA PIPELINE CORPORATION

Purchases, sells and transports natural gas to wholesale and direct industrial customers. Owns and operates a propane pipeline and two liquefied natural gas plants for the liquefaction, regasification and storage of natural gas.

SCANA PROPANE GAS, INC.

Purchases, delivers and sells propane.

SCANA PROPANE STORAGE, INC.

Owns and operates an underground propane storage facility and leases cavern storage to industries, utilities and other types of customers.

SCANA ENERGY MARKETING, INC.

Markets electricity, natural gas and other light hydrocarbons and markets natural gas in Georgia's deregulated natural gas market. Also provides energy-related risk management services to producers and consumers.

SERVICECARE, INC.

Provides energy-related products and services, principally service contracts on home appliances and home security services.

SCANA COMMUNICATIONS, INC.

Provides fiber optic telecommunications in South Carolina, a public safety radio communications network and tower construction management and retail services for wireless providers, and invests in telecommunications companies.

PRIMESOUTH, INC.

Engages in power plant management and maintenance services.

SCANA RESOURCES, INC.

Conducts energy-related businesses and services.

SCANA DEVELOPMENT CORPORATION

Presently in liquidation; previously engaged in the sale of real estate.

SCANA PETROLEUM RESOURCES, INC.

Presently in liquidation following the sale of its oil and gas properties.

Each of the above listed companies is organized and incorporated under the laws of the State of South Carolina.

New Sub I and New Sub II are also direct, wholly owned subsidiaries of SCANA. Please see the description of these companies below.

PSNC

400 Cox Road
Gastonia, North Carolina 28054
(704) 864-6731

    PSNC, a North Carolina corporation incorporated in 1938, is a public utility franchised to serve a 31-county area in North Carolina which transports, distributes and sells natural gas to approximately 340,000 residential, commercial and industrial customers in 95 cities in North Carolina. In connection with its natural gas distribution business, PSNC promotes, sells and installs both new and replacement cooking, water heating, laundry, space heating, cooling and humidity control natural gas appliances and equipment. PSNC, through a nonregulated subsidiary, provides conversion and maintenance services for natural gas-fueled vehicles in selected cities in and beyond its franchised territory. Through a subsidiary and a multi-state joint venture, PSNC also participates in nonregulated businesses such as natural gas brokering and supply services.

    PSNC's operating revenues totaled approximately $300 million for the 12 months ended December 31, 1998. PSNC has approximately 1,000 employees.

NEW SUB I

    New Sub I is a wholly owned special purpose subsidiary of SCANA, formed under the laws of the State of South Carolina solely for the purpose of the First Merger.

NEW SUB II

    New Sub II is a wholly owned special purpose subsidiary of SCANA formed under the laws of the State of South Carolina solely for the purpose of being the surviving corporation in the Preferred Second Merger.

                            MERGER RELATED FINANCING

    Before completing the Mergers, the management of SCANA will evaluate various sources and methods of financing the amount necessary to fund the SCANA Cash Consideration and the PSNC Cash Consideration (the total amount of approximately $700 million). We currently anticipate that the full amount will be financed at the SCANA holding company level through external sources. Sources of financing that we are considering include commercial and investment banks, institutional lenders and public securities markets. Methods of financing that we may consider include commercial paper, bank lines of credit, debt and preferred securities of various maturities and types. The management of SCANA believes that SCANA will have access to many sources and types of short-term and long-term capital sources at reasonable rates. As a result of this financing and as shown in the Pro Forma Combined Condensed Financial Statements, the consolidated capitalization of SCANA after the Mergers will consist of approximately 39.6% common equity and 60.4% long-term debt and preferred stock.

                   SHARE OWNERSHIP OF MANAGEMENT AND CERTAIN
                           BENEFICIAL OWNERS OF SCANA

    The following table sets forth certain information regarding the beneficial ownership of SCANA common stock as of May 12, 1999, by (i) each director, (ii) the Chief Executive Officer and each of the other four most highly compensated executive officers of SCANA in 1998, and (iii) all executive officers and directors as a group. None of the individual or collective holdings below exceeds 1% of the outstanding shares of SCANA common stock.

                                                                                                     NUMBER OF
                                                                                                  SHARES OF SCANA
                                                                                                    COMMON STOCK
                                                                                                    BENEFICIALLY
NAME                                                                  TITLE                            OWNED
-----------------------------------------------  -----------------------------------------------  ----------------
W.B. Timmerman                                   Chairman of the Board, President and Chief              41,915
                                                 Executive Officer
K.B. Marsh                                       Senior Vice President, Chief Financial Officer          10,656
                                                 & Controller
J.L. Skolds                                      SCANA Group Executive                                    9,587
A.H. Gibbes                                      SCANA Group Executive                                   16,775
C.B. Novinger                                    Senior Vice President                                    3,488
B.L. Amick                                       Director                                                10,312
J.A. Bennett                                     Director                                                 1,251
W.B. Bookhart, Jr.                               Director                                                19,516
H.M. Chapman                                     Director                                                 6,678
E.T. Freeman                                     Director                                                 5,040
L.M. Gressette, Jr.                              Director                                                61,805
W.H Hipp                                         Director                                                 3,695
D.M. Hagood                                      Director                                                   100
L.M. Miller                                      Director                                                 1,641
J.B. Rhodes                                      Director                                                 9,998
M.K. Sloan                                       Director                                                 1,448
H.C. Stowe                                       Director                                                   143
All directors and executive officers
as a group, including those named
above (20 persons)                                                                                      236,680

------------------------

(1) Includes shares owned by close relatives, the beneficial ownership of which is disclaimed by the director, nominee or named executive officers, as follows: Mr. Amick--480; Mr. Bookhart--5,364; Mr. Gibbes--89; and Mr. Gressette--1,060; and by all directors, nominees and executive officers-- 6,993 in total.

(2) Includes shares purchased through April 30, 1999, by the Trustee under SCANA's Stock Purchase Savings Plan.

                    FIVE PERCENT OWNER OF SCANA COMMON STOCK

    First Union Corporation, Post Office Box 1329, Greenville, South Carolina 29602, notified SCANA that it beneficially owned 9,429,237 shares of SCANA common stock on December 31, 1998. This represented 9.10% of outstanding shares of SCANA common stock on that date.

    First Union has sole power to vote 537,543 of such shares, shared power to vote 7,550 of such shares, sole power to dispose or direct the disposition of 9,343,095 of such shares and shared power to dispose or to direct the disposition of 37,988 of such shares.

                DEFERRED COMPENSATION PLAN FOR OUTSIDE DIRECTORS

    The SCANA board of directors approved a plan effective January 1, 1997 whereby non-employee directors receive on a quarterly basis, 41% of their retainer in shares of SCANA common stock. The purpose of the plan is to promote the achievement of long-term objectives of SCANA by linking the personal interests of the non-employee directors to those of SCANA shareholders by paying a portion of director compensation in stock. SCANA believes this linkage will further promote the achievement of its long-term objectives.

                   SHARE OWNERSHIP OF MANAGEMENT AND CERTAIN
                           BENEFICIAL OWNERS OF PSNC

    The following table sets forth certain information regarding the beneficial ownership of PSNC common stock as of May 10, 1999, by (i) each director, (ii) the Chief Executive Officer and each of the other four most highly compensated executive officers of PSNC, and (iii) all executive officers and directors as a group. There are no persons known to PSNC who beneficially own more than 5% of the outstanding shares of PSNC common stock. None of the persons listed below beneficially owns more than 1% of the outstanding shares of PSNC common stock.

                                                                                                     NUMBER OF
                                                                                                  SHARES OF PSNC
                                                                                                   COMMON STOCK
                                                                                                   BENEFICIALLY
NAME                                                                  TITLE                          OWNED(1)
-----------------------------------------------  -----------------------------------------------  ---------------
Charles E. Zeigler, Jr.                          Chairman, President and Chief Executive Officer        22,182
Franklin H. Yoho                                 Vice President--Marketing and Gas Supply                4,929
Robert D. Voigt                                  Vice President--Organizational Development             19,570
Jerry W. Richardson                              Vice President--Engineering and System
                                                 Logistics                                              14,092
Jack G. Mason                                    Vice President--Finance                                 5,065
William C. Burkhardt                             Director                                                2,333
William A.V. Cecil                               Director                                                8,374
Bert Collins                                     Director                                                5,173
John W. Copeland                                 Director                                                3,731
Van E. Eure                                      Director                                                    0
William L. O'Brien, Jr.                          Director                                                5,433
D. Wayne Peterson                                Director                                                2,000
Ben R. Rudisill, II                              Director                                                2,565
G. Smedes York                                   Director                                                6,900
All directors and executive officers
as a group, including those named
above (19 persons)                                                                                     107,984

------------------------

(1) Beneficial ownership figures include, where applicable, shares with respect to which voting or investment power is attributed to a shareholder because of joint fiduciary ownership of the shares or relationship of the shareholder to the record owner, such as a spouse.

                DEFERRED COMPENSATION PLAN FOR OUTSIDE DIRECTORS

    During fiscal 1998, directors of PSNC increased their alignment with general shareholder interest. At their July 30, 1998, meeting, they unanimously converted their annual retainer fees, board and committee meeting fees, and annual annuity retirement plan from cash compensation to common stock units equivalent in value to shares of the PSNC common stock pursuant to the amended and restated Deferred

Compensation Plan for Outside Directors. Quarterly cash dividend equivalents are accrued on these common stock units. Upon the occurrence of a change in control, all deferred amounts payable under the plan become fully vested and are paid out to the directors. These changes were made according to recommendations from independent actuarial/compensation consultants and became effective July 1, 1998.

    Before the amended and restated Deferred Compensation Plan for Outside Directors became effective, certain directors elected to receive deferred cash compensation or common stock units under a prior Deferred Compensation Plan for outside directors. Any associated common stock units for those outside directors have been included in the following table.

                                                              FISCAL 1998                             CUMULATIVE
                                                 --------------------------------------  -------------------------------------
                                                   STOCK     VALUE OF    VALUE OF CASH     STOCK     VALUE OF    VALUE OF CASH
NAME                                               UNITS    STOCK UNITS   COMPENSATION     UNITS    STOCK UNITS  COMPENSATION
-----------------------------------------------  ---------  -----------  --------------  ---------  -----------  -------------
Mr. Burkhardt..................................      6,612   $ 152,896     $       --       20,686   $ 478,355     $      --

Mr. Cecil......................................      8,091     187,107             --        8,091     187,107            --

Mr. Collins....................................      5,852     135,327             --        5,852     135,327            --

Mr. Copeland...................................      5,531     127,897         20,763        5,531     127,897        63,234

Ms. Eure.......................................      2,591      59,915             --        4,728     109,342            --

Mr. O'Brien....................................      4,465     103,262             --        4,465     103,262            --

Mr. Peterson...................................      6,327     146,315             --        8,432     194,988            --

Mr. Rudisill...................................      4,258      98,472             --        5,719     132,243            --

Mr. York.......................................      4,876     112,766             --        7,014     162,193            --

Mr. Zeigler....................................      2,373      54,868             --        2,373      54,868            --

                       DESCRIPTION OF SCANA CAPITAL STOCK

AUTHORIZED CAPITAL STOCK

    Under the South Carolina Business Corporation Act, a corporation may not issue a greater number of shares than have been authorized by its articles of incorporation. On February 16, 1999, SCANA's authorized capital stock consisted of 150,000,000 shares of common stock, no par value, and no shares of preferred stock. At the close of business on December 31, 1998, 103,572,623 shares of SCANA common stock were issued and outstanding, and not more than 6,881,541 of those shares were reserved for issuance pursuant to SCANA benefit plans and the Investor Plus Plan.

    Upon completion of the Mergers, some holders of PSNC common stock will receive shares of SCANA common stock, and some shareholders of SCANA common stock will receive cash for their shares. It follows that the total number of outstanding shares of SCANA common stock will change.

SCANA COMMON STOCK

    VOTING RIGHTS. At every meeting of shareholders, all registered shareholders of SCANA common stock are entitled to one vote for each share held of record as to all matters in respect of which such shares have voting power. Except to the extent required by law or as permitted by the SCANA Articles of Incorporation, as amended from time to time, the registered shareholders of SCANA common stock have unlimited and exclusive voting rights.

    DIVIDENDS. The shareholders of SCANA common stock are entitled to receive dividends as and when declared by the SCANA board of directors out of funds legally available therefor.

    LIQUIDATION RIGHTS. In the event of liquidation, dissolution or winding up of the affairs of SCANA, shareholders of SCANA common stock would be entitled to share ratably in all assets of SCANA available for distribution to shareholders of SCANA common stock remaining after payment in full of liabilities.

    NO OTHER RIGHTS. Shareholders of SCANA common stock have no preemptive rights to acquire or subscribe to any shares, or securities convertible into shares, of SCANA common stock. The SCANA common stock contains no redemption provision or conversion rights. The shareholders of SCANA common stock do not have the right to cumulate their votes for any purpose.

TRANSFER AGENT AND REGISTRAR

    SCANA acts as Transfer Agent and Registrar for the SCANA common stock.

                COMPARISON OF SCANA AND PSNC SHAREHOLDER RIGHTS

GENERAL

    The rights of shareholders of SCANA common stock are currently governed by the South Carolina Business Corporation Act, the SCANA restated articles of incorporation and the SCANA by-laws. The rights of holders of PSNC common stock are currently governed by the North Carolina Business Corporation Act, the PSNC articles of incorporation and the PSNC by-laws. Upon consummation of the Mergers, some holders of PSNC common stock, a North Carolina corporation, will become shareholders of SCANA, a South Carolina corporation, and their rights will be governed by the South Carolina Business Corporation Act, the SCANA restated articles of incorporation and the SCANA by-laws. The following summary sets forth the material differences between the current rights of shareholders of SCANA and shareholders of PSNC.

    The following summary is not intended to be complete and is subject to, and qualified by reference to the full text of the SCANA restated articles of incorporation, the SCANA by-laws, the South Carolina Business Corporation Act, the PSNC articles of incorporation, the PSNC by-laws and the North Carolina Business Corporation Act. For information as to how such documents may be obtained, see "Where You Can Find More Information."

AUTHORIZED CAPITAL STOCK

    PSNC. The authorized capital stock of PSNC consists of 30,000,000 shares of PSNC common stock, par value $1.00 per share, 1,500,000 shares of cumulative preferred stock and 250,000 shares of cumulative preference stock.

    SCANA. The authorized capital stock of SCANA consists of 150,000,000 shares of SCANA common stock, without par value. The authorized capital stock of SCANA will not change as a result of the Mergers.

NUMBER OF DIRECTORS

    PSNC. Under North Carolina law, a company's board of directors consists of the number of directors specified in the company's by-laws or articles of incorporation. The PSNC by-laws provide that the PSNC board of directors is to consist of not more than eighteen or less than nine directors. Currently, the PSNC board of directors consists of ten directors.

    SCANA. Under South Carolina law, a company's board of directors consists of the number of directors specified in the company's by-laws or articles of incorporation. The SCANA by-laws provide that the SCANA board of directors is to consist of not more than twenty or less than nine directors. There are currently thirteen directors serving on the SCANA board of directors.

    After the Mergers, SCANA will have three new directors appointed to its board of directors, one of whom will be Mr. Zeigler, the current Chairman, President and Chief Executive Officer of PSNC. The two other new directors will be appointed from the current PSNC board of directors, with one director nominated by PSNC and the other by SCANA.

CLASSIFIED BOARD OF DIRECTORS

    PSNC. The PSNC articles of incorporation provide that the PSNC board of directors is divided into three classes, with each class as nearly equal in number as possible. Each class of directors serves for a term of three years. At each annual meeting of shareholders, one class of directors is elected for a three-year term.

    SCANA. The SCANA restated articles of incorporation provide that the SCANA board of directors will be divided into three classes, with each class as nearly equal in number as possible. Each class of directors serves for a term of three years. At each annual meeting of shareholders, one class of directors is elected for a three-year term.

ELECTION OF DIRECTORS

    PSNC. The North Carolina Business Corporation Act states that unless the articles of incorporation or a valid shareholders' agreement provide otherwise, directors are elected by a plurality of votes cast by shares entitled to vote in the election at a meeting at which a quorum is present. Shareholders do not have a right to cumulate their votes for directors unless the articles of incorporation so provide. The PSNC articles of incorporation do not allow for cumulative voting.

    SCANA. The South Carolina Business Corporation Act states that unless the articles of incorporation provide otherwise, directors are elected by a plurality of votes cast by shares entitled to vote in the election at a meeting at which a quorum is present. Subject to certain notice requirements, shareholders of South Carolina corporations have a right to cumulate their votes for directors unless the articles of incorporation provide otherwise. The SCANA restated articles of incorporation forbid cumulative voting for any purpose.

REMOVAL OF THE BOARD OF DIRECTORS

    PSNC. Under North Carolina law, shareholders may remove directors with or without cause unless the articles of incorporation provide otherwise. The PSNC articles of incorporation provide that any director may be removed from office at any time, with or without cause, by the affirmative vote of at least seventy percent of the outstanding shares of PSNC common stock entitled to vote. This provision is subject to the rights of holders of cumulative preferred stock and cumulative preference stock.

    SCANA. Under South Carolina law, shareholders may remove directors with or without cause unless the articles of incorporation provide otherwise. The SCANA restated articles of incorporation provide that an eighty percent vote of SCANA shareholders entitled to vote is required to remove an incumbent director without cause.

SPECIAL MEETINGS OF SHAREHOLDERS

    PSNC. Under the PSNC by-laws, special meetings of shareholders may be called at any time by the Chairman, the President or the PSNC board of directors, or a majority of the members of the board of directors. Written or printed notice stating the time and place of the special meeting shall be delivered not less than ten or more than sixty days before the date thereof. The notice of the meeting must specifically state the purposes for which the meeting is called, and only business within the purpose or purposes described may be conducted at the meeting. The PSNC by-laws do not give shareholders the right to call, or cause to be called, a special meeting of shareholders.

    SCANA. Under the SCANA by-laws, special meetings of shareholders for any purposes, unless otherwise proscribed by statute, may be called by the Chairman of the SCANA board of directors, the Vice Chairman of the board of directors or the President. Special meetings must be called by the President or Secretary at the request in writing of a majority of directors, or at the request in writing of ten percent or more of the shares entitled to vote at the meeting. Such written request must state the purposes of the proposed meeting. Written or printed notice stating the time and place of the special meeting shall be delivered to those shareholders entitled to vote not less than ten and not more than fifty days before the date of the meeting. The notice must also briefly state the business to be conducted at the meeting. Only business within the purposes stated in the notice may be discussed at the meeting; however, if all the

SCANA shareholders entitled to vote at the meeting are present in person or by proxy, any business pertaining to the affairs of SCANA may be transacted.

SHAREHOLDER ACTION WITHOUT A MEETING

    PSNC. Under North Carolina law, action required or permitted to be taken at a shareholders' meeting may be taken without a meeting if it is taken by all the shareholders entitled to vote on the action. The action must be evidenced by one or more written consents describing the action taken. The written consents must be signed by all the shareholders entitled to vote on the action and delivered to the corporation.

    SCANA. Under South Carolina law, action required or permitted to be taken at a shareholders' meeting may be taken without a meeting if it is taken by all shareholders entitled to vote on the action. The action must be evidenced by one or more written consents describing the action taken. The written consents must be signed by all the shareholders entitled to vote on the action and delivered to the corporation.

AMENDMENTS TO ARTICLES OF INCORPORATION

    PSNC. North Carolina law provides that unless the articles of incorporation, a by-law adopted by the board of directors or by shareholders, or the law itself requires differently, an amendment to articles of incorporation must be approved by (i) a majority of the votes entitled to be cast by any voting group for which the amendment would create dissenters' rights, and (ii) a majority of votes cast within each voting group, where a quorum is present. The PSNC articles of incorporation generally require an affirmative vote of at least seventy percent of the shares entitled to vote to amend the provisions regarding directors. Any amendments to provisions relating to certain business transactions described below under "Anti-Takeover Provisions--PSNC" require an affirmative vote of at least seventy-five percent of shareholders required to vote.

    SCANA. South Carolina law provides that, unless the articles of incorporation require a different vote, an amendment to the articles of incorporation may be approved by two-thirds of all votes and two-thirds of the votes within each voting group entitled to vote on the amendment. The articles of incorporation may provide for a lower or higher vote for approval, but the required affirmative vote must be at least a majority of the votes entitled to be cast. The SCANA restated articles of incorporation provide that it may be amended by the vote of the minimum number of shares permitted by South Carolina law at the time of such vote, but not less than a majority of shares entitled to vote. Any amendments to provisions relating to removal of incumbent directors without cause, certain stock repurchases by SCANA, and certain business combinations described below under "Anti-Takeover Provisions--SCANA" require an affirmative vote of at least eighty percent of shareholders entitled to vote.

AMENDMENTS TO BYLAWS

    PSNC. The PSNC board of directors may amend or repeal the by-laws, except to the extent otherwise provided by law or a by-law adopted by PSNC shareholders, except that a by-law adopted, amended or repealed by shareholders may not be readopted, amended or repealed by the PSNC board of directors if neither the PSNC articles of incorporation nor a by-law adopted by the shareholders authorizes the board of directors to adopt, amend or repeal that particular by-law or the by-laws generally.

    SCANA. The SCANA by-laws provide that they may be amended, altered or repealed at a meeting of the shareholders, by a vote of the holders of a majority of all shares of stock entitled to vote to elect directors. In such case, written notice of the proposed alteration must be given to such shareholders at least ten days before such meeting. Any of the SCANA by-laws may also be altered, amended or repealed by an affirmative vote of a majority of all directors then in office, provided that the notice of the board of directors meeting mentions the proposed change. Certain by-laws relating, without limitation, to the SCANA board of directors and filling vacancies on the board of directors may only be amended, altered or repealed by an affirmative vote of at least eighty percent of the shareholders entitled to vote to elect directors who are entitled to vote at such meeting.

MERGERS, SHARE EXCHANGES AND CONSOLIDATIONS

    PSNC. Under North Carolina law, unless a company's articles of incorporation or by-laws provide for a greater vote, a merger or share exchange must be approved by a majority of all votes entitled to vote with respect to such matter within each voting group. North Carolina law does not address consolidations.

    SCANA. Under South Carolina law, unless a company's articles of incorporation or by-laws provide for a greater or lesser vote, a merger or share exchange must be approved by holders of at least two-thirds of the total votes entitled to vote on such matter, and two-thirds of the votes entitled to be cast within each voting group on such matters. The vote required by a company's articles of incorporation or by-laws must be at least a majority of the votes entitled to be cast on the matter within each voting group entitled to vote on the matter. South Carolina law does not address consolidations.

APPRAISAL RIGHTS

    PSNC. Under North Carolina law, shareholders of a corporation who do not consent to certain major corporate transactions may, under varying circumstances, be entitled to appraisal rights. An appraisal right is where shareholders may receive cash in the amount of the fair market value of their shares in place of the consideration which otherwise would have been received in the transaction. Unless the articles of incorporation or by-laws provide otherwise, such appraisal rights are not available in certain circumstances, including without limitation (i) to shareholders of a surviving corporation if shareholder approval is not required, (ii) as to any class of stock which is either listed on a national securities exchange or the Nasdaq National Market or
(iii) any class of stock which is held by at least 2,000 record shareholders, unless shareholders are required to accept for their shares anything other than shares that are similarly listed or held, and/or cash in lieu of fractional shares. The PSNC articles of incorporation do not provide for appraisal rights. Under the PSNC articles of incorporation and North Carolina law, the PSNC shareholders do not have any appraisal rights with respect to the Mergers.

    SCANA. Under South Carolina law, shareholders of a corporation who do not consent to certain major corporate transactions may, under varying circumstances, be entitled to appraisal rights pursuant to which such shareholders may receive cash in the amount of the fair market value of their shares in place of the consideration which otherwise would have been received in the transaction. Unless the articles of incorporation or by-laws provides otherwise, such appraisal rights are not available in certain circumstances, including without limitation (i) to shareholders of a surviving corporation if shareholder approval is not required or (ii) as to any class of stock which is listed either on a national securities exchange or on the Nasdaq National Market. The SCANA restated articles of incorporation do not provide for appraisal rights. Under the SCANA restated articles of incorporation and South Carolina law, the SCANA shareholders do not have any appraisal rights with respect to the Mergers.

ANTI-TAKEOVER PROVISIONS

    PSNC. For certain proposed types of business combinations, the PSNC articles of incorporation requires that at least seventy-five percent of the outstanding shares of PSNC common stock entitled to vote on the business combination approve the proposal. These business combinations include mergers, consolidations, certain dispositions of assets, certain recapitalizations and securities transfers, and liquidations involving (i) PSNC or any of its subsidiaries and (ii) a person or entity which owns more than ten percent of the outstanding PSNC common shares entitled to vote in an election of directors.

    SCANA. The SCANA restated articles of incorporation requires the affirmative vote of the holders of not less than eighty percent of the outstanding shares of SCANA common stock to approve certain business combinations. These business combinations include mergers, consolidations, certain dispositions of assets, certain recapitalizations and securities transfers, and liquidation's involving (i) SCANA or any of its subsidiaries and
(ii) a person or entity which owns more than ten percent of the outstanding SCANA capital stock entitled to vote for the election of directors.

SHAREHOLDER RIGHTS PLANS

    PSNC is a party to the Rights Agreement, dated as of April 9, 1997, between PSNC and First Union National Bank of North Carolina, as rights agent. Under the agreement, PSNC common stock currently trades with certain attached stock purchase rights. The rights, which cannot be traded separately from PSNC common stock, become exercisable upon the occurrence of certain triggering events, including acquisition by a person or group of beneficial ownership of 15% or more of PSNC common stock (or 20% in the case of present 10% shareholders) or the announcement of a tender or exchange offer that would result in such beneficial ownership. The rights could have the effect of delaying, deferring or preventing a takeover or change of control of PSNC that has not been approved by its board of directors.

    SCANA does not have a similar rights agreement.

                                 LEGAL MATTERS

    The validity of the shares of SCANA common stock to be issued in the Mergers will be passed upon for SCANA by LeBoeuf, Lamb, Greene & MacRae, L.L.P., New York, in reliance on the opinion of H. Thomas Arthur, Esq., Senior Vice President and General Counsel of SCANA with respect to South Carolina law. Mr. Arthur is a full-time employee and officer of SCANA and owned 8,936 shares of SCANA common stock as of the record date, May 12, 1999.

                                    EXPERTS

    The consolidated financial statements of SCANA incorporated in this joint proxy statement/prospectus by reference to SCANA's Annual Report on Form 10-K for the year ended December 31, 1998 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated in this document by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

    The consolidated financial statements of PSNC incorporated in this joint proxy statement/prospectus by reference to PSNC's Annual Report on Form 10-K for the year ended September 30, 1998 have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated by reference in reliance upon the authority of said firm as experts in giving said reports.

    Representatives of Deloitte & Touche LLP and Arthur Andersen LLP expect to be present at the SCANA special meeting and the PSNC special meeting, respectively, and, while such representatives have stated that they do not intend to make statements at these meetings, they will be available to respond to appropriate questions from shareholders in attendance.

                                 OTHER MATTERS

    Neither SCANA nor PSNC presently intends to bring before their special meetings any matters other than those specified and neither company has any knowledge of any other matters which may be brought up by other persons. However, if any other matters not now known properly come before the SCANA special meeting or the PSNC special meeting or any adjournments thereof, the persons named in the enclosed forms of SCANA proxy or PSNC proxy, as the case may be, including any substitutes, will vote such proxies in accordance with their judgment on such matters.

SHAREHOLDER PROPOSALS

    In order for shareholder proposals for the 2000 PSNC annual meeting of shareholders to be eligible for inclusion in the PSNC Proxy Statement, they must be received by PSNC at its principal office in Gastonia, North Carolina prior to August 18, 1999. With respect to shareholder proposals for the 2000 annual meeting of shareholders that are not sought to be included in the 2000 PSNC proxy statement, PSNC may exercise the discretionary voting authority granted under proxies with respect to such proposals, unless written notice of such proposals is received by PSNC at its principal office in Gastonia, North Carolina on or before November 2, 1999.

    In order for shareholder proposals for the 2000 SCANA annual meeting of shareholders to be eligible for inclusion in the SCANA Proxy Statement for that meeting, they must be received by SCANA at its principal office in Columbia, South Carolina on or before November 18, 1999. With respect to shareholder proposals for the 2000 annual meeting of shareholders that are not sought to be included in the 2000 SCANA proxy statement, SCANA may exercise the discretionary voting authority granted under proxies with respect to such proposals, unless written notice of such proposals is received by SCANA at its principal office in Columbia, South Carolina on or before February 1, 2000.

CERTAIN PROXY CARD MATTERS

    The proxy card for a participant in PSNC's Stock Purchase and Automatic Dividend Reinvestment Plan covers both plan's shares and certificated shares unless the registrations are different. If you have registrations in different names, you will receive a separate proxy card for each name registration.

    If a shareholder is participating in the SCANA Investor Plus Plan, his or her proxy card represents both the number of shares registered in his or her name and the number of full shares credited to his or her Investor Plus account, unless the registrations are different. Shareholders having shares registered in different names will receive a proxy card for each registration. All such shares will be voted in accordance with the instructions on the proxy card.

    If you own shares of SCANA common stock as a participant in the SCANA Stock Purchase Savings Plan, you will receive a proxy card that covers only your plan shares. Proxies executed by plan participants will serve as voting instructions to First Union National Bank, as the trustee for the plan.

                                                                         ANNEX A

                              AMENDED AND RESTATED
                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

            PUBLIC SERVICE COMPANY OF NORTH CAROLINA, INCORPORATED,

                               SCANA CORPORATION,

                                NEW SUB I, INC.

                                      AND

                                NEW SUB II, INC.

                         DATED AS OF FEBRUARY 16, 1999
                                      AND
                    AMENDED AND RESTATED AS OF MAY 10, 1999

                               TABLE OF CONTENTS

                                                                                                          PAGE
                                                                                                        ---------
                                                      ARTICLE I
                                                     THE MERGERS
Section 1.1...  THE MERGERS...........................................................................        A-8
Section 1.2     THE ALTERNATIVE SECOND MERGER.........................................................        A-8
Section 1.3     EFFECTIVE TIME OF THE MERGERS.........................................................        A-9
Section 1.4     EFFECTS OF THE MERGER.................................................................        A-9

                                                      ARTICLE II
                                                 TREATMENT OF SHARES
Section 2.1     EFFECT ON THE CAPITAL STOCK OF SCANA..................................................       A-10
Section 2.2     EFFECT ON THE CAPITAL STOCK OF PSNC OF THE SECOND MERGER..............................       A-12
Section 2.3     EXCHANGE OF CERTIFICATES..............................................................       A-13

                                                     ARTICLE III
                                                     THE CLOSING
Section 3.1     CLOSING...............................................................................       A-17

                                                      ARTICLE IV
                                        REPRESENTATIONS AND WARRANTIES OF PSNC
Section 4.1     ORGANIZATION AND QUALIFICATION........................................................       A-17
Section 4.2     SUBSIDIARIES..........................................................................       A-17
Section 4.3     CAPITALIZATION........................................................................       A-17
Section 4.4     AUTHORITY; NON-CONTRAVENTION; STATUTORY APPROVALS; COMPLIANCE.........................       A-18
Section 4.5     REPORTS AND FINANCIAL STATEMENTS......................................................       A-19
Section 4.6     ABSENCE OF CERTAIN CHANGES OR EVENTS..................................................       A-20
Section 4.7     LITIGATION............................................................................       A-20
Section 4.8     REGISTRATION STATEMENT AND PROXY STATEMENT............................................       A-20
Section 4.9     TAX MATTERS...........................................................................       A-21
Section 4.10    EMPLOYEE MATTERS; ERISA...............................................................       A-23
Section 4.11    LABOR AND EMPLOYEE RELATIONS..........................................................       A-24
Section 4.12    ENVIRONMENTAL PROTECTION..............................................................       A-24
Section 4.13    REGULATION AS A UTILITY...............................................................       A-26
Section 4.14    VOTE REQUIRED.........................................................................       A-26
Section 4.15    OPINION OF FINANCIAL ADVISOR..........................................................       A-26
Section 4.16    BROKERS...............................................................................       A-26
Section 4.17    INSURANCE.............................................................................       A-26
Section 4.18    INTELLECTUAL PROPERTY.................................................................       A-26
Section 4.19    YEAR 2000.............................................................................       A-27
Section 4.20    COMMODITY DERIVATIVES AND CREDIT EXPOSURE MATTERS.....................................       A-27
Section 4.21    OWNERSHIP OF SCANA COMMON STOCK.......................................................       A-27
Section 4.22    ANTITAKEOVER MATTERS..................................................................       A-27
Section 4.23    PSNC ASSOCIATES.......................................................................       A-27

                                                                                                          PAGE
                                                                                                        ---------
                                                      ARTICLE V
                                   REPRESENTATIONS AND WARRANTIES OF EACH OF SCANA,
                                               NEW SUB I AND NEW SUB II
Section 5.1     ORGANIZATION AND QUALIFICATION........................................................       A-28
Section 5.2     SUBSIDIARIES..........................................................................       A-28
Section 5.3     CAPITALIZATION........................................................................       A-28
Section 5.4     AUTHORITY; NON-CONTRAVENTION; STATUTORY APPROVALS; COMPLIANCE.........................       A-29
Section 5.5     REPORTS AND FINANCIAL STATEMENTS......................................................       A-30
Section 5.6     ABSENCE OF CERTAIN CHANGES OR EVENTS..................................................       A-30
Section 5.7     LITIGATION............................................................................       A-31
Section 5.8     REGISTRATION STATEMENT AND PROXY STATEMENT............................................       A-31
Section 5.9     OPERATIONS OF NUCLEAR POWER PLANTS....................................................       A-31
Section 5.10    TAX MATTERS...........................................................................       A-31
Section 5.11    EMPLOYEE MATTERS; ERISA...............................................................       A-32
Section 5.12    ENVIRONMENTAL PROTECTION..............................................................       A-32
Section 5.13    REGULATION AS A UTILITY...............................................................       A-33
Section 5.14    VOTE REQUIRED.........................................................................       A-33
Section 5.15    OPINION OF FINANCIAL ADVISOR..........................................................       A-33
Section 5.16    BROKERS...............................................................................       A-33
Section 5.17    INSURANCE.............................................................................       A-33
Section 5.18    ANTI-TAKEOVER MATTERS.................................................................       A-33
Section 5.19    OWNERSHIP OF PSNC COMMON STOCK........................................................       A-33

                                                      ARTICLE VI
                                       CONDUCT OF BUSINESS PENDING THE MERGERS
Section 6.1     COVENANTS OF PSNC.....................................................................       A-34
Section 6.2     COVENANTS OF SCANA....................................................................       A-37

                                                     ARTICLE VII
                                                ADDITIONAL AGREEMENTS
Section 7.1     ACCESS TO INFORMATION.................................................................       A-39
Section 7.2     JOINT PROXY STATEMENT AND REGISTRATION STATEMENT......................................       A-39
Section 7.3     REGULATORY MATTERS....................................................................       A-40
Section 7.4     SHAREHOLDER APPROVAL..................................................................       A-40
Section 7.5     DIRECTORS' AND OFFICERS' INDEMNIFICATION..............................................       A-41
Section 7.6     PUBLIC ANNOUNCEMENTS..................................................................       A-42
Section 7.7     RULE 145 AFFILIATES...................................................................       A-42
Section 7.8     EMPLOYEE AGREEMENTS AND WORKFORCE MATTERS.............................................       A-42
Section 7.9     EMPLOYEE BENEFIT PLANS................................................................       A-43
Section 7.10    NO SOLICITATIONS......................................................................       A-43
Section 7.11    BOARD OF DIRECTORS....................................................................       A-45
Section 7.12    CORPORATE OFFICES.....................................................................       A-45
Section 7.13    FEDERAL INCOME TAX TREATMENT..........................................................       A-45
Section 7.14    ANTI-TAKEOVER STATUTES................................................................       A-45
Section 7.15    CONVEYANCE TAXES......................................................................       A-45
Section 7.16    EXPENSES..............................................................................       A-45
Section 7.17    FURTHER ASSURANCES....................................................................       A-46

                                                                                                          PAGE
                                                                                                        ---------
                                                     ARTICLE VIII
                                                      CONDITIONS
Section 8.1     CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGERS...........................       A-46
Section 8.2     CONDITIONS TO OBLIGATION OF SCANA TO EFFECT THE MERGERS...............................       A-46
Section 8.3     CONDITIONS TO OBLIGATION OF PSNC TO EFFECT THE MERGERS................................       A-47

                                                      ARTICLE IX
                                          TERMINATION, AMENDMENT AND WAIVER
Section 9.1     TERMINATION...........................................................................       A-48
Section 9.2     EFFECT OF TERMINATION.................................................................       A-49
Section 9.3     TERMINATION FEE; EXPENSES.............................................................       A-49
Section 9.4     AMENDMENT.............................................................................       A-50
Section 9.5     WAIVER................................................................................       A-50

                                                      ARTICLE X
                                                  GENERAL PROVISIONS
Section 10.1    NON-SURVIVAL; EFFECT OF REPRESENTATIONS AND WARRANTIES................................       A-50
Section 10.2    NOTICES...............................................................................       A-50
Section 10.3    MISCELLANEOUS.........................................................................       A-51
Section 10.4    INTERPRETATION........................................................................       A-51
Section 10.5    COUNTERPARTS; EFFECT..................................................................       A-52
Section 10.6    PARTIES' INTEREST.....................................................................       A-52
Section 10.7    WAIVER OF JURY TRIAL AND CERTAIN DAMAGES..............................................       A-52
Section 10.8    ENFORCEMENT...........................................................................       A-52

                            INDEX OF PRINCIPAL TERMS

TERM                                                                                                          PAGE
----------------------------------------------------------------------------------------------------------  ---------
1935 Act..................................................................................................        A-9
Acquisition Agreement.....................................................................................       A-44
Acquisition Proposal......................................................................................       A-44
Affected Employees........................................................................................       A-43
Affiliate Agreement.......................................................................................       A-42
Alternative Second Merger.................................................................................        A-9
Applicable Period.........................................................................................       A-43
Average Price.............................................................................................       A-13
Benefits..................................................................................................       A-43
Certificate(s)............................................................................................       A-14
Closing...................................................................................................       A-17
Closing Agreement.........................................................................................       A-21
Closing Date..............................................................................................       A-17
Code......................................................................................................        A-8
Confidentiality Agreement.................................................................................       A-39
date hereof...............................................................................................        A-8
Effective Time............................................................................................       A-14
Effective Time of the First Merger........................................................................        A-9
Effective Time of the Second Merger.......................................................................        A-9
Election Deadline.........................................................................................       A-14
Environmental Claim.......................................................................................       A-25
Environmental Documents...................................................................................       A-25
Environmental Laws........................................................................................       A-25
Environmental Permits.....................................................................................       A-25
ERISA.....................................................................................................       A-23
ERISA Affiliate...........................................................................................       A-23
Exchange Act..............................................................................................       A-19
Exchange Agent............................................................................................       A-13
Exchange Fund.............................................................................................       A-14
FERC......................................................................................................       A-19
Final Order...............................................................................................       A-46
First Merger..............................................................................................        A-8
Form of Election..........................................................................................       A-17
GAAP......................................................................................................       A-20
Governmental Authority....................................................................................       A-19
Hazardous Materials.......................................................................................       A-26
HSR Act...................................................................................................       A-40
Indemnified Liabilities...................................................................................       A-41
Indemnified Parties.......................................................................................       A-41
Indemnified Party.........................................................................................       A-41
Initial Termination Date..................................................................................       A-48
IRS.......................................................................................................       A-22
Joint Proxy/Registration Statement........................................................................       A-39
Licenses..................................................................................................       A-19
LLG&M.....................................................................................................       A-13
Merger Consideration......................................................................................       A-14
Mergers...................................................................................................        A-8

TERM                                                                                                          PAGE
----------------------------------------------------------------------------------------------------------  ---------
Morgan Stanley............................................................................................       A-26
NCBC Act..................................................................................................        A-8
New Sub I.................................................................................................        A-8
New Sub II................................................................................................        A-8
PaineWebber...............................................................................................       A-33
PCBs......................................................................................................       A-26
person....................................................................................................       A-16
Power Act.................................................................................................       A-19
Proxy Statement...........................................................................................       A-21
PSNC......................................................................................................        A-8
PSNC Associates...........................................................................................       A-17
PSNC Cash Consideration...................................................................................       A-12
PSNC Cash Election........................................................................................       A-13
PSNC Cash Election Number.................................................................................       A-13
PSNC Cash Election Shares.................................................................................       A-13
PSNC Cash Fraction........................................................................................       A-13
PSNC Common Stock.........................................................................................       A-12
PSNC Disclosure Schedule..................................................................................       A-17
PSNC Exchange Ratio.......................................................................................       A-13
PSNC Financial Statements.................................................................................       A-20
PSNC Intellectual Property................................................................................       A-26
PSNC Material Adverse Effect..............................................................................       A-17
PSNC Meeting..............................................................................................       A-41
PSNC Merger Consideration.................................................................................       A-13
PSNC Option Plans.........................................................................................       A-16
PSNC Options..............................................................................................       A-16
PSNC Plans................................................................................................       A-23
PSNC Preference Stock.....................................................................................       A-17
PSNC Preferred Stock......................................................................................       A-17
PSNC Required Consents....................................................................................       A-18
PSNC Required Statutory Approvals.........................................................................       A-19
PSNC Rights...............................................................................................       A-12
PSNC Rights Agreement.....................................................................................       A-12
PSNC SEC Reports..........................................................................................       A-19
PSNC Shareholders' Approval...............................................................................       A-26
PSNC Stock Consideration..................................................................................       A-12
PSNC Subsidiary...........................................................................................       A-17
Registration Statement....................................................................................       A-20
Release...................................................................................................       A-26
Representatives...........................................................................................       A-39
SASM&F....................................................................................................       A-13
SCANA.....................................................................................................        A-8
SCANA Cash Amount.........................................................................................       A-10
SCANA Cash Consideration..................................................................................       A-10
SCANA Cash Designees......................................................................................       A-11
SCANA Cash Election.......................................................................................       A-10
SCANA Cash Election Shares................................................................................       A-11
SCANA Cash Number.........................................................................................       A-10
SCANA Cash Shares.........................................................................................       A-12
SCANA Certificate.........................................................................................       A-12

TERM                                                                                                          PAGE
----------------------------------------------------------------------------------------------------------  ---------
SCANA Common Stock........................................................................................       A-10
SCANA Deminimis Shares....................................................................................       A-11
SCANA Disclosure Schedule.................................................................................       A-28
SCANA Exchange Ratio......................................................................................       A-10
SCANA Financial Statements................................................................................       A-30
SCANA Material Adverse Effect.............................................................................       A-29
SCANA Meeting.............................................................................................       A-40
SCANA Merger Consideration................................................................................       A-10
SCANA Non-Election Shares.................................................................................       A-11
SCANA Non-Election........................................................................................       A-10
SCANA Non-Prorated Cash Shares............................................................................       A-11
SCANA Nuclear Facilities..................................................................................       A-31
SCANA Plans...............................................................................................       A-32
SCANA Required Consents...................................................................................       A-29
SCANA Required Statutory Approvals........................................................................       A-30
SCANA SEC Reports.........................................................................................       A-30
SCANA Shareholders' First Merger Approval.................................................................       A-33
SCANA Shareholders' Second Merger Approval................................................................       A-33
SCANA Stock Consideration.................................................................................       A-10
SCANA Stock Election......................................................................................       A-10
SCANA Stock Election Shares...............................................................................       A-11
SCANA Stock Number........................................................................................       A-10
SCANA Stock Plans.........................................................................................       A-28
SCANA Subsidiary..........................................................................................       A-28
SCBC Act..................................................................................................        A-8
SCE&G.....................................................................................................        A-9
SEC.......................................................................................................        A-8
Second Merger.............................................................................................        A-8
Securities Act............................................................................................       A-19
Shares....................................................................................................       A-14
Subsidiary................................................................................................       A-17
Surviving Corporation.....................................................................................        A-8
Tax Opinions..............................................................................................       A-13
Tax Return................................................................................................       A-21
Tax Rulings...............................................................................................       A-21
Tax(es)...................................................................................................       A-21
Termination Fee...........................................................................................       A-50
Trading Day...............................................................................................       A-13
Violation.................................................................................................       A-18
Voting Debt...............................................................................................       A-18
Year 2000 Compliance......................................................................................       A-27

    AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER, dated as of February 16, 1999 (referred to herein as the "DATE HEREOF") and amended and restated as of May 10, 1999, by and among Public Service Company of North Carolina, Incorporated ("PSNC"), a North Carolina corporation, SCANA Corporation, a South Carolina corporation ("SCANA"), New Sub I, Inc., a South Carolina corporation and a wholly-owned subsidiary of SCANA ("NEW SUB I"), and New Sub II, Inc., a South Carolina corporation and a wholly-owned subsidiary of SCANA ("NEW SUB II").

    WHEREAS, PSNC and SCANA have determined that it would be in their respective best interests and in the interests of their respective shareholders to effect the transactions contemplated by this Agreement;

    WHEREAS, in furtherance thereof, the respective Boards of Directors of SCANA and New Sub I have approved this Agreement and the merger of New Sub I with and into SCANA, with SCANA as the surviving corporation (the "FIRST MERGER"), and the respective boards of directors of PSNC and New Sub II, have approved this Agreement and the merger of PSNC with and into New Sub II, with New Sub II as the surviving corporation (the "SECOND MERGER", and together with the First Merger, the "MERGERS"); and

    WHEREAS, for United States federal income tax purposes, it is intended that the Second Merger shall qualify as a reorganization within the meaning of
Section 368(a) of the Internal Revenue Code of 1986, as amended (the "CODE"), and this Agreement is intended to be and is adopted as a plan of reorganization for purposes of Section 368 of the Code.

    NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound hereby, agree as follows:

                                   ARTICLE I
                                  THE MERGERS

    Section 1.1  THE MERGERS.  Subject to the terms and conditions of this
Agreement:

    (a) At the Effective Time of the First Merger (as defined in Section 1.3), New Sub I will be merged with and into SCANA, in accordance with the South Carolina Business Corporation Act (the "SCBC ACT"). SCANA will be the surviving corporation in the First Merger and will continue its corporate existence under the laws of the State of South Carolina. The effects and the consequences of the First Merger are set forth in Section 1.4(a). Throughout this Agreement, the term "SCANA" refers to SCANA prior to the First Merger or to SCANA as the surviving corporation in the First Merger, as the context requires.

    (b) At the Effective Time of the Second Merger (as defined in Section 1.3), PSNC will be merged with and into New Sub II in accordance with the SCBC Act and the North Carolina Business Corporation Act (the "NCBC ACT"). New Sub II will be the surviving corporation in the Second Merger (the "SURVIVING CORPORATION") and shall succeed to and assume all the rights and obligations of PSNC in accordance with the NCBC Act and the SCBC Act. The effects and the consequences of the Second Merger are set forth in Section 1.4(b).

    (c) The parties hereby agree that in the event that the SCANA Shareholders' First Merger Approval (as defined in Section 5.14) is not obtained at the SCANA Meeting (as defined in Section 7.4), but the SCANA Shareholders' Second Merger Approval (as defined in Section 5.14) is obtained at the SCANA Meeting and all other conditions to the consummation of the Second Merger contained herein are capable of being satisfied, the parties shall proceed with the Second Merger and all conditions and procedures relating to the consummation of the First Merger contained herein shall be waived and all references herein to the Mergers shall refer only to the Second Merger.

    Section 1.2  THE ALTERNATIVE SECOND MERGER.

    (a) If, on or prior to April 30, 2000, the Securities and Exchange Commission (the "SEC") has not approved, nor has the staff of the SEC recommended that the SEC approve, the application for the

Mergers under the Public Utility Holding Company Act of 1935, as amended (the "1935 ACT"), then, subject to Section 1.2(b) and the other terms and conditions of this Agreement, the form of the Second Merger contemplated by this Agreement shall be revised to provide for the merger of PSNC with and into South Carolina Electric & Gas Company ("SCE&G"), a wholly-owned subsidiary of SCANA, with SCE&G as the surviving corporation (the "ALTERNATIVE SECOND MERGER"), the parties shall amend the terms of this Agreement to make them consistent with the Alternative Second Merger, and SCANA shall take all actions necessary and appropriate to cause the Alternative Second Merger to constitute a tax-free reorganization for United States federal income tax purposes within the meaning of Section 368 of the Code.

    (b) The parties hereto acknowledge that, in the absence of regulatory constraints under the 1935 Act, it would be preferable to effect the Second Merger and for the Alternative Second Merger not to be effected. Accordingly, if at the time all other conditions to the parties' respective obligations to consummate this Agreement have been satisfied or waived, the 1935 Act has been, or subject only to the passage of time up to the time specified in Section 9.1(b)(ii) will be, repealed, amended or interpreted by order of the SEC in relevant manner to permit the Second Merger to occur on terms and conditions reasonably satisfactory to SCANA, the parties shall effect the Second Merger.

    Section 1.3 EFFECTIVE TIME OF THE MERGERS. On the Closing Date (as defined in Section 3.1) (a) articles of merger complying with the requirements of the relevant provisions of the SCBC Act shall be executed and filed with the Secretary of State of the State of South Carolina with respect to the First Merger and (b) articles of merger complying with the requirements of the relevant provisions of the SCBC Act and the NCBC Act shall be executed and filed with the Secretary of State of the State of South Carolina and of North Carolina, respectively, with respect to the Second Merger. The First Merger shall become effective upon filing the articles of merger relating thereto or upon such later date as is agreed upon by the parties and specified in such articles of merger (the "EFFECTIVE TIME OF THE FIRST MERGER"). The Second Merger shall become effective upon filing the articles of merger relating thereto or upon such later date as is agreed upon by the parties and specified in such articles of merger (the "EFFECTIVE TIME OF THE SECOND MERGER"); PROVIDED, that the Effective Time of the First Merger will occur immediately prior to the Effective Time of the Second Merger, provided further that the Effective Time of the Second Merger will occur in the absence of the Effective Time of the First Merger in accordance with, and under the circumstances described in, Section 1.1(c).

    Section 1.4 EFFECTS OF THE MERGER (a) At the Effective Time of the First Merger, (i) the articles of incorporation of SCANA, as in effect immediately prior to the First Merger, will be the articles of incorporation of SCANA, as the surviving corporation in the First Merger, until thereafter amended as provided by law and such articles of incorporation, and (ii) the bylaws of SCANA, as in effect immediately prior to the First Merger, will be the bylaws of SCANA, as the surviving corporation in the First Merger, until thereafter amended as provided by law, the articles of incorporation of SCANA and such bylaws. Subject to the foregoing, the additional effects of the First Merger shall be as provided in the applicable provisions of the SCBC Act.

    (b) At the Effective Time of the Second Merger, (i) the charter of New Sub II, as in effect immediately prior to the Second Merger will be the charter of the Surviving Corporation until thereafter amended as provided by law and such charter, and (ii) the by-laws of New Sub II, as in effect immediately prior to the Second Merger, shall be the bylaws of the Surviving Corporation until thereafter amended as provided by law, the charter of the Surviving Corporation and such bylaws. Subject to the foregoing, the additional effects of the Second Merger shall be as provided in the applicable provisions of the SCBC Act and the NCBC Act.

                                   ARTICLE II
                              TREATMENT OF SHARES

    Section 2.1 EFFECT ON THE CAPITAL STOCK OF SCANA. As of the Effective Time of the First Merger, by virtue of the First Merger and without any action on the part of any holder of SCANA Common Stock (as hereinafter defined):

    (a) CANCELLATION OF NEW SUB I SHARES. Each share of common stock, without par value, of New Sub I issued and outstanding immediately prior to the Effective Time of the First Merger will automatically be canceled and retired and will cease to exist, and no consideration will be delivered in exchange therefor.

    (b) CANCELLATION OF SCANA TREASURY STOCK AND SUB-OWNED STOCK. Each share of common stock, without par value, of SCANA ("SCANA COMMON STOCK") that is owned by SCANA or by any wholly-owned subsidiary of SCANA or by PSNC or any wholly-owned subsidiary of PSNC will automatically be canceled and retired and will cease to exist, and no consideration will be delivered in exchange therefor.

    (c) CONVERSION OF SCANA COMMON STOCK. Subject to the provisions of Section 2.3(d) hereof, each issued and outstanding share of SCANA Common Stock (other than shares of SCANA Common Stock to be canceled in accordance with Section 2.1(b)) will be converted into either (x) $30.00 in cash (the "SCANA CASH CONSIDERATION") or (y) 1.0 (the "SCANA EXCHANGE RATIO") fully paid and non-assessable shares of SCANA Common Stock (the "SCANA STOCK CONSIDERATION" and, together with the SCANA Cash Consideration, the "SCANA MERGER CONSIDERATION"), in each case as the holder thereof shall have elected or be deemed to have elected, in accordance with Section 2.1(e).

    (d) ALLOCATION. Notwithstanding anything in this Agreement to the contrary, the aggregate amount of cash to be issued to shareholders of SCANA as consideration in the First Merger shall be equal to $700,000,000 less the sum of
(i) the aggregate value of the PSNC Cash Consideration (as defined in Section 2.2(c)) to be issued in the Second Merger as determined pursuant to Section 2.2(d) and (ii) the aggregate value of cash issued in lieu of fractional shares pursuant to Section 2.3(d) (the "SCANA CASH AMOUNT"). As used in this Agreement, the "SCANA CASH NUMBER" shall mean the aggregate number of shares of SCANA Common Stock to be converted into the right to receive the SCANA Cash Consideration in the First Merger, which will be equal to the SCANA Cash Amount divided by $30.00. The number of shares of SCANA Common Stock to be converted into the right to receive SCANA Stock Consideration in the First Merger (the "SCANA STOCK NUMBER") will be equal to (x) the number of shares of SCANA Common Stock issued and outstanding immediately prior to the Effective Time of the First Merger (ignoring for this purpose any SCANA Common Stock held as treasury shares and canceled pursuant to Section 2.1(b)) less (y) the sum of (A) the SCANA Cash Number and (B) the aggregate number of shares of SCANA Common Stock to be exchanged for cash pursuant to Section 2.3(d). Notwithstanding anything to the contrary herein, SCANA will have the option to change the SCANA Cash Number and the SCANA Stock Number to more closely follow the actual elections of SCANA shareholders pursuant to this Section 2.1, so long as such modification to the SCANA Cash Number and the SCANA Stock Number does not prevent the conditions set forth in Sections 8.2(e) and 8.3(e) from being satisfied.

    (e) ELECTION. Subject to allocation in accordance with the provisions of this Section 2.1, each record holder of shares of SCANA Common Stock (other than shares to be canceled in accordance with Section 2.1(b)) issued and outstanding immediately prior to the Election Deadline (as defined in Section 2.3(b)(i)) will be entitled, in accordance with Section 2.3(b), (i) to elect to receive in respect of each such share (A) SCANA Cash Consideration (a "SCANA CASH ELECTION") or (B) SCANA Stock Consideration (a "SCANA STOCK ELECTION") or (ii) to indicate that such record holder has no preference as to the receipt of SCANA Cash Consideration or SCANA Stock Consideration for all such shares held by such holder (a "SCANA NON-ELECTION"); PROVIDED, HOWEVER, that, at the option of SCANA exercised no later than the day prior to the Election Deadline, all record holders of SCANA Common Stock who (x) own less than 100 shares of SCANA Common Stock or (y) elect to receive SCANA Stock Consideration in respect of less than 100 shares of SCANA Common Stock (all such shares being herein referred to as the "SCANA DEMINIMIS SHARES") will be deemed to have elected to receive SCANA Cash Consideration. Shares of SCANA Common Stock in respect of which a SCANA Non-Election is made or as to which no election is made (collectively, "SCANA NON-ELECTION SHARES") shall be deemed by SCANA to be shares in respect of which SCANA Cash Elections or SCANA Stock Elections have been made, as SCANA shall determine.

    (f) ALLOCATION OF SCANA CASH ELECTION SHARES. In the event that the aggregate number of shares in respect of which SCANA Cash Elections have been made or are deemed to have been made in accordance with the provision at the end of the first sentence of Section 2.1(e) (the "SCANA CASH ELECTION SHARES") exceeds the SCANA Cash Number, all shares of SCANA Common Stock in respect of which SCANA Stock Elections have been made (the "SCANA STOCK ELECTION SHARES") and all SCANA Non-Election Shares will be converted into the right to receive SCANA Stock Consideration (and cash in lieu of fractional interests in accordance with Section 2.3(d)), and SCANA Cash Election Shares will be converted into the right to receive SCANA Cash Consideration or SCANA Stock Consideration in the following manner:

        (i) all SCANA Deminimis Shares will be converted into the right to receive SCANA Cash Consideration;

        (ii) the number of SCANA Cash Election Shares, other than SCANA Deminimis Shares, covered by each Form of Election (as defined in Section 2.3(b)(i)) to be converted into SCANA Cash Consideration will be determined by multiplying the number of SCANA Cash Election Shares covered by such Form of Election by a fraction, (A) the numerator of which is the SCANA Cash Number less the number of SCANA Deminimis Shares and (B) the denominator of which is the aggregate number of SCANA Cash Election Shares less the number of SCANA Deminimis Shares, rounded down to the nearest whole number; PROVIDED, HOWEVER, that, if as a result of such proration, any holder of SCANA Cash Election Shares would, but for this proviso, receive less than 100 shares of SCANA Common Stock in accordance with Section 2.1(f)(iii), all SCANA Cash Election Shares held by such holders (the "SCANA NON-PRORATED CASH SHARES") will be converted into SCANA Cash Consideration and the remaining SCANA Cash Election Shares to be converted into SCANA Cash Consideration will be determined by multiplying the number of SCANA Cash Election Shares covered by such Form of Election by a fraction, (x) the numerator of which is the SCANA Cash Number less the sum of the number of SCANA Deminimis Shares and SCANA Non-Prorated Cash Shares and (y) the denominator of which is the aggregate number of SCANA Cash Election Shares less the sum of the number of SCANA Deminimis Shares and SCANA Non-Prorated Cash Shares, rounded down to the nearest whole number; PROVIDED, FURTHER, that, if the number of SCANA Non-Prorated Cash Shares exceeds the difference between the SCANA Cash Number and the number of SCANA Deminimis Shares, SCANA Non-Prorated Cash Shares will be converted into SCANA Cash Consideration by selecting, by lottery or such other method as determined by SCANA, from among the record holders of SCANA Non-Prorated Cash Shares a sufficient number of such holders (the "SCANA CASH DESIGNEES") such that the number of SCANA Cash Election Shares held by SCANA Cash Designees will, when added to SCANA Deminimis Shares, be equal as closely as practicable to the SCANA Cash Number, and all such SCANA Cash Election Shares held by such SCANA Cash Designees will be converted into the right to receive SCANA Cash Consideration; PROVIDED, HOWEVER, that no such SCANA Cash Designee shall receive both SCANA Stock Consideration and SCANA Cash Consideration for such holder's SCANA Common Stock and that SCANA may, in accordance with Section 2.1(d), change the SCANA Cash Number and the SCANA Stock Number in order to meet this requirement; and

        (iii) all SCANA Cash Election Shares not converted into SCANA Cash Consideration in accordance with Section 2.1(f)(i) or (ii) will be converted into the right to receive SCANA Stock Consideration (and cash in lieu of fractional interests in accordance with Section 2.3(d)).

    (g) ALLOCATION OF SCANA STOCK ELECTION SHARES. In the event that the aggregate number of SCANA Stock Election Shares exceeds the SCANA Stock Number, all SCANA Cash Election Shares and all

SCANA Non-Election Shares (together, the "SCANA CASH SHARES") will be converted into the right to receive SCANA Cash Consideration, and all SCANA Stock Election Shares will be converted into the right to receive SCANA Cash Consideration or SCANA Stock Consideration in the following manner:

        (i) the number of SCANA Stock Election Shares covered by each Form of Election to be converted into SCANA Cash Consideration will be determined by multiplying the number of SCANA Stock Election Shares covered by such Form of Election by a fraction, (A) the numerator of which is the SCANA Cash Number less the number of SCANA Cash Shares and (B) the denominator of which is the aggregate number of SCANA Stock Election Shares, rounded down to the nearest whole number; and

        (ii) all SCANA Stock Election Shares not converted into SCANA Cash Consideration in accordance with Section 2.1(g)(i) will be converted into the right to receive SCANA Stock Consideration (and cash in lieu of fractional interests in accordance with Section 2.3(d)).

    (h) NO ALLOCATION. In the event that neither Section 2.1(f) nor Section 2.1(g) is applicable, all SCANA Cash Election Shares will be converted into the right to receive SCANA Cash Consideration, all SCANA Stock Election Shares will be converted into the right to receive SCANA Stock Consideration (and cash in lieu of fractional interests in accordance with Section 2.3(d)) and SCANA Non-Election Shares will be converted into the right to receive SCANA Cash Consideration or SCANA Stock Consideration (and cash in lieu of fractional interests in accordance with Section 2.3(d)) as SCANA shall determine.

    (i) COMPUTATIONS. The Exchange Agent (as defined in Section 2.3(a)), in consultation with SCANA and PSNC, will make all computations to give effect to this Section 2.1.

    (j) CANCELLATION OF SHARES. As of the Effective Time of the First Merger, all such shares of SCANA Common Stock will no longer be outstanding and automatically be cancelled and retire and will cease to exist and each holder of a certificate formerly representing any such shares of SCANA Common Stock (a "SCANA CERTIFICATE") will cease to have any rights with respect thereto, except the right to receive SCANA Merger Consideration and any additional cash in lieu of fractional shares of SCANA Common Stock to be issued or paid in consideration therefor upon surrender of such SCANA Certificate in accordance with Section 2.3, without interest.

    Section 2.2 EFFECT ON THE CAPITAL STOCK OF PSNC OF THE SECOND MERGER. As of the Effective Time of the Second Merger, by virtue of the Second Merger and without any action on the part of any holder of PSNC Common Stock (as hereinafter defined):

    (a) CONVERSION OF NEW SUB II SHARES. Each share of common stock, without par value, of New Sub II issued and outstanding immediately prior to the Effective Time of the Second Merger will remain outstanding unaffected by the Second Merger, with the result that the Surviving Corporation will remain a wholly-owned subsidiary of SCANA.

    (b) CANCELLATION OF PSNC TREASURY STOCK AND SUB-OWNED STOCK. Each share of common stock, par value $1.00 per share, of PSNC (the "PSNC COMMON STOCK"), together with the associated purchase rights (the "PSNC RIGHTS") issued pursuant to the Rights Agreement, dated as of April 9, 1997, between PSNC and First Union National Bank of North Carolina, as rights agent (the "PSNC RIGHTS AGREEMENT"), that is owned by PSNC or by any wholly-owned subsidiary of PSNC or by SCANA or any wholly-owned subsidiary of SCANA, will automatically be canceled and retired and cease to exist, and no consideration will be delivered in exchange therefor. Throughout this Agreement, the term PSNC Common Stock refers to PSNC Common Stock together with the associated PSNC Rights.

    (c) CONVERSION OF PSNC COMMON STOCK. Subject to the provisions of Section 2.3(d) hereof, each issued and outstanding share of PSNC Common Stock (other than shares of PSNC Common Stock canceled in accordance with Section 2.2(b)) will be converted into (x) $33.00 in cash (the "PSNC CASH CONSIDERATION"), (y) a number of fully paid, non-assessable shares of SCANA Common Stock equal to the PSNC Exchange Ratio (as defined below) (the "PSNC STOCK CONSIDERATION"), or (z) a combination of PSNC Cash Consideration and PSNC Stock Consideration determined in accordance with Section 2.2(e)

(collectively, the "PSNC MERGER CONSIDERATION"). The "PSNC EXCHANGE RATIO" shall be equal to $33.00 divided by either (i) the Average Price of SCANA Common Stock if such Average Price is no greater than $32.40 and no less than $22.75, (ii) $32.40 if the Average Price of SCANA Common Stock is greater than $32.40, in which case the Exchange Ratio shall equal 1.02 or (iii) $22.75 if the Average Price of SCANA Common Stock is less than $22.75, in which case the Exchange Ratio shall equal 1.45. "AVERAGE PRICE" means the average of the closing prices as reported in THE WALL STREET JOURNAL's New York Stock Exchange Composite Transactions Reports for each of the 20 consecutive Trading Days in the period ending on the Election Deadline. "TRADING DAY" means a day on which the New York Stock Exchange, Inc. is open for trading.

    (d) CASH ELECTION. Subject to the immediately following sentence, each record holder of shares of PSNC Common Stock immediately prior to the Effective Time shall be entitled to elect to receive cash for all or any part of such PSNC Common Stock (a "PSNC CASH ELECTION"). Notwithstanding the foregoing, the aggregate number of shares of PSNC Common Stock that may be converted into the right to receive cash consideration (the "PSNC CASH ELECTION NUMBER") shall not exceed an amount determined by dividing (A) the dollar number equal to (i) one-half the product of (x) $33.00 multiplied by (y) the aggregate number of shares of PSNC Common Stock outstanding at 5:00 p.m. Eastern Time on the second day prior to the Effective Time less (ii) any dollar amount as reasonably determined pursuant to Section 2.2(g) by LeBoeuf, Lamb, Greene & MacRae, L.L.P. ("LLG&M"), counsel to SCANA, and Skadden, Arps, Slate, Meagher & Flom LLP ("SASM&F"), counsel to PSNC, and less (iii) the aggregate dollar amount of cash paid to the holders of the PSNC Options (as defined in Section 2.3(k)) pursuant to Section 2.3(k), by (B) $33.00. To the extent not covered by a properly given PSNC Cash Election, all shares of PSNC Common Stock issued and outstanding immediately prior to the Effective Time shall, except as provided in Section 2.2(a), be converted solely into shares of SCANA Common Stock.

    (e) CASH ELECTION SHARES. If the aggregate number of shares of PSNC Common Stock covered by PSNC Cash Elections (the "PSNC CASH ELECTION SHARES") exceeds the PSNC Cash Election Number, each PSNC Cash Election Share shall be converted into (i) the right to receive an amount in cash, without interest, equal to the product of (a) $33.00 and (b) a fraction (the "PSNC CASH FRACTION"), the numerator of which shall be the PSNC Cash Election Number and the denominator of which shall be the total number of PSNC Cash Election Shares, and (ii) a number of shares of SCANA Common Stock equal to the product of (a) the PSNC Exchange Ratio and (b) a fraction equal to one minus the PSNC Cash Fraction.

    (f) COMPUTATIONS. The Exchange Agent, in consultation with SCANA and PSNC, will make all computations to give effect to this Section 2.2.

    (g)  ADJUSTMENT PER TAX OPINION. If, after having made the calculation under
Section 2.2(d) (without giving effect to any subtraction permitted by this Section 2.2(g)), the tax opinions referred to in Sections 8.2(e) and 8.3(e) (the "TAX OPINIONS") cannot be rendered (as reasonably determined by SASM&F and LLG&M), as a result of the Second Merger possibly failing to satisfy continuity-of-interest requirements under applicable federal income tax principles relating to reorganizations described in the Code, then SCANA shall reduce, to the minimum extent necessary to enable the Tax Opinions to be rendered, the amount of cash to be delivered with respect to the PSNC Cash Election Shares and in lieu thereof shall deliver the number of shares of SCANA Common Stock having an aggregate value, based on the Average Price, equal to the amount of such reduction, and the PSNC Cash Election Number shall be appropriately adjusted to give effect to such reduction.

    Section 2.3  EXCHANGE OF CERTIFICATES.

    (a) EXCHANGE AGENT. As of the Effective Time of the First Merger, SCANA will enter into an agreement with such bank or trust as may be designated by SCANA, with the prior consent of PSNC (the "EXCHANGE AGENT"), which will provide that SCANA will deposit with the Exchange Agent as of the Effective Time of the First Merger, for the benefit of the holders of shares of SCANA Common Stock and PSNC Common Stock for exchange in accordance with this Article II, through the Exchange Agent, cash equal to the sum of the total aggregate SCANA Cash Consideration and PSNC Cash Consideration and certificates representing the shares of SCANA Common Stock (such cash and such shares of SCANA Common Stock, together with any dividends or distributions with respect thereto with a record date after the Effective Time of the Second Merger and any cash payable in lieu of any fractional shares of SCANA Common Stock, being hereinafter referred to as the "EXCHANGE FUND") issued pursuant to Sections 2.1 and 2.2 in exchange for outstanding shares of SCANA Common Stock and PSNC Common Stock, as the case may be.

    (b)  EXCHANGE PROCEDURES.

        (i) Not more than 90 days nor fewer than 30 days prior to the Closing Date, the Exchange Agent will mail a form of election (the "FORM OF ELECTION") to holders of record of shares of SCANA Common Stock and to the holders of record of shares of PSNC Common Stock (as of a record date as close as practicable to the date of mailing and mutually agreed to by PSNC and SCANA). In addition, the Exchange Agent will use its best efforts to make the Form of Election available to the persons (as defined in Section 2.3(f)) who become shareholders of SCANA or PSNC during the period between such record date and the Closing Date. Any election to receive SCANA Merger Consideration contemplated by Section 2.1(e) or PSNC Cash Consideration contemplated by Section 2.2(d) will have been properly made only if the Exchange Agent shall have received at its designated office or offices, by 5:00 p.m., New York City time, on the Trading Day that is immediately prior to the Closing Date (the "ELECTION DEADLINE"), a Form of Election properly completed and accompanied by a SCANA Certificate or a PSNC Certificate, as the case may be (together or as applicable, "CERTIFICATE(S)") for the shares to which such Form of Election relates, duly endorsed in blank or otherwise acceptable for transfer on the books of SCANA or PSNC, as the case may be (or an appropriate guarantee of delivery), as set forth in such Form of Election. An election may be revoked only by written notice received by the Exchange Agent prior to 5:00 p.m., New York City time, on the Election Deadline. In addition, all elections shall automatically be revoked if the Exchange Agent is notified in writing by SCANA and PSNC that either of the Mergers has been abandoned. If an election is so revoked, the Certificate(s) (or guarantee of delivery, as appropriate) to which such election relates will be promptly returned to the person submitting the same to the Exchange Agent. SCANA shall have the discretion, which it may delegate in whole or in part to the Exchange Agent, to determine whether Forms of Election have been properly completed, signed and submitted or revoked pursuant to this Article II, and to disregard immaterial defects in Forms of Election. The decision of SCANA (or the Exchange Agent) in such matters shall be conclusive and binding

        (ii) As soon as reasonably practicable after the Effective Time of the First Merger, with respect to the First Merger, and after the Effective Time of the Second Merger, with respect to the Second Merger (together or as applicable, the "EFFECTIVE TIME"), the Exchange Agent will mail to each holder of record of a Certificate, whose shares of SCANA Common Stock or PSNC Common Stock (collectively, the "SHARES") were converted into the right to receive SCANA Merger Consideration or PSNC Merger Consideration (together, the "MERGER CONSIDERATION") and who failed to return a properly completed Form of Election, (i) a letter of transmittal (which will specify that delivery will be effected, and risk of loss and title to the Certificates will pass, only upon delivery of the Certificates to the Exchange Agent and will be in such form and have such other provisions as SCANA and PSNC may specify consistent with this Agreement) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration.

        (iii) At the Effective Time, with respect to properly made elections in accordance with Section 2.3(b)(i), and upon surrender in accordance with
    Section 2.3(b)(ii) of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by SCANA and PSNC, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate will be entitled to receive in exchange therefor the Merger Consideration that such holder has the right to receive pursuant to the provisions of this Article II, and the Certificate so surrendered will forthwith be canceled. In the event of a transfer of ownership of Shares that are not registered in the transfer records of SCANA or PSNC, as the case may be, payment may be issued to a person other than the person in whose name the Certificate so surrendered is registered if such Certificate is properly endorsed or otherwise in proper form for transfer and the person requesting such issuance pays any transfer or other taxes required by reason of such payment to a person other than the registered holder of such Certificate or establishes to the satisfaction of SCANA and PSNC that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 2.3, each Certificate will be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration that the holder thereof has the right to receive in respect of such Certificate pursuant to the provisions of this Article II. No interest will be paid or will accrue on any cash payable to holders of Certificates pursuant to the provisions of this Article II.

    (c) DISTRIBUTIONS WITH RESPECT TO UNEXCHANGED SHARES. No dividends or other distributions with respect to the shares of SCANA Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of SCANA Common Stock represented thereby, and no cash payment in lieu of any fractional shares shall be paid to any such holder pursuant to Section 2.3(d), and all such dividends, other distributions and cash in lieu of fractional shares of SCANA Common Stock shall be paid by SCANA to the Exchange Agent and shall be included in the Exchange Fund, in each case until the surrender of such Certificate in accordance with this Article II. Subject to the effect of unclaimed property, escheat and other applicable laws, following surrender of any such Certificate, there shall be paid to the holder of the Certificate representing whole shares of SCANA Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of any cash payable in lieu of a fractional share of SCANA Common Stock to which such holder is entitled pursuant to Section 2.3(d) and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of SCANA Common Stock and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and with a payment date subsequent to such surrender payable with respect to such whole shares of SCANA Common Stock. SCANA shall make available to the Exchange Agent cash for the foregoing purposes.

    (d) NO FRACTIONAL SECURITIES. No SCANA Certificates or scrip representing fractional shares of SCANA Common Stock shall be issued upon the surrender for exchange of Certificates, and such fractional shares shall not entitle the owner thereof to vote or to any other rights of a holder of SCANA Common Stock. A holder of Shares converted in the Mergers who would otherwise have been entitled to a fractional share of SCANA Common Stock shall be entitled to receive a cash payment (without interest) in lieu of such fractional share in an amount determined by multiplying (i) the fractional share interest to which such holder would otherwise be entitled by (ii) the closing price per share of SCANA Common Stock as reported on the NYSE Composite Transaction Tape on the Closing Date.

    (e) NO FURTHER OWNERSHIP RIGHTS IN PSNC COMMON STOCK. All shares of SCANA Common Stock issued upon the surrender for exchange of Certificates in accordance with the terms of this Article II (including any cash paid pursuant to this Article II) shall be deemed to have been issued (and paid) in full satisfaction of all rights pertaining to the Shares theretofore represented by such Certificates, SUBJECT, HOWEVER, to any obligation of SCANA or the Surviving Corporation to pay any dividends or make any other distributions with a record date prior to the Effective Time which may have been authorized or made with respect to shares of PSNC Common Stock or SCANA Common Stock, as the case may be, which remain unpaid at the Effective Time, and there shall be no further registration of transfers on the stock transfer books of (i) SCANA of shares of SCANA Common Stock which were outstanding immediately prior to the Effective Time or (ii) the Surviving Corporation of shares of PSNC Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to SCANA, the Surviving Corporation or the Exchange Agent for any reason, they shall be cancelled and exchanged as provided in this Section 2.3, except as otherwise provided by law.

    (f) TERMINATION OF EXCHANGE FUND. Any portion of the Exchange Fund which remains undistributed to the holders of the Certificates for one year after the Effective Time shall be delivered by the Exchange Agent to SCANA, and any holders of the Certificates who have not theretofore complied with this Article II shall thereafter look only to SCANA for payment of their claim for such SCANA Shares or funds to which such holder may be due, subject to applicable law. None of SCANA, PSNC, the Surviving Corporation or the Exchange Agent shall be liable to any person (as defined below) in respect of any such SCANA Shares or funds from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. As used in this Agreement, the term "PERSON" shall mean any natural person, corporation, general or limited partnership, limited liability company, joint venture, trust, association or entity of any kind.

    (g) INVESTMENT OF EXCHANGE FUND. The Exchange Agent will invest any cash included in the Exchange Fund, as directed by SCANA, with the prior consent of PSNC, on a daily basis. Any interest and other income resulting from such investments will be paid to SCANA.

    (h) LOST CERTIFICATES. If any Certificate is lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by SCANA or the Surviving Corporation, as the case may be, the posting by such person of a bond in such reasonable amount as SCANA or the Surviving Corporation, as the case may be, may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration and, if applicable, any cash in lieu of fractional shares, and unpaid dividends and distributions on shares of SCANA Common Stock, pursuant to this Agreement.

    (i) CERTAIN ADJUSTMENTS. If, after the date hereof and on or prior to the Closing Date, the outstanding shares of SCANA Common Stock or PSNC Common Stock shall be changed into a different number of shares by reason of any reclassification, recapitalization, split-up, combination or exchange of shares, or any dividend payable in stock or other securities is declared thereon with a record date within such period, or any similar event shall occur, the Merger Consideration will be addressed accordingly to provide to the holders of SCANA Common Stock and PSNC Common Stock, respectively, the same economic effect as contemplated by this Agreement prior to such reclassification, recapitalization, split-up, combination, exchange or dividend or similar event.

    (j) WITHHOLDING RIGHTS. Each of the Surviving Corporation and SCANA shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of SCANA Common Stock or PSNC Common Stock such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by the Surviving Corporation or SCANA, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of SCANA Common Stock or PSNC Common Stock in respect of which such deduction and withholding was made by the Surviving Corporation or SCANA, as the case may be.

    (k) PSNC OPTION PLANS. PSNC shall use its best efforts to take all actions necessary and appropriate to provide that, upon the Effective Time of the Second Merger, each outstanding option to purchase shares of PSNC Common Stock or other similar interest (collectively, the "PSNC OPTIONS") granted under any of PSNC's stock option plans or under any other plan or arrangement (the "PSNC OPTION PLANS"), whether or not then exercisable or vested, shall be cancelled and, in exchange therefor, each holder of such PSNC Option shall receive an amount in cash in respect thereof equal to the product of (i) the excess, if any, of the PSNC Cash Consideration over the per share exercise price thereof and (ii) the number of shares of PSNC Common Stock subject thereto (such payment to be net of applicable withholding taxes). Prior to the Effective Time, PSNC shall take all action necessary and appropriate so that the PSNC Option Plans terminate as of the Effective Time of the Second Merger.

                                  ARTICLE III
                                  THE CLOSING

    Section 3.1 CLOSING. The closing of the Mergers (the "CLOSING") shall take place at the offices of SASM&F, 919 Third Avenue, New York, New York 10022 at 10:00 A.M., local time, on the second business day immediately following the date on which the last of the conditions set forth in Article VIII hereof is fulfilled or waived, or at such other time, date and place as PSNC and SCANA shall mutually agree (the "CLOSING DATE").

                                   ARTICLE IV
                     REPRESENTATIONS AND WARRANTIES OF PSNC

    PSNC represents and warrants to SCANA as follows:

    Section 4.1  ORGANIZATION AND QUALIFICATION.  Except as set forth in Section
4.1 of the schedule delivered by PSNC on the date hereof (the "PSNC DISCLOSURE SCHEDULE"), PSNC and each PSNC Subsidiary (as defined below) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, has all requisite power and authority, and has been duly authorized by all necessary approvals and orders to own, lease and operate its assets and properties to the extent owned, leased and operated and to carry on its business as it is now being conducted and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its assets and properties makes such qualification necessary other than in such jurisdictions where the failure so to qualify could not reasonably be expected to have a material adverse effect on the business, assets, condition (financial or otherwise), results of operations or prospects of PSNC and the PSNC Subsidiaries taken as a whole (a "PSNC MATERIAL ADVERSE EFFECT"). As used in this Agreement, (a) the term "SUBSIDIARY" of a person shall mean any corporation or other entity (including partnerships and other business associations) of which at least a majority of the voting power represented by the outstanding capital stock or other voting securities or interests having voting power under ordinary circumstances to elect directors or similar members of the governing body of such corporation or entity shall at the time be held, directly or indirectly, by such person, and (b) the term "PSNC SUBSIDIARY" shall mean a Subsidiary of PSNC.

    Section 4.2 SUBSIDIARIES. Section 4.2(a) of the PSNC Disclosure Schedule sets forth a list as of the date hereof of (a) all of the PSNC Subsidiaries and
(b) all other entities in which PSNC has an aggregate equity investment in excess of $3 million (the "PSNC ASSOCIATES"), as well as a brief description of the principal line or lines of business conducted by each such PSNC Associate, and a list of any existing agreements requiring PSNC or any of the PSNC Subsidiaries to make any additional material investment in, or loan or capital contribution to, or guarantee any obligation of, such PSNC Associates. Except as set forth in Section 4.2(b) of the PSNC Disclosure Schedule, all of the issued and outstanding shares of capital stock of each PSNC Subsidiary are validly issued, fully paid, nonassessable and free of preemptive rights, and are owned, directly or indirectly, by PSNC free and clear of any liens, claims, encumbrances, security interests, charges and options of any nature whatsoever and there are no outstanding subscriptions, options, calls, contracts, voting trusts, proxies or other commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement, obligating any such PSNC Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of its capital stock or obligating it to grant, extend or enter into any such agreement or commitment.

    Section 4.3 CAPITALIZATION. As of the date hereof, the authorized capital stock of PSNC consists of 30,000,000 shares of PSNC Common Stock, 1,500,000 shares of Cumulative Preferred Stock, issuable in series, par value $25.00 per share (the "PSNC PREFERRED STOCK"), and 250,000 shares of Cumulative Preference Stock, issuable in series, par value $25.00 per share (the "PSNC PREFERENCE STOCK"). At the close of business on December 31, 1998, (i) approximately 20,377,579 shares of PSNC Common Stock were issued and outstanding, (ii) no shares of PSNC Preferred Stock were issued and outstanding, (iii) no shares of PSNC Preference Stock were issued and outstanding and (iv) no bonds, debentures, notes or other indebtedness having the right to vote (or convertible into securities having the right to vote) on any matters on which shareholders may vote ("VOTING DEBT"), were issued or outstanding. As of the date hereof, all outstanding shares of PSNC Common Stock are validly issued, fully paid and nonassessable and are not subject to preemptive rights. As of the Closing Date, all outstanding shares of PSNC Common Stock will be validly issued, fully paid and nonassessable and will not be subject to preemptive rights. As of the date of this Agreement, except as set forth in Section 4.3(b) of the PSNC Disclosure Schedule or pursuant to this Agreement, there are no options, warrants, calls, rights, commitments or agreements of any character to which PSNC or any material PSNC Subsidiary is a party or by which it is bound obligating PSNC or any material PSNC Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or any Voting Debt of PSNC or any material PSNC Subsidiary or obligating PSNC or any material PSNC Subsidiary to grant, extend or enter into any such option, warrant, call, right, commitment or agreement. Except as set forth in Section 4.3(c) of the PSNC Disclosure Schedule, at the Effective Time, there will be no option, warrant, call, right, commitment or agreement obligating PSNC or any material PSNC Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, any shares of capital stock or any Voting Debt of PSNC or any material PSNC Subsidiary, or obligating PSNC or any material PSNC Subsidiary to grant, extend or enter into any such option, warrant, call, right, commitment or agreement.

    Section 4.4  AUTHORITY; NON-CONTRAVENTION; STATUTORY APPROVALS; COMPLIANCE.

    (a) AUTHORITY. PSNC has all requisite power and authority to enter into this Agreement and, subject to the receipt of the PSNC Shareholders' Approval (as defined in Section 4.14) and the PSNC Required Statutory Approvals (as defined in Section 4.4(c)), to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation by PSNC of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of PSNC, subject to obtaining the PSNC Shareholders' Approval. This Agreement has been duly and validly executed and delivered by PSNC and, assuming the due authorization, execution and delivery hereof by the other signatories hereto, constitutes the valid and binding obligation of PSNC enforceable against it in accordance with its terms.

    (b) NON-CONTRAVENTION. Except as set forth in Section 4.4(b)(i) of the PSNC Disclosure Schedule, the execution and delivery of this Agreement by PSNC does not, and the consummation of the transactions contemplated hereby shall not, in any respect, violate, conflict with or result in a material breach of any provision of, or constitute a material default (with or without notice or lapse of time or both) under, or result in the termination or modification of, or accelerate the performance required by, or result in a right of termination, cancellation or acceleration of any obligation or the loss of a material benefit under, or result in the creation of any material lien, security interest, charge or encumbrance upon any of the properties or assets of PSNC or any of the PSNC Subsidiaries (any such violation, conflict, breach, default, right of termination, modification, cancellation or acceleration, loss or creation, is referred to herein as a "VIOLATION" with respect to PSNC and such term when used in Article V has a correlative meaning with respect to SCANA) pursuant to any provisions of (i) the charters, by-laws, joint venture agreements or similar governing documents of PSNC or any of the PSNC Subsidiaries, (ii) subject to obtaining the PSNC Required Statutory Approvals and the receipt of the PSNC Shareholders' Approval, any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any Governmental Authority (as defined in Section 4.4(c)) applicable to PSNC or any of the PSNC Subsidiaries or any of their respective properties or assets or (iii) subject to obtaining the third-party consents set forth in Section 4.4(b)(ii) of the PSNC Disclosure Schedule (the "PSNC REQUIRED CONSENTS"), any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which PSNC or any of the PSNC Subsidiaries is a party or by which they or any of their properties or assets may be bound or affected, except in the case of clause (ii) or (iii) above for any such Violation which could not reasonably be expected to have a PSNC Material Adverse Effect.

    (c) STATUTORY APPROVALS. No declaration, filing or registration with, or notice to or authorization, consent or approval of, any court, federal, state, local or foreign governmental or regulatory body (including a stock exchange or other self-regulatory body) or authority (each, a "GOVERNMENTAL AUTHORITY") is necessary for the execution and delivery of this Agreement by PSNC or the consummation by PSNC of the transactions contemplated hereby except as described in Section 4.4(c) of the PSNC Disclosure Schedule (the "PSNC REQUIRED STATUTORY APPROVALS"). References in this Agreement to "obtaining" such PSNC Required Statutory Approvals shall mean making such declarations, filings or registrations, giving such notices; obtaining such authorizations, consents or approvals, and having such waiting periods expire as are necessary to avoid a violation of law.

    (d)  COMPLIANCE. Except as set forth in Section 4.4(d)(i), Section 4.7,
Section 4.10, Section 4.11 and Section 4.12 of the PSNC Disclosure Schedule, or as disclosed in the PSNC SEC Reports (as defined in Section 4.5) filed prior to the date hereof, neither PSNC nor any of the PSNC Subsidiaries is in violation of, is, to the knowledge of PSNC, under investigation with respect to any violation of, or has been given notice or been charged with any violation of, any law, statute, order, rule, regulation, ordinance or judgment (including, without limitation, any applicable environmental, health and safety law, ordinance or regulation) of any Governmental Authority, except for possible violations which individually or in the aggregate could not reasonably be expected to have a PSNC Material Adverse Effect. Except as set forth in Section 4.4(d)(ii) and Section 4.12 of the PSNC Disclosure Schedule, or as expressly disclosed in the PSNC SEC Reports, PSNC and the PSNC Subsidiaries have all permits, licenses, franchises and other governmental authorizations, consents and approvals (the "LICENSES") necessary to conduct their businesses as presently conducted which are material to the operation of the businesses of PSNC and the PSNC Subsidiaries. All material restrictions and limitations on those Licenses requested or required by any utility regulator are disclosed in the PSNC SEC Reports or in Section 4.4 of the PSNC Disclosure Schedule. All such Licenses are in full force and effect, and there is no proceeding or investigation pending or, to the knowledge of PSNC, threatened that could reasonably be expected to lead to the revocation, amendment, failure to renew, material limitation, suspension or material restriction of any such License. Except as set forth in Section 4.4(d)(iii) of the PSNC Disclosure Schedule, each of PSNC and the PSNC Subsidiaries is not in breach or violation of or in default in the performance or observance of any term or provision of, and no event has occurred which, with the lapse of time or action by a third party, could result in a default by PSNC or any PSNC Subsidiary under (i) their respective charter or by-laws or (ii) any contract, commitment, agreement, indenture, mortgage, loan agreement, note, lease, bond, license, approval or other instrument to which it is a party or by which PSNC or any PSNC Subsidiary is bound or to which any of their respective property is subject, except for possible violations, breaches or defaults which individually or in the aggregate could not reasonably be expected to have a PSNC Material Adverse Effect.

    Section 4.5 REPORTS AND FINANCIAL STATEMENTS. All material filings required to be made by PSNC and the PSNC Subsidiaries since January 1, 1993 under the Securities Act of 1933, as amended (the "SECURITIES ACT"), the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), the 1935 Act, the Federal Power Act (the "POWER ACT") and applicable state public utility laws and regulations have been filed with the SEC, the Federal Energy Regulatory Commission (the "FERC"), or the appropriate state public utilities commission, as the case may be, including all forms, statements, reports, agreements (oral or written) and all documents, exhibits, amendments and supplements appertaining thereto, and complied, as of their respective dates, in all material respects with all applicable requirements of the appropriate statutes and the rules and regulations thereunder. PSNC has made available to SCANA a true and complete copy of each report, schedule, registration statement and definitive proxy statement filed with the SEC by PSNC pursuant to the requirements of the Securities Act or Exchange Act since January 1, 1993 (as such documents have since the time of their filing been amended, the "PSNC SEC REPORTS"). As of

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their respective dates, the PSNC SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited interim financial statements of PSNC included in the PSNC SEC Reports (collectively, the "PSNC FINANCIAL STATEMENTS") have been prepared in accordance with generally accepted accounting principles ("GAAP"), as applied to a regulated utility (except as may be indicated therein or in the notes thereto and except with respect to unaudited statements as permitted by Form 10-Q of the SEC) and fairly present the financial position of PSNC as of the dates thereof and the results of its operations and cash flows for the periods then ended, subject, in the case of the unaudited interim financial statements, to normal, recurring audit adjustments. True, accurate and complete copies of the charter and by-laws of PSNC, as in effect on the date hereof, are included (or incorporated by reference) in the PSNC SEC Reports.

    Section 4.6 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in the PSNC SEC Reports filed prior to the date hereof or as set forth in Section
4.6 of the PSNC Disclosure Schedule, since December 31, 1997, PSNC and each of the PSNC Subsidiaries have conducted their respective businesses only in the ordinary course of business consistent with past practice and there has not been
(a) any change that has had or that could reasonably be expected to have a PSNC Material Adverse Effect, (b) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of PSNC's outstanding capital stock (other than regular quarterly cash dividends in accordance with PSNC's present dividend policy), (c) any split, combination or reclassification of any of its outstanding capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of its outstanding capital stock,
(d) any entry by PSNC or any of the PSNC Subsidiaries into any employment, severance, change-of-control, termination or similar agreement with any officer, director or other employee, or any increase in the severance or termination benefits payable to any director, officer or other employee of PSNC or any of the PSNC Subsidiaries, (e) any increase in the compensation or benefits not described in subsection (d) above other than increases made in the ordinary course of business consistent with past practice, or (f) any change in the method of accounting or policy used by PSNC or any of the PSNC Subsidiaries and disclosed in the financial statements included in the PSNC SEC Reports.

    Section 4.7 LITIGATION. Except as disclosed in the PSNC SEC Reports filed prior to the date hereof or as set forth in Section 4.7, Section 4.9, Section
4.11 or Section 4.12 of the PSNC Disclosure Schedule, (a) there are no claims, suits, actions or proceedings before any court, governmental department, commission, agency, instrumentality or authority or any arbitrator, pending or, to the knowledge of PSNC, threatened, nor are there, to the knowledge of PSNC, any investigations or reviews by any court, governmental department, commission, agency, instrumentality or authority or any arbitrator pending or threatened against, relating to or affecting PSNC or any of the PSNC Subsidiaries which would have a PSNC Material Adverse Effect, (b) there have not been any significant developments since December 31, 1997 with respect to such disclosed claims, suits, actions, proceedings, investigations or reviews that would have a PSNC Material Adverse Effect and (c) there are no judgments, decrees, injunctions, rules or orders of any court, governmental department, commission, agency, instrumentality or authority or any arbitrator applicable to PSNC or any of the PSNC Subsidiaries except for such that could not reasonably be expected to have a PSNC Material Adverse Effect.

    Section 4.8 REGISTRATION STATEMENT AND PROXY STATEMENT. None of the information supplied or to be supplied by or on behalf of PSNC for inclusion or incorporation by reference in (a) the registration statement on Form S-4 to be filed with the SEC by SCANA in connection with the issuance of shares of SCANA Common Stock in the Merger (the "REGISTRATION STATEMENT") will, at the time the Registration Statement is filed with the SEC and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (b) the joint proxy statement, in definitive form, relating to the SCANA Meeting (as defined in Section 7.4(a)) and the PSNC Meeting (as defined in Section 7.4(b)) to be held in connection with the Merger (the "PROXY STATEMENT") will, at the dates mailed to shareholders and at the times of such meetings, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Registration Statement and the Proxy Statement shall comply as to form in all material respects with the provisions of the Securities Act and the Exchange Act and the rules and regulations thereunder.

    Section 4.9  TAX MATTERS.

    "TAX(ES)," as used in this Agreement, means any federal, state, county, local or foreign taxes, charges, fees, levies, or other assessments, including all net income, gross income, sales and use, ad valorem, transfer, gains, profits, windfall profits, excise, franchise, real and personal property, gross receipts, capital stock, production, business and occupation, disability, employment, payroll, license, estimated, stamp, custom duties, severance or withholding taxes or other taxes or similar charges imposed by any Governmental Authority, whether imposed directly on a person or resulting under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign
Law), as a transferee or successor, by contract or otherwise and includes any interest and penalties (civil or criminal) on or additions to any such taxes or in respect of a failure to comply with any requirement relating to any Tax Return and any expenses incurred in connection with the determination, settlement or litigation of any tax liability. "TAX RETURN," as used in this Agreement, means a report, return or other information required to be supplied to a Governmental Authority with respect to Taxes including, where permitted or required, combined or consolidated returns for any group of entities that includes PSNC or any of the PSNC Subsidiaries, on the one hand, or SCANA or any of the SCANA Subsidiaries, on the other hand. "TAX RULINGS," as used in this Agreement, shall mean a written ruling of a taxing authority relating to Taxes. "CLOSING AGREEMENT," as used in this Agreement, shall mean a written and legally binding agreement with a taxing authority relating to Taxes. Except as disclosed in Section 4.9 of the PSNC Disclosure Schedule:

        (a) FILING OF TIMELY TAX RETURNS. PSNC and each of the PSNC Subsidiaries have filed all Tax Returns required to be filed by each of them under applicable law. All Tax Returns were in all material respects (and, as to Tax Returns not filed as of the date hereof, will be) true, complete and correct and filed on a timely basis.

        (b) PAYMENT OF TAXES. PSNC and each of the PSNC Subsidiaries have, within the time and in the manner prescribed by law, paid (and until the Closing Date will pay within the time and in the manner prescribed by law) all Taxes that are currently due and payable, except for those Taxes contested in good faith and for which adequate reserves have been taken.

        (c) TAX RESERVES. PSNC and the PSNC Subsidiaries have established (and until the Closing Date will maintain) on their books and records reserves adequate to pay all Taxes and reserves for deferred income taxes in accordance with GAAP.

        (d) TAX LIENS. There are no Tax liens upon the assets of PSNC or any of the PSNC Subsidiaries except liens for Taxes not yet due.

        (e) EXTENSIONS OF TIME FOR FILING TAX RETURNS. Neither PSNC nor any of the PSNC Subsidiaries has requested any extension of time within which to file any Tax Return which Tax Return has not since been filed.

        (f) WAIVERS OF STATUTE OF LIMITATIONS. Neither PSNC nor any of the PSNC Subsidiaries has executed any outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to any Taxes or Tax Returns.

        (g) EXPIRATION OF STATUTE OF LIMITATIONS. The statute of limitations for the assessment of all Taxes has expired for all applicable Tax Returns of PSNC and each of the PSNC Subsidiaries or those Tax

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
    Returns have been examined by the appropriate taxing authorities for all periods through September 30, 1997, and no deficiency for any Taxes has been proposed, asserted or assessed against PSNC or any of the PSNC Subsidiaries that has not been resolved and paid in full.

        (h) AUDIT, ADMINISTRATIVE AND COURT PROCEEDINGS. No audits or other administrative proceedings or court proceedings are presently pending with regard to any Taxes or Tax Returns of PSNC or any of the PSNC Subsidiaries and no issue has been raised in writing by any Tax authority in connection with any Tax or Tax Return.

        (i) TAX RULINGS. Neither PSNC nor any of the PSNC Subsidiaries has received a Tax Ruling or entered into a Closing Agreement with any taxing authority that would have a continuing effect after the Closing Date.

        (j) AVAILABILITY OF TAX RETURNS. PSNC and the PSNC Subsidiaries have made available to SCANA complete and accurate copies, covering all open years, of (i) all Tax Returns, and any amendments thereto, filed by PSNC or any of the PSNC Subsidiaries, (ii) all audit reports received from any taxing authority relating to any Tax Return filed by PSNC or any of the PSNC Subsidiaries and (iii) any Closing Agreements entered into by PSNC or any of the PSNC Subsidiaries with any taxing authority.

        (k) TAX-SHARING AGREEMENTS. Except as disclosed in Section 4.9(k) of PSNC Disclosure Schedule, there are no agreements relating to the allocation or sharing of Taxes between or among PSNC and any of the PSNC Subsidiaries.

        (l) CODE SECTION 341(F). Neither PSNC nor any of the PSNC Subsidiaries has filed a consent pursuant to Code Section 341(f) or has agreed to have Code Section 341(f)(2) apply to any disposition of a subsection (f) asset (as such term is defined in Code Section 341(f)(4)) owned by PSNC or any of the PSNC Subsidiaries.

        (m) CODE SECTION 168. No property of PSNC or any of the PSNC Subsidiaries is property that PSNC or any such Subsidiary or any party to this transaction is or will be required to treat as being owned by another person pursuant to the provisions of Code Section 168(f)(8) (as in effect prior to its amendment by the Tax Reform Act of 1986) or is tax-exempt use property within the meaning of Code Section 168.

        (n) CODE SECTION 481 ADJUSTMENTS. Neither PSNC nor any of the PSNC Subsidiaries is required to include in income any adjustment pursuant to Code Section 481(a) by reason of a voluntary change in accounting method initiated by PSNC or any of the PSNC Subsidiaries, and, to the best of the knowledge of PSNC, the Internal Revenue Service (the "IRS") has not proposed any such adjustment or change in accounting method.

        (o) CODE SECTION 6662. PSNC and the PSNC Subsidiaries have or had made adequate disclosure (within the meaning of Section 6662 of the Code) for all transactions that could give rise to an understatement of federal income tax (within the meaning of Section 6662 of the Code) for all Tax Returns for which the applicable statute of limitations has not expired.

        (p) INDEBTEDNESS. No indebtedness of PSNC or any of the PSNC Subsidiaries is (i) "corporate acquisition indebtedness" within the meaning of Code Section 279(b) or (ii) exempt facility bonds described in Code
    Section 142 or industrial development bonds described in Section 103 of the Internal Revenue Code of 1954, as amended, prior to the enactment of the Tax Reform Act of 1986.

        (q) INTERCOMPANY TRANSACTIONS. Neither PSNC nor any of the PSNC Subsidiaries has engaged in any intercompany transactions within the meaning of Treasury Regulations Section 1.1502-13 for which any income or gain will remain unrecognized as of the close of the last taxable year prior to the Closing Date.

        (r) LIABILITY FOR OTHERS. Neither PSNC nor any of the PSNC Subsidiaries has any liability for Taxes of any person other than PSNC and the PSNC Subsidiaries (i) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign law) as a transferee or successor, (ii) by contract or (iii) otherwise.

        (s) FOREIGN TAX RETURNS. Neither PSNC nor any of the PSNC Subsidiaries is required to file a foreign tax return.

        (t) SECTION 897(C). To the best knowledge of PSNC, no person owns more than 5% of the PSNC Common Stock.

    Section 4.10  EMPLOYEE MATTERS; ERISA.

    (a) Section 4.10(a) of the PSNC Disclosure Schedule sets forth a true and complete list of each employee benefit plan, arrangement or agreement, including, but not limited to, any employee benefit plan within the meaning of
Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and each employment, severance, deferred compensation or similar agreement, that is maintained or contributed to as of the date of this Agreement (the "PSNC PLANS") by PSNC or by any trade or business, whether or not incorporated (an "ERISA AFFILIATE"), which together with PSNC would be deemed a "single employer" within the meaning of Section 4001 of ERISA, for the benefit of any current or former employee, officer, director or independent contractor of PSNC.

    (b) PSNC has heretofore delivered to SCANA true and complete copies of each of the PSNC Plans and all related documents, including but not limited to (i) the actuarial report for such PSNC Plan (if applicable) for each of the last two years, (ii) the most recent determination letter from the IRS (if applicable) for such PSNC Plan and (iii) the financial statements for the last two completed years and the most recent quarter.

    (c)  Except as set forth in Section 4.10(c) of the PSNC Disclosure Schedule,
(i) each of the PSNC Plans has been operated and administered in all material respects with applicable law, including but not limited to ERISA and the Code,
(ii) each of the PSNC Plans intended to be "qualified" within the meaning of
Section 401(a) of the Code has received an advance determination letter from the IRS to such effect and PSNC knows of no event that could reasonably be expected to cause the disqualification of any such PSNC Plan, (iii) with respect to each PSNC Plan that is subject to Title IV of ERISA, the present value of such PSNC Plan's "accumulated benefit obligation," based upon the actuarial assumptions set forth in PSNC's Form 10-K for the fiscal year ended September 30, 1998, did not, as of its then latest valuation date, exceed the fair value of the assets of such PSNC Plan allocable to such obligation, (iv) no PSNC Plan provides welfare benefits (whether or not insured) with respect to current or former employees of PSNC beyond their retirement or other termination of service, other than coverage mandated by applicable law or benefits the full cost of which is borne by the current or former employee (or his beneficiary), (v) no liability under Title IV of ERISA or Section 412 of the Code has been incurred (directly or indirectly) by PSNC or an ERISA Affiliate that has not been satisfied in full, (vi) no PSNC Plan is a "multiemployer pension plan," as such term is defined in Section 3(37) of ERISA, or a plan described in Section 4063 of ERISA,
(vii) all contributions or other amounts payable by PSNC or any ERISA Affiliate as of the Effective Time with respect to each PSNC Plan in respect of current or prior plan years have been paid or accrued in accordance with GAAP and Section 412 of the Code, (viii) neither PSNC nor an ERISA Affiliate has engaged in a transaction in connection with which PSNC, the PSNC Subsidiaries or any ERISA Affiliate would be subject to either a material civil penalty assessed pursuant to Section 409 or 502(i) of ERISA or a material tax imposed pursuant to Section 4975 or 4976 of the Code, and (ix) there are no pending, anticipated or, to the best knowledge of PSNC, threatened claims (other than routine claims for benefits) by, on behalf of or against any of the PSNC Plans or any trusts related thereto or against any employee benefit plan formerly maintained by PSNC or the PSNC Subsidiaries.

    (d) Except as set forth in Section 4.10(d) of the PSNC Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any material payment becoming due to any director or any employee of PSNC, (ii) materially increase any benefits otherwise payable under any PSNC Plan, (iii) result in any acceleration of the time of payment or vesting of any benefits under any PSNC Plan to any material extent or (iv) result, separately or in the aggregate, in an "excess parachute payment" within the meaning of Section 280G of the Code.

    (e) No amounts payable under any PSNC Plan or other agreement or arrangement shall fail to be deductible for United States federal income tax purposes by virtue of Section 162(m) of the Code.

    Section 4.11 LABOR AND EMPLOYEE RELATIONS. As of the date hereof, except as disclosed in Section 4.11(a) of the PSNC Disclosure Schedule hereto or in the PSNC SEC Reports, (i) neither PSNC nor any of the PSNC Subsidiaries is a party to any collective bargaining agreement or other labor agreement with any union or labor organization and (ii) to the best knowledge of PSNC, there is no current union representation question involving employees of PSNC or any of the PSNC Subsidiaries, nor does PSNC know of any activity or proceeding of any labor organization (or representative thereof) or employee group to organize any such employees. PSNC has delivered or otherwise made available to SCANA true, correct and complete copies of the collective bargaining agreements listed in Section 4.11(a) of the PSNC Disclosure Schedule, together with all amendments, modifications or supplements thereto. Except as disclosed in Section 4.11(b) of the PSNC Disclosure Schedule hereto or in the PSNC SEC Reports filed prior to the date hereof or except to the extent such could not reasonably be expected to have a PSNC Material Adverse Effect, (a) there is no unfair labor practice, employment discrimination or other written grievance, arbitration, claim, suit, action or proceeding against PSNC or any of the PSNC Subsidiaries pending, or to the best knowledge of PSNC, threatened before any court, governmental department, commission agency, instrumentality or authority or any arbitrator,
(b) there is no strike, lockout or material dispute, slowdown or work stoppage pending or, to the best knowledge of PSNC, threatened against or involving PSNC, and (c) there is no proceeding, claim, suit, action or governmental investigation pending or, to the best knowledge of PSNC, threatened in respect of which any director, officer, employee or agent of PSNC or any of the PSNC Subsidiaries is or may be entitled to claim indemnification from PSNC or such PSNC Subsidiary pursuant to their respective charters or by-laws or as provided in the indemnification agreements listed in Section 4.11(c) of the PSNC Disclosure Schedule. Except as set forth in Section 4.11(d) of the PSNC Disclosure Schedule, to the knowledge of PSNC, PSNC and the PSNC Subsidiaries are in material compliance with all federal, state and local laws with respect to employment practices, labor relations, safety and health regulations and mass layoffs and plant closings.

    Section 4.12  ENVIRONMENTAL PROTECTION.

    (a) Except as set forth in Section 4.12 of the PSNC Disclosure Schedule or in the PSNC SEC Reports filed prior to the date hereof:

        (i) COMPLIANCE. PSNC and each of the PSNC Subsidiaries is in compliance with all applicable Environmental Laws (as defined in Section 4.12(b)(ii)) except where the failure to so comply would not in the aggregate have a PSNC Material Adverse Effect, and neither PSNC nor any of the PSNC Subsidiaries has received any communication (written or oral) from any person or Governmental Authority that alleges that PSNC or any of the PSNC Subsidiaries is not in such compliance with applicable Environmental Laws. To the best knowledge of PSNC, compliance with all applicable Environmental Laws will not require PSNC or any PSNC Subsidiary to incur costs, beyond those currently budgeted for the three PSNC fiscal years beginning with January 1, 1999, that will be reasonably likely to result in the aggregate in a PSNC Material Adverse Effect, including, but not limited to, the costs of pollution control equipment that are known or anticipated to be required in the future.

        (ii) ENVIRONMENTAL PERMITS. PSNC and each of the PSNC Subsidiaries has obtained or has applied for all environmental, health and safety permits and governmental authorizations or licenses

    (collectively, the "ENVIRONMENTAL PERMITS") necessary for the construction of their facilities or the conduct of their operations except where the failure to so obtain would not have in the aggregate a PSNC Material Adverse Effect, and all such Environmental Permits are in good standing or, where applicable, a renewal application has been timely filed and is pending agency approval which is expected in the ordinary course of business, and PSNC and the PSNC Subsidiaries are in material compliance with all terms and conditions of the Environmental Permits, except where the failure to so comply could not in the aggregate reasonably be expected to have a PSNC Material Adverse Effect.

        (iii) ENVIRONMENTAL CLAIMS. There are no Environmental Claims (as defined in Section 4.12(b)(i)) which would have in the aggregate a PSNC Material Adverse Effect pending (A) against PSNC or any of the PSNC Subsidiaries, (B) to the best knowledge of PSNC, against any person or entity whose liability for any Environmental Claim PSNC or any of the PSNC Subsidiaries has or may have retained or assumed either contractually or by operation of law, or (C) against any real or personal property or operations which PSNC or any of the PSNC Subsidiaries owns, leases, occupies or manages, in whole or in part.

        (iv) RELEASES. There are no Releases (as defined in Section 4.12(b)(iv)) of any Hazardous Material (as defined in Section 4.12(b)(iii)) that would be reasonably likely to form the basis of any Environmental Claim against PSNC or any of the PSNC Subsidiaries, or, to the best knowledge of PSNC, against any person or entity whose liability for any Environmental Claim PSNC or any of the PSNC Subsidiaries has or may have retained or assumed either contractually or by operation of law, except for any Environmental Claims which could not reasonably be expected to have in the aggregate a PSNC Material Adverse Effect.

        (v) PREDECESSORS. PSNC has no knowledge, with respect to any predecessor of PSNC or any of the PSNC Subsidiaries, of any Environmental Claims which would have in the aggregate a PSNC Material Adverse Effect pending or threatened, or of any Release of Hazardous Materials that would be reasonably likely to form the basis of any Environmental Claims which could reasonably be expected to have in the aggregate a PSNC Material Adverse Effect.

        (vi) PSNC has provided or otherwise made available to SCANA copies of all environmental compliance reports, audits, studies or assessments (collectively, "ENVIRONMENTAL DOCUMENTS") conducted or prepared on or after January 1, 1996 by or on behalf of PSNC or any of the PSNC Subsidiaries relating to the business, operations or properties owned, leased, managed, occupied or otherwise controlled by PSNC or any of the PSNC Subsidiaries.

    (b)  DEFINITIONS. As used in this Agreement:

        (i) "ENVIRONMENTAL CLAIM" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, directives, claims, liens, investigations, proceedings or notices of noncompliance or violation (written or oral) by any person or entity (including any Governmental Authority), alleging potential liability (including, without limitation, potential responsibility or liability for enforcement, investigatory costs, cleanup costs, governmental response costs, removal costs, remedial costs, natural resources damages, property damages, personal injuries or penalties) arising out of, based on or resulting from (A) the presence, Release or threatened Release into the environment of any Hazardous Materials at any location, whether or not owned, operated, leased or managed by PSNC or any of the PSNC Subsidiaries (for purposes of this Section 4.12) or by SCANA or any of the SCANA Subsidiaries (for purposes of Section 5.12), (B) circumstances forming the basis of any violation or alleged violation of any Environmental Law or (C) any and all claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the presence or Release of any Hazardous Materials.

        (ii) "ENVIRONMENTAL LAWS" means all applicable federal, state and local laws, orders, rules and regulations and binding administrative or judicial interpretations thereof relating to pollution, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or protection of human health as it relates to the environment including, without limitation, laws and regulations relating to Releases or threatened Releases of Hazardous Materials, or otherwise relating to the manufacture, generation processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

        (iii) "HAZARDOUS MATERIALS" means (A) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation and transformers or other equipment that contain dielectric fluid containing polychlorinated biphenyls ("PCBS"), (B) any chemicals, materials or substances which are now defined as or included in the definition of "HAZARDOUS SUBSTANCES," "HAZARDOUS WASTES," "HAZARDOUS MATERIALS," "EXTREMELY HAZARDOUS WASTES," "RESTRICTED HAZARDOUS WASTES," "TOXIC SUBSTANCES," "TOXIC POLLUTANTS," or words of similar import under any Environmental Law and (C) any other chemical, material, substance or waste, exposure to which is now prohibited, limited or regulated under any Environmental Law.

        (iv) "RELEASE" means any release, spill, emission, leaking, injection, deposit, disposal, discharge, dispersal, leaching or migration into the atmosphere, soil, surface water, groundwater or property.

    Section 4.13 REGULATION AS A UTILITY. PSNC is regulated as a public utility in the State of North Carolina and in no other state. Except as set forth in this Section 4.13 or in Section 4.13 of the PSNC Disclosure Schedule, neither PSNC nor any "subsidiary company" or "affiliate" (as each such term is defined in the 1935 Act) of PSNC is subject to regulation as a public utility holding company, public utility or public service company (or similar designation) by any other state in the United States, the United States or any agency or instrumentality thereof or any foreign country.

    Section 4.14 VOTE REQUIRED. The approval of the Second Merger by the holders of a majority of the votes entitled to be cast by all holders of PSNC Common Stock (the "PSNC SHAREHOLDERS' APPROVAL") is the only vote of the holders of any class or series of the capital stock of PSNC or any of the PSNC Subsidiaries required to approve this Agreement, the Mergers and the other transactions contemplated hereby.

    Section 4.15 OPINION OF FINANCIAL ADVISOR. PSNC has received the opinion of Morgan Stanley Dean Witter ("MORGAN STANLEY"), dated the date of this Agreement, to the effect that, as of such date, the PSNC Merger Consideration is fair from a financial point of view to the holders of PSNC Common Stock.

    Section 4.16 BROKERS. Except as relates to the services provided by Morgan Stanley as financial advisor to PSNC, all negotiations relative to the Mergers and the transactions contemplated hereby have been carried out by PSNC directly with SCANA, without the intervention of any person on behalf of PSNC in such manner as to give rise to any valid claim by any person against SCANA, PSNC or any of their respective Subsidiaries for a finder's fee, brokerage commission or similar payment.

    Section 4.17 INSURANCE. Except as set forth in Section 4.17(a) of the PSNC Disclosure Schedule, PSNC and each of the PSNC Subsidiaries is, and has been continuously since January 1, 1993, insured with financially responsible insurers in such amounts and against such risks and losses as are customary in all material respects for companies conducting the business as conducted by PSNC and the PSNC Subsidiaries during such time period. Except as set forth in
Section 4.17(b) of the PSNC Disclosure Schedule, neither PSNC nor any of the PSNC Subsidiaries has received any notice of cancellation or termination with respect to any material insurance policy of PSNC or any of the PSNC Subsidiaries. The insurance policies of each of PSNC and the PSNC Subsidiaries are valid and enforceable policies in all material respects.

    Section 4.18 INTELLECTUAL PROPERTY. PSNC and the PSNC Subsidiaries own or have adequate rights to use all material trademarks, trade names, patents, service marks, brand marks, brand names, computer programs, databases, industrial designs and copyrights used in the operation of their business (collectively, the "PSNC INTELLECTUAL PROPERTY"). Except as set forth in Section 4.18(a) of the PSNC Disclosure Schedule, all of the PSNC Intellectual Property owned by PSNC or one of the PSNC Subsidiaries is free and clear of any and all Encumbrances, and neither PSNC nor any of the PSNC Subsidiaries has forfeited or otherwise relinquished any PSNC Intellectual Property which forfeiture or relinquishment could reasonably be expected to have a PSNC Material Adverse Effect. To the knowledge of PSNC, except as set forth in Section 4.18(b) of the PSNC Disclosure Schedule, the use of the PSNC Intellectual Property by PSNC or the PSNC Subsidiaries does not infringe upon, violate or constitute a misappropriation of any right, title or interest in any intellectual property right (including, without limitation, any trademark, trade name, patent, service mark, brand mark, brand name, computer program, database, industrial design or copyright) of any other person, and neither PSNC nor any of the PSNC Subsidiaries has received written notice of any claim that any of the PSNC Intellectual Property is invalid, infringes the asserted rights of any other person, and, to the knowledge of PSNC, the PSNC Intellectual Property owned by PSNC has not been used or enforced or has failed to be used or enforced in a manner that would result in the abandonment, cancellation or unenforceability of any of such PSNC Intellectual Property, except for such conflicts, infringements, violations, interferences, claims, invalidity, abandonments, cancellations or unenforceability that could not, individually or in the aggregate, reasonably be expected to have a PSNC Material Adverse Effect.

    Section 4.19 YEAR 2000. The computer software operated by PSNC and the PSNC Subsidiaries which is used in the conduct of their business is capable of providing or being adapted to provide uninterrupted millennium functionality to record, store, process and present calendar dates falling on or after January 1, 2000 in substantially the same manner and with the same functionality as such software records, stores, processes and presents such calendar dates falling on or before December 31, 1999 ("YEAR 2000 COMPLIANCE") other than such interruptions in millennium functionality that could not, individually or in the aggregate, reasonably be expected to result in a PSNC Material Adverse Effect; PROVIDED, HOWEVER, that PSNC makes no representation or warranty with respect to Year 2000 Compliance of any supplier or third-party vendor. PSNC reasonably believes as of the date hereof that the remaining cost of adaptions referred to in the foregoing sentence will not exceed the amounts reflected in the Form 10-Q filed by PSNC for the quarter ended December 31, 1998.

    Section 4.20 COMMODITY DERIVATIVES AND CREDIT EXPOSURE MATTERS. PSNC and the PSNC Subsidiaries do not in the aggregate have (qualified on a market-to-market basis and calculated with respect to physical and financial positions exposure) (a) natural gas forward price exposure exceeding $1 million,
(b) on-system pipeline transportation (basis) exposure exceeding $1 million, (c) off-system pipeline transportation (basis) exposure exceeding $1 million or (d) credit exposures (which is unsecured and not backed by letters of credit or enforceable guarantees from A-rated credit providers) to any one counterparty that exceeds $1 million.

    Section 4.21 OWNERSHIP OF SCANA COMMON STOCK. Neither PSNC nor any of the PSNC Subsidiaries or other affiliates beneficially own any shares of SCANA Common Stock.

    Section 4.22 ANTITAKEOVER MATTERS. (a) PSNC has taken all actions necessary to render the Rights issued pursuant to the terms of the Rights Agreement inapplicable to the Merger, this Agreement and the other transactions contemplated hereby; and (b) assuming the accuracy of the representation contained in Section 5.20, no "fair price", "moratorium", "business combination", "control share acquisition", or other form of anti-takeover statute or regulation under North Carolina law is applicable to the Mergers and other transactions contemplated hereby.

    Section 4.23  PSNC ASSOCIATES.  The representations and warranties set forth
(a) in Sections 4.4(b) and (c), 4.6 and 4.7 are true and correct in all material respect with regard to PSNC Associates, and (b) in Sections 4.4(d), 4.9, 4.10,
4.11 and 4.12 are, to the best knowledge of PSNC, true and correct in all material respects with regard to the PSNC Associates.

                                   ARTICLE V
                REPRESENTATIONS AND WARRANTIES OF EACH OF SCANA,
                            NEW SUB I AND NEW SUB II

    Each of SCANA, New Sub I and New Sub II represents and warrants to PSNC as follows:

    Section 5.1  ORGANIZATION AND QUALIFICATION.  Except as set forth in Section
5.1 of the schedule delivered by SCANA on the date hereof (the "SCANA DISCLOSURE SCHEDULE"), SCANA and each of the SCANA Subsidiaries (as defined below) is a corporation or other entity duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, has all requisite power and authority, and has been duly authorized by all necessary approvals and orders to own, lease and operate its assets and properties to the extent owned, leased and operated and to carry on its business as it is now being conducted and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its assets and properties makes such qualification necessary other than in such jurisdictions where the failure so to qualify could not reasonably be expected to have a SCANA Material Adverse Effect (as defined in Section 5.4(b)). As used in this Agreement, the term "SCANA SUBSIDIARY" shall mean a Subsidiary of SCANA.

    Section 5.2 SUBSIDIARIES. Section 5.2(a) of SCANA Disclosure Schedule sets forth a list as of the date hereof of all SCANA Subsidiaries. SCANA is a public utility holding company within the meaning of Section 2(a)(7) of the 1935 Act, exempt from all provisions of the 1935 Act except Section 9(a)(2) pursuant to
Section 3(a)(1) thereof in accordance with Rule 2. SCE&G is a public utility company within the meaning of Section 2(a)(5) of the 1935 Act. Except in connection with their relationship to SCANA and SCE&G, none of the other SCANA Subsidiaries is a "holding company," a "subsidiary company" or an "affiliate" of any public utility company within the meaning of Section 2(a)(7), 2(a)(8) or 2(a)(11) of the 1935 Act, respectively, and, except for SCE&G, none of SCANA Subsidiaries is a "public utility company" within the meaning of Section 2(a)(5) of the 1935 Act. Except as set forth in Section 5.2(b) of SCANA Disclosure Schedule, all of the issued and outstanding shares of capital stock of each SCANA Subsidiary are validly issued, fully paid, nonassessable and free of preemptive rights, and are owned, directly or indirectly, by SCANA free and clear of any liens, claims, encumbrances, security interests, charges and options of any nature whatsoever and there are no outstanding subscriptions, options, calls, contracts, voting trusts, proxies or other commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement, obligating any such SCANA Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of its capital stock or obligating it to grant, extend or enter into any such agreement or commitment.

    Section 5.3 CAPITALIZATION. (a) As of the date hereof, the authorized capital stock of SCANA consists of 150,000,000 shares of SCANA Common Stock and no shares of preferred stock. At the close of business on December 31, 1998, (a) 103,572,623 shares of SCANA Common Stock were issued, not more than 6,881,541 shares of SCANA Common Stock were reserved for issuance pursuant to the SCANA Employee Stock Purchase Savings Plan, SCANA Performance Share Plan, SCANA Investor Plus Plan and SCANA Nonemployee Directors Plan (such Plans, collectively, the "SCANA STOCK PLANS"), (b) no shares of SCANA Common Stock were held by SCANA in its treasury or by its wholly-owned Subsidiaries, and (c) no Voting Debt is issued or outstanding. All outstanding shares of SCANA Common Stock are validly issued, fully paid and nonassessable and are not subject to preemptive rights. As of the date of this Agreement, except as set forth in
Section 5.3 of the SCANA Disclosure Schedule or pursuant to this Agreement and the SCANA Stock Plans, there are no options, warrants, calls, rights, commitments or agreements of any character to which SCANA or any material SCANA Subsidiary is a party or by which it is bound obligating SCANA or any material SCANA Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or any Voting Debt securities of SCANA or any material SCANA Subsidiary or obligating SCANA or any material SCANA Subsidiary to grant, extend or enter into any such option, warrant, call, right, commitment or agreement. Except as set forth in

Section 5.3 of the SCANA Disclosure Schedule, or other than in connection with the SCANA Stock Plans, after the Effective Time, there will be no option, warrant, call, right, commitment or agreement obligating SCANA or any material SCANA Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, any shares of capital stock or any Voting Debt of SCANA or any material SCANA Subsidiary, or obligating SCANA or any material SCANA Subsidiary to grant, extend or enter into any such option, warrant, call, right, commitment or agreement.

    (b) As of the date hereof, the authorized capital stock of New Sub I consists of 1,000 common shares, without par value, all of which are issued and outstanding and owned by SCANA. All such outstanding common shares are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights.

    (c) As of the date hereof, the authorized capital stock of New Sub II consists of 1,000 common shares, without par value, all of which are issued and outstanding and owned by SCANA. All such outstanding common shares are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights.

    Section 5.4  AUTHORITY; NON-CONTRAVENTION; STATUTORY APPROVALS; COMPLIANCE.

    (a) AUTHORITY. Each of SCANA, New Sub I and New Sub II has all requisite power and authority to enter into this Agreement and, (i) subject to the receipt of the SCANA Required Statutory Approvals (as defined in Section 5.4(c)) and the SCANA Shareholders' First Merger Approval, to consummate the First Merger and related transactions contemplated hereby and (ii) subject to the receipt of the SCANA Required Statutory Approvals and the SCANA Shareholders' Second Merger Approval to consummate the Second Merger and related transactions contemplated hereby. The execution and delivery of this Agreement and the consummation by each of SCANA, New Sub I and New Sub II of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of SCANA, New Sub I and New Sub II, subject to obtaining SCANA Shareholders' First Merger Approval with respect to the First Merger and the SCANA Shareholders' Second Merger Approval with respect to the Second Merger. This Agreement has been duly and validly executed and delivered by each of SCANA, New Sub I and New Sub II and, assuming the due authorization, execution and delivery hereof by the other signatories hereto, constitutes the valid and binding obligation of each of SCANA, New Sub I and New Sub II enforceable against it in accordance with its terms.

    (b) NON-CONTRAVENTION. Except as set forth in Section 5.4(b) of the SCANA Disclosure Schedule, the execution and delivery of this Agreement by each of SCANA, New Sub I and New Sub II does not, and the consummation of the transactions contemplated hereby shall not, result in a Violation pursuant to any provisions of (i) the charter, by-laws or similar governing documents of SCANA or any of the SCANA Subsidiaries, (ii) subject to obtaining SCANA Required Statutory Approvals and the receipt of SCANA Shareholders' First Merger Approval with respect to the First Merger and the SCANA Shareholders' Second Merger Approval with respect to the Second Merger, any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any Governmental Authority applicable to SCANA or any of the SCANA Subsidiaries or any of their respective properties or assets or (iii) subject to obtaining the third-party consents set forth in Section 5.4(b) of the SCANA Disclosure Schedule (the "SCANA REQUIRED CONSENTS"), any material note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which SCANA or any of the SCANA Subsidiaries is a party or by which they or any of their respective properties or assets may be bound or affected, except in the case of clause (ii) or (iii) above for any such Violation which could not reasonably be expected to have a material adverse effect on the business, assets, condition (financial or otherwise), results of operations or prospects of SCANA and the SCANA Subsidiaries, taken as a whole (a "SCANA MATERIAL ADVERSE EFFECT").

    (c) STATUTORY APPROVALS. No declaration, filing or registration with, or notice to or authorization, consent or approval of, any Governmental Authority is necessary for the execution and delivery of this

Agreement by SCANA, New Sub I and New Sub II or the consummation by SCANA, New Sub I and New Sub II of the transactions contemplated hereby except as described in Section 5.4(c) of the SCANA Disclosure Schedule (the "SCANA REQUIRED STATUTORY APPROVALS"). References in this Agreement to "obtaining" such SCANA Required Statutory Approvals shall mean making such declarations, filings or registrations, giving such notices, obtaining such authorizations, consents or approvals, and having such waiting periods expire as are necessary to avoid a violation of law.

    (d)  COMPLIANCE. Except as set forth in Section 5.4(d), Section 5.7, Section
5.12 and Section 5.13 of the SCANA Disclosure Schedule, or as disclosed in the SCANA SEC Reports (as defined in Section 5.5) filed prior to the date hereof, neither SCANA nor any of the SCANA Subsidiaries is in violation of, is under investigation with respect to any violation of, or has been given notice or been charged with any violation of, any law, statute, order, rule, regulation, ordinance or judgment (including, without limitation, any applicable environmental law, ordinance or regulation) of any Governmental Authority, except for possible violations which individually or in the aggregate could not reasonably be expected to have a SCANA Material Adverse Effect. Except as set forth in Section 5.4(d) and Section 5.13 of the SCANA Disclosure Schedule, or as expressly disclosed in the SCANA SEC Reports, SCANA and the SCANA Subsidiaries have all permits, licenses, franchises and other governmental authorizations, consents and approvals necessary to conduct their businesses as presently conducted which are material to the operation of the businesses of SCANA and the SCANA Subsidiaries. Except as set forth in Section 5.4(d) of the SCANA Disclosure Schedule, each of SCANA and the SCANA Subsidiaries is not in breach or violation of or in default in the performance or observance of any term or provision of, and no event has occurred which, with the lapse of time or action by a third party, could result in a default by SCANA or any SCANA Subsidiary under (i) their respective charters or by-laws or (ii) any contract, commitment, agreement, indenture, mortgage, loan agreement, note, lease, bond, license, approval or other instrument to which they are a party or by which SCANA or any SCANA Subsidiary is bound or to which any of their property is subject, except for possible violations, breaches or defaults which individually or in the aggregate could not reasonably be expected to have a SCANA Material Adverse Effect.

    Section 5.5 REPORTS AND FINANCIAL STATEMENTS. All material filings required to be made by SCANA and the SCANA Subsidiaries since January 1, 1993 under the Securities Act, the Exchange Act, the 1935 Act, the Power Act, and applicable state public utility laws and regulations have been filed with the SEC, the FERC or the appropriate state public utilities commission, as the case may be, including all forms, statements, reports, agreements (oral or written) and all documents, exhibits, amendments and supplements appertaining thereto, and complied, as of their respective dates, in all material respects with all applicable requirements of the appropriate statutes and the rules and regulations thereunder. SCANA has made available to PSNC a true and complete copy of each report, schedule, registration statement and definitive proxy statement filed with the SEC by SCANA pursuant to the requirements of the Securities Act or Exchange Act since January 1, 1993 (as such documents have since the time of their filing been amended, the "SCANA SEC REPORTS"). As of their respective dates, the SCANA SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited interim financial statements of SCANA included in the SCANA SEC Reports (collectively, the "SCANA FINANCIAL STATEMENTS") have been prepared in accordance with GAAP (except as may be indicated therein or in the notes thereto and except with respect to unaudited statements as permitted by Form 10-Q of the SEC) and fairly present the financial position of SCANA as of the dates thereof and the results of its operations and cash flows for the periods then ended, subject, in the case of the unaudited interim financial statements, to normal, recurring audit adjustments. True, accurate and complete copies of the certificate of incorporation and by-laws of SCANA, as in effect on the date hereof, are included (or incorporated by reference) in the SCANA SEC Reports.

    Section 5.6 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in the SCANA SEC Reports filed prior to the date hereof or as set forth in Section
5.6 of the SCANA Disclosure Schedule, since

December 31, 1997, SCANA and each of the SCANA Subsidiaries have conducted their business only in the ordinary course of business consistent with past practice and there has not been, and no fact or condition exists which has had or could reasonably be expected to have a SCANA Material Adverse Effect.

    Section 5.7 LITIGATION. Except as disclosed in the SCANA SEC Reports filed prior to the date hereof or as set forth in Section 5.7, Section 5.10, Section
5.12 or Section 5.13 of the SCANA Disclosure Schedule, (a) there are no claims, suits, actions or proceedings by any court, governmental department, commission, agency, instrumentality or authority or any arbitrator, pending or, to the knowledge of SCANA, threatened, nor are there, to the knowledge of SCANA, any investigations or reviews by any court, governmental department, commission, agency, instrumentality or authority or any arbitrator pending or threatened against, relating to or affecting SCANA or any of the SCANA Subsidiaries, which would have a SCANA Material Adverse Effect and (b) there are no judgments, decrees, injunctions, rules or orders of any court, governmental department, commission, agency, instrumentality or authority or any arbitrator applicable to SCANA or any of the SCANA Subsidiaries, except for such that could not reasonably be expected to have a SCANA Material Adverse Effect.

    Section 5.8 REGISTRATION STATEMENT AND PROXY STATEMENT. None of the information supplied or to be supplied by or on behalf of SCANA for inclusion or incorporation by reference in (a) the Registration Statement (as defined in Section 4.8) will, at the time the Registration Statement is filed with the SEC and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (b) the Proxy Statement (as defined in Section 4.8) will, at the dates mailed to shareholders and at the times of SCANA Meeting (as defined in Section 7.4(a)) and the PSNC Meeting (as defined in Section 7.4(b)), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Registration Statement and the Proxy Statement shall comply as to form in all material respects with the provisions of the Securities Act and the Exchange Act and the rules and regulations thereunder.

    Section 5.9 OPERATIONS OF NUCLEAR POWER PLANTS. To the knowledge of SCANA, the operation of the nuclear generation plants (collectively, the "SCANA NUCLEAR FACILITIES") currently owned by SCANA or any of its Affiliates are being conducted in substantial compliance with current laws and regulations governing nuclear plant operations, except for such failures to comply as would not, individually or in the aggregate, have a SCANA Material Adverse Effect. To the best of SCANA's knowledge and except as could not reasonably be expected to have a SCANA Material Adverse Effect, (a) each of the SCANA Nuclear Facilities maintains and is in substantial compliance with emergency evacuation plans as required by the laws and regulations governing nuclear plant operations and (b) as of the date of this Agreement, the storage of spent nuclear fuel and the plans for the decommissioning of each of the SCANA Nuclear Facilities substantially conform with the requirements of applicable law.

    Section 5.10  TAX MATTERS.

    Except as set forth in Section 5.10 of the SCANA Disclosure Schedule,

    (a) FILING OF TIMELY TAX RETURNS. SCANA and each of the SCANA Subsidiaries have filed all Tax Returns required to be filed by each of them under applicable law. All Tax Returns were in all material respects (and, as to Tax Returns not filed as of the date hereof, will be) true, complete and correct and filed on a timely basis.

    (b) PAYMENT OF TAXES. Neither SCANA nor any of the SCANA Subsidiaries have any liability for unpaid Taxes that, in the aggregate, could reasonably be expected to have a SCANA Material Adverse Effect.

    (c) TAX RESERVES. SCANA and each SCANA Subsidiary has established (and until the Closing Date will maintain) on their books and records reserves adequate to pay all Taxes and reserves for deferred income taxes in accordance with GAAP, except where the failure to do so could not reasonably be expected to have a SCANA Material Adverse Effect.

    (d) TAX DEFICIENCIES. No deficiency for any Taxes has been proposed, asserted or assessed against SCANA or any SCANA Subsidiary that has not been resolved and paid in full, except as could not reasonably be expected to have a SCANA Material Adverse Effect.

    Section 5.11  EMPLOYEE MATTERS; ERISA.

    Except as disclosed in the SCANA SEC Reports or Section 5.11 of the SCANA Disclosure Schedule:

    (a) Each SCANA employee benefit plan (the "SCANA PLANS") that is intended to be "qualified" within the meaning of Code Section 401(a) has been determined by the IRS within the last three (3) years to be so qualified and, to the best knowledge of SCANA, no event or condition exists or has occurred that could reasonably be expected to result in the revocation of such determination. SCANA has operated each SCANA Plan in material compliance with all applicable laws, rules and final regulations governing such plans, including ERISA and the Code.

    (b) All material contributions required to have been made to the SCANA Plans prior to the date hereof have been made. As of the date hereof, each SCANA Plan which is subject to the funding requirements of Code Section 412 has assets that have a fair market value equal to or exceeding the present value of the accrued benefit obligations thereunder on a termination basis, based on the actuarial methods, tables and assumptions theretofore utilized by such plan's actuary in preparing such plan's most recently prepared actuarial valuation report.

    (c) SCANA has not incurred any material liability to the PBGC (other than liability for insurance premium payments payable thereto).

    (d)  Except as set forth in Section 5.11 of the SCANA Disclosure Schedule,
(i) no "Reportable Event," as defined in ERISA, has occurred with respect to any of the SCANA Plans for which the 30-day notice requirement or penalty has not been waived by the PBGC; (ii) there are no pending claims (other than routine claims for benefits or claims pursuant to domestic relations orders) or lawsuits which have been asserted or instituted against the assets of any of the trusts under the Plans by present or former participants, their present or former spouses, their beneficiaries, the Department of Labor, the IRS or any other party; and (iii) SCANA has not engaged in any prohibited transactions with respect to any SCANA Plan, any or all of which could reasonably be expected to have a SCANA Material Adverse Effect.

    Section 5.12  ENVIRONMENTAL PROTECTION.

    (a) Except as could not, in the aggregate, reasonably be expected to result in a SCANA Material Adverse Effect, but excluding matters disclosed in Section 5.12(a) of the SCANA Disclosure Schedule, (i) SCANA and the SCANA Subsidiaries are and have been in compliance with all applicable Environmental Laws and the terms and conditions of all applicable Environmental Permits, and neither SCANA nor any of the SCANA Subsidiaries has received any written notice from any person or Governmental Authority that alleges that SCANA or any of the SCANA Subsidiaries is not in material compliance with applicable Environmental Laws or the terms and conditions of all such Environmental Permits, (ii) to the best knowledge of SCANA, there are no Environmental Claims pending or threatened (A) against SCANA or any of the SCANA Subsidiaries, (B) against any person or entity whose liability for any Environmental Claim SCANA or any of the SCANA Subsidiaries has or may have retained or assumed either contractually or by operation of law or (C) against any real or personal property or operations that SCANA or any of the SCANA Subsidiaries owns, leases or manages, in whole or in part, and (iii) to the best knowledge of SCANA, there has been no Release of Hazardous Materials that would be reasonably likely to (A) form the basis of any Environmental Claim against SCANA or any of the SCANA Subsidiaries or against any person or entity whose liability for any Environmental Claim SCANA or any of the SCANA Subsidiaries has or may have retained or assumed either contractually or by operation of law or (B) cause damage or diminution of value to any of the operations or real properties owned, leased or managed, in whole or in part, by SCANA or any of the SCANA Subsidiaries.

    (b) To the best knowledge of SCANA, there are no facts or circumstances that are likely to form the basis of an Environmental Claim or to require expenditures by SCANA or any of the SCANA Subsidiaries in order to comply with currently applicable Environmental Laws, including but not limited to facts and circumstances arising from: (i) the cost of pollution-control equipment currently required or known to be required in the future; (ii) current investigatory, removal, remediation or response costs or investigatory, removal, remediation or response costs known to be required in the future, in each case, both on-site and off-site; and/or (iii) any other environmental matters affecting SCANA or any of the SCANA Subsidiaries, and that could not reasonably be expected to have, in the aggregate, but excluding matters disclosed in
Section 5.12 of the SCANA Disclosure Schedule, a SCANA Material Adverse Effect.

    Section 5.13 REGULATION AS A UTILITY. SCE&G is regulated as a public utility in the State of South Carolina and in no other states. Except as set forth in this Section 5.13 or in Section 5.13 of the SCANA Disclosure Schedule, neither SCANA nor any "subsidiary company" or "affiliate" (as each such term is defined in the 1935 Act) of SCANA is subject to regulation as a public utility holding company, public utility or public service company (or similar designation) by any other state in the United States, the United States or any agency or instrumentality thereof or any foreign country.

    Section 5.14 VOTES REQUIRED. The approval of (i) the First Merger by the holders of two-thirds of the voting power entitled to be cast by all holders of SCANA Common Stock (the "SCANA SHAREHOLDERS' FIRST MERGER APPROVAL") and (ii) the issuance of SCANA Common Stock in the Second Merger by a majority of the shares voting at the SCANA Shareholders Meeting (the "SCANA SHAREHOLDERS' SECOND MERGER APPROVAL") the only votes of the holders of any class or series of the capital stock of SCANA or any of the SCANA Subsidiaries required to approve this Agreement, the Mergers and the other transactions contemplated hereby.

    Section 5.15 OPINION OF FINANCIAL ADVISOR. SCANA has received the opinion of PaineWebber Incorporated ("PAINEWEBBER"), dated the date of this Agreement, to the effect that, as of such date, the financial terms of the Mergers taken as a whole are fair from a financial point of view to the holders of SCANA Common Stock.

    Section 5.16 BROKERS. Except as relates to the services provided by PaineWebber as financial advisor to SCANA, all negotiations relative to the Mergers and the transactions contemplated hereby have been carried out by SCANA directly with PSNC, without the intervention of any person on behalf of SCANA in such manner as to give rise to any valid claim by any person against PSNC, SCANA or any of their respective Subsidiaries for a finder's fee, brokerage commission or similar payment.

    Section 5.17 INSURANCE. Except as set forth in Section 5.17(a) of the SCANA Disclosure Schedule, SCANA and each of the SCANA Subsidiaries is, and has been continuously since January 1, 1993, insured with financially responsible insurers in such amounts and against such risks and losses as are customary in all material respects for companies conducting the business as conducted by SCANA and the SCANA Subsidiaries during such time period. Except as set forth in
Section 5.17(b) of SCANA Disclosure Schedule, neither SCANA nor any of the SCANA Subsidiaries has received any notice of cancellation or termination with respect to any material insurance policy of SCANA or any of the SCANA Subsidiaries. The insurance policies of each of SCANA and the SCANA Subsidiaries are valid and enforceable policies in all material respects.

    Section 5.18 ANTI-TAKEOVER MATTERS. Assuming the accuracy of the representation in Section 4.21, no "fair price", "moratorium", "business combination", "control share acquisition", or other form of anti-takeover statute or regulation under South Carolina law is applicable to the First Merger and the other transactions contemplated hereby.

    Section 5.19 OWNERSHIP OF PSNC COMMON STOCK. Neither SCANA nor any of the SCANA Subsidiaries or other affiliates beneficially own any shares of PSNC Common Stock.

                                   ARTICLE VI
                    CONDUCT OF BUSINESS PENDING THE MERGERS

    Section 6.1 COVENANTS OF PSNC. After the date hereof and prior to the Effective Time or earlier termination of this Agreement, PSNC agrees as follows, each as to itself and to each of the PSNC Subsidiaries, except as expressly contemplated or permitted in this Agreement or to the extent SCANA shall otherwise consent in writing, which decision regarding consent shall be made as soon as reasonably practical:

    (a) ORDINARY COURSE OF BUSINESS. PSNC shall, and shall cause the PSNC Subsidiaries to, carry on their respective businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and use all commercially reasonable efforts to preserve intact their respective present business organizations and goodwill, preserve the goodwill and relationships with customers, suppliers and others having business dealings with it and, subject to prudent management of work force needs and ongoing programs currently in force, keep available the services of their respective present officers and employees. Except as set forth in Section 6.1(a) of the PSNC Disclosure Schedule, PSNC shall not, and shall not permit the PSNC Subsidiaries to, enter into a new line of business involving any material investment of assets or resources or any material exposure to liability or loss to PSNC and the PSNC Subsidiaries taken as a whole; PROVIDED, HOWEVER, that notwithstanding the above and notwithstanding any other provision in Section 6.1, PSNC and any of the PSNC Subsidiaries may make equity infusions into a PSNC Subsidiary (i) to the extent required by law or a state regulatory commission or (ii) to the extent that equity infusions into a PSNC Subsidiary do not exceed $500,000 in the aggregate.

    (b) DIVIDENDS. PSNC shall not, and shall not permit any of the PSNC Subsidiaries to: (i) declare or pay any dividends on or make other distributions in respect of any of their respective capital stock except (A) to PSNC or the PSNC Subsidiaries and (B) regular quarterly dividends on PSNC Common Stock with usual record and payment dates not, during any period of any fiscal year, in excess of 104% of the dividends for the comparable period of the prior fiscal year, (ii) split, combine or reclassify any of their respective capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of, or in substitution for, shares of their respective capital stock or (iii) redeem, repurchase or otherwise acquire any shares of their respective capital stock, other than for the purpose of funding employee stock ownership plans and dividend reinvestment programs in accordance with past practice. The last record date of PSNC on or prior to the Effective Time, which relates to a regular quarterly dividend on PSNC Common Stock, shall be prior to the Effective Time.

    (c) ISSUANCE OF SECURITIES. Except as set forth in Section 6.1(c) of the PSNC Disclosure Schedule, PSNC shall not, and shall not permit any of the PSNC Subsidiaries to, issue, agree to issue, deliver, sell, award, pledge, dispose of or otherwise encumber or authorize or propose the issuance, delivery, sale, award, pledge, disposal or other encumbrance of, any shares of their capital stock of any class (including, without limitation, the issuance of any shares pursuant to the PSNC dividend reinvestment plan and the PSNC share purchase plan) or any securities convertible into or exchangeable for, or any rights, warrants or options to acquire, any such shares or convertible or exchangeable securities, other than intercompany issuances of capital stock. PSNC shall promptly furnish to SCANA such information as may be reasonably requested including financial information and take such action as may be reasonably necessary and otherwise fully cooperate with SCANA in the preparation of any registration statement under the Securities Act and other documents necessary in connection with the issuance of securities as contemplated by this Section 6.1(c), subject to obtaining customary indemnities.

    (d) CHARTER DOCUMENTS. PSNC shall not amend or propose to amend its charter, by-laws or regulations, or similar organic documents, except as contemplated herein.

    (e) NO ACQUISITIONS. PSNC shall not, nor shall it permit any of the PSNC Subsidiaries to, acquire (by merging or consolidating with, or by purchasing a substantial equity interest in or substantial portion of the assets of, or by any other manner) any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets other than in the ordinary course of its business consistent with past practice and having an aggregate value of less than $1 million for any one acquisition or $5 million in the aggregate.

    (f) NO DISPOSITIONS. Except as set forth in Section 6.1(f) of the PSNC Disclosure Schedule and except for dispositions in the ordinary course of business consistent with past practice, PSNC shall not, and it shall not permit any of the PSNC Subsidiaries to, sell, lease (whether such lease is an operating or capital lease), encumber or otherwise dispose of, or agree to sell, lease, encumber or otherwise dispose of, any of its assets.

    (g)  LIMITATION ON INVESTMENT IN JOINT VENTURES. Except as set forth in
Section 6.1(g) of the PSNC Disclosure Schedule and except as required by applicable law or any agreement to which PSNC or any of the PSNC Subsidiaries is a party on the date hereof, PSNC will not make, and will not permit any Subsidiary to make, any additional material investments in, or loans or capital contributions to, or to undertake any guaranties or other obligations with respect to any joint venture or partnership.

    (h) COOPERATION, NOTIFICATION. PSNC shall (i) confer on a regular and frequent basis with one or more representatives of SCANA to discuss, subject to applicable law, material operational matters and the general status of its ongoing operations, (ii) promptly notify SCANA of any significant changes in its business, properties, assets, condition (financial or other), results of operations or prospects, (iii) promptly advise SCANA of any change or event which has had or, insofar as reasonably can be foreseen, is reasonably likely to result in a PSNC Material Adverse Effect and (iv) promptly provide SCANA with copies of all filings made by PSNC or any of the PSNC Subsidiaries with any state or federal court, administrative agency, commission or other Governmental Authority in connection with this Agreement and the transactions contemplated hereby.

    (i) THIRD-PARTY CONSENTS. PSNC shall, and shall cause the PSNC Subsidiaries to, use all commercially reasonable efforts to obtain all PSNC Required Consents. PSNC shall promptly notify SCANA of any failure or prospective failure to obtain any such consents and, if requested by SCANA, shall provide copies of all PSNC Required Consents obtained by PSNC to SCANA.

    (j) NO BREACH, ETC. PSNC shall not, and PSNC shall not permit any of the PSNC Subsidiaries to, willfully take any action that would or is reasonably likely to result in a material breach of any provision of this Agreement or in any of its representations and warranties set forth in this Agreement being untrue on and as of the Closing Date.

    (k) TAX-EXEMPT STATUS. PSNC shall not, and PSNC shall not permit any of the PSNC Subsidiaries to, take any action that (or fail to take any action if such failure) could reasonably be expected to jeopardize the qualification of PSNC's outstanding revenue bonds which qualify on the date hereof under Section 142(a) of the Code as "exempt facility bonds" or as tax-exempt pollution control bonds under Section 103(b) (4) of the Internal Revenue Code of 1954, as amended, prior to the Tax Reform Act of 1986.

    (l) TAX MATTERS. Except as set forth in Section 6.1(l) of the PSNC Disclosure Schedule, PSNC shall not (i) make or rescind any material express or deemed election relating to Taxes, (ii) settle or compromise any material claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes, or (iii) change in any material respect any of its methods of reporting income or deductions for federal income tax purposes from those employed in the preparation of its federal income tax return for the taxable year ending September 30, 1997, except as may be required by applicable law or except for such changes that would reduce consolidated federal taxable income or alternative minimum taxable income.

    (m) CAPITAL EXPENDITURES. Except (i) as set forth in Section 6.1(m) of the PSNC Disclosure Schedule, (ii) as required by law, or (iii) as deemed necessary following a catastrophic event, such as a major storm, PSNC shall not, and PSNC shall not permit any of the PSNC Subsidiaries to, make capital expenditures during any fiscal year in excess of 125% of the amount budgeted for such fiscal year by PSNC for capital expenditures as set forth in Section 6.1(m) of the PSNC Disclosure Schedule.

    (n) INDEBTEDNESS. Except as set forth in Section 6.1(n) of the PSNC Disclosure Schedule and except as contemplated by this Agreement, PSNC shall not, and PSNC shall not permit any of the PSNC Subsidiaries to, incur or guarantee any indebtedness (including any debt borrowed or guaranteed or otherwise assumed including, without limitation, the issuance of debt securities or warrants or rights to acquire debt) or enter into any "keep well" or other agreement to maintain any financial statement condition of another person or entity or enter into any arrangement having the economic effect of any of the foregoing other than (i) short-term indebtedness in the ordinary course of business consistent with past practice (such as the issuance of commercial paper and the use of existing credit facilities), or (ii) as set forth in Section 6.1(n) of the PSNC Disclosure Schedule.

    (o) COMPENSATION, BENEFITS. Except as set forth in Section 6.1(o) of the PSNC Disclosure Schedule, as may be required by applicable law or as contemplated by this Agreement, PSNC shall not, and PSNC shall not permit any of the PSNC Subsidiaries to, (i) enter into, adopt or amend or increase the amount or accelerate the payment or vesting of any benefit or amount payable under, any employee benefit plan or other contract, agreement, commitment, arrangement, plan, trust, fund or policy maintained by, contributed to or entered into by PSNC or any of the PSNC Subsidiaries or increase, or enter into any contract, agreement, commitment or arrangement to increase in any manner, the compensation or fringe benefits, or otherwise to extend, expand or enhance the engagement, employment or any related rights, of any director, officer or other employee of PSNC or any of the PSNC Subsidiaries, except for increases that, in the aggregate, do not result in a material increase in benefits or compensation (to such group of employees in the aggregate) expense to PSNC or any of the PSNC Subsidiaries, (ii) enter into or amend any employment, severance or special pay arrangement with respect to the termination of employment or other similar contract, agreement or arrangement with any director or officer or other employee other than in the ordinary course of business consistent with past practice, or (iii) adopt, establish, enter into, implement or amend any plan, policy, employment agreement, severance agreement, or other contract, agreement or other arrangement providing for any form of benefits or other compensation to any former, present or future director, officer or employee of PSNC or any of the PSNC Subsidiaries. Notwithstanding any other provision of this Agreement to the contrary, PSNC or the PSNC Subsidiaries may negotiate successor collective bargaining agreements to those referenced in Section 4.11 hereof, and may negotiate other collective bargaining agreements or arrangements as required by law or for the purpose of implementing the agreements referenced in Section 4.11 hereof. PSNC shall keep SCANA informed as to, and shall consult with SCANA as to the strategy for, all negotiations with collective bargaining representatives.

    (p) 1935 ACT. Except as set forth in Section 6.1(p) of the PSNC Disclosure Schedule, PSNC shall not, and PSNC shall not permit any of the PSNC Subsidiaries to, except as required or contemplated by this Agreement, engage in any activities which would cause a change in its status, or that of the PSNC Subsidiaries, under the 1935 Act.

    (q) ACCOUNTING. Except as set forth in Section 6.1(q) of the PSNC Disclosure Schedule, PSNC shall not, and PSNC shall not permit any of the PSNC Subsidiaries to, make any changes in their accounting methods, except as required by law, rule, regulation or GAAP.

    (r) AFFILIATE TRANSACTIONS. Except as set forth in Section 6.1(r) of the PSNC Disclosure Schedule, PSNC shall not, and PSNC shall not permit any of the PSNC Subsidiaries to, enter into any material agreement or arrangement with any of their respective Affiliates (other than wholly-owned Subsidiaries), on terms materially less favorable to such party than could be reasonably expected to have been obtained with an unaffiliated third-party on an arm's length basis.

    (s) RATE MATTERS. Subject to applicable law and except for non-material filings in the ordinary course of business consistent with past practice, PSNC shall consult with SCANA prior to implementing any changes in its or any of the PSNC Subsidiaries' rates or charges (other than automatic cost pass-through rate adjustment clauses), standards of service or accounting or executing any agreement with respect thereto that is otherwise permitted under this Agreement and PSNC shall, and shall cause the PSNC Subsidiaries to, deliver to SCANA a copy of each such filing or agreement at least five days prior to the filing or execution thereof so that SCANA may comment thereon. In addition, PSNC will not make any filing to change its rates or the services it provides on file with the FERC that would have a material adverse effect on the benefits associated with the business combination provided for herein.

    (t) GAS TRANSMISSION AND STORAGE. Except as set forth in Section 6.1(t) of the PSNC Disclosure Schedule, neither PSNC nor any PSNC Subsidiary shall commence construction of any additional gas transmission, gas delivery or gas storage capacity, or obligate itself to purchase or otherwise acquire any additional transmission, delivery or storage facilities, or to sell or otherwise dispose of, or to share, any such facilities owned by it.

    (u) CONTRACTS. Except as set forth in Section 6.1(u) of the PSNC Disclosure Schedule, PSNC shall not, and PSNC shall not permit any of the PSNC Subsidiaries to, except in the ordinary course of business consistent with past practice, modify, amend, terminate, renew or fail to use reasonable business efforts to renew any contract or agreement to which PSNC or the PSNC Subsidiary is a party, which is material to PSNC and the PSNC Subsidiaries taken as a whole, or waive, release or assign any material rights or claims therein.

    (v) INSURANCE. PSNC shall, and shall cause the PSNC Subsidiaries to, maintain with financially responsible insurance companies insurance in such amounts and against such risks and losses as are customary for companies engaged in the gas utility industry and employing methods of generating fuel sources similar to those methods employed and fuels used by PSNC or the PSNC Subsidiaries.

    (w) PERMITS. PSNC shall, and shall cause the PSNC Subsidiaries to, use reasonable efforts to maintain in effect all existing governmental permits (including, without limitation, Environmental Permits) which are material to the operations of PSNC or the PSNC Subsidiaries.

    (x) DISCHARGE OF LIABILITIES. PSNC shall not, and PSNC shall not permit any of the PSNC Subsidiaries to, pay, settle, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise and whether criminal, civil or administrative in nature) material to PSNC and the PSNC Subsidiaries taken as a whole, other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice (which includes the payment of final and unappealable judgments) or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto) of PSNC included in PSNC's reports filed with the SEC, or incurred in the ordinary course of business consistent with past practice.

    (y) THIRD PARTY STANDSTILL AGREEMENTS. During the period from the date of this Agreement through the Effective Time, neither PSNC nor any of the PSNC Subsidiaries shall terminate, amend, modify or waive any provision of any confidentiality or standstill agreement to which it is a party. During such period, PSNC shall take all steps necessary to enforce, to the fullest extent permitted under applicable law, the provisions of any such agreement.

    Section 6.2 COVENANTS OF SCANA. After the date hereof and prior to the Effective Time or earlier termination of this Agreement, SCANA agrees as follows, as to itself and to each of the SCANA Subsidiaries, except as expressly contemplated or permitted in this Agreement or to the extent PSNC shall otherwise consent in writing, which decision regarding consent shall be made as soon as reasonably practical:

    (a) ORDINARY COURSE OF BUSINESS. SCANA shall, and shall cause the SCANA Subsidiaries to, carry on their respective existing businesses in the usual, regular and ordinary course and use all commercially reasonable efforts to preserve intact their respective present business organizations and goodwill, preserve the goodwill and relationships with customers, suppliers and others having business dealings with them.

    (b) DIVIDENDS. Except as set forth in Section 6.2(b) of SCANA Disclosure Schedule, SCANA shall not, and SCANA shall not permit any of the SCANA Subsidiaries to, (i) declare or pay any dividends on or make other distributions in respect of any of their capital stock other than to SCANA or the SCANA Subsidiaries and other than (A) dividends required to be paid on any SCE&G Preferred Stock in accordance with the respective terms thereof, (B) regular quarterly dividends on SCANA Common Stock as shall be declared by the Board of Directors of SCANA and (C) dividends by any SCANA Subsidiary to its parent, (ii) split, combine or reclassify any of their capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of, or in substitution for, shares of their capital stock or (iii) redeem, repurchase or otherwise acquire any shares of their capital stock, other than (A) redemptions, purchases or acquisitions required by the respective terms of any series of SCE&G Preferred Stock or (B) for the purpose of funding employee stock ownership plans or a dividend reinvestment plan in accordance with past practice.

    (c) NO ACQUISITIONS. SCANA shall not, and shall not permit any of the SCANA Subsidiaries to, acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of or equity in, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets if the entering into of a definitive agreement relating to or the consummation of such acquisition, merger or consolidation could reasonably be expected to (i) impose any material delay in the obtaining of, or significantly increase the risk of not obtaining, any authorizations, consents, orders, declarations or approvals of any Governmental Authority necessary to consummate the Mergers or the expiration or termination of any applicable waiting period, (ii) significantly increase the risk of any Governmental Authority entering an order prohibiting the consummation of the Mergers, (iii) significantly increase the risk of not being able to remove any such order on appeal or otherwise or (iv) materially delay the consummation of the Mergers.

    (d) OTHER ACTIONS. SCANA shall not, and shall not permit any of the SCANA Subsidiaries to, take or fail to take any other action, including, without limitation, amending or proposing to amend their respective charters, by-laws or regulations, or similar organic documents (except as contemplated herein), engage in any activities which would cause a change in its status, or that of the SCANA Subsidiaries, under the 1935 Act, or to make any changes in their accounting methods (except as required by law, rule, regulation or GAAP), which would reasonably be expected to prevent or materially impede, interfere with or delay the Mergers.

    (e) CONDUCT OF BUSINESS OF NEW SUB I AND NEW SUB II. Prior to the Effective Time, except as may be required by applicable law and subject to the other provisions of this Agreement, SCANA shall cause each of New Sub I and New Sub II to (i) perform its obligations under this Agreement in accordance with its terms and (ii) not engage, directly or indirectly, in any business or activity of the type or kind, and not enter into any agreement or arrangement with any person, or be subject to or bound by any obligation or undertaking, which is inconsistent with this Agreement.

    (f) COOPERATION, NOTIFICATION. SCANA shall (i) confer on a regular and frequent basis with one or more representatives of PSNC to discuss, subject to applicable law, material operational matters and the general status of its ongoing operations, (ii) promptly notify PSNC of any significant changes in its business, properties, assets, condition (financial or other), results of operations or prospects, (iii) promptly advise PSNC of any change or event which has had or, insofar as reasonably can be foreseen, is reasonably likely to result in a SCANA Material Adverse Effect and (iv) promptly provide PSNC with copies of all filings made by SCANA or any of the SCANA Subsidiaries with any state or federal court, administrative agency, commission or other Governmental Authority in connection with this Agreement and the transactions contemplated hereby.

    (g) THIRD-PARTY CONSENTS. SCANA shall, and shall cause the SCANA Subsidiaries to, use all commercially reasonable efforts to obtain all SCANA Required Consents. SCANA shall promptly notify PSNC of any failure or prospective failure to obtain any such consents and, if requested by PSNC, shall provide copies of all SCANA Required Consents obtained by SCANA to PSNC.

    (h) NO BREACH, ETC. SCANA shall not, and SCANA shall not permit any of the SCANA Subsidiaries to, willfully take any action that would or is reasonably likely to result in a material breach of any provision of this Agreement or in any of its representations and warranties set forth in this Agreement being untrue on and as of the Closing Date.

                                  ARTICLE VII
                             ADDITIONAL AGREEMENTS

    Section 7.1 ACCESS TO INFORMATION. Upon reasonable notice, (a) PSNC shall, and shall cause the PSNC Subsidiaries to, afford to SCANA's officers, directors, employees, accountants, counsel, investment bankers, financial advisors and other representatives (collectively, "REPRESENTATIVES") reasonable access, during normal business hours throughout the period prior to the Effective Time, to all of its properties, facilities, operations, books, contracts, commitments and records (including, but not limited to, Tax Returns and any information relating to any audits or other examinations of such Tax Returns) and personnel (including PSNC's environmental, health and safety personnel) and (b) SCANA shall, and shall cause its Subsidiaries to, afford to the officers, employees, accountants, counsel, financial advisers and other representatives of PSNC, reasonable access to senior executives of SCANA for the purpose of discussing SCANA's business (with reasonable access to the documents related thereto) during the period prior to the Effective Time. Each party shall, and shall cause its Subsidiaries to, furnish promptly to the other (a) access to each report, schedule and other document filed or received by it or any of its Subsidiaries pursuant to the requirements of federal or state securities laws or filed with or sent to the SEC, the FERC, the Department of Justice, the Federal Trade Commission, the North Carolina Department of Environment and Natural Resources or any other federal or state regulatory agency or commission that relates to the transactions contemplated hereby or, subject to the terms of any then existing confidentiality requirements, that is otherwise material to the financial condition or operations of PSNC and the PSNC Subsidiaries taken as a whole, or to SCANA and the SCANA Subsidiaries taken as a whole, as the case may be and (b) access to all information concerning themselves, their Subsidiaries, directors, officers and shareholders and such other matters as may be reasonably requested by the other party in connection with any filings, applications or approvals required or contemplated by this Agreement or for any other reason related to the transactions contemplated by this Agreement. Each party shall, and shall cause its Subsidiaries and Representatives to, hold in strict confidence all documents and information concerning the other furnished to it in connection with the transactions contemplated by this Agreement in accordance with the Confidentiality Agreement, dated December 18, 1998, between PSNC and SCANA (the "CONFIDENTIALITY AGREEMENT").

    Section 7.2  JOINT PROXY STATEMENT AND REGISTRATION STATEMENT.

    (a) PREPARATION AND FILING. The parties will prepare and file with the SEC as soon as reasonably practicable after the date hereof the Registration Statement and the Proxy Statement (together, the "JOINT PROXY/REGISTRATION STATEMENT"). The parties hereto shall each use reasonable efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as practicable after such filing. Each party hereto shall also take such action as may be reasonably required to cause the shares of SCANA Common Stock issuable in connection with the Mergers to be registered or to obtain an exemption from registration under applicable state "blue sky" or securities laws; PROVIDED, HOWEVER, that no party shall be required to register or qualify as a foreign corporation or to take other action which would subject it to service of process in any jurisdiction where SCANA will not be, following the Mergers, so subject. Each of the parties hereto shall furnish all information concerning itself which is required or customary for inclusion in the Joint Proxy/Registration Statement. The parties shall cause the shares of SCANA Common Stock issuable in the Mergers to be approved for listing on the NYSE upon official notice of issuance. The information provided by any party hereto for use in the Joint Proxy/Registration Statement shall be true and correct in all material respects without omission of any material fact which is required to make such information not false or misleading. No representation, covenant or agreement is made by any party hereto with respect to information supplied by any other party for inclusion in the Joint Proxy Statement/Registration Statement.

    (b) LETTER OF PSNC'S ACCOUNTANTS. PSNC shall use best efforts to cause to be delivered to SCANA a letter of Arthur Andersen LLP, dated a date within two business days before the date of the Joint Proxy/ Registration Statement, and addressed to SCANA, in form and substance reasonably satisfactory to SCANA and customary in scope and substance for "cold comfort" letters delivered by independent public accountants in connection with registration statements on Form S-4.

    (c) LETTER OF SCANA'S ACCOUNTANTS. SCANA shall use best efforts to cause to be delivered to PSNC a letter of Deloitte & Touche LLP, dated a date within two business days before the date of the Joint Proxy/ Registration Statement, and addressed to PSNC, in form and substance reasonably satisfactory to PSNC and customary in scope and substance for "cold comfort" letters delivered by independent public accountants in connection with registration statements on Form S-4.

    Section 7.3  REGULATORY MATTERS.

    (a) HSR FILINGS. Each party hereto shall file or cause to be filed with the Federal Trade Commission and the Department of Justice any notifications required to be filed under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT"), and the rules and regulations promulgated thereunder with respect to the transactions contemplated hereby. Such parties will use all commercially reasonable efforts to make such filings promptly and to respond on a timely basis to any requests for additional information made by either of such agencies.

    (b) OTHER REGULATORY APPROVALS. Each party hereto shall cooperate and use its best efforts to promptly prepare and file all necessary documentation, to effect all necessary applications, notices, petitions, filings and other documents, and to use all commercially reasonable efforts to obtain all necessary permits, consents, approvals and authorizations of all Governmental Authorities necessary or advisable to consummate the transactions contemplated by this Agreement, including, without limitation, the PSNC Required Statutory Approvals and the SCANA Required Statutory Approvals. The parties agree that they will consult with each other with respect to obtaining PSNC Required Statutory Approvals and SCANA Required Statutory Approvals; PROVIDED, HOWEVER, that it is agreed that SCANA shall have primary responsibility for the preparation and filing of any related applications, filings or other material with state utility commissions. Each of SCANA and PSNC shall have the right to review and approve in advance drafts of all such necessary applications, notices, petitions, filings and other documents made or prepared in connection with the transactions contemplated by this Agreement, which approval shall not be unreasonably withheld or delayed.

    Section 7.4  SHAREHOLDER APPROVAL.

    (a) APPROVAL OF SCANA SHAREHOLDERS. Subject to the provisions of Section 7.4(c), SCANA shall, as soon as reasonably practicable after the date hereof (i) take all steps necessary to duly call, give notice of, convene and hold a special meeting of its shareholders (the "SCANA MEETING") for the purpose of securing the SCANA Shareholders' First Merger Approval and the SCANA Shareholders' Second Merger Approval, (ii) distribute to its shareholders the Joint Proxy/Registration Statement in accordance with applicable federal and state law and with its certificate of incorporation and by-laws, (iii) through its Board of Directors, recommend to its shareholders the approval of the First Merger, and the issuance of shares of SCANA Common Stock in the Second Merger, this Agreement and the transactions contemplated hereby and (iv) cooperate and consult with PSNC with respect to each of the foregoing matters.

    (b) APPROVAL OF PSNC SHAREHOLDERS. Subject to the provisions of Section 7.4(c), PSNC shall, as soon as reasonably practicable after the date hereof (i) take all steps necessary to duly call, give notice of, convene and hold a special meeting of its shareholders (the "PSNC MEETING") for the purpose of securing the PSNC Shareholders' Approval, (ii) distribute to its shareholders the Joint Proxy/Registration Statement in accordance with applicable federal and state law and with its charter and by-laws, (iii) subject to Section 7.10(b), through its Board of Directors, recommend to its shareholders the approval of the Merger, this Agreement and the transactions contemplated hereby and (iv) cooperate and consult with SCANA with respect to each of the foregoing matters.

    (c) MEETING DATE. The SCANA Meeting for the purpose of securing the SCANA Shareholders' Approval and the PSNC Meeting for the purpose of securing the PSNC Shareholders' Approval shall be held on such dates as PSNC and SCANA shall mutually determine.

    Section 7.5  DIRECTORS' AND OFFICERS' INDEMNIFICATION.

    (a) INDEMNIFICATION. To the extent, if any, not provided by an existing right of indemnification or other agreement or policy, from and after the Effective Time, the Surviving Corporation shall, to the fullest extent permitted by applicable law, indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date hereof, or who becomes prior to the Effective Time, an officer, director or employee of PSNC or any of the PSNC Subsidiaries (each an "INDEMNIFIED PARTY" and collectively, the "INDEMNIFIED PARTIES") against (i) all losses, expenses (including reasonable attorney's fees and expenses), claims, damages or liabilities or, subject to the proviso of the next succeeding sentence, amounts paid in settlement, arising out of actions or omissions occurring at or prior to the Effective Time (and whether asserted or claimed prior to, at or after the Effective Time) that are, in whole or in part, based on or arising out of the fact that such person is or was a director, officer or employee of such party (the "INDEMNIFIED LIABILITIES"), and (ii) all Indemnified Liabilities to the extent they are based on or arise out of or pertain to the transactions contemplated by this Agreement. In the event of any such loss, expense, claim, damage or liability (whether or not arising before the Effective Time), (i) the Surviving Corporation shall pay the reasonable fees and expenses of counsel selected by the Indemnified Parties, which counsel shall be reasonably satisfactory to the Surviving Corporation, promptly after statements therefor are received and otherwise advance to such Indemnified Party upon request reimbursement of documented expenses reasonably incurred, (ii) the Surviving Corporation will cooperate in the defense of any such matter and (iii) any determination required to be made with respect to whether an Indemnified Party's conduct complies with the standards set forth under South Carolina law and the charter or by-laws of the Surviving Corporation shall be made by independent counsel mutually acceptable to the Surviving Corporation and the Indemnified Party; PROVIDED, HOWEVER, that the Surviving Corporation shall not be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld). The Indemnified Parties as a group may retain only one law firm with respect to each related matter except to the extent there is, in the opinion of counsel to an Indemnified Party, under applicable standards of professional conduct, a conflict on any significant issue between positions of such Indemnified Party and any other Indemnified Party or Indemnified Parties.

    (b) INSURANCE. For a period of six years after the Effective Time, SCANA and the Surviving Corporation at SCANA's election (i) shall cause to be maintained in effect an extended reporting period for current policies of directors' and officers' liability insurance for the benefit of such persons who are currently covered by such policies of PSNC on terms no less favorable than the terms of such insurance coverage or (ii) provide tail coverage for such persons which provides coverage for a period of six years for acts prior to the Effective Time on terms no less favorable than the terms of such current insurance coverage.

    (c) SUCCESSORS. In the event the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other person or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any person or entity, then, and in each such case, proper provision shall be made so that the successors and assigns of the Surviving Corporation shall assume the obligations set forth in this Section 7.5.

    (d) SURVIVAL OF INDEMNIFICATION. To the fullest extent permitted by law, from and after the Effective Time, all rights to indemnification as of the date hereof in favor of the employees, agents, directors and officers of PSNC and the PSNC Subsidiaries with respect to their activities as such prior to the Effective Time, as provided in the charter and by-laws in effect on the date thereof, or otherwise in effect on the date hereof and disclosed to SCANA in writing prior to the date hereof, shall survive the Merger and shall continue in full force and effect for a period of not less than six years from the Effective Time.

    (e) BENEFIT. The provisions of this Section 7.5(e) are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party, his or her heirs and his or her representatives and (ii) are in addition to, and not in substitution for, any other rights to indemnification that such person may have by contract or otherwise.

    Section 7.6 PUBLIC ANNOUNCEMENTS. Subject to each party's disclosure obligations imposed by law, PSNC and SCANA will cooperate with each other in the development and distribution of all news releases and other public information disclosures with respect to this Agreement or any of the transactions contemplated hereby and shall not issue any public announcement or statement with respect hereto or thereto without the consent of the other party (which consent shall not be unreasonably withheld).

    Section 7.7 RULE 145 AFFILIATES. Within 30 days after the date of this Agreement, PSNC shall identify in a letter to SCANA and SCANA shall identify in a letter to PSNC, all persons who are, and to such person's best knowledge who will be at the Closing Date, "affiliates" of PSNC and SCANA, respectively, as such term is used in Rule 145 under the Securities Act. Each of SCANA and PSNC shall use all reasonable efforts to cause its affiliates (including any person who may be deemed to have become such an affiliate after the date of the letter referred to in the prior sentence) to deliver to SCANA on or prior to the Closing Date a written agreement substantially in the form attached as EXHIBIT
7.7 (each, an "AFFILIATE AGREEMENT").

    Section 7.8  EMPLOYEE AGREEMENTS AND WORKFORCE MATTERS.

    (a) CERTAIN EMPLOYEE AGREEMENTS. The Surviving Corporation and its Subsidiaries shall honor, without modification, all collective bargaining agreements, and, subject to Section 7.9, the Surviving Corporation and its Subsidiaries shall honor, without modification, all contracts, agreements and commitments of PSNC that apply to any current or former employee or current or former director of PSNC, in each case, as listed in Sections 4.10(a) and 4.11(a) of the PSNC Disclosure Schedule; PROVIDED, HOWEVER, that this undertaking is not intended to prevent the Surviving Corporation from enforcing such contracts, agreements, collective bargaining agreements and commitments in accordance with their terms, including, without limitation, any reserved right to amend, modify, suspend, revoke or terminate any such contract, agreement, collective bargaining agreement or commitment or portion thereof.

    (b) WORKFORCE MATTERS. Subject to compliance with applicable law and obligations under applicable collective bargaining agreements, for a period of three years following the Effective Time, any employee of PSNC or any PSNC Subsidiary whose employment is terminated or job is eliminated during such period shall be entitled to participate on a fair and equitable basis in the job opportunity and employment placement programs offered by the Surviving Corporation or any of its Subsidiaries, for which they are eligible. Any workforce reductions carried out following the Effective Time by the Surviving Corporation, shall be done in accordance with all applicable collective bargaining agreements, and all laws and regulations governing the employment relationship and termination thereof including, without limitation, the Worker Adjustment and Retraining Notification Act and regulations promulgated thereunder, and any comparable state or local law.

    Section 7.9  EMPLOYEE BENEFIT PLANS.

    (a) CONTINUED EMPLOYMENT; SERVICE CREDIT. The Surviving Corporation shall, as of the Closing Date, continue the employment of all employees of PSNC and its Subsidiaries who were employees immediately prior to the Closing Date (the "AFFECTED EMPLOYEES"). Subject to applicable law and obligations under applicable collective bargaining agreements, the Affected Employees shall be given credit for all service with PSNC or its Subsidiaries (and service credited by PSNC or such Subsidiary), to the same extent as such service was credited for such purpose by PSNC or such Subsidiary, under (i) all employee benefit plans, programs and policies, and fringe benefits of the Surviving Corporation in which they become participants for purposes of eligibility and vesting (but not for purposes of benefit accrual), and (ii) severance plans for purposes of calculating the amount of each Affected Employee's severance benefits, if any. To the extent permissible under the terms thereof and required by applicable law, the Surviving Corporation shall (i) waive all limitations as to preexisting conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to the Affected Employees under any welfare benefit plans that such employees may be eligible to participate in after the Closing Date, other than limitations or waiting periods that are already in effect with respect to such employees and that have not been satisfied as of the Closing Date under any welfare benefit plan maintained for the Affected Employees immediately prior to the Closing Date, and (ii) provide each Affected Employee with credit for any co-payments and deductibles paid prior to the Closing Date in satisfying any applicable deductible or out-of-pocket requirements under any welfare plans that such employees are eligible to participate in after the Closing Date. Nothing in this Section shall be deemed to require the employment of any Affected Employee to be continued for any particular period of time after the Closing Date.

    (b) CONTINUATION OF BENEFITS. Subject to applicable law and obligations under applicable collective bargaining agreements, the Surviving Corporation shall either (i) maintain for a period of at least one year after the Closing Date, without interruption, such employee compensation, welfare and benefit plans, programs, policies and fringe benefits (collectively, the "BENEFITS") as will, in the aggregate, provide benefits to the Affected Employees that are no less favorable than those provided to the Affected Employees pursuant to the PSNC Plans, as in effect on the Closing Date, or (ii) provide to the Affected Employees Benefits that are no less favorable than those provided by SCANA to similarly situated employees of SCANA and the SCANA Subsidiaries from time to time; PROVIDED, HOWEVER, that the Surviving Corporation shall, for one year following the Closing Date, provide severance benefits to the Affected Employees which are equivalent to those provided to such employees on the date hereof.

    (c) CONTINUATION OF AGREEMENTS. The Surviving Corporation shall, as of the Closing Date, honor and be solely responsible for the employment, severance, consulting and retention agreements set forth in Section 7.9 of the PSNC Disclosure Schedule; PROVIDED, HOWEVER, that this undertaking is not intended to prevent the Surviving Corporation from enforcing such employment, severance, consulting and retention agreements in accordance with their terms, including, without limitation, any reserved right to amend, modify, suspend, revoke or terminate any such agreement or portion thereof.

    Section 7.10  NO SOLICITATIONS.  (a) From and after the date hereof, PSNC
(i) shall not, nor shall it permit any of the PSNC Subsidiaries to, nor shall it authorize or permit any of its Representatives to, directly or indirectly, (A) solicit, initiate or encourage (including by way of furnishing information), or take any other action designed to facilitate, any inquiries or the making of any offer or proposal (including, without limitation, any offer or proposal to its shareholders) which constitutes or may reasonably be expected to lead to an Acquisition Proposal (as defined herein) from any third party or (B) engage in any discussions or negotiations or furnish any confidential information or data to any person or group relating to any Acquisition Proposal and (ii) shall immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties with respect to any Acquisition Proposal; PROVIDED, HOWEVER, that if, at any time prior to the date on which the PSNC Shareholders' Approval has been obtained (the "APPLICABLE PERIOD"), the Board of Directors of PSNC (i) determines in good faith, based upon the advice of outside counsel with respect to such Board's fiduciary duties under applicable law with respect to the Acquisition Proposal, that it is necessary to do so in order to act in a manner consistent with its fiduciary duties to the PSNC shareholders under applicable law and (ii) concludes in good faith (after consultation with its financial advisors) that the person or group making such Acquisition Proposal will have adequate sources of financing to consummate such Acquisition Proposal and that such Acquisition Proposal, if consummated as proposed, would be more favorable to the PSNC shareholders than the Mergers, PSNC may, in response to an Acquisition Proposal which was not solicited by it or which did not otherwise result from a breach of this Section 7.10(a), and subject to providing prior written notice of its decision to take such action to SCANA in compliance with Section 7.10(b), (i) furnish to such third party information with respect to itself and its business, properties and assets pursuant to a customary confidentiality agreement on terms not in the aggregate materially more favorable to such third party than the terms contained in the Confidentiality Agreement and (ii) engage in discussions or negotiations regarding such Acquisition Proposal. As used herein, "ACQUISITION PROPOSAL" shall mean any proposal or offer (other than by another party hereto) for a tender or exchange offer, merger, consolidation or other business combination involving PSNC or any of its material Subsidiaries or any proposal to acquire in any manner, directly or indirectly, 10% or more of the shares of capital stock in or a substantial portion of the assets of PSNC or any of its material Subsidiaries.

    (b) Except as expressly permitted by this Section 7.10, neither the Board of Directors of PSNC nor any committee thereof shall (i) withdraw or modify, in any manner adverse to SCANA, the approval or recommendation by such Board of Directors or such committee of the Second Merger or this Agreement, (ii) fail to reaffirm such approval or recommendation upon SCANA's request, (iii) approve or recommend any Acquisition Proposal or (iv) cause PSNC to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement (each, an "ACQUISITION AGREEMENT") relating to any Acquisition Proposal. Notwithstanding the foregoing, in the event that during the Applicable Period the Board of Directors of PSNC (i) determines in good faith based upon the advice of outside counsel with respect to such Board's fiduciary duties under applicable law with respect to the Acquisition Proposal, that, notwithstanding its binding commitment to consummate an agreement of the nature of this Agreement entered into in the proper exercise of its applicable fiduciary duties, it is necessary to do so in order to act in a manner consistent with its fiduciary duties to the PSNC shareholders and (ii) concludes in good faith (after consultation with its financial advisors) that the person or group making such Acquisition Proposal will have adequate sources of financing to consummate such Acquisition Proposal and that such Acquisition Proposal, if consummated as proposed, would be more favorable to the PSNC shareholders than the Mergers, such Board of Directors may (subject to this and the following sentences) terminate this Agreement (and concurrently with or after such termination, if it so chooses, cause PSNC to enter into any Acquisition Agreement with respect to any Acquisition Proposal), but only (i) at a time that is during the Applicable Period and is after the fifth business day following receipt by SCANA of written notice advising SCANA that the Board of Directors of PSNC is prepared to accept an Acquisition Proposal, specifying the material terms and conditions of such Acquisition Proposal and identifying the person making such Acquisition Proposal and (ii) after PSNC and its respective financial and legal advisors have given SCANA a reasonable opportunity during such five-day period following receipt by SCANA of such written notice to make such adjustments in the terms and conditions of this Agreement as would enable PSNC to proceed with the Mergers or other transactions contemplated hereby on such adjusted terms, and after PSNC and such advisors have negotiated in good faith with SCANA with respect to any such adjustments; PROVIDED that PSNC's ability to terminate this Agreement pursuant to Section 9.1(e) is conditioned upon the concurrent payment by PSNC to SCANA of any amounts owed by it pursuant to Section 9.3(b).

    (c)  In addition to the obligations of PSNC set forth in paragraphs (a) and
(b) of this Section 7.10, PSNC shall immediately advise SCANA orally and in writing of any request for information or of any Acquisition Proposal, the material terms and conditions of such request or Acquisition Proposal and the identity of the person making such request or Acquisition Proposal. PSNC shall keep SCANA informed of the status and details (including amendments or proposed amendments) of any such request or Acquisition Proposal.

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
    (d) Nothing contained in this Section 7.10 shall prohibit PSNC from taking and disclosing to its shareholders a position contemplated by Rule 14e-2 promulgated under the Exchange Act or from making any disclosure to its shareholders if, in the good faith judgment of the Board of Directors of PSNC, after consultation with outside counsel, failure so to disclose would be inconsistent with its obligations under applicable law.

    Section 7.11 BOARD OF DIRECTORS. The Board of Directors of SCANA shall take such action as may be necessary to cause, and shall so cause, the number of directors comprising the full Board of Directors of SCANA at the Effective Time to be sufficient to permit the appointment of Charles E. Zeigler, Jr., currently Chairman, President and Chief Executive Officer of PSNC, and an additional two persons presently serving as members of the Board of Directors of PSNC, one of whom shall be designated by SCANA prior to the Effective Time and one of whom shall be designated by PSNC prior to the Effective Time; PROVIDED, HOWEVER, that if, prior to the Effective Time, either of such designees shall decline or be unable to serve, SCANA if such designee was designated by SCANA, or PSNC if such designee was designated by PSNC, shall designate another person to serve in such person's stead. At the Effective Time, Mr. Zeigler shall be President and Chief Operating Officer of PSNC and each other subsidiary of SCANA the primary operations of which are located in North Carolina, and shall be one of the three members of SCANA's Office of the Chairman (the other two members shall be (i) the Chairman, President and Chief Operating Officer of SCANA and (ii) the President of South Carolina Electric & Gas Company).

    Section 7.12 CORPORATE OFFICES. At the Effective Time, the corporate headquarters of the Surviving Corporation shall be located in Columbia, South Carolina.

    Section 7.13 FEDERAL INCOME TAX TREATMENT. PSNC and SCANA shall not, and shall not permit any of their Subsidiaries to, take any actions that (or fail to take any actions if such failure) would, or would be reasonably likely to, adversely affect the status of the Mergers as reorganizations under Section 368(a) of the Code.

    Section 7.14 ANTI-TAKEOVER STATUTES. If any "fair price", "moratorium", "business combination", "control share acquisition" or other form of anti-takeover statute or regulation shall become applicable to the Mergers or other transactions contemplated hereby, each of SCANA and PSNC and the members of their respective boards of directors shall grant such approvals and take such actions consistent with their fiduciary duties and in accordance with applicable law as are reasonably necessary so that the Mergers and other transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of such statute or regulation on the Mergers and other transactions contemplated hereby.

    Section 7.15 CONVEYANCE TAXES. PSNC and SCANA shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp Taxes, any transfer, recording, registration and other fees, and any similar Taxes which become payable in connection with the transactions contemplated by this Agreement that are required or permitted to be paid on or before the Effective Time. PSNC shall pay, without deduction or withholding (except where such deduction or withholding is required by applicable law) from any amount payable to the holders of any shares of PSNC Common Stock, any such Taxes which become payable in connection with the transactions contemplated by this Agreement, on behalf of the shareholders of PSNC.

    Section 7.16 EXPENSES. Subject to Section 9.3, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, except that those expenses incurred in connection with printing the Joint Proxy/Registration Statement, the filing fee relating to the Joint Proxy/Registration Statement and for expert witnesses retained for the purpose of advising and supporting joint regulatory filings, shall be shared equally by PSNC and SCANA.

    Section 7.17 FURTHER ASSURANCES. Each party shall, and shall cause its Subsidiaries to, execute such further documents and instruments and take such further actions as may reasonably be requested by any other party in order to consummate the Mergers in accordance with the terms hereof.

                                  ARTICLE VIII
                                   CONDITIONS

    Section 8.1  CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE
MERGERS. The respective obligations of each party to effect the Mergers shall be subject to the satisfaction on or prior to the Closing Date of the following conditions, except, to the extent permitted by applicable law, that such conditions may be waived by the parties in writing pursuant to Section 9.5:

    (a) SHAREHOLDERS' APPROVALS. The SCANA Shareholders' Second Merger Approval and the PSNC Shareholders' Approval shall have been obtained for the Second Merger to be effected and the SCANA Shareholders' First Merger Approval shall have been obtained for the First Merger to be effected.

    (b) NO INJUNCTION. No temporary restraining order or preliminary or permanent injunction or other order by any federal or state court preventing consummation of the Mergers shall have been issued and be continuing in effect, and the Mergers and the other transactions contemplated hereby shall not have been prohibited under any applicable federal or state law or regulation.

    (c) JOINT PROXY/REGISTRATION STATEMENT. The Joint Proxy/Registration Statement shall have become effective in accordance with the provisions of the Securities Act, and no stop order suspending such effectiveness shall have been issued and remain in effect.

    (d) LISTING OF SHARES. The shares of SCANA Common Stock issuable in the Mergers pursuant to Article II shall have been approved for listing on the NYSE upon official notice of issuance.

    (e) STATUTORY APPROVALS. The PSNC Required Statutory Approvals and the SCANA Required Statutory Approvals shall have been obtained at or prior to the Effective Time, such approvals shall have become Final Orders (as defined below) and such Final Orders shall not, individually or in the aggregate, impose terms or conditions which (i) with respect to the PSNC Required Statutory Approvals, could have or could reasonably be expected to have a PSNC Material Adverse Effect, (ii) with respect to the SCANA Required Statutory Approvals, could have or could reasonably be expected to have a SCANA Material Adverse Effect or (iii) with respect to either the PSNC Required Statutory Approvals or the SCANA Required Statutory Approvals, materially impair the ability of the parties to complete the Mergers and the transactions contemplated hereby. A "FINAL ORDER" means action by the relevant regulatory authority which has not been reversed, stayed, enjoined, set aside, annulled or suspended, with respect to which any waiting period prescribed by law before the transactions contemplated hereby may be consummated has expired, and as to which all conditions to the consummation of such transactions prescribed by law, regulation or order have been satisfied.

    (f) HSR ACT. The waiting period (and any extension thereof) applicable to the Mergers under the HSR Act shall have been terminated or shall have otherwise expired.

    Section 8.2 CONDITIONS TO OBLIGATION OF SCANA TO EFFECT THE MERGERS. The obligation of SCANA to effect the Mergers shall be further subject to the satisfaction, on or prior to the Closing Date, of the following conditions, except as may be waived by SCANA in writing pursuant to Section 9.5:

    (a) PERFORMANCE OF OBLIGATIONS OF PSNC. PSNC (and/or the appropriate PSNC Subsidiaries, as applicable) shall have performed in all material respects its agreements and covenants contained in or contemplated by this Agreement which are required to be performed by it at or prior to the Effective Time.

    (b) REPRESENTATIONS AND WARRANTIES. The representations and warranties of PSNC set forth in this Agreement shall be true and correct (i) on and as of the date hereof and (ii) on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date (except for representations and warranties that expressly speak only as of a specific date or time which need only be true and correct as of such date or time), except in each of cases (i) and (ii) above for such failures of representations or warranties to be true and correct (without giving effect to any materiality qualification or standard contained in any such representations and warranties) which, individually or in the aggregate, could not be reasonably expected to result in a PSNC Material Adverse Effect.

    (c) CLOSING CERTIFICATES. SCANA shall have received a certificate signed by the chief financial officer of PSNC, dated the Closing Date, to the effect that, to the best of such officer's knowledge, the conditions set forth in Section 8.2(a) and Section 8.2(b) have been satisfied.

    (d) PSNC MATERIAL ADVERSE EFFECT. No PSNC Material Adverse Effect shall have occurred and there shall exist no fact or circumstance which could reasonably be expected to have a PSNC Material Adverse Effect.

    (e) TAX OPINION. SCANA shall have received an opinion from LLG&M, counsel to SCANA, in form and substance reasonably satisfactory to SCANA, dated as of the Closing Date, substantially to the effect that (i) the First Merger will be a tax-free transaction under the Code and that SCANA, New Sub I and the shareholders of SCANA who exchange their shares solely for the stock of SCANA will not recognize gain or loss for federal income tax purposes as a result of the consummation of the First Merger, (ii) the Second Merger will constitute a reorganization for United States federal income tax purposes within the meaning of Section 368 of the Code, (iii) PSNC and SCANA will each be a party to the reorganization within the meaning of Section 368 of the Code and (iv) no gain or loss will be recognized by PSNC pursuant to the Second Merger. In rendering such opinion, LLG&M may require and rely upon representations reasonably satisfactory to LLG&M contained in certificates of officers of PSNC, SCANA and others.

    (f) PSNC REQUIRED CONSENTS. All material PSNC Required Consents shall have been obtained.

    (g) AFFILIATE AGREEMENTS. SCANA shall have received Affiliate Agreements, duly executed by each "Affiliate" of PSNC, substantially in the form of EXHIBIT 7.7, as provided in Section 7.7.

    (h) PERMITS. To the extent that the continued lawful operations of the business of PSNC or any PSNC Subsidiary after the Mergers require that any license, permit (including, without limitation, Environmental Permits) or other governmental approval be transferred to SCANA or issued to SCANA, such licenses, permits or other authorizations shall have been transferred or reissued to SCANA at or before the Closing Date, except where the failure to transfer or reissue such licenses, permits or other authorizations would not have a material adverse effect on the business, assets, condition (financial or otherwise), results of operations or prospects of the Surviving Corporation and its Subsidiaries, taken as a whole immediately after the Effective Time.

    Section 8.3 CONDITIONS TO OBLIGATION OF PSNC TO EFFECT THE MERGERS. The obligation of PSNC to effect the Mergers shall be further subject to the satisfaction, on or prior to the Closing Date, of the following conditions, except as may be waived by PSNC in writing pursuant to Section 9.5:

    (a) PERFORMANCE OF OBLIGATIONS OF SCANA. SCANA (and/or the appropriate SCANA Subsidiaries, as applicable) shall have performed in all material respects its agreements and covenants contained in or contemplated by this Agreement which are required to be performed by it at or prior to the Effective Time.

    (b) REPRESENTATIONS AND WARRANTIES. The representations and warranties of SCANA set forth in this Agreement shall be true and correct (i) on and as of the date hereof and (ii) on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date (except for representations and warranties that expressly speak only as of a specific date or time which need only be true and correct as of such date or time), except in each of cases (i) and (ii) for such failures of representations or warranties to be true and correct (without giving effect to any materiality qualification or standard contained in any such representations and warranties) which, individually or in the aggregate, could not be reasonably expected to result in a SCANA Material Adverse Effect.

    (c) CLOSING CERTIFICATES. PSNC shall have received a certificate signed by the chief financial officer of SCANA, dated the Closing Date, to the effect that, to the best of such officer's knowledge, the conditions set forth in
Section 8.3(a) and Section 8.3(b) have been satisfied.

    (d) SCANA MATERIAL ADVERSE EFFECT. No SCANA Material Adverse Effect shall have occurred and there shall exist no fact or circumstance which could reasonably be expected to have a SCANA Material Adverse Effect.

    (e) TAX OPINION. PSNC shall have received an opinion from SASM&F, counsel to PSNC, in form and substance reasonably satisfactory to PSNC, dated as of the Closing Date, substantially to the effect that (i) the Second Merger will constitute a reorganization for United States federal income tax purposes within the meaning of Section 368(a) of the Code, (ii) PSNC and SCANA will each be a party to the reorganization within the meaning of Section 368 of the Code, (iii) no gain or loss will be recognized by PSNC or SCANA pursuant to the Second Merger and (iv) no gain or loss will be recognized by shareholders of PSNC who receive solely SCANA Common Stock pursuant to the Second Merger. In rendering such opinion, SASM&F may require and rely upon representations reasonably satisfactory to SASM&F contained in certificates of officers of PSNC, SCANA and others.

    (f) SCANA REQUIRED CONSENTS. SCANA Required Consents, the failure of which to obtain would have a SCANA Material Adverse Effect, shall have been obtained.

                                   ARTICLE IX
                       TERMINATION, AMENDMENT AND WAIVER

    Section 9.1 TERMINATION. This Agreement may be terminated at any time prior to the Closing Date, whether before or after approval by the shareholders of the respective parties hereto contemplated by this Agreement:

    (a)  by mutual written consent of the Boards of Directors of PSNC and SCANA;

    (b)  by either SCANA or PSNC:

        (i) if any state or federal law, order, rule or regulation is adopted or issued, which has the effect, as supported by the written opinion of outside counsel for such party, of prohibiting the Merger, or by SCANA or PSNC, if any court of competent jurisdiction in the United States or any state shall have issued an order, judgment or decree permanently restraining, enjoining or otherwise prohibiting the Merger, and such order, judgment or decree shall have become final and nonappealable;

        (ii) by written notice to the other party, if the Effective Time shall not have occurred on or before the date that is 15 months after the date hereof (the "INITIAL TERMINATION DATE"); PROVIDED, HOWEVER, that the right to terminate the Agreement under this Section 9.1(b)(ii) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date; PROVIDED, FURTHER, that if on the Initial Termination Date the condition to the Closing set forth in
    Section 8.1(e) shall not have been fulfilled but all other conditions to the Closing shall be fulfilled or shall be capable of being fulfilled, then the Initial Termination Date shall be extended to the date that is 21 months after the date hereof;

        (iii) by written notice to the other party, if SCANA Shareholders' Second Merger Approval shall not have been obtained at a duly held SCANA Meeting, including any adjournments thereof, or the PSNC Shareholders' Approval shall not have been obtained at a duly held PSNC Meeting, including any adjournments thereof;

    (c) by SCANA, by written notice to PSNC, if (i) there shall have been any breach of any representation or warranty, or any breach of any covenant or agreement of PSNC hereunder, which breaches individually or in the aggregate would result in a PSNC Material Adverse Effect, and such breach shall not have been remedied within 20 business days after receipt by PSNC of notice in writing from SCANA, specifying the nature of such breach and requesting that it be remedied, or SCANA shall not have received adequate assurance of a cure of such breach within such 20 business-day period or (ii) the Board of Directors of PSNC shall withdraw or modify in any manner adverse to SCANA its approval of this Agreement and the transactions contemplated hereby or its recommendation to its shareholders regarding approval of this Agreement, the Second Merger and other transactions contemplated hereby;

    (d) by PSNC, by written notice to SCANA, if (i) there shall have been any breach of any representation or warranty, or any breach of any covenant or agreement of SCANA hereunder, which breaches individually or in the aggregate would result in a SCANA Material Adverse Effect, and such breach shall not have been remedied within 20 business days after receipt by SCANA of notice in writing from PSNC, specifying the nature of such breach and requesting that it be remedied, or PSNC shall not have received adequate assurance of a cure of such breach within such 20 business-day period or (ii) the Board of Directors of SCANA shall withdraw or modify in any manner adverse to PSNC its approval of this Agreement and the transactions contemplated hereby or its recommendation to its shareholders regarding approval of this Agreement, the First Merger, the issuance of shares of SCANA Common Stock in the Second Merger and other transactions contemplated hereby; or

    (e) by PSNC in accordance with Section 7.10(b); provided, that, in order for the termination of this Agreement pursuant to this paragraph (e) to be deemed effective, PSNC shall have complied with all provisions of Section 7.10, including the notice provisions therein, and with applicable requirements, including the payment of the Termination Fee, of Section 9.3.

    Section 9.2 EFFECT OF TERMINATION. In the event of termination of this Agreement by either PSNC or SCANA pursuant to Section 9.1, there shall be no liability on the part of either PSNC or SCANA or their respective officers or directors hereunder, except that the agreement contained in the last sentence of
Section 7.1, Section 7.14, Section 9.3, Section 10.2 and Section 10.8 shall survive any such termination.

    Section 9.3  TERMINATION FEE; EXPENSES.

    (a)  PAYMENT OF EXPENSES FOLLOWING TERMINATION PURSUANT TO SECTION 9.1(C) OR
(D). If this Agreement is terminated pursuant to Section 9.1(c), then PSNC shall promptly (but not later than five business days after receiving notice of termination) pay to SCANA in cash an amount equal to all documented out-of-pocket expenses and fees incurred by SCANA (including, without limitation, fees and expenses payable to all legal, accounting, financial, and other professionals arising out of, in connection with or related to the transactions contemplated by this Agreement) not in excess of $5 million. If this Agreement is terminated pursuant to Section 9.1(d), then SCANA shall promptly (but not later than five business days after receiving notice of termination) pay to PSNC in cash an amount equal to all documented out-of-pocket expenses and fees incurred by PSNC (including, without limitation, fees and expenses payable to all legal, accounting, financial, and other professionals arising out of, in connection with or related to the transactions contemplated by this Agreement) not in excess of $5 million. PSNC and SCANA each agree that notwithstanding any provisions in this Agreement to the contrary, each of PSNC and SCANA retain their remedies at law or in equity with respect to breaches of this Agreement; provided, that in the event of a willful breach of this Agreement by one party, the amount to be recovered by the non-breaching party from the breaching party shall be no less than $28.0 million.

    (b) TERMINATION FEE. In the event that (i) there shall have been an Acquisition Proposal involving PSNC or any of its Affiliates (whether or not such Acquisition Proposal shall have thereafter been rejected or withdrawn) and thereafter this Agreement is terminated by SCANA or PSNC in the circumstances described in Section 9.1(b)(iii) as a result of the PSNC Shareholders' Approval not being obtained or in accordance with Section 9.1(c)(i), or (ii) this Agreement is terminated by PSNC pursuant to Section 9.1(e), then PSNC shall promptly, but in no event later than the date of such termination, pay SCANA a termination fee (the "TERMINATION FEE") equal to $28.0 million in cash minus any amounts as may have been previously paid by PSNC pursuant to this Section 9.3; PROVIDED, HOWEVER, that no Termination Fee shall be payable to SCANA pursuant to clause (i) of this paragraph (b) unless and until within two years of any such termination PSNC or any of its Affiliates which is the subject of the Acquisition Proposal becomes a Subsidiary of such offeror or any Affiliate thereof or enters into a definitive agreement to consummate or consummates an Acquisition Proposal with such offeror or any Affiliate thereof; PROVIDED that such Termination Fee shall be paid upon the earliest to occur of the events described above.

    (c)  EXPENSES. The parties agree that the agreements contained in this
Section 9.3 are an integral part of the transactions contemplated by this Agreement and constitute liquidated damages and not a penalty. Notwithstanding anything to the contrary contained in this Section 9.3, if one party fails to promptly pay to the other any fees due under Sections 9.3(a) or (b), in addition to any amounts paid or payable pursuant to such sections, the defaulting party shall pay the costs and expenses (including legal fees and expenses) in connection with any action, including the filing of any lawsuit or other legal action, taken to collect payment, together with interest on the amount of any unpaid fee at the publicly announced prime rate of The Chase Manhattan Bank from the date such fee was required to be paid.

    Section 9.4 AMENDMENT. This Agreement may be amended by the Boards of Directors of the parties hereto, at any time before or after obtaining the PSNC Shareholders' First Merger Approval and the SCANA Shareholders' Second Merger Approval and the SCANA Shareholders' Approval and prior to the Effective Time, but after such approvals, no such amendment shall (a) alter or change the amount or kind of shares, rights or any of the proceedings of the treatment of shares under Article II or (b) alter or change any of the terms and conditions of this Agreement if any of the alterations or changes, alone or in the aggregate, would materially adversely affect the rights of holders of PSNC Common Stock or SCANA Common Stock, except for alterations or changes that could otherwise be adopted by the Board of Directors of SCANA, without the further approval of such shareholders, as applicable. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

    Section 9.5 WAIVER. At any time prior to the Effective Time, the parties hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein, to the extent permitted by applicable law. Any agreement on the part of a party hereto to any such extension or waiver shall be valid if set forth in an instrument in writing signed by a duly authorized officer of such party.

                                   ARTICLE X
                               GENERAL PROVISIONS

    Section 10.1 NON-SURVIVAL; EFFECT OF REPRESENTATIONS AND WARRANTIES. No representations or warranties in this Agreement shall survive the Effective Time, except as otherwise provided in this Agreement.

    Section 10.2 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given (a) when delivered personally, (b) when sent by reputable overnight courier service or (c) when telecopied (which is confirmed by copy sent within one business day by a reputable overnight courier service) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

       (i)  If to PSNC, to

       Public Service Company of North Carolina, Incorporated
       400 Cox Road
       Gastonia, North Carolina 28054
       Attn: Charles E. Zeigler, Jr.

       Telecopy: (704) 834-6556
       Telephone: (704) 834-6507

       with a copy to

       Skadden, Arps, Slate, Meagher & Flom LLP
       919 Third Avenue
       New York, New York 10022
       Attn: Sheldon S. Adler, Esq.

       Telecopy: (212) 735-2000
       Telephone: (212) 735-3000

    and

       (ii)  if to SCANA, New Sub I or New Sub II, to

       SCANA Corporation
       1426 Main Street
       Columbia, South Carolina 29201

       Attn: William B. Timmerman

       Telecopy: (803) 217-9336
       Telephone: (803) 217-9000

       with a copy to

       LeBoeuf, Lamb, Greene & MacRae, L.L.P.
       125 West 55(th) Street
       New York, New York 10019

       Attn: William S. Lamb, Esq. or Thomas J. Moore, Esq.

       Telecopy: (212) 424-8500
       Telephone: (212) 424-8000

    Section 10.3 MISCELLANEOUS. This Agreement (including the documents and instruments referred to herein) (a) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof other than the Confidentiality Agreement, (b) shall not be assigned by operation of law or otherwise and (c) shall be governed by and construed in accordance with the laws of the State of South Carolina applicable to contracts executed in and to be fully performed in such State, without giving effect to its conflicts of law rules or principles.

    Section 10.4 INTERPRETATION. When a reference is made in this Agreement to Sections or Exhibits, such reference shall be to a Section or Exhibit of this Agreement, respectively, unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "INCLUDE,"

"INCLUDES" or "INCLUDING" are used in this Agreement, they shall be deemed to be followed by the words "WITHOUT LIMITATION."

    Section 10.5 COUNTERPARTS; EFFECT. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

    Section 10.6 PARTIES' INTEREST. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and, except for the (i) rights of Indemnified Parties as set forth in Section 7.5 and (ii) third-party beneficiary rights of any individual with respect to his or her severance agreement pursuant to Section 7.9(c), nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

    Section 10.7 WAIVER OF JURY TRIAL AND CERTAIN DAMAGES. Each party to this Agreement waives, to the fullest extent permitted by applicable law, (a) any right it may have to a trial by jury in respect of any action, suit or proceeding arising out of or relating to this Agreement and (b) without limitation to Section 9.3, any right it may have to receive damages from any other party based on any theory of liability for any special, indirect, consequential (including lost profits) or punitive damages.

    Section 10.8 ENFORCEMENT. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of South Carolina or in South Carolina state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any federal court located in the State of South Carolina or any South Carolina state court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a federal or state court sitting in the State of South Carolina.

    IN WITNESS WHEREOF, PSNC, SCANA, New Sub I and New Sub II have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.

                                PUBLIC SERVICE COMPANY OF
                                NORTH CAROLINA, INCORPORATED

                                By:  /s/ CHARLES E. ZEIGLER, JR.
                                     -----------------------------------------
                                     Name: Charles E. Zeigler, Jr.
                                     Title: Chairman, President & Chief
                                     Executive Officer

                                SCANA CORPORATION

                                By:  /s/ WILLIAM B. TIMMERMAN
                                     -----------------------------------------
                                     Name: William B. Timmerman
                                     Title: Chairman, President & Chief
                                     Executive Officer

                                NEW SUB I, INC.

                                By:  /s/ WILLIAM B. TIMMERMAN
                                     -----------------------------------------
                                     Name: William B. Timmerman
                                     Title: Chairman, President & Chief
                                     Executive Officer

                                NEW SUB II, INC.

                                By:  /s/ WILLIAM B. TIMMERMAN
                                     -----------------------------------------
                                     Name: William B. Timmerman
                                     Title: Chairman, President & Chief
                                     Executive Officer

                                                                         ANNEX B

INVESTMENT BANKING DIVISION
PaineWebber Incorporated
1285 Avenue of the Americas
New York, NY 10019
212 713-2000

                                                                     PAINEWEBBER

May 11, 1999
Board of Directors
SCANA Corporation
1426 Main Street
Columbia, SC 29201
Ladies and Gentlemen:

    SCANA Corporation ("SCANA"), Public Service Company of North Carolina, Incorporated ("PSNC"), New Sub I, Inc., a wholly-owned subsidiary of SCANA ("Merger Sub 1"), and New Sub II, Inc., a wholly-owned subsidiary of SCANA ("Merger Sub 2"), have entered into an Amended and Restated Agreement and Plan of Merger (the "Agreement") which provides for the merger of Merger Sub 1 with and into SCANA, with SCANA as the surviving corporation (the "First Merger"), and the merger of PSNC with and into Merger Sub 2, with Merger Sub 2 as the surviving corporation (the "Second Merger", and together with the First Merger, the "Mergers"). Capitalized terms used herein without definition have the meanings assigned to them in the Agreement. At the Effective Time of the First Merger, each issued and outstanding share of common stock, without par value, of SCANA ("SCANA Common Stock") will be converted as the holder shall have elected or be deemed to have elected, as specified in the Agreement, into either $30.00 in cash (the "SCANA Cash Consideration") or 1.00 fully paid and non-assessable share of SCANA Common Stock (the "SCANA Common Stock Consideration", and together with the SCANA Cash Consideration, the "SCANA Merger Consideration"). At the Effective Time of the Second Merger, each issued and outstanding share of common stock, par value $1.00 per share, of PSNC ("PSNC Common Stock") will be converted as the holder shall have elected or be deemed to have elected, as specified in the Agreement, into either $33.00 in cash (the "PSNC Cash Consideration") or a number of fully paid and non-assessable shares of SCANA Common Stock equal to the PSNC Exchange Ratio (as defined below) (the "PSNC Common Stock Consideration", and together with the PSNC Cash Consideration, the "PSNC Merger Consideration"). The "PSNC Exchange Ratio" shall be equal to $33.00 divided by either (i) the Average Price of SCANA Common Stock if such Average Price is no greater than $32.40 and no less than $22.75, (ii) $32.40 if the Average Price of SCANA Common Stock is greater than $32.40, in which case the PSNC Exchange Ratio shall equal 1.02 or (iii) $22.75 if the Average Price of SCANA Common Stock is less than $22.75, in which case the PSNC Exchange Ratio shall equal 1.45. The SCANA Merger Consideration and the PSNC Merger Consideration are subject to the allocation procedures as specified in the Agreement.

    On February 16, 1999, we delivered our opinion that, as of that date, based upon the assumptions made, procedures followed, matters considered and limitations on the review undertaken set forth in such opinion, the financial terms of the Mergers, taken as a whole, are fair, from a financial point of view, to the holders of SCANA Common Stock. You have asked us to update our opinion with respect to whether the financial terms of the Mergers, taken as a whole, are fair, from a financial point of view, to the holders of SCANA Common Stock.

    In arriving at the opinion set forth below, we have, among other things:

    (1) Reviewed, among other public information, SCANA's Annual Reports, Forms 10-K and related financial information for the five fiscal years ended December 31, 1998;

    (2) Reviewed, among other public information, PSNC's Annual Reports, Forms 10-K and related financial information for the four fiscal years ended September 30, 1998 and PSNC's Form 10-Q and the related unaudited financial information for the three months ended December 31, 1998;

    (3) Reviewed certain information, including financial forecasts, relating to the business, earnings, cash flow, assets and prospects of SCANA and PSNC, furnished to us by SCANA and PSNC, respectively;

    (4) Conducted discussions with members of senior management of SCANA and PSNC concerning their respective businesses and prospects;

    (5) Compared the historical market prices and trading activity for SCANA Common Stock and PSNC Common Stock with those of certain publicly traded companies which we deemed to be relevant;

    (6) Compared the financial position and results of operations of SCANA and PSNC with those of certain publicly traded companies which we deemed to be relevant;

    (7) Compared the proposed financial terms of the Second Merger with the financial terms of certain other mergers and acquisitions which we deemed to be relevant;

    (8) Considered the potential pro forma effects of the Mergers;

    (9) Reviewed the Agreement; and

    (10) Reviewed such other financial studies and analyses and performed such other investigations and took into account such other matters as we deemed necessary including our assessment of regulatory, general economic, market and monetary conditions.

    In preparing our opinion, we have relied on the accuracy and completeness of all information that was publicly available, supplied or otherwise communicated to us by or on behalf of SCANA and PSNC and we have not assumed any responsibility to independently verify such information. With respect to the financial forecasts examined by us, you and PSNC have represented to us and we have assumed, with your consent, that they were reasonably prepared and reflect the best currently available estimates and good faith judgments of the managements of SCANA and PSNC as to the future performance of SCANA and PSNC, respectively. We have also relied upon assurances of the managements of SCANA and PSNC that they are unaware of any facts that would make the information or financial forecasts provided to us incomplete or misleading. We have not made an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of SCANA or PSNC, nor have we been furnished with any such evaluations or appraisals. We have also assumed, based on your and PSNC's representations and with your consent, that any material liabilities (contingent or otherwise, known or unknown) of SCANA or PSNC are as set forth in the consolidated financial statements of SCANA and PSNC, respectively.

    Our opinion is directed only to the Board of Directors of SCANA and does not constitute a recommendation to any holder of SCANA Common Stock or PSNC Common Stock as to how any such holder should vote on the Mergers. This opinion does not address the relative merits of the Mergers and any other transactions or business strategies that may have been discussed by the Board of Directors of SCANA as alternatives to the Mergers or the decision of the Board of Directors of SCANA to proceed with the Mergers. No opinion is expressed herein as to the price at which SCANA Common Stock or

PSNC Common Stock may trade at any time after the date hereof. Our opinion is based on regulatory, general economic, market and monetary conditions existing on the date hereof.

    PaineWebber Incorporated is currently acting as financial advisor to SCANA in connection with the Mergers and has received a fee in connection with the rendering of its opinion dated February 16, 1999, and will receive a fee upon consummation of the Mergers. In addition, PaineWebber may act as an underwriter in connection with the financing of the Mergers and would receive fees for underwriting services provided. In the past, PaineWebber Incorporated and its affiliates have provided investment banking services to SCANA and have received fees for rendering these services.

    In the ordinary course of our business, we may trade in the securities of SCANA and PSNC for our own account and for the accounts of our customers and, accordingly, may at any time hold long or short positions in such securities.

    On the basis of, and subject to the foregoing, we are of the opinion that as of February 16, 1999 and, as of the date hereof, the financial terms of the Mergers, taken as a whole, are fair, from a financial point of view, to the holders of SCANA Common Stock.

    This opinion has been prepared at the request and solely for the use of the Board of Directors of SCANA in connection with the Mergers and shall not be reproduced, summarized, described or referred to, provided to any person or otherwise made public or used for any other purpose without the prior written consent of PaineWebber Incorporated; provided, however, that this letter may be reproduced in full in the Proxy Statement/Prospectus relating to the Mergers.


                                               Very truly yours,
                                               PAINEWEBBER INCORPORATED
                                               /S/ PaineWebber Incorporated

                                                                         ANNEX C

MORGAN STANLEY DEAN WITTER

                                      1585 BROADWAY
                                      NEW YORK, NEW YORK 10036
                                      (212) 761-4000
                                          May 11, 1999

Board of Directors
Public Service Company of North Carolina, Inc.
400 Cox Road
Gastonia, NC 28053-1398
Members of the Board:

We understand that Public Service of North Carolina, Inc. ("PSNC"), SCANA Corporation ("SCANA"), New Sub I, Inc., a wholly owned subsidiary of SCANA ("New Sub I"), and New Sub II, Inc., a wholly owned subsidiary of SCANA ("New Sub II"), have entered into an Agreement and Plan of Merger dated February 16, 1999 (the "Merger Agreement"), which provides, among other things, (i) for the merger ("Merger 1") of New Sub I with and into SCANA, with SCANA as the surviving corporation and (ii) for the merger ("Merger 2") of PSNC with and into New Sub II, with New Sub II as the surviving corporation. Pursuant to Merger 2, PSNC will become a wholly owned subsidiary of SCANA, and each outstanding share of common stock, par value $1.00 per share, of PSNC (the "PSNC Common Stock"), other than shares held in treasury or held by PSNC or SCANA or any wholly owned subsidiary of SCANA or PSNC, will be converted into the right to receive consideration of common stock, no par value, of SCANA (the "SCANA Common Stock"), or at the election of the holder, a combination of cash and SCANA Common Stock, all as determined pursuant to the terms and conditions of the Merger Agreement. We also understand that in conjunction with and immediately prior to consummating Merger 2, that pursuant to Merger 1, each share of SCANA Common Stock, other than shares held in treasury or by SCANA or PSNC or any wholly owned subsidiary of SCANA or PSNC, will be converted into the right to receive consideration consisting of shares of SCANA Common Stock, cash or a combination of cash and SCANA Common Stock, all as determined pursuant to the terms and conditions of the Merger Agreement. The terms and conditions of the Merger are more fully set forth in the Merger Agreement.

You have asked for our opinion as to whether the consideration to be received by the holders of shares of PSNC Common Stock pursuant to the Merger Agreement is fair from a financial point of view to such holders.

For purposes of the opinion set forth herein, we have:

    (i) reviewed certain publicly available financial statements and other information of PSNC and SCANA;

    (ii) reviewed certain internal financial statements and other financial and operating data concerning PSNC and SCANA prepared by the managements of PSNC and SCANA, respectively;

                                                      MORGAN STANLEY DEAN WITTER

   (iii) analyzed certain financial projections prepared by the managements of PSNC and SCANA;

    (iv) discussed the past and current operations and financial condition and the prospects of PSNC and SCANA with senior executives of PSNC and SCANA, respectively;

    (v) reviewed the pro forma impact of Merger 1 and Merger 2 on SCANA's earnings per share, consolidated capitalization and financial ratios;

    (vi) reviewed the reported prices and trading activity for the Common Stock of PSNC and SCANA;

   (vii) compared the financial performance of PSNC and SCANA and the prices and trading activity of their respective common stock with that of certain other comparable publicly-traded companies and their securities;

  (viii) reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;

    (ix) participated in discussions and negotiations among representatives of PSNC, SCANA and certain other parties and their financial and legal advisors;

    (x) reviewed the Merger Agreement, and certain related documents; and

    (xi) performed such other analyses and considered such other factors as we have deemed appropriate.

We have assumed and relied upon without independent verification the accuracy and completeness of the information reviewed by us for the purposes of this opinion. With respect to the financial projections, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial performance of PSNC and SCANA. In addition, we have assumed that Merger 2 will be consummated in accordance with the terms set forth in the Merger Agreement and that Merger 2 will be treated as a tax-free reorganization and/or exchange, pursuant to the Internal Revenue Code of 1986. Morgan Stanley has assumed that in connection with the receipt of all necessary regulatory approvals for the proposed mergers, no restrictions will be imposed that would have a material adverse effect on the contemplated benefits expected to be derived in Merger 1 and Merger 2. We have not made any independent appraisals of PSNC or SCANA, nor have we been furnished with any such appraisals. Our opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof.

We have acted as financial advisor to the Board of Directors of PSNC in connection with this transaction and will receive a fee for our services. In the past, Morgan Stanley & Co. Incorporated and its affiliates have provided financial advisory and financing services for PSNC and SCANA and have received fees for the rendering of these services.

It is understood that this letter is for the information of the Board of Directors of PSNC and may not be used for any other purpose without our prior written consent, except that this opinion may be included in its entirety in any filing made by PSNC in respect of the transaction with the Securities and Exchange Commission. In addition, Morgan Stanley expresses no opinion or recommendation as to how the shareholders of PSNC should vote at the shareholder meeting held in connection with the Merger Agreement.

                                                      MORGAN STANLEY DEAN WITTER

Based on the foregoing, we are of the opinion on the date hereof that the consideration to be received by the holders of shares of PSNC Common Stock pursuant to the Merger Agreement is fair from a financial point of view to such holders.

                                              Very truly yours,
                                              MORGAN STANLEY & CO. INCORPORATED

                                              By:        /s/ JEFFREY R. HOLZSCHUH
                                                         ----------------------------------------
                                                         Jeffrey R. Holzschuh
                                                         Managing Director

                                                                         ANNEX D

                               SCANA CORPORATION

                          CONSOLIDATED BALANCE SHEETS

                                                                                                  DECEMBER 31,
                                                                                              --------------------
                                                                                                1998       1997
                                                                                              ---------  ---------
                                                                                                  (MILLIONS OF
                                                                                                    DOLLARS)
ASSETS
Utility Plant (Notes 1, 3 & 4):
  Electric..................................................................................  $   4,406  $   4,292
  Gas.......................................................................................        604        580
  Other.....................................................................................        175         84
                                                                                              ---------  ---------
    Total...................................................................................      5,185      4,956
  Less accumulated depreciation and amortization............................................      1,728      1,619
                                                                                              ---------  ---------
    Total...................................................................................      3,457      3,337
  Construction work in progress.............................................................        251        234
  Nuclear fuel, net of accumulated amortization.............................................         56         53
  Acquisition adjustment-gas, net of accumulated amortization...............................         23         24
                                                                                              ---------  ---------
  Utility Plant, Net........................................................................      3,787      3,648
                                                                                              ---------  ---------
Nonutility Property and Investments (net of accumulated depreciation and depletion)(Note
  1)........................................................................................        493        364
                                                                                              ---------  ---------
Current Assets:
  Cash and temporary cash investments (Note 8)..............................................         62         60
  Receivables...............................................................................        276        248
  Inventories (At average cost):
    Fuel (Notes 3 & 4)......................................................................         63         51
    Materials and supplies..................................................................         56         52
  Prepayments...............................................................................         22         16
  Deferred income taxes.....................................................................         22         25
                                                                                              ---------  ---------
      Total Current Assets..................................................................        501        452
                                                                                              ---------  ---------
Deferred Debits:
  Emission allowances.......................................................................         31         31
  Environmental.............................................................................         22         32
  Nuclear plant decommissioning fund (Note 1)...............................................         56         49
  Pension asset, net (Note 1)...............................................................        115         82
  Other (Notes 1 & 10)......................................................................        276        274
                                                                                              ---------  ---------
    Total Deferred Debits...................................................................        500        468
                                                                                              ---------  ---------
      Total.................................................................................  $   5,281  $   4,932
                                                                                              ---------  ---------
                                                                                              ---------  ---------

                               SCANA CORPORATION

                          CONSOLIDATED BALANCE SHEETS

                                                                                                  DECEMBER 31,
                                                                                              --------------------
                                                                                                1998       1997
                                                                                              ---------  ---------
                                                                                                  (MILLIONS OF
                                                                                                    DOLLARS)
CAPITALIZATION AND LIABILITIES
Stockholders' Investment:
  Common Equity (Note 5)....................................................................  $   1,746  $   1,788
  Preferred stock (Not subject to purchase or sinking funds)................................        106        106
                                                                                              ---------  ---------
    Total Stockholders' Investment..........................................................      1,852      1,894
Preferred Stock, Net (Subject to purchase or sinking funds)(Notes 6 & 8)....................         11         12
SCE&G-Obligated Mandatorily Redeemable Preferred Securities of SCE&G's Subsidiary Trust,
  SCE&G Trust I, holding solely $50 million principal amount of the 7.55% Junior
  Subordinated Debentures of SCE&G, due 2027................................................         50         50
Long-Term Debt, Net (Notes 3, 4 & 8)........................................................      1,623      1,566
                                                                                              ---------  ---------
      Total Capitalization..................................................................      3,536      3,522
                                                                                              ---------  ---------
Current Liabilities:
  Short-term borrowings (Notes 8 & 9).......................................................        195         59
  Current portion of long-term debt (Note 3)................................................        107         73
  Accounts payable..........................................................................        219        131
  Customer deposits.........................................................................         18         18
  Taxes accrued.............................................................................         72         59
  Interest accrued..........................................................................         28         26
  Dividends declared........................................................................         42         43
  Other.....................................................................................         13         14
                                                                                              ---------  ---------
      Total Current Liabilities.............................................................        694        423
                                                                                              ---------  ---------
Deferred Credits:
  Deferred income taxes (Notes 1 & 7).......................................................        628        612
  Deferred investment tax credits (Notes 1 & 7).............................................        108         98
  Reserve for nuclear plant decommissioning (Note 1)........................................         56         49
  Postretirement benefits...................................................................         87         61
  Other (Note 1)............................................................................        172        167
                                                                                              ---------  ---------
      Total Deferred Credits................................................................      1,051        987
                                                                                              ---------  ---------
Commitments and Contingencies (Note 10)                                                              --         --
                                                                                              ---------  ---------
      Total.................................................................................  $   5,281  $   4,932
                                                                                              ---------  ---------
                                                                                              ---------  ---------

See Notes to Consolidated Financial Statements incorporated by reference herein.

                            x FOLD AND DETACH HERE x

             PUBLIC SERVICE COMPANY OF NORTH CAROLINA, INCORPORATED
            PROXY FOR SPECIAL MEETING OF SHAREHOLDERS--JULY 1, 1999

The undersigned hereby appoints WILLIAM C. BURKHARDT, WILLIAM A.V. CECIL and G. SMEDES YORK, and each of them, with full power of substitution, attorneys and proxies to appear and vote, as indicated below, all of the shares of Common Stock of Public Service Company of North Carolina, Incorporated that the undersigned would be entitled to vote at the special meeting of shareholders to be held on July 1, 1999 and at any and all adjournments thereof. The Board of Directors recommends a vote FOR the approval of the merger agreement.

1. Approval of the agreement and plan of merger, dated as of February 16, 1999, as amended and restated as of May 10, 1999, by and among SCANA Corporation, Public Service Company of North Carolina, Incorporated, New Sub I, Inc. and New Sub II, Inc.

            / /  FOR            / /  AGAINST            / /  ABSTAIN

2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the special meeting or at any adjournment thereof.

            / /  FOR            / /  AGAINST            / /  ABSTAIN

                  (continued and to be signed on reverse side)

                                              May 10, 1999

       Dear Shareholder:

       On behalf of PSNC's (NYSE: PGS) board of directors and employees, I encourage you to vote for PSNC's proposed strategic business combination with SCANA Corporation (NYSE: SCG). This proposed transaction is the end result of an ongoing strategic process on our shareholders' behalf by PSNC's board of directors, management and financial advisors. This proposed transaction represents very attractive current value for PSNC's shareholders and provides shareholders the opportunity to invest in a financially stronger company.

       Winning customer loyalty in the emerging, more competitive energy marketplace will be based on providing the highest possible customer service and solutions at the lowest possible cost. In the creation of profitable growth, SCANA and PSNC will be able to share ideas and best business practices, spread our fixed costs over a larger customer base, bring new products and services to PSNC's service territory, and combine certain activities to promote operational efficiencies.

       Thank you for your interest and investment in PSNC.

       Sincerely,

                [LOGO]

       Charles E. Zeigler, Jr.
       Chairman, President and Chief Executive Officer

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS and when properly executed will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE APPROVAL OF THE MERGER AGREEMENT.

                                                            SIGNED:
                                                            SIGNED:
                                                            Please sign exactly as your name appears hereon. If
                                                            the holder is a corporation or partnership, please
                                                            sign its name and add your own name and title. When
                                                            signing as attorney, executor, administrator, trustee
                                                            or guardian, please also give your full title. If
                                                            shares are held jointly EACH holder must sign.
                                                            DATED:
                                                            / /  I PLAN TO ATTEND THE JULY 1, 1999 SPECIAL
                                                            MEETING IN GASTONIA, NC. PLEASE INDICATE THE NUMBER
                                                                 OF PERSONS ATTENDING IN THE SPACE PROVIDED.
                                                            IMPORTANT: Please mark, sign and date this proxy and
                                                                       return it promptly in the enclosed
                                                                       envelope. No postage is required if mailed
                                                                       in the United States.